Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267124

PROSPECTUS

D-WAVE QUANTUM INC.

46,147,552 Common Shares

8,000,000 Warrants to Purchase Common Shares

7,352,389 Common Shares Underlying Exchangeable Shares

6,589,154 Common Shares Underlying D-Wave Options

2,889,282 Common Shares Underlying D-Wave Warrants

26,174,387 Common Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of:

•

up to 5,816,528 shares of common stock, par value $0.0001 per share (“Common Shares”) of D-Wave Quantum Inc. (“us”, “we”, “our”, “D-Wave,” “D-Wave Quantum” or the “Company”), purchased in a private placement (the “PIPE Financing” and the Common Shares acquired in the PIPE Financing, the “PIPE Shares”) in connection with the Transaction (as defined below). The PIPE Shares were acquired by the Selling Securityholders at purchase price equivalent to approximately $6.88 per PIPE Share.

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up to 3,015,575 Common Shares issued to the Initial Stockholders (as defined below) and/or their respective affiliates and designees in exchange for the Founder Shares (as defined below) on a one for one basis, which are subject to the Lock-Up Agreement (as defined below). The Founder Shares were acquired by the Initial Stockholders at a purchase price equivalent to approximately $0.008 per share.

•

up to 37,315,449 Common Shares issued to D-Wave Equityholders (as defined below) and which are subject to the Lock-Up Agreement (the “D-Wave Equityholder Common Shares”). The D-Wave Equityholder Common Shares were acquired by the Selling Securityholders based on a value of $10.00 per Common Share, however, these shares were issued in exchange for securities of D-Wave Systems (as defined below) that were acquired by employees, investors and others through private placements, equity award grants and other sales at prices that equate to purchase prices of less than $10.00 per share, and, in some cases, including equity securities acquired at purchase prices as low as approximately $0.02 per share;

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up to 7,352,389 Common Shares that we may issue, from time to time, upon exchange, retraction or redemption of exchangeable shares (the “Exchangeable Shares”) of D-Wave Quantum Technologies Inc., an indirect Canadian subsidiary of ours that is referred to in this prospectus as “ExchangeCo,” issued to D-Wave Equityholders and which are subject to the Lock-Up Agreement. The Exchangeable Shares were acquired by the Selling Securityholders based on a value of $10.00 per Exchangeable Share, however, these shares were issued in exchange for securities of D-Wave Systems that were acquired by employees, investors and others through private placements, equity award grants and other sales at prices that equate to purchase prices of less than $10.00 per share, and, in some cases, including equity securities acquired at purchase prices as low as approximately $0.02 per share;

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up to 8,000,000 Warrants (as defined below) issued in exchange for Private Warrants (as defined below) held by CDPM Sponsor Group, LLC (“Sponsor”) which are subject to the Lock-Up Agreement. The Private Warrants were acquired by Sponsor at a purchase price of $1.00 per Private Warrant. Each Warrant is exercisable for 1.4541326 Common Shares at an exercise price of $11.50.

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up to 6,589,154 Common Shares issuable upon the exercise of D-Wave Options (as defined below) beneficially owned by certain current and former directors and officers of D-Wave Quantum and its subsidiaries. The D-Wave Options have exercise prices of $0.81 and $0.82.

•

up to 2,889,282 Common Shares issuable upon the exercise of D-Wave Warrants (as defined below). The D-Wave Warrants were purchased at a purchase price of approximately $2.16 per D-Wave Warrant and each D-Wave Warrant is exercisable for one Common Share at an exercise price of $1.92.

In addition, this prospectus relates to (a) the offer and sale from time to time by the Selling Securityholders of up to 11,633,061 Common Shares issuable upon exercise of the Warrants issued in exchange for Private Warrants (b) the issuance by us of up to 7,352,389 Common Shares that are issuable by us upon exchange, retraction or redemption of the Exchangeable Shares and (c) the issuance by us of up to 26,174,387 Common Shares that are issuable by us upon the exercise of Warrants. The Warrants each entitle the holder thereof to purchase one Common Share for $11.50 per share.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Warrants, except with respect to amounts we may receive upon the exercise of the Warrants. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares, the last reported sales price for which was $4.51 per share on October 25, 2022. Each Warrant is exercisable for 1.4541326 Common Shares at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than approximately $7.91, the effective exercise price of the Warrants per one Common Share, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $207 million if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration, and the Warrants may not be exercised prior to their maturity on August 5, 2027, even if they are in the money, and as such, the Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to D-Wave Quantum’s Financial Condition and Status as an Early-Stage Company—We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future” and “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Warrants. See “Plan of Distribution.”

Due to the significant number of shares of DPCM Class A Common Stock (as defined below) that were redeemed in connection with the Transaction, the number of Common Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of the Common Shares. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares. The 89,152,764 Common Shares (including Common Shares underlying Warrants and Common Shares underlying Exchangeable Shares) that may be resold pursuant to this prospectus represent approximately 81% of the Common Shares outstanding as of August 5, 2022 (approximately 58% on a fully diluted basis). In addition, we have filed a separate registration statement, or the Lincoln Park Registration Statement, registering the resale by Lincoln Park (as defined below) of up to 15,500,000 Common Shares pursuant to the Purchase Agreement (as defined below). On a combined basis with the 89,152,764 Common Shares being registered on this registration statement, we are registering 104,652,764 Common Shares that may be resold pursuant to the registration statements from time to time representing approximately 95% of the Common Shares (including Common Shares underlying Exchangeable Shares) outstanding as of August 5, 2022 (approximately 69% on a fully-diluted basis). Any sales of such Common Shares by Lincoln Park could similarly have a significant negative impact on the trading price of Common Shares.

We are an “emerging growth company” under applicable Securities and Exchange Commission (“SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our Common Shares and Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WT”, respectively. On October 25, 2022, the last reported sales prices of the Common Shares and the Warrants on the NYSE were $4.51 and $0.28, respectively.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 23 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2022.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form S-1 that we filed with the SEC. The Selling Securityholders may offer, sell or distribute all or a portion of the Common Shares and Warrants hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices, from time to time in one or more offerings as described in this prospectus. We will not receive any of the proceeds from such sales of the Common Shares or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Warrants. See “Plan of Distribution.”

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described in the “Where You Can Find More Information” section of this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We and our respective subsidiaries own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable. However, forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “D-Wave Quantum,” “D-Wave,” “Company,” “the registrant,” “we,” “us” and “our” refers to D-Wave Quantum Inc., a Delaware corporation, together with its subsidiaries.

In addition, in this prospectus:

“Amended and Restated Sponsor Support Agreement” means the letter agreement, dated as of June 16, 2022, by and among DPCM, the Sponsor, D-Wave Systems and D-Wave Quantum, which superseded and replaced the letter agreement, dated as of February 7, 2022, by and among DPCM, the Sponsor, D-Wave and D-Wave Quantum.

“Assignment, Assumption and Amendment Agreement” means that certain Assignment, Assumption and Amendment Agreement, entered into immediately prior to the Effective Time, by and among DPCM, D-Wave Quantum, Continental Stock Transfer & Trust Company, as the existing warrant agent, and Computershare, as the successor warrant agent.

“CallCo” means DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum.

“Common Shares” means the shares of the common stock, par value $0.0001 per share, of D-Wave Quantum.

“Computershare” means, together, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company.

“Court of Chancery” means the Court of Chancery of the State of Delaware.

“D-Wave Equityholders” means the shareholders of D-Wave Systems and the holders of other equity interests in D-Wave Systems (including D-Wave Options and D-Wave Warrants), in each case, prior to the Effective Time.

“D-Wave Option” means each option to purchase shares of common stock of D-Wave Systems issued and outstanding under D-Wave’s 2020 Equity Incentive Plan that, at the Effective Time, became exercisable for a Common Share.

“D-Wave Shares” means shares of D-Wave Systems Inc. outstanding prior to the consummation of the Transaction.

“D-Wave Quantum” means D-Wave Quantum Inc., a Delaware corporation.

“D-Wave Quantum Charter” means the amended and restated certificate of incorporation of D-Wave Quantum.

“D-Wave Systems” means D-Wave Systems Inc., a British Columbia corporation.

“D-Wave Warrants” means the warrants exercisable for D-Wave Systems preferred stock that were outstanding as of immediately prior to the consummation of the Transaction, that, at the Effective Time, became exercisable for Common Shares.

“DGCL” means the Delaware General Corporation Law.

“DPCM” means DPCM Capital, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum Inc.

“DPCM Board” means the board of directors of DPCM.

“DPCM Class A Common Stock” means the shares of DPCM’s Class A common stock, par value $0.0001 per share.

“DPCM Class B Common Stock” means the shares of DPCM’s Class B common stock, par value $0.0001 per share.

“DPCM Common Stock” means the DPCM Class A Common Stock and DPCM Class B Common Stock.

“DPCM IPO” means DPCM’s initial public offering, consummated on November 17, 2020, through the sale of 30,000,000 DPCM Units at $10.00 per DPCM Unit.

“DPCM Merger” means the merger of Merger Sub with and into DPCM.

“DPCM Public Stockholders” means holders of Public Shares, including the Initial Stockholders to the extent the Initial Stockholders hold Public Shares; provided, that the Initial Stockholders are considered a “DPCM Public Stockholder” only with respect to any Public Shares held by them.

“DPCM Unit” means one share of DPCM Class A Common Stock and one-third of one warrant of DPCM, whereby each whole warrant entitled the holder thereof to purchase one share of DPCM Class A Common Stock at an exercise price of $11.50 per share of DPCM Class A Common Stock, sold in the DPCM IPO.

“DPCM Warrants” means, collectively, the Public Warrants and the Private Warrants.

“Effective Time” means the time the Certificate of Merger in respect of the DPCM Merger became effective in accordance with the DGCL.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Ratio” means 1.4541326 Common Shares received by non-redeeming DPCM Public Stockholders for each share of DPCM Class A Common Stock exchanged in the Transaction.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo.

“ExchangeCo” means D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo.

“Forfeited Shares” means 4,484,425 shares of DPCM Class B Common Stock that Sponsor will irrevocably forfeit and surrender immediately prior to the Closing for no consideration as a contribution to the capital of DPCM, in accordance with the Amended and Restated Sponsor Support Agreement.

“Founder Shares” means the 7,500,000 shares of DPCM Class B Common Stock that were owned by the Initial Stockholders prior to the Transaction.

“GAAP” means generally accepted accounting principles in the United States.

“Initial Stockholders” means the Sponsor and certain of DPCM’s former officers, directors and other special advisors.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Merger Sub” means DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum.

“NYSE” means the New York Stock Exchange.

“PIPE Financing” means the sale to the PIPE Investors of an aggregate number of Common Shares in exchange for an aggregate purchase price of $40.0 million pursuant to the PIPE Subscription Agreements.

“PIPE Investors” means persons that entered into subscription agreements to purchase Common Shares pursuant to the PIPE Subscription Agreements on or prior to the date of the Transaction Agreement, which included certain D-Wave Equityholders and certain Initial Stockholders.

“PIPE Subscription Agreements” means those certain subscription agreements executed by PIPE Investors on or before the date of the Transaction Agreement in connection with the PIPE Financing.

“Private Warrants” means the warrants held by the Sponsor that were issued to the Sponsor at the closing of the DPCM IPO, each of which was exercisable, at an exercise price of $11.50, for one share of DPCM Class A Common Stock, in accordance with its terms, prior to the consummation of the Transaction.

“Public Shares” means the DPCM Class A Common Stock included in the DPCM Units issued in the DPCM IPO.

“Public Warrants” means the warrants included in the DPCM Units issued in the DPCM IPO, each of which was exercisable, at an exercise price of $11.50, for one share of DPCM Class A Common Stock, in accordance with its terms, prior to the consummation of the Transaction.

“QCaaS” means quantum computing as a service.

“Registration Rights and Lock-Up Agreement” means that certain Registration Rights and Lock-Up Agreement, deemed to be entered into among D-Wave Quantum, certain holders of DPCM Class B Common Stock, and certain shareholders of D-Wave pursuant to the Plan of Arrangement.

“Registration Rights Holders” means certain former holders of DPCM Class B Common Stock, and certain former shareholders of D-Wave.

“Rule 144” means Rule 144 under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” means CDPM Sponsor Group, LLC, a Delaware limited liability company.

“Transaction” means the transactions contemplated by the Transaction Agreement, including, among other things, the DPCM Merger and the Arrangement, whereby DPCM and D-Wave became subsidiaries of D-Wave Quantum.

“Transaction Agreement” means, as amended, amended and restated, supplemented or otherwise modified from time to time, the Transaction Agreement, dated as of February 7, 2022, by and among DPCM, D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave.

“Trust Account” means the trust account of DPCM that held the proceeds from the DPCM IPO.

“Trustee” or “Transfer Agent,” as applicable, means Computershare.

“U.S. Tax Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Warrant Agreement” means the Warrant Agreement, by and between DPCM and Continental Stock Transfer & Trust Company, as warrant agent, dated as of October 20, 2020, which was amended and supplemented by the Assignment, Assumption and Amendment Agreement.

“Warrants” means the Warrants of D-Wave Quantum, which are exercisable for Common Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding D-Wave Quantum’s and D-Wave Quantum’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this prospectus may include, for example, statements about:

•	the expected benefits of the Transaction;

•	D-Wave Quantum’s future growth and innovations;

•	the increased adoption of quantum computing solutions and expansion of related market opportunities and use cases;

•	the estimated total addressable market (“TAM”) for quantum computing and expectations regarding product development and functionality;

•	D-Wave Quantum’s financial and business performance following the Transaction, including financial projections and business metrics;

•	changes in D-Wave Quantum’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the ability of D-Wave Quantum’s products and services to meet customers’ compliance and regulatory needs;

•	D-Wave Quantum’s ability to attract and retain qualified employees and management;

•	D-Wave Quantum’s ability to develop and maintain its brand and reputation;

•	developments and projections relating to D-Wave Quantum’s competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on D-Wave Quantum’s business and the actions D-Wave may take in response thereto;

•	D-Wave Quantum’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	D-Wave Quantum’s future capital requirements and sources and uses of cash;

•	D-Wave Quantum’s ability to obtain funding for its operations and future growth; and

•	D-Wave Quantum’s business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave and D-Wave Quantum. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include:

•	anticipated trends, growth rates, and challenges in companies, such as D-Wave Quantum, that are engaged in the business of quantum computing and in the markets in which it operates;

•	the risk that D-Wave Quantum’s securities will not maintain a listing on the NYSE;

•

D-Wave Quantum’s ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition and the ability of D-Wave Quantum to grow and achieve and maintain profitably following the Transaction;

•	risks related to the uncertainty of the unaudited prospective forecasted financial information;

•	risks related to the performance of D-Wave Quantum’s business and the timing of expected business or financial milestones;

•	unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•	the performance of D-Wave Quantum’s products and services;

•	the effects of competition on D-Wave Quantum’s business;

•	changes in the business of D-Wave Quantum and D-Wave Quantum’s market, financial, political and legal conditions;

•	the risk that D-Wave Quantum will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that D-Wave Quantum may never achieve or sustain profitability;

•	the risk that D-Wave Quantum is unable to secure or protect its intellectual property;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic, geopolitical events, natural disasters, wars, terrorist acts or a combination of these factors on D-Wave Quantum’s business and the economy in general;

•	the ability of D-Wave Quantum to execute its business model, including market acceptance of its planned products and services;

•	D-Wave Quantum’s ability to raise capital;

•	the possibility that D-Wave Quantum may be negatively impacted by other economic, business, and/or competitive factors;

•	risks stemming from inflation;

•	any changes to applicable tax laws, including U.S. tax laws; and

•	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”

In addition, statements that “D-Wave believes” or “D-Wave Quantum believes” and similar statements reflect D-Wave Quantum’s beliefs and opinions on the relevant subject. These statements are based upon information available to D-Wave Quantum as of the date of this prospectus, and while D-Wave Quantum believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “D-Wave Quantum Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “D-Wave Quantum,” “D-Wave,” “we,” “our,” “us” and other similar terms refer to D-Wave Quantum Inc. and our consolidated subsidiaries.

General

D-Wave Quantum Inc., a Delaware corporation, is the parent holding company of D-Wave Systems Inc., a leader in the development and delivery of quantum computing systems, software and services, and is the world’s first commercial supplier of quantum computers—and the only company developing both annealing quantum computers and gate-model quantum computers. Its mission is to unlock the power of quantum computing today to benefit business and society. D-Wave does this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s systems are being used by some of the world’s most advanced organizations, including NEC Corporation, Volkswagen, DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory. With headquarters and the Quantum Engineering Center of Excellence based near Vancouver, Canada, D-Wave’s U.S. operations are based in Palo Alto, California. D-Wave has a blue-chip investor base that includes the Public Sector Pension Investment Board (“PSP”), Goldman Sachs, BDC Capital, NEC Corp., Aegis Group Partners, and In-Q-Tel.

On February 7, 2022, D-Wave entered into the transaction agreement (as amended by the Amendment to the Transaction Agreement dated June 16, 2022, the “Transaction Agreement”) with DPCM, D-Wave Systems, Merger Sub, CallCo, and ExchangeCo. Pursuant to the Transaction Agreement, in a series of transactions including the Arrangement (as defined below), among other things, Merger Sub merged with and into DPCM (the “DPCM Merger”) with DPCM surviving the merger, as a result of which DPCM became a direct, wholly-owned subsidiary of D-Wave, with the stockholders of DPCM receiving Common Shares, and D-Wave Systems became an indirect subsidiary of D-Wave, as detailed below. On August 5, 2022 (the “Closing Date”), the Transaction and the Arrangement were consummated (the “Closing”).

Immediately following the DPCM Merger, the parties proceeded to effect the Arrangement on the terms and subject to the conditions set forth in the Plan of Arrangement and the Transaction Agreement or made at the direction of the Court in accordance with the Interim Order or the Final Order (as defined below). Pursuant to the Plan of Arrangement, (i) CallCo acquired a portion of the issued and outstanding D-Wave Shares from certain holders in exchange for Common Shares in the D-Wave Quantum Share Exchange (as defined below), (ii) CallCo contributed such D-Wave Shares to ExchangeCo in exchange for ExchangeCo Common Shares, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo acquired the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for Exchangeable Shares and (iv) as a result of the foregoing, D-Wave become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for Common

Shares, subject to the terms and conditions of the Exchangeable Shares (the “Arrangement”). In addition, pursuant to and following the Arrangement, D-Wave Options and D-Wave Warrants became exercisable for Common Shares.

On February 7, 2022, concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors committed to purchase a number of PIPE Shares equal to the aggregate purchase price for all Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio, for an aggregate purchase price of $40.0 million. On the Closing Date 5,816,528 Common Shares were issued the PIPE Investors in the PIPE Financing, which closed substantially concurrently with Closing.

On June 16, 2022, D-Wave, D-Wave Systems and DPCM entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park has agreed to purchase from D-Wave, at the option of D-Wave, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Closing and upon the satisfaction of certain other conditions set forth in the Purchase Agreement (the “Commencement Date”). In accordance with the Lincoln Park Purchase Agreement, on the Closing Date, D-Wave issued 127,180 Common Shares to Lincoln Park in respect of $875,000 of the total Commitment Fee (as defined below). See “—Lincoln Park Transaction” below.

Prior to Closing, DPCM Public Stockholders exercised their redemption rights in respect of 29,097,787 shares of DPCM Class A Common Stock. As a result, immediately prior to the Closing, there were 902,213 shares of DPCM Class A Common Stock outstanding.

As a result of the Transaction, (i) each outstanding unit of DPCM was separated immediately prior to the Effective Time into one share of DPCM Class A Common Stock and one-third of one warrant exercisable for one share of DPCM Class A Common Stock (each whole warrant, a “Public Warrant”), (ii) immediately prior to Closing, Sponsor forfeited 4,484,425 of its 7,252,500 shares of Class B Common Stock, and, at the Effective Time, each remaining outstanding share of Class B Common Stock was converted into and exchanged for the right to receive one newly issued Common Share, (iii) at the Effective Time, each outstanding share of Class A Common Stock was converted into and exchanged for the right to receive 1.4541326 newly issued Common Shares and (iv) at the Effective Time, pursuant to the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, each Public Warrant and Private Warrant was converted into a Warrant, with each warrant exercisable for 1.4541326 Common Shares for $11.50 per share, subject to adjustment, with the exercise period beginning on September 4, 2022, the date that is 30 days following the Closing Date.

Following the closing of the PIPE Financing, and after giving pro forma effect to redemptions of shares by DPCM Public Stockholders and the payment of transaction expenses, excluding repayments for loans and promissory notes, the transactions described above generated approximately $34.3 million for D-Wave Quantum.

The Common Shares and Warrants are traded on the NYSE under the ticker symbols “QBTS” and “QBTS.WT,” respectively.

The mailing address of D-Wave’s principal office is 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9 Canada and its telephone number is (604) 630-1428.

Registration Rights and Lock-Up Agreement

Registration Rights and Lock-Up Agreement. At the Closing, D-Wave Quantum, Sponsor, the other holders of DPCM Class B Common Stock and each D-Wave Shareholder (such stockholders, the “Registration Rights

Holders”), pursuant to the Plan of Arrangement, became parties to the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, D-Wave Quantum is obligated to file a registration statement to register the resale of certain equity securities of D-Wave Quantum held by the Registration Rights Holders. The Registration Rights and Lock-Up Agreement also provides the Registration Rights Holders with demand registration rights and “piggy-back” registration rights, in each case, subject to certain requirements and customary conditions. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the securities of D-Wave Quantum held by the Registration Rights Holders to be locked-up for a period of time as set forth below.

D-Wave Lock-up Period. The D-Wave Lock-Up Period applies to the former shareholders of D-Wave Systems who received Common Shares or Exchangeable Shares pursuant to the Transaction Agreement and refers to the period ending on the earlier of (A) February 5, 2023, the date that is six (6) months following the Closing and (B) the date on which (x) the last reported sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the ninetieth (90th) day following the Closing or (y) the completion by D-Wave Quantum of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of D-Wave Quantum’s public shareholders having the right to exchange their Common Shares for cash, securities or other property.

Founder Lock-up Period. The Founder Lock-Up Period applies to the former holders of shares of DPCM Class B Common Stock who received Common Shares pursuant to the Transaction Agreement and refers to (i) with respect to the Founder Shares, the period ending on the earlier of (A) August 5, 2023, the date that is one (1) year following the Closing and (B) the date on which (x) the last reported sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the one hundred and fiftieth (150th) day following the Closing, or (y) the completion by D-Wave Quantum of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of D-Wave Quantum’s public shareholders having the right to exchange their Common Shares for cash, securities or other property, and (ii) with respect to the Private Warrants, thirty (30) days after the Closing.

PSP Side Letter Agreement

On September 26, 2022, D-Wave Quantum and PSP entered into an amended and restated side letter agreement (the “PSP Side Letter Agreement”) pursuant to which PSP agreed that for so long as PSP beneficially owns, directly or indirectly, Common Shares and Exchangeable Shares representing 50% or more of the rights to vote at a meeting of the stockholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust (i) PSP will not exercise the voting rights attached to any of such shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum and (ii) PSP will vote such shares in favor of the election of the directors that are nominated by the board of directors of D-Wave Quantum or a duly authorized committee thereof.

Use of Proceeds

The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Warrants, except with respect to amounts we may receive upon the exercise of the Warrants. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares, the last reported sales price for which was $4.51 per share on October 25, 2022. Each Warrant is exercisable for 1.4541326 Common Shares at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than approximately $7.91, the effective exercise price of the Warrants per one Common Share, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $207 million if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration, and the Warrants may not be exercised prior to their maturity on August 5, 2027, even if they are in the money, and as such, the Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to D-Wave Quantum’s Financial Condition and Status as an Early-Stage Company—We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future” and “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Summary Risk Factors

You should consider all the information contained in this prospectus in making an investment decision with respect to the securities offered under this prospectus. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may harm D-Wave Quantum’s business, financial condition and operating results. Such risks include, but are not limited to:

•

Due to the significant number of shares of DPCM Class A Common Stock that were redeemed in connection with the Transaction, the number of Common Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of our Common Shares. In addition, certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

•	D-Wave Quantum is in its growth stage which makes it difficult to forecast its future results of operations and its funding requirements.

•	D-Wave Systems has a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future.

•

If D-Wave Quantum does not adequately fund its research and development efforts or use research and development teams effectively or build a sufficient number of annealing quantum computer production systems, it may not be able to achieve its technological goals, meet customer and market demand, or compete effectively and D-Wave Quantum’s business and operating results may be harmed.

•

D-Wave Quantum depends on its ability to retain existing senior management and other key employees and qualified, skilled personnel and to attract new individuals to fill these roles as needed. If D-Wave Quantum is unable to do so, such failure could adversely affect its business, results of operations and financial condition.

•

D-Wave Quantum expects to require additional capital to pursue its business objectives, growth strategy and respond to business opportunities, challenges or unforeseen circumstances, and it may be unable to raise capital or additional financing when needed on acceptable terms, or at all.

•

D-Wave Quantum’s industry is competitive on a global scale, from both quantum and classical competitors, and D-Wave Quantum may not be successful in competing in this industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers, which would materially harm its reputation, business, results of operations and financial condition.

•

Any cybersecurity-related attack, significant data breach or disruption of the information technology systems, infrastructure, network, third-party processors or platforms on which D-Wave Quantum relies could damage D-Wave Quantum’s reputation and adversely affect its business and financial results.

•

Market adoption of cloud-based online quantum computing platform solutions is relatively new and unproven and may not grow as D-Wave Quantum expects and, even if market demand increases, the demand for D-Wave Quantum’s QCaaS may not increase, or certain customers may be reluctant to use a cloud-based QCaaS for applications, all of which may harm D-Wave Quantum’s business and results of operations.

•	D-Wave Quantum may in the future be adversely affected by continuation or worsening of the global COVID-19 pandemic, its various strains or future pandemics.

•

System failures, interruptions, delays in service, catastrophic events, inadequate infrastructure and resulting interruptions in the availability or functionality of D-Wave Quantum’s products and services could harm its reputation or subject D-Wave Quantum to significant liability, and adversely affect its business, financial condition and operating results.

•

D-Wave Quantum may be unable to obtain, maintain and protect its intellectual property or prevent third parties from making unauthorized use of its intellectual property, which could cause it to lose the competitive advantage resulting from its intellectual property.

•

D-Wave Quantum’s patent applications may not result in issued patents or its patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on D-Wave Quantum’s ability to prevent others from interfering with the commercialization of its products and services.

•

D-Wave Quantum may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs. If third parties claim that D-Wave Quantum infringes upon or otherwise violates their intellectual property rights, D-Wave Quantum’s business could be adversely affected.

•	If the Transaction’s benefits do not meet the expectations of investors or securities analysts, the market price of D-Wave Quantum’s securities, may decline.

•

Uncertainty about the effect of the Transaction may affect D-Wave Quantum’s ability to retain key employees and integrate management structures and may materially impact the management, strategy and results of its operation as a combined company.

•	Financial projections with respect to D-Wave Quantum may not prove to be reflective of actual financial results.

•

The historical financial results of D-Wave and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what D-Wave’s actual financial position or results of operations would have been if it were a public company.

•

D-Wave Quantum may be required to take write-downs or write-offs, or D-Wave Quantum may be subject to restructuring, impairment or other charges that could have a significant negative effect on D-Wave Quantum’s financial condition, results of operations and the price of D-Wave Quantum’s securities, which could cause you to lose some or all of your investment.

•	The stock price of Common Shares may be volatile or may decline regardless of its operating performance.

•	D-Wave Quantum may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Warrants.

•	D-Wave Quantum may issue additional Common Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Shares.

•	The amended and restated certificate of incorporation of D-Wave Quantum (the “D-Wave Quantum Charter”) contains anti-takeover provisions that could adversely affect the rights of its stockholders.

Implications of Being an Emerging Growth Company

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. D-Wave Quantum will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. D-Wave Quantum will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of our first public offering of securities; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Lincoln Park Transaction

As described above, on June 16, 2022, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $150,000,000 of Common Shares (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on June 16, 2022, we entered into the Registration Rights Agreement, pursuant to which we have filed with the SEC a separate registration statement that includes a prospectus to register for resale under the Securities Act the Common Shares that have been or may be issued to Lincoln Park under the Purchase Agreement (the “Lincoln Park Registration Statement”). We have separately filed a prospectus forming part of the Lincoln Park Registration Statement that covers the resale by the Lincoln Park of up to 15,500,000 Common Shares, comprised of: (i) 381,540 Common Shares that we already issued, at an effective issuance price of 6.88 per Common Share, to Lincoln Park (the “Commitment Shares”) as a commitment fee under the Purchase Agreement and (ii) an additional 15,118,460 Common Shares we may sell to Lincoln Park under the Purchase Agreement from time to time from and after the Commencement Date, as defined below. All sales are at our sole discretion.

Other than the 381,540 Commitment Shares, we do not have the right to commence any sales of Common Shares to Lincoln Park under the Purchase Agreement until the date on which all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the Lincoln Park Registration Statement (the “Commencement Date”). After the Commencement Date, we have the right, but not the obligation, from time to time to direct Lincoln Park to purchase Common Shares having a value of up to $250,000 on any business day (the “Purchase Date”), which may be increased to up to $1,000,000 depending on certain conditions as set forth in the Purchase Agreement (and subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement) (each, a “Regular Purchase”). The purchase price per Common Share for a Regular

Purchase will be the lower of: (i) the lowest trading price for Common Shares on the applicable Purchase Date and (ii) the average of the three lowest closing sale prices for Common Shares during the ten consecutive business days ending on the business day immediately preceding such Purchase Date. The purchase price per Common Share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, forward or reverse stock split, or other similar transaction occurring during the business days used to compute such price.

From and after the Commencement Date, we also have the right, but not the obligation, to direct Lincoln Park on each Purchase Date to make “accelerated purchases” on the following business day (the “Accelerated Purchase Date”) up to the lesser of (i) 300% of the number of Common Shares purchased pursuant to a Regular Purchase or (ii) 30% of the total number (or volume) of Common Shares traded on the NYSE during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time (as defined below) for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time (as defined below) for such Accelerated Purchase, at a purchase price equal to the lesser of 95% of (x) the closing sale price of Common Shares on the Accelerated Purchase Date and (y) of the volume weighted average price of Common Shares on the Accelerated Purchase Date (during a time period between the Accelerated Purchase Commencement Time and the Accelerated Purchase Termination Time) (each, an “Accelerated Purchase”). We have the right in our sole discretion to set a minimum price threshold for each Accelerated Purchase in the notice provided with respect to such Accelerated Purchase and we may direct multiple Accelerated Purchases in a day provided that delivery of Common Shares has been completed with respect to any prior Regular Purchases and Accelerated Purchases that Lincoln Park has purchased.

“Accelerated Purchase Commencement Time” means the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the NYSE as the official open (or commencement) of trading on the NYSE on such applicable Accelerated Purchase Date.

“Accelerated Purchase Termination Time” means the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the NYSE as the official close of trading on the NYSE on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of Common Shares traded on the NYSE has exceeded the number of Common Shares equal to (i) the applicable Accelerated Purchase Share Amount (as defined below) to be purchased by the Investor pursuant to the applicable purchase notice delivered for such Accelerated Purchase (the “Accelerated Purchase Notice”), divided by (ii) 30%, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the trade price for the Common Shares on the NYSE as reported by the NYSE, has fallen below the applicable minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

“Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase, the number of Common Shares directed by the Company to be purchased by Lincoln Park in an Accelerated Purchase Notice, which number of Common Shares shall not exceed the lesser of (i) 300% of the number of Common Shares directed by the Company to be purchased by Lincoln Park pursuant to the corresponding notice for the corresponding Regular Purchase and (ii) an amount equal to (A) 30% multiplied by (B) the total number (or volume) of Common Shares traded on the NYSE during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

The Purchase Agreement may be terminated by us at any time after the Commencement Date, at our sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement.

Actual sales of Common Shares to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of Common Shares and determinations by us as to available and appropriate sources of funding for our operations. The Purchase Agreement prohibits us from issuing or selling and Lincoln Park from acquiring any Common Shares if (i) the closing price of the Common Shares is less than the Floor Price of $1.00 (the “Floor Price”) or (ii) those Common Shares, when aggregated with all other Common Shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.9% of the then issued and outstanding Common Shares, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder.

Immediately following the closing of the Transaction on August 5, 2022, there were 110,389,512 Common Shares outstanding, including the Exchangeable Shares and including 127,180 Common Shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $150,000,000 of Common Shares to Lincoln Park, only 15,500,000 Common Shares are being offered under the prospectus forming a part of the Lincoln Park Registration Statement to Lincoln Park, which represents the 381,540 Commitment Shares that we have already issued to Lincoln Park under the Purchase Agreement and 15,118,460 additional Common Shares which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell Common Shares to Lincoln Park under the Purchase Agreement. Depending on the market prices of Common Shares at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Common Shares in order to receive aggregate gross proceeds equal to the $150,000,000 total commitment available to us under the Purchase Agreement. At an assumed average purchase price equal to the Floor Price of $1.00, we would need to register an additional 134,881,540 Common Shares, to bring the total number of shares issued to Lincoln Park to 150,381,540 in order to sell the entire $150 million of Common Shares to Lincoln Park under the Purchase Agreement. However, we are not required to register any additional Common Shares.

If all of the 15,500,000 Common Shares offered by Lincoln Park under the prospectus forming part of the Lincoln Park Registration Statement were issued and outstanding as of the date hereof, such Common Shares would represent less than 15% of the total number of Common Shares (including Exchangeable Shares) outstanding as of the date hereof (approximately 10% on a fully-diluted basis). If we elect to issue and sell more than the 15,500,000 Common Shares offered under the Lincoln Park Registration Statement to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Common Shares, which could cause additional substantial dilution to our stockholders. The number of Common Shares ultimately offered for resale by Lincoln Park is dependent upon the number of Common Shares we sell to Lincoln Park under the Purchase Agreement. On a combined basis with the 89,152,764 Common Shares being registered on this registration statement, we are registering 104,652,764 Common Shares that may be resold pursuant to the registration statements from time to time representing approximately 95% of the Common Shares (including Common Shares underlying Exchangeable Shares) outstanding as of August 5, 2022 (approximately 69% on a fully-diluted basis). Any sales of such Common Shares by Lincoln Park could similarly have a significant negative impact on the trading price of Common Shares.

The number of Common Shares ultimately offered for resale by Lincoln Park is dependent upon the number of Common Shares we sell to Lincoln Park under the Purchase Agreement.

The Purchase Agreement specifically provides that we may not issue or sell any Common Shares under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the NYSE.

Issuances of Common Shares pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of Common Shares that our existing stockholders own will not decrease, the Common Shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of Common Shares to Lincoln Park.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions by, among and for the benefit of the parties. Lincoln Park has agreed that neither it nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly any short selling or hedging that establishes a net short position with respect to the Common Shares. There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into a similar type of agreement or equity line of credit during the term of the Purchase Agreement, excluding an At-The-Market transaction with a registered broker-dealer), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the Lincoln Park Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of Common Shares offered under such prospectus, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of Common Shares from trading for a period of one business day (other than in connection with a general suspension of trading on such market);

•

the delisting of the Common Shares from the NYSE (or nationally recognized successor thereto), provided, however, that the Common Shares is not immediately thereafter trading on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc., the OTCQB operated by the OTC Markets Group, Inc. or such other nationally recognized trading market (or nationally recognized successor to any of the foregoing);

•	the failure of our transfer agent to issue to Lincoln Park Common Shares within three business days after the applicable date on which Lincoln Park is entitled to receive such shares;

•

any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a Custodian for us or for all or substantially all of our property, or (iii) orders the liquidation of us or our subsidiaries; or

•	if at any time we are not eligible to transfer Common Shares electronically as DWAC shares.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default following any applicable grace or cure period, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any Common Shares under the Purchase Agreement.

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of Common Shares during any time prior to the termination of the Purchase Agreement.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

All 15,500,000 Common Shares to be registered on the initial Lincoln Park Registration Statement which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that Common Shares registered pursuant to the Lincoln Park Registration Statement will be sold over a period of up to 36-months commencing on the Commencement Date. The sale by Lincoln Park of a significant amount of Common Shares registered pursuant to the Lincoln Park Registration Statement at any given time could cause the market price of Common Shares to decline and to be highly volatile. Sales of Common Shares to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional Common Shares that may be available for us to sell pursuant to the Purchase Agreement.

If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the Common Shares, Lincoln Park may resell all, some or none of those Common Shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Common Shares. In addition, if we sell a substantial number of Common Shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Common Shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of Common Shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Common Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Common Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Common Shares to Lincoln Park Under the Purchase Agreement(1)
$14.00	11,095,825	9.2%	$149,999,990
$13.00	11,920,001	9.8%	$149,999,993
$12.00	12,881,540	10.5%	$150,000,000
$11.00	14,017,903	11.3%	$149,999,993
$9.92(3)	15,500,000	12.3%	$149,975,123
$8.53(4)	15,500,000	12.3%	$128,960,463
$7.00	15,500,000	12.3%	$105,829,220
$6.00	15,500,000	12.3%	$90,710,760
$5.00	15,500,000	12.3%	$75,592,300
$4.00	15,500,000	12.3%	$60,473,840
$3.00	15,500,000	12.3%	$45,355,380
$2.00	15,500,000	12.3%	$30,236,920
$1.00(5)	15,500,000	12.3%	$15,118,460

(1)

The Purchase Agreement provides that we may sell up to $150 million of Common Shares to Lincoln Park; however, we are initially registering 15,500,000 Common Shares under the Lincoln Park Registration Statement, including 381,540 Commitment Shares, which leaves a maximum of 2,404,904 additional

Common Shares to be issued for future purchases, assuming an average purchase price per Common Share of $8.53, the closing price of our Common Shares on August 25, 2022, the business day before the Lincoln Park Registration Statement was initially filed. Accordingly, depending on the prices at which such Common Shares are sold, we may or may not be able to ultimately sell to Lincoln Park a number of Common Shares with a total value of $150 million under the Lincoln Park Registration Statement, unless such registration statement is amended.
(2)

The numerator is based on the number of shares issuable at the corresponding assumed purchase price as set forth in the adjacent column plus the 381,540 Commitment Shares. The denominator is based on 110,007,972 Common Shares (which number includes 48,409,641 Exchangeable Shares) outstanding immediately following the closing of the Transaction on August 5, 2022 (which includes 127,180 of the Commitment Shares) adjusted to include the number of Common Shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of Common Shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column without giving effect to the Beneficial Ownership Limitation.

(3)

The approximate minimum average purchase price per share at which the current Lincoln Park Registration Statement, registering 15,500,000 Common Shares, would be sufficient to sell the entirety of the $150 million of Common Shares to Lincoln Park, without requiring the registration of additional Common Shares. At a lower average purchase price per share the registration of additional Common Shares would be required. At an assumed average purchase price equal to the Floor Price of $1.00, we would need to register an additional 134,881,540 Common Shares (or 150,381,540 in aggregate) in order to sell the entire $150 million of Common Shares to Lincoln Park under the Purchase Agreement. We are not required to register any additional Common Shares.

(4)	The closing sale price of our shares on August 25, 2022.
(5)	The Floor Price under the Purchase Agreement.

THE OFFERING

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 89,152,764 Common Shares and 8,000,000 Warrants to purchase 8,000,000 Common Shares. In addition, we are registering the issuance by us of (a) up to 7,352,389 Common Shares that are issuable by us upon exchange, retraction or redemption of the Exchangeable Shares and (b) up to 26,174,387 Common Shares that are issuable by us upon the exercise of Warrants.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares and Warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of August 5, 2022, we had 110,007,972 Common Shares issued and outstanding, which number includes 48,409,641 Exchangeable Shares. The number of Common Shares outstanding prior to this offering excludes up to (i) 26,174,387 Common Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share, (ii) 13,621,005 Common Shares which are issuable upon exercise of D-Wave Options and (iii) 2,889,282 Common Shares issuable upon exercise of D-Wave Warrants.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

The resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of our Common Shares. This impact may be heightened by the fact that certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares.

RISK FACTORS

In this section, unless otherwise specified, the terms “we”, “our”, “us,” “D-Wave,” and “D-Wave Quantum” refer to D-Wave Quantum Inc. and its consolidated subsidiaries. Investment in our securities involves risk. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Please see the section entitled “Where You Can Find More Information” in this prospectus. You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein, in evaluating an investment in D-Wave Quantum’s securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of D-Wave Quantum. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by us that later may prove to be incorrect or incomplete. We may face additional risks and uncertainties that are not presently known to us, or that are currently deemed immaterial, which may also impair D-Wave Quantum’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein and “Unaudited Pro Forma Condensed Combined Financial Information” included herein.

Risks Related to the Offering

Due to the significant number of shares of DPCM Class A Common Stock that were redeemed in connection with the Transaction, the number of Common Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of our Common Shares. In addition, certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

Due to the significant number of shares of DPCM Class A Common Stock (as defined below) that were redeemed in connection with the Transaction, the number of Common Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of the Common Shares. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares. The 89,152,764 Common Shares (including Common Shares underlying Warrants and Common Shares underlying Exchangeable Shares) that may be resold pursuant to this prospectus represent approximately 81% of the Common Shares outstanding as of August 5, 2022 (approximately 58% on a fully diluted basis).

In addition, we have filed the Lincoln Park Registration Statement registering the resale by Lincoln Park of up to 15,500,000 Common Shares pursuant to the Purchase Agreement. On a combined basis with the 89,152,764 Common Shares being registered on this registration statement, we are registering 104,652,764 Common Shares that may be resold pursuant to the registration statements from time to time representing approximately 95% of the Common Shares (including Common Shares underlying Exchangeable Shares) outstanding as of August 5, 2022 (approximately 69% on a fully-diluted basis). Any sales of Common Shares into the public market could have a significant negative impact on the trading price of our Common Shares. This impact may be heightened by the fact that sales to Lincoln Park will generally be at prices below the then current trading price of the Common Shares pursuant to the pricing formula contemplated by the Purchase Agreement. See “Prospectus Summary—Lincoln Park Transaction.” If the trading price of our Common Shares declines, sales of Common Shares to Lincoln Park pursuant to the Purchase Agreement may be a less attractive source of capital and/or may not allow us to raise capital at rates that would be possible if the trading price of our Common Shares was higher.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased or may acquire Common Shares and/or Warrants at prices below, in some cases significantly below, the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a decline.

Given the relatively lower purchase prices that some of our shareholders paid to acquire Common Shares and exercise prices that some of our shareholders may pay to exercise D-Wave Options or D-Wave Warrants to acquire Common Shares compared to the current and recent trading price of the Common Shares, these shareholders, many of whom are Selling Securityholders, in some instances would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the Initial Stockholders purchased 3,015,575 Common Shares at a purchase price equivalent to approximately $0.008 per share, (b) the 5,816,528 PIPE Shares were acquired by the PIPE Investors at purchase price equivalent to approximately $6.88 per PIPE Share, (c) D-Wave Equityholders acquired Common Shares in various rounds of financing at purchase prices as low as approximately $0.02 per share, (d) the 6,589,154 Common Shares issuable upon the exercise of D-Wave Options beneficially owned by certain current and former directors and officers of D-Wave Quantum and its subsidiaries have exercise prices of $0.81 and $0.82 per share and (e) the 2,889,282 Common Shares issuable upon the exercise of D-Wave Warrants were purchased at a purchase price of approximately $2.16 per D-Wave Warrant and are exercisable at $1.92 per Common Share, for an effective Common Share purchase price of $4.08. Even though the trading price of the Common Shares is currently significantly below the post-Closing high trading price of $13.23, all of such Selling Securityholders may have an incentive to sell their Common Shares because they have purchased or may acquire their Common Shares at prices lower, and in some cases significantly lower, than the public investors or the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. For example, assuming sales by the Selling Securityholders at the closing price of the Common Shares of $6.92 as of September 12, 2022, (a) the Initial Stockholders would experience a potential profit of up to approximately $6.91 per share, (b) the PIPE Investors would experience a potential profit of up to approximately $0.04 per share, (c) D-Wave Equityholders would experience a potential profit of up to $6.90 per share, (d) holders of the D-Wave Options would experience a potential profit of up to $6.11 or $6.10 per share and (e) the holder of the D-Wave Warrants would experience a potential profit of up to $2.84 per share, in each case, if such Selling Securityholders sold their Common Shares. As such, public shareholders of the Common Shares have likely paid significantly more than certain of the Selling Securityholders for their Common Shares and would not expect to see a positive return unless the price of the Common Shares appreciates above the price at which such shareholders purchased their Common Shares. Investors who purchase the Common Shares on the NYSE following the Transaction are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices and the current trading price. Based on the closing price of the Common Shares on September 12, 2022, referenced above and their respective purchase prices, the Selling Securityholders referenced above may receive potential profits ranging from $0.04 per share to up to $6.91 per share. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

We expect to require additional capital to pursue our business objectives, growth strategy and respond to business opportunities, challenges or unforeseen circumstances, and we may be unable to raise capital or additional financing when needed on acceptable terms, or at all.

We expect to seek additional equity or debt financing in the future to fund our growth, increase the capabilities of our annealing quantum computers, develop gate-model quantum computers, enhance our platform-as-a-service and other products and services, expand go-to-market functions and drive market demand, grow and manage our professional services offerings, respond to competitive pressures or make acquisitions or other investments. Our business plans may change, general economic, financial or political conditions in our markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on our cash flows and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business at the rate desired and our results of operations may suffer. In addition, any financing through issuances of equity securities would be dilutive to holders of our shares.

In addition, on June 16, 2022, D-Wave Quantum, D-Wave Systems and DPCM entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from D-Wave Quantum up to $150,000,000 of Common Shares (subject to certain limitations contained in the Purchase Agreement) from time to time over a 36-month period. Holders of Common Shares will experience dilution in connection with any issuances of Common Shares under the Purchase Agreement.

Pursuant to the Purchase Agreement, D-Wave Quantum also agreed to pay Lincoln Park an aggregate commitment fee equal to $2,625,000 (the “Commitment Fee”). D-Wave Quantum paid the Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

D-Wave Quantum is required to satisfy various conditions in order to be able to commence purchases by Lincoln Park under the Purchase Agreement. Once such conditions are satisfied, certain purchases by Lincoln Park under the Purchase Agreement are subject to volume limitations tied to periodic market prices, ownership limitations restricting Lincoln Park from owning more than 9.9% of the then total outstanding Common Shares and a floor price of $1.00 at which D-Wave Quantum may not sell to Lincoln Park any Common Shares. If any of these conditions are not satisfied or limitations are in effect, we may not be able to utilize all or part of the committed funds under the Purchase Agreement, which would have an adverse impact on our ability to satisfy our capital needs and could materially adversely impact our business. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

D-Wave Quantum generally has the right to control the timing and amount of any future sales of Common Shares to Lincoln Park. Additional sales of Common Shares, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by D-Wave Quantum.

D-Wave Quantum may ultimately decide to sell to Lincoln Park all, some or none of the Common Shares that may be available for D-Wave Quantum to sell pursuant to the Purchase Agreement. After the Lincoln Park Registration Statement becomes effective, if and when D-Wave Quantum does sell Common Shares to Lincoln Park, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion, subject to compliance with applicable securities laws. Therefore, sales to Lincoln Park by D-Wave Quantum could result in substantial dilution to the interests of other holders of Common Shares. Additionally, the sale of a substantial number of Common Shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for D-Wave Quantum to sell equity or equity-related securities in the future at a time and at prices that it might otherwise wish to effect such sales.

Sales of a substantial amount of the Common Shares in the public markets, or the perception that such sales may occur, may cause the market price of the Common Shares to decline.

Pursuant to the Registration Rights and Lock-Up Agreement, following the consummation of the Transaction and subject to certain exceptions the Initial Stockholders and D-Wave Equityholders who received Common Shares as consideration pursuant to the Transaction Agreement are contractually restricted from selling or transferring any of their shares.

However, following the expiration of the D-Wave Lock-Up Period and the Founder Lock-up Period, as applicable, such Initial Stockholders and D-Wave Equityholders will not be restricted from selling Common Shares held by them, other than by applicable securities laws. As such, sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Shares.

As restrictions on resale end and registration statements, such as this one, are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the price of the Common Shares or the market price of the Common Shares could decline if the holders of currently restricted Common Shares sell them or are perceived by the market as intending to sell them. Moreover, the sale of shares under the Purchase Agreement or this registration statement, any announcement or other public disclosure regarding such sales should they occur, the perceived risk of such sales, the dilution that would result from such sales should they occur and the resulting downward pressure on our share price as a result of the foregoing could encourage investors to engage in short sales of the Common Shares. By increasing the number of Common Shares offered for sale as a result of the this registration statement and the Lincoln Park Registration Statement, material amounts of short selling could further contribute to progressive price declines in our Common Shares.

Pursuant to the Lincoln Park Registration Rights Agreement, D-Wave Quantum we are required to file the Lincoln Park Registration Statement with the SEC. After the Lincoln Park Registration Statement becomes effective, if and when D-Wave Quantum does sell Common Shares to Lincoln Park, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion, subject to compliance with applicable securities laws. Therefore, sales to Lincoln Park by D-Wave Quantum could result in substantial dilution to the interests of other holders of Common Shares. Additionally, the sale of a substantial number of Common Shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for D-Wave Quantum to sell equity or equity-related securities in the future at a time and at prices that it might otherwise wish to effect such sales.

We may issue additional Common Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Shares.

We may issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, financings, future acquisitions, repayment of outstanding indebtedness, employee benefit plans and exercises of outstanding options, warrants and other convertible securities without stockholder approval, in a number of circumstances.

On June 16, 2022, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Commencement Date. The Purchase Agreement is subject to certain limitations including but not limited to, the filing and effectiveness of the Lincoln Park Registration Statement. Pursuant to the Purchase Agreement, we also agreed to pay Lincoln Park the Commitment Fee of $2,625,000. We paid the Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

If and when we do sell shares to Lincoln Park, Lincoln Park may resell all, some or none of those Common Shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Common Shares. In addition, if we sell a substantial number of Common Shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. While we are currently registering only 15,500,000 Common Shares under the Lincoln Park Registration Statement, we may register and issue up to 150,381,540 Common Shares in total to Lincoln Park if, for example, all the Common Shares were issued to Lincoln Park at the Floor Price of $1.00.

For illustrative purposes, the following table sets forth the total number of Common Shares that would need to be sold at varying assumed average purchase prices per share in order to achieve $150,000,000 of gross proceeds from our sale of Common Shares to Lincoln Park under the Purchase Agreement:

Assumed Average Purchase Price Per Share	Number of Common Shares that may be Issued if Full Purchases Made under the Purchase Agreement(1)	Proceeds from the Sale of Common Shares to Lincoln Park Under the Purchase Agreement
$14.00	11,095,825	$150,000,000
$13.00	11,920,001	$150,000,000
$12.00	12,881,540	$150,000,000
$11.00	14,017,903	$150,000,000
$10.00	15,381,540	$150,000,000
$9.00	17,048,207	$150,000,000
$8.00	19,131,540	$150,000,000
$7.00	21,810,111	$150,000,000
$6.00	25,381,540	$150,000,000
$5.00	30,381,540	$150,000,000
$4.00	37,881,540	$150,000,000
$3.00	50,381,540	$150,000,000
$2.00	75,381,540	$150,000,000
$1.00(2)	150,381,540	$150,000,000

(1)	Includes the 381,540 Commitment Shares previously issued to Lincoln Park.
(2)	The Floor Price under the Purchase Agreement.

Our issuance of additional shares of common stock or other equity securities of equal or senior rank would have the following effects:

•	holders of Common Shares’ proportionate ownership interest in D-Wave Quantum would decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of Common Shares may be diminished; and

•	the market price of the Common Shares may decline.

Risks Related to D-Wave Quantum’s Financial Condition and Status as an Early-Stage Company

We are in our growth stage which makes it difficult to forecast our future results of operations and our funding requirements.

Near term, our ability to generate revenue will largely be dependent on our ability to continue to develop and produce annealing quantum computers and hybrid quantum-classical solvers that are able to solve customer business problems at scale. Longer term, our ability to generate revenue will also be dependent on our ability to develop, produce and commercialize gate-model quantum computers. We have commercialized annealing quantum computers, but we have not yet commercialized a gate-model quantum computer. Our product roadmap may not be realized as quickly as hoped, or at all.

Our ability to scale our business is dependent upon building referenceable quantum-hybrid applications. Additionally, we must accelerate sales cycles to meet revenue projections and our business depends on our ability to successfully upsell customers through our on-board process and move them into production applications.

The development of our scalable business model will require the incurrence of a substantially higher level of costs than incurred to date, while our revenues may not substantially increase until more powerful products are produced, which requires a number of technological advancements which may not occur on the currently anticipated timetable or at all. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for any number of reasons, including but not limited to failing to achieve targeted demand for our services, increased competition, changes to technology, inability to scale up our technology, a decrease in the growth of the overall market, or our failure, for any reason, to continue to take advantage of growth opportunities.

We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results and our funding needs could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years and decade. There is no certainty these research and development milestones will be achieved for the costs we have forecast or as quickly as hoped, or at all.

We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since inception and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of convertible preferred shares, revenue from the sale of our products and services, government assistance and the Venture Loan. During the six months ended June 30, 2022 and 2021, we incurred net losses of $24.8 million and $13.5 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development and go-to-market programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing. Due to the large number of DPCM stockholders that exercised their redemption rights in connection with the Transaction, only approximately $9 million of cash from the Trust Account became available to D-Wave Quantum as of the closing of the Transaction, out of approximately $300 million that had been available, which significantly reduced the potential enhancement to our liquidity and capital resources that was sought to be achieved through the Transaction. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

In addition, in connection with the Transaction, the board of directors of DPCM considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of D-Wave Quantum (the “Transaction Forecasts”). None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, IFRS or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Neither DPCM’s independent registered public accounting firm nor D-Wave Quantum’s independent registered public accounting firm, PricewaterhouseCoopers LLP have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the unaudited prospective financial information, and accordingly, they do not express an opinion or any other form of assurance with respect thereto. Any projections and forecasts were inherently based on various estimates and assumptions that were subject to the judgment of those preparing them. Projections and forecasts were also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which were difficult or impossible to predict and many of which were beyond the control of D-Wave Quantum. With respect to revenue, we do not anticipate meeting the Transaction Forecasts due primarily to (i) the timing of closing the Transaction in August 2022, which was later than the assumed closing in June 2022, and (ii) the significant redemptions of DPCM stockholders, which has adversely affected our liquidity position and ability to pursue certain growth opportunities, and which will require us to seek alternative sources of financing as described below. See “—

General Risk Factors—Financial projections with respect to D-Wave Quantum may not prove to be reflective of actual financial results.”

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our QCaaS offering and our professional services, we expect to finance our cash needs through public and/or private equity (including sales pursuant to the Purchase Agreement) and/or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise sufficient funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Following the Transaction, we have 18,000,000 Warrants outstanding, each Warrant being exercisable for 1.4541326 Common Shares at an exercise price of $11.50. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Therefore, if and when the trading price of the Common Shares is less than approximately $7.91, the effective exercise price of the Warrants per one Common Share, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $207 million if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration, and the Warrants may not be exercised prior to their maturity on August 5, 2027, even if they are in the money, and as such, the Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed below to continue to fund our operations. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development and go-to-market efforts.

We have not yet achieved profitability on an annual or quarterly basis and we do not know if we will be able to achieve or sustain, if achieved, profitability. We plan to continue to invest in our research and development, sales, marketing and professional services efforts, and we anticipate that our operating expenses will continue to increase as we scale our business and expand our operations. We also expect our general and administrative expense to increase as a result of our growth and operating as a public company. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing. Our expenses may be greater than we anticipate, and our investments intended to reach our technical targets and scale our business and make our technical infrastructure more efficient may not be successful. Our ability to achieve and sustain profitability is based on numerous factors, many of which are beyond our control. We may never be able to generate sufficient revenue to achieve or sustain profitability.

On June 16, 2022, D-Wave Quantum, D-Wave Systems and DPCM entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from D–Wave Quantum, at the option of D-Wave Quantum, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Commencement Date. The Purchase Agreement is subject to certain limitations including but not limited to, the filing and effectiveness of the Lincoln Park Registration Statement. We believe that the funds available under the Purchase Agreement would be sufficient to fund our operations for at least 18 months, subject to the terms and conditions of the Purchase Agreement. We are aware, however, that this offering and the use of the Purchase Agreement to fund operations may cause significant dilution, depress our share price, and make it more difficult to achieve the required financing. See, generally “—Risks Related to the Offering.”

In addition, we may make decisions that would reduce our short-term operating results if we believe those decisions will improve the experiences of our customers or if we believe such decisions will improve our operating results over the long-term. These decisions may not be consistent with the expectations of investors and may not produce the long-term benefits we expect, in which case our business may be materially and adversely affected. See “Liquidity and going concern” in the notes to the audited consolidated financial statements of D-Wave Systems as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, and “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

If we do not adequately fund our research and development efforts or use research and development teams effectively or build a sufficient number of annealing quantum computer production systems, we may not be able to achieve our technological goals, build sufficient systems, meet customer and market demand, or compete effectively and our business and operating results may be harmed.

To remain competitive, we must continue to develop new product offerings and reach technological milestones, as well as add features and enhancements to our existing platform and products. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we experience high employee or management turnover, or a lack of other research and development resources, we may miss market opportunities. The success of our business is dependent on our research and development teams developing a roadmap that allows us to achieve technical milestones for both annealing and gate-model quantum computing, including with respect to our hybrid solvers and our Leap and Ocean platforms, retain and increase the spending of our existing customers and attract new customers. The computing industry is quickly evolving and we may invest significantly in particular functionality or integrations that may become obsolete in the future, and any future product offerings, features or enhancements that we develop may be unsuccessful. The success of any new product offerings, enhancements or features depends on several factors, including our understanding of market demand, timely execution, successful introduction, and market acceptance. We may not successfully develop new features or enhance our existing platform and products to meet customer needs or our new products, features or enhancements may not achieve adequate acceptance in the market. Additionally, our improvements and enhancements may not result in our ability to recoup our investments in a timely manner, or at all. We may make significant investments in new offerings, features or enhancements that may not achieve expected returns. Further, many of our competitors may expend a considerably greater amount of funds on their research and development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors’ research and development programs. Our failure to maintain adequate research and development resources, to use our research and development resources efficiently or to compete effectively with the research and development programs of our competitors could materially adversely affect our business.

Our estimates of the magnitude of the market opportunity, forecasts of market growth and our operating metrics may prove to be inaccurate and may not be indicative of our future growth.

Our estimates of market opportunity included in this prospectus may prove to be inaccurate and may not be indicative of our future growth or performance. Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. While our estimate of the TAM included in this prospectus is made in good faith and is based on assumptions and estimates we believe to be reasonable under the circumstances, this estimate may not prove to be accurate. Further, even if the estimate of our market opportunity does prove to be accurate, we could fail to capture significant portions, or any portion, of the available markets. Alternatives to our quantum computing products may present themselves and if they do, could substantially reduce the market for our computing services. Advances in classical computing may prove more robust for longer than currently anticipated and could adversely affect the timing of any quantum advantage being achieved, if at all. Any expansions in our markets depend on a number of factors, including the cost, performance, and perceived value associated with our products and services. In making such forecasts, we rely on data provided by industry sources and customers, among other things, that we have not independently verified and such data may not be accurate, and any inaccuracy will affect the accuracy of our forecasts. The accuracy of our forecasts may also be affected by human error in the interpretation of such data.

Our business could be harmed if we fail to manage growth effectively.

If we fail to manage growth effectively, our business, results of operations and financial condition could be harmed. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion will require significant cash investments and management resources. Such investments may not result in additional sales of our products or services, and we may not be able to avoid cost overruns or be able to hire additional personnel as required. In addition, we will also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities. The growth we have experienced in our business places significant demands on our operational infrastructure. The scalability and flexibility of our platform depends on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for processing and bandwidth. Any problems with the transmission of increased data and requests could result in harm to our brand or reputation.

Our growth has placed, and will likely continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. As we grow, we will be required to continue to improve our operational and financial controls and reporting procedures and we may not be able to do so effectively. Furthermore, some members of our management do not have significant experience managing a large global business operation, so our management may not be able to manage such growth effectively. As such, we may be unable to manage our revenue and expenses effectively in the future, which may negatively impact our gross profit or operating expenses. In managing our growing operations, we are also subject to the risks of over-hiring and/or overcompensating our employees and over-expanding our operating infrastructure. We intend to further expand our overall business, including headcount, with no assurance that our revenues will continue to grow. In addition, North America is currently experiencing one of the most competitive markets for human capital talent in recent times. Coupled with the incredibly complex nature of the quantum industry, we may face significant challenges and delays in hiring and challenges with employee retention.

If we fail to attract new customers and retain and increase the spending of existing customers, our revenue, business, results of operations, financial condition and growth prospects would be harmed.

Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. Our success will depend upon our ability to expand our platform’s capabilities, scale our operations, increase our sales capability and successfully complete professional services projects, that may or may not progress to in-production applications.

Our long-term growth will ultimately be dependent upon our ability to successfully scale up manufacturing of our products in sufficient quantity and quality and in a cost-effective manner. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could negatively impact our business, financial condition and results of operations.

Our growth is dependent upon our ability to successfully market and sell quantum computing technology. One of our marketing strategies is to drive traffic to our cloud-based services. We utilize various unpaid content marketing strategies, including customer events, seminars, webinars, blogs, thought leadership and social media engagement, as well as paid advertising and third-party event sponsorship, to attract prospective users of our cloud-based services. These unpaid or paid efforts may not attract a sufficient volume and quality of traffic to our cloud-based services and, in the future, we may be required to increase our marketing spend to achieve our volume and quality of traffic targets.

We depend on our ability to retain existing senior management and other key employees and qualified, skilled personnel and to attract new individuals to fill these roles as needed. If we are unable to do so, such failure could adversely affect our business, results of operations and financial condition.

Our future performance depends on the continued service and contributions of our senior management, and other key employees to execute on our business plan, to develop our platform and products, to attract and retain customers and to identify and pursue strategic opportunities. The failure to properly manage succession plans, develop leadership talent, and/or the loss of services of senior management or other key employees could significantly delay or prevent the achievement of our strategic objectives. From time to time, there may be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. In addition, our ability to identify, hire, develop, motivate and retain qualified personnel will directly affect our ability to maintain and grow our business, and such efforts will require significant time, expense and attention. The inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with high levels of experience in designing and developing software, will be critical to our future success. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel have been improperly solicited or have divulged proprietary or other confidential information. The loss of service of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives. The replacement of any of our senior management personnel or other key employees would likely involve significant time and costs, and such loss could adversely affect our revenue, business, results of operations and financial condition.

Our business and growth are dependent on the success of our strategic relationships with third parties.

We depend on, and anticipate that we will continue to depend on, various third-party suppliers in order to sustain and grow our business. Failure of any of these suppliers to continue to provide products and services to maintain, support or secure their technology platforms or our integrations, or errors or defects in their technologies, products or services, could adversely affect our relationships with our customers, damage our brand and reputation and result in delays or difficulties in our ability to provide our platform. Our ability to produce and scale our annealing and gate model quantum computers is dependent also upon components we must source from the electronics and semiconductor industries. Shortages or supply interruptions in any of these components will adversely impact our financial performance.

Our platform and products depend on the ability to access and integrate with third-party cloud providers. In particular, we have developed our platform and products to integrate with certain third-party cloud providers and the third-party applications of other parties. If we choose or are required to change cloud providers, we will incur costs to port our platform and products to a new service and may experience service interruptions during a change of cloud provider. Generally, third-party cloud providers and the data we receive from the third-party cloud providers are written and controlled by the application provider. Any changes or modifications to the third-party cloud providers or the data provided could negatively impact the functionality of, or require us to make changes to, our platform and products, which would need to occur quickly to avoid interruptions in service for our customers. See “Our Quantum Computing as a Service (QCaaS) business is dependent upon our relationship with third-party cloud providers and any disruption of or interference with our use of such third-party providers would adversely affect our business, results of operations and financial condition.”

Scaling our business is heavily dependent on our ability to build and maintain relationships with consulting and service partners and assist them in establishing or expanding their business by developing solutions that utilize our products and services. Solutions that utilize our products and services may compete with other quantum or classical-computing based solutions developed and/or marketed by other suppliers and our solutions may lose favor with our partners. Our current distribution partners may cease or reduce marketing our solutions with limited or no notice and with little or no penalty. Our distribution partners will generally have no obligation to maintain or renew their contractual arrangements with us and generally may terminate such arrangements with limited notice and/or transition periods. New distribution partners require extensive training and could take extended periods to achieve productivity. If any of our current or potential partners elect to not utilize our products or services, or reduce their current or potential use of our technology in favor of competing products, we may have to change our product strategies, which could have a material and adverse effect on our business, operating results and financial condition.

Currency exchange rate fluctuations may negatively affect our results of operations.

Our revenues are denominated in U.S. dollars, while some of our operating expenses, including relating to employees, are incurred in Canadian dollars. As a result, our results of operations will be adversely impacted by an increase in the value of the Canadian dollar relative to the U.S. dollar. Exchange rate fluctuations may also affect our revenue growth rates as some of our customer agreements are priced in the local currency of the country in which the customer is located and is also expected to be denominated in that currency. As a result, we will be further exposed to currency fluctuations to the extent non-U.S. dollar revenues from our platform increase. The value of the Canadian dollar relative to the U.S. dollar has varied significantly and investors are cautioned that past and current exchange rates are not indicative of future exchange rates.

Risks Related to D-Wave Quantum’s Business and Industry

The immature market for quantum computing may lead to us misreading market demand and the timeframes it will take to close customer contracts and grow revenue, which would adversely affect our business, results of operations and financial condition.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has a limited history of being sold at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•	effectively manage organizational change;

•	design scalable processes;

•	accelerate and/or refocus research and development activities;

•	expand supply chain and distribution capacity, and ultimately expand manufacturing capacity;

•	increase sales and marketing efforts;

•	scale and manage our professional services;

•	broaden customer-support and services capabilities;

•	maintain or increase operational efficiencies;

•	scale support operations in a cost-effective manner;

•	implement appropriate operational and financial systems; and

•	maintain effective financial disclosure controls and procedures.

We may not be able to scale our products and services as necessary to meet market demand. We have no experience in scaling our cloud services infrastructure or professional services globally. We may not be able to cost-effectively manage the scale of our cloud services infrastructure or professional services at a scale or quality consistent with customer demand in a timely or economical manner.

We are currently constructing advanced generations of our products. As noted above, there are significant technological and logistical challenges associated with developing, producing, marketing, selling and distributing products in the advanced technology industry, including our products, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all.

Our technical roadmap and plans for commercialization involve technology that is not yet available for customers and may never become available or meet desired technical specifications.

Our current and planned products are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our products and services and we may be unable to detect and fix any defects in our quantum computers or cloud services infrastructure prior to the sale of products or services to potential consumers. Our products may contain defects in design, manufacturing and/or delivery that may cause them to fail to perform as expected or may require repair, recalls and/or design changes. We also cannot guarantee the consistency of our cloud services offerings. These could be affected by infrastructure downtime either within our own service or because of third-party service providers on which we are dependent. If our products or services fail to perform as expected, customers may delay orders or terminate further orders, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.

Building quantum computers requires advances in both science and engineering, and we may not have the ability to deliver those advances. The markets in which we operate are still rapidly evolving and highly competitive and the impact of rapidly changing science and engineering technologies could have an impact on the delivery of our technical roadmap which means that future generations of products both in quantum annealing and in gate model may be delayed or may never be delivered. We could also face the same challenges in our ability to scale our hybrid solvers to effectively meet commercial requirements. If this happens, our technical roadmap may be delayed or may never be achieved, either of which would have a material impact on our business, financial condition or results of operations.

Our business model includes a relatively new four-phase engagement model, with customers transitioning through the phases. If we cannot successfully convert customers through the phases to the extent or at the rate that we expect, our business will be negatively impacted and could fail.

Our success depends, in significant part, on our ability to engage our customers through all four phases of our engagement model (discovery, proof of concept, pilot deployment and full production) and collaboratively work with our customers and demonstrate the value of our technology. This engagement model was introduced in early 2021 and is a shift from our historical sales model. If our customers do not dedicate sufficient resources to each phase of our engagement model or their challenges or technology are not addressable by or compatible with our products and services, then our anticipated projections and revenues would be impacted. In addition, our products and services may not meet our customers’ functional, performance, technical or other requirements, which would have a negative impact on revenues. The market for our technology is still rapidly evolving and we may be required to change the duration, pricing, or structure of any or all of the phases of our model as we continue to develop our technology and deliver more engagement.

If our customers do not perceive the benefits of our technology, or if our technology does not drive continued progression of customers through the four phases, then our market may not develop as we anticipate or at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

Our industry is competitive on a global scale, from both quantum and classical competitors, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers, which would materially harm our reputation, business, results of operations and financial condition.

The markets in which we operate are rapidly evolving and highly competitive. As these markets continue to mature and new technologies and competitors enter such markets, we expect competition to intensify. Our current competitors include:

•	large, well-established tech companies that generally compete in all of our markets, including Google, Honeywell, IBM, Microsoft and Amazon Web Services (“AWS”);

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countries such as China, Russia, Canada, the United States, Australia and the United Kingdom, and those in the European Union as of the date of this prospectus and we believe additional countries in the future;

•	less-established public and private companies with competing technology, including companies located outside the United States;

•	existing or new entrants seeking to enter the quantum annealing space; and

•	new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including technology, performance, platform availability, price, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products and services in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner lest quantum computing lose ground to competitors, including competing technologies. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

Our products and services are dependent upon our relationship with third-party providers and any disruption of or interference with our use of such third-party providers would adversely affect our business, results of operations and financial condition.

We rely upon third parties to operate our platform, third party facilities to house some of our systems and third parties to provide our services. Any disruption of or interference with our use of such third-party providers or locations would adversely affect our business, results of operations and financial condition. If these services provided by third parties become unavailable due to extended outages, interruptions, or because they are no longer available on commercially reasonable terms, we could experience delays in our ability to provide our solutions or run our business and our expenses could increase, our ability to manage finances could be interrupted, and our processes for managing sales of our platform and supporting our customers could be impaired until equivalent services, if available, are identified, obtained, and implemented.

We have experienced, and expect that in the future we may experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks. In addition, if our security, or that of our hosting provider, is compromised, our platform or products are unavailable or our users are unable to use our products within a reasonable amount of time or at all, then our business, results of operations and financial condition could be adversely affected. Our ability to conduct security audits on our hosting provider is limited and our contracts do not contain strong indemnification terms in our favor. In some instances, we may not be able to identify and/or remedy the cause or causes of these performance problems within a period of time acceptable to our customers. It may become increasingly difficult to maintain and improve our platform performance, especially during peak usage times, as our products become more complex and the usage of our products increases. To the extent that we do not effectively address capacity constraints, either through our hosting provider or an alternative provider of cloud infrastructure, our business, results of operations and financial condition may be adversely affected. In addition, any changes in service levels from our hosting provider may adversely affect our ability to meet our customers’ requirements.

Any of the above circumstances or events may harm our reputation, cause customers to stop using our products, impair our ability to attract new customers and increase revenue from existing customers, subject us to financial penalties and liabilities under our service level agreements and otherwise harm our revenue, business, results of operations and financial condition.

The design and manufacturing of our quantum computers are dependent on a number of critical suppliers and unknown supply chain issues that could delay the introduction of our products and services or cause a significant disruption in our supplier base could have a material adverse effect on our business, financial condition and results of operations.

We are reliant our own manufacturing of components as well as on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. Factors that could have an adverse impact on the availability of these components include:

•	our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•	difficulties of suppliers ramping up their supply of materials to meet our requirements;

•

a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

•

any reductions or interruption in supply, including due to technological problems, equipment malfunctions, regulatory actions or disruptions on our global supply chain as a result of large scale public health restrictions or geopolitical factors, which we have experienced, and may in the future experience;

•	financial problems of either contract manufacturers or component suppliers;

•	significantly increased freight charges, or raw material costs and other expenses associated with our business;

•	a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•	a failure to adequately authorize procurement of inventory;

•	a failure to adequately maintain our or our suppliers’ manufacturing equipment; or

•	a failure to appropriately cancel, reschedule, or adjust our requirements based on our business needs.

If any of the aforementioned factors were to materialize, it could cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships. Additionally, other factors beyond our control or which we do not presently anticipate could also affect our suppliers’ ability to deliver components to us on a timely basis.

We do not have the history with our solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new customers and retain existing customers.

We may need to change our pricing model from time to time. As the market for our platform matures, or as competitors introduce new solutions that compete with ours, we may be unable to attract new customers at the same prices or based on the same pricing models that we have used historically. Our assessments of competitive pricing may not be accurate and we could be underpricing or overpricing our platform and services. Further, in the past we concentrated on selling the hardware needed for customers to run dedicated systems. We have now transitioned from selling systems to selling cloud services and have added professional services as well. Our limited history of selling cloud and professional services means we do not have long-term market data on the optimal method of pricing our services and maximizing the opportunities they represent. If we do not implement a services-based business well, our financial results may suffer. In addition, if the offerings on our platform or our services change, we may need to revise our pricing strategies. Any such changes to our pricing strategies or our ability to efficiently price our offerings could adversely affect our business, results of operations and financial condition. In addition, as we continue to expand internationally, we also must determine the appropriate pricing strategy to enable us to compete effectively internationally. Pricing pressures and decisions could result in reduced sales, reduced margins, losses or the failure of our platform to achieve or maintain more widespread market acceptance, any of which could negatively impact our overall business, results of operations and financial condition. Moreover, larger organizations, which are a primary focus of our direct sales efforts, may demand substantial price concessions. As a result, we may be required to price below our targets in the future, which could adversely affect our revenue, gross margin, profitability, cash flows and financial condition.

Competitive pressures may put pressure on our pricing, which may require us to reduce our pricing in order to provide competitively priced access to our products and services.

We face competition in various aspects of our business and expect that such competition to intensify in the future as existing and new companies introduce and enhance existing services or create new services. The markets for our services in general are competitive. Competition in these markets may increase further if economic conditions or other circumstances cause customer bases and client spending to decrease and service provides to compete for fewer client resources. Our competitors may be able to undertake more effective marketing campaigns, obtain more data, adopt more aggressive pricing policies, make more attractive offers to potential employees, clients and advertisers, or may be able to respond more quickly to new or emerging technologies or changes in user requirements. If we are unable to retain clients or obtain new clients, our revenues could decline. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.

The quantum computing industry is in its early stages and is volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our products and services, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

We have focused our efforts on the optimization market with our annealing quantum computers, and in the near term expect our business to grow from this market. If optimization does not require quantum computing or if other classical or quantum solutions perform better than our products and services, we could see a decrease in customer uptake and revenue.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computing, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit market acceptance of our solution. Negative publicity concerning our solution or the quantum computing industry as a whole could limit market acceptance of our solution. While we believe quantum computing will solve many large-scale problems, we do not yet have evidence that quantum computers will be able to do so and such problems may never be solvable by quantum computing technology. If our customers do not perceive the benefits of our solution, or if our solution does not drive customer engagement, then our market may not develop at all, or it may develop more slowly than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards “quantum advantage” (as described below) slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would harm or even eliminate revenues in the period before quantum advantage.

If our products and services fail to deliver customer value to a broader range of customers than classical approaches, our business, financial condition and future prospects may be harmed.

“Quantum advantage” refers to the moment when a quantum computer can compute faster than existing classical computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. Broad quantum advantage is when quantum advantage is seen in many applications and developers prefer quantum computers to a traditional computer. No current quantum computers, including the D-Wave quantum hardware, have reached a broad quantum advantage, and they may never reach such advantage. Achieving a broad quantum advantage will be critical to the success of any quantum computing company, including us. However, achieving quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage. Other companies, including some of our customers, are working on classical approaches that target similar use cases, increasing competition and risk of not capturing market share. As quantum computing technology continues to mature, broad quantum advantage may take decades to be realized, if ever. If we cannot develop quantum computers that have quantum advantage, customers may not continue to purchase our products and services. If customers decide to wait until broad quantum advantage is reached, this could impair the growth of our business. If other companies’ quantum computers reach a broad quantum advantage prior to the time ours reaches such capabilities, it could lead to a loss of customers. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. This is also true for our quantum-hybrid solvers in that they must also continue to deliver value compared to classical approaches.

We use quantum-classical hybrid solutions to get the customer the optimal answer to their particular problem. Since quantum computing is a new form of computing, some customers may want to understand the details of how our products operate. However, because this is proprietary and trade secret information we cannot or may not want to share, we may lose customers as a result.

Real or perceived errors, failures or bugs in our products and services could materially and adversely affect our operating results, financial condition and growth prospects.

The hardware and software underlying our platform and products is highly technical and complex. Our hardware and software have previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in our software utilized in building and operating our products or may result from errors in the deployment or configuration of QCaaS software. Some errors in our products may only be discovered after a product has been deployed or may never be generally known. In some instances, despite internal testing, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time. Any errors, bugs or vulnerabilities discovered in our products after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches. Since our customers may use our services for processes that are critical to their businesses, errors, and defects, security vulnerability, service interruptions or software bugs in our platform could result in losses to our customers and thereby result in damage to our reputation, adverse effects upon customers and users, loss of customers and relationships with third parties, significant expenditures of capital, a delay or loss in market acceptance, loss of revenue or liability for damages. In addition, provisions typically included in our agreements with our customers that attempt to limit our exposure to claims may not be enforceable or adequate and may not otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions and retain our customers.

If we cannot successfully execute on our strategy, including changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance. Our future success depends on our ability to continue to innovate and increase customer adoption of our products and services. If we are unable to enhance our products and services to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.

A key application of our technology is for optimization problems which, while a very broad market, requires continued research and development in order for our products and services to fully address the optimization market, and if that research and development is not successful this may limit its adoption to a narrow range of customers. If we cannot successfully attract a broader range of customers to our quantum annealing technology, our business will be negatively impacted and could fail.

In addition, our planned quantum gate system, which is a strategic milestone for our technical roadmap and commercialization, is not yet available for customers and may not become available on the timelines we expect or at all.

Even if we are successful in executing on our product roadmap and strategy and delivering increasingly more powerful quantum computing systems and services, competitors in the industry may achieve technological breakthroughs which render our products and services obsolete or inferior to other products and services.

Our continued growth and success depend on our ability to innovate and develop quantum computing technology in a timely manner and effectively market these products. Without timely innovation and development, our quantum computing solutions could be rendered obsolete or less competitive by changing customer preferences or because of the introduction of a competitor’s more advanced technologies. Any technological breakthroughs which render our technology obsolete or inferior to other products could have a material effect on our business, financial condition or results of operations.

Any cybersecurity-related attack, significant data breach or disruption of the information technology systems, infrastructure, network, third-party processors or platforms on which we rely could damage our reputation and adversely affect our business and financial results.

Our operations rely on information technology systems for the use, storage and transmission of sensitive and confidential information with respect to our customers, our customers’ customers, our employees and other third parties. A malicious cybersecurity-related attack, intrusion or disruption by either an internal or external source or other breach of the systems on which our platform and products operate, and on which our employees conduct business, could lead to unauthorized access to, use of, loss of or unauthorized disclosure of sensitive and confidential information, disruption of our services, viruses, worms, spyware, or other malware being served from our platform, networks, or systems; and resulting regulatory enforcement actions, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair sales and harm our business. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of products and services have been and are expected to continue to be targeted. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing, employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Cyberattacks may also gain publishing access to our customers’ accounts on our platform, using that access to publish content without authorization. Despite efforts to create security barriers to such threats, it is not feasible, as a practical matter, for us to entirely mitigate these risks. If our security measures are compromised as a result of third-party action, employee, customer, or user error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation would be damaged, our data, information or intellectual property, or those of our customers and our customers’ consumers, may be destroyed, stolen or otherwise compromised, our business may be harmed and we could incur significant liability. We have not always been able in the past and may be unable in the future to anticipate or prevent techniques used to obtain unauthorized access to or compromise of our systems because they change frequently and are generally not detected until after an incident has occurred. We also cannot be certain that we will be able to prevent vulnerabilities in our software or address vulnerabilities that we may become aware of in the future.

In addition, there may be an increased risk of cyberattacks by state actors due to the current conflict between Russia and the Ukraine. Any increase in such attacks on us or our systems could adversely affect our platform, networks, systems or other operations. Although we maintain cybersecurity policies and procedures to manage risk to our information technology systems, continuously adapt our systems and processes to mitigate such threats, and plan to enhance our protections against such attacks, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and we may be unable to promptly detect and address any such disruption or security breach, if at all.

Further, as we rely on third-party cloud infrastructure, we depend in part on third-party security measures to protect against unauthorized access, cyberattacks and the mishandling of data and information. If these third parties fail to adhere to adequate data security procedures, or in the event of a breach of their networks, our own, our customers’ and our customers’ consumers’ data may be improperly accessed, used or disclosed. Any cybersecurity event, including any vulnerability in our software, cyberattack, intrusion or disruption or any failure or breach unrelated to our own action or inaction, could result in significant increases in costs, including costs for remediating the effects of such an event; lost revenue due to network downtime, a decrease in customer and user trust; increases in insurance premiums due to cybersecurity incidents; increased exposure to a risk of litigation and possible liability; increased costs to address cybersecurity issues and attempts to prevent future incidents; and harm to our business, financial results and our reputation because of any such incident.

We include limitation of liability provisions in our standard subscription agreements; however, such provisions may not be enforceable or adequate and may not otherwise protect us from any such liabilities or damages with respect to any claim related to a cybersecurity incident or other potential claim referred to above. In addition, our existing general liability insurance coverage and coverage for cyber liability or errors or omissions may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims and our insurer may deny coverage with respect to future claims. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, would harm our business.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of personal data. In addition, some of our customers require us to notify them of data security breaches. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures, negatively affect our ability to attract new customers, encourage consumers to restrict use of our platform, cause existing customers to elect not to renew their subscriptions or subject us to third-party lawsuits, regulatory fines or other action or liability, which could harm our business.

Market adoption of cloud-based online quantum computing platform solutions is relatively new and unproven and may not grow as we expect and, even if market demand increases, the demand for our QCaaS may not increase, or certain customers may be reluctant to use a cloud-based QCaaS for applications, all of which may harm our business and results of operations.

We derive substantially all of our revenue from our cloud-based quantum computing platform and professional services, which we expect to continue for the foreseeable future. As such, the market acceptance of our platform is critical to our continued success. It is difficult to predict customer adoption rates and demand for our solutions and professional services, the entry of competitive platforms and service providers, or the future growth rate and size of our markets.

In addition, in order for cloud-based solutions to be widely accepted, organizations must overcome any concerns with moving sensitive information to a cloud-based platform. In addition, demand for our platform in particular is affected by a number of other factors, some of which are beyond our control. These factors include continued market acceptance of our cloud-based quantum computing platform and cloud-based QCaaS, the pace at which existing customers realize benefits from the use of our platform and decide to expand deployment of our platform across their business, the timing of development and release of new products by our competitors, technological change, reliability and security, the pace at which enterprises undergo digital transformation, and developments in data privacy regulations. In addition, we expect that the needs of our customers will continue to rapidly change and increase in complexity. We will need to improve the functionality and performance of our platform continually to meet those rapidly changing, complex demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of relevant solutions in general or our platform in particular, our business operations, financial results, and growth prospects will be materially and adversely affected.

Government actions and regulations, such as tariffs and trade protection measures, may limit our ability to provide products and services to our customers and obtain products from our suppliers, which could have a material adverse impact on our business operations, financial results and growth plans.

We currently offer our platform in more than 35 countries and our international sales are a substantial and critical part of our current business and future growth plans. Our international sales and the use of our platform in various countries subject us to risks that we do not generally face with respect to domestic sales within North America. For example, we may face additional risks relating to:

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lack of familiarity and burdens and complexity involved with complying with multiple, conflicting and changing foreign laws, standards, regulatory requirements, tariffs, export controls and other barriers;

•	difficulties in ensuring compliance with countries’ multiple, conflicting and changing privacy, data security, international trade, customs and sanctions laws;

•	differing technology standards; and

•	new and uncertain protection for intellectual property rights in some countries.

We may be unsuccessful in navigating such risks, which could have a material adverse impact on our business operations, financial results and growth plans.

If we engage in acquisitions, divestitures, strategic investments or strategic partnerships and fail to achieve favorable results, our business, financial condition and operating results could be harmed.

We may in the future make acquisitions, divestitures or certain investments. Any transactions that we enter into could be material to our financial condition and results of operations. The process of acquiring and integrating another company or technology could create unforeseen operating difficulties and expenditures. Acquisitions and investments involve a number of risks, such as:

•	use of resources that are needed in other areas of our business;

•	in the case of an acquisition, implementation or remediation of controls, procedures and policies of the acquired company;

•	in the case of an acquisition, difficulty integrating the accounting systems and operations of the acquired company, including potential risks to our corporate culture;

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in the case of an acquisition, coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and products and hosting infrastructure of the acquired company, as applicable, difficulties associated with supporting new products or services, difficulty converting the customers of the acquired company onto our platform and difficulties associated with contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;

•	in the case of an acquisition, retention and integration of employees from the acquired company;

•	in the case of an acquisition, past intellectual property infringement or data security issues arising from the acquired company;

•	unforeseen costs or liabilities;

•	adverse effects on our existing business relationships with customers as a result of the acquisition or investment;

•	the possibility of adverse tax consequences;

•	litigation or other claims arising in connection with the acquired company or investment; and

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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Acquisitions and investments may also result in dilutive issuances of equity securities, which could adversely affect our share price, or result in issuances of securities with superior rights and preferences to our common shares or the incurrence of debt with restrictive covenants that limit our future uses of capital in pursuit of business opportunities.

We may not be able to identify acquisition or investment opportunities that meet our strategic objectives, or to the extent such opportunities are identified, we may not be able to negotiate terms with respect to the acquisition or investment that are acceptable to us. At this time, we have made no commitments or agreements with respect to any such material transactions.

We may in the future be adversely affected by continuation or worsening of the global COVID-19 pandemic, its various strains or future pandemics.

The COVID-19 pandemic has caused, and may result in further, significant disruption of global financial markets and economic uncertainty. The COVID-19 pandemic has reached across the globe, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. We have modified our business practices in response to the COVID-19 pandemic and we may take further actions as required by government authorities or that we determine are warranted. For instance, we have enabled our employees to work remotely, implemented travel restrictions for all non-essential business and shifted company events to virtual-only experiences, and we may deem it advisable to similarly alter, postpone or cancel additional events in the future. While we may ease these restrictions in response to evolving conditions relating to the COVID-19 pandemic, it is unclear what the extent of these restrictions will be in the future, and there is no certainty that any such measures will be sufficient to mitigate the direct and indirect effects of the virus, which could continue to adversely affect our business, financial condition and results of operations. Additionally, economic uncertainty as a result of the COVID-19 pandemic may cause our current or potential future customers to modify, delay or cancel plans to purchase our products and services.

The duration and extent to which the COVID-19 pandemic impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including: new information that may emerge concerning the severity and transmission rate of COVID-19 and any variants thereof; the continued rollout-of mass vaccinations for COVID-19; the extent and effectiveness of containment measures and vaccines; the impact of the COVID-19 pandemic and related restrictions on economic activity and domestic and international trade during the pandemic and in the post-pandemic recovery period and the impact of these and other factors on our employees, customers, vendors and partners, including their respective productivity; and the actions taken by governments to curtail or treat its impact, including shelter in place directives, business limitations and shutdowns, travel bans and restrictions, loan payment deferrals (whether government-mandated or voluntary), moratoriums on debt collection activities and other actions, which, if imposed or extended, may impact the economies in which we now, or may in the future, operate.

Our limited operating history combined with the uncertainty created by the COVID-19 pandemic significantly increases the difficulty of forecasting operating results and of strategic planning. If we are unable to effectively predict and manage the impact of the COVID-19 pandemic on our business, our results of operations and financial condition may be negatively impacted.

System failures, interruptions, delays in service, catastrophic events, inadequate infrastructure and resulting interruptions in the availability or functionality of our products and services could harm our reputation or subject us to significant liability, and adversely affect our business, financial condition and operating results.

Our brand, reputation and ability to attract, retain and serve our customers are also dependent upon the reliable performance of our platform, including our underlying technical infrastructure. Our systems and those of our third-party data center facilities may experience service interruptions, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks and other geopolitical unrest, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, and acts of vandalism. Our platform and technical infrastructure may not be adequately designed with sufficient reliability and redundancy and our disaster recovery planning, which includes using geographically distinct and multi-region data centers, may not be sufficient to avoid performance delays or outages that could be harmful to the businesses of our customers and our business. Our disaster recovery plan stores some of our electronic data to a cloud back up system center in the event of a catastrophe, but such program may not be sufficient to recover all information or for all eventualities.

We have in the past experienced and may in the future experience service interruptions which disrupt the availability or reduce the speed or functionality of our platform. These events have resulted and likely will result in loss of revenue and could result in significant expense to remedy resultant data loss or corruption and/or recover from the interruption. A prolonged interruption in the availability or reduction in the speed or other functionality of our platform could materially harm our reputation and business. Frequent or persistent interruptions in access to functionality of our platform could cause our customers to believe that our platform is unreliable. If our platform is unavailable when our customers attempt to access it, or if it does not perform to expected levels, our customers may cease to use our platform entirely. Moreover, to the extent that any system failure or similar event results in damages to customers or their businesses, these customers could seek compensation from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly to address. While we have implemented measures intended to prevent or mitigate such interruptions, such measures may not be successful in preventing service interruptions in the future.

Unfavorable conditions in our industry or the global economy, including uncertain geopolitical conditions such as inflation, recessions and war, among others, could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in Canada, the U.S. and foreign jurisdictions, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, inflation, recessions, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, uncertain geopolitical conditions, natural catastrophes, warfare, and terrorist attacks could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. In February 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, are impossible to predict, but could be significant. Although we do not have business operations or customers in Russia or Ukraine, sanctions, an increase in cyberattacks and increases in energy costs, among other potential impacts on regional and global economic environment and currencies, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’ buying patterns, interrupt our ability to supply products to this or other regions or limit customers’ access. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products and services. Many of our customers invest in quantum computing products and services as part of their medium to longer-term strategies to optimize aspects of their business, and significant global disruptions such as the COVID-19 pandemic or geopolitical conflicts may result in potential customers focusing on short-term challenges, resulting in a reduction in their investments in quantum computing. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to us. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to manufacture our products. Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

Rising inflation may result in increased costs of operations and negatively impact the credit and securities markets generally, which could have a material adverse effect on our results of operations and the market price of the Common Shares.

Inflation has accelerated in the U.S., Canada and globally due in part to global supply chain issues, the Ukraine-Russia war, a rise in energy prices, and strong consumer demand as economies continue to reopen from restrictions related to the COVID-19 pandemic. An inflationary environment can increase our cost of labor, as well as our other operating costs, which may have a material adverse impact on our financial results. In addition, economic conditions could impact and reduce the number of customers who purchase our products or services as credit becomes more expensive or unavailable. Although interest rates have increased and are expected to increase further, inflation may continue. Further, increased interest rates could have a negative effect on the securities markets generally which may, in turn, have a material adverse effect on the market price of the Common Shares.

If we fail to offer high-quality customer support, or if the cost of such support is not consistent with corresponding levels of revenue, our business, results of operations and reputation may be harmed.

Due to our innovative technology and our planned technical roadmap, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently, or experience unforeseen issues with the reliability of our technology, it could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand.

Our current customers rely on our customer support organization to respond to inquiries and resolve issues related to their use of our platform quickly and effectively. Our customer support relies on third-party technology platforms, which may become unavailable or otherwise prevent our customers and customer support team from interacting on a timely basis. Our response times to customers and prospects may be impacted for reasons outside our control, such as changes to software and computing services, which may interrupt aspects of our service to our customers. From time to time, we experience spikes in the number of customer support tickets that we receive, which may result in an increase in customer requests and significant delays in responding to our customers’ requests. Customer demand for support may also increase as we expand and enhance our operations and product offerings. Increased customer demand for our support services, without corresponding revenue increases, could increase our costs and harm our operating results. As we continue to grow our operations and support our global user base, we need to continue to provide efficient and high-quality support that meets our customers’ needs globally at scale. Our sales process is highly dependent on the ease of use of our platform and products, our business reputation and positive recommendations from our existing customers. Any failure to maintain a high-quality customer support organization, or a market perception that we do not maintain such levels of support, could harm our reputation, our ability to sell to existing and prospective customers and our business, results of operation and financial condition.

Risks Related to Litigation and Government Regulation

Changing Canadian and U.S. federal, state, provincial and foreign laws and regulations related to privacy, information security and data protection could adversely affect how we collect and use personal information and harm our brand.

We may receive, store and otherwise process personal information and other data from and about our customers, employees and from other stakeholders like our vendors. There are numerous federal, provincial, local and international laws and regulations regarding privacy, data protection, information security and the storing, sharing, use, processing, transfer, disclosure, retention and protection of personal information and other content, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among; regions, countries and states, or conflict with other legal requirements. We are also subject to contractual obligations from our customers and other third parties related to privacy, data protection and information security, and disclosures and commitments made in our privacy policies. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security. However, the regulatory framework for privacy, data protection and information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. The United States, Canada, the European Union, the United Kingdom and other countries in which we operate are increasingly adopting or revising privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. New and changing laws, regulations, and industry standards concerning privacy, data protection and information security may also impact the computing services and software industry platforms and data providers we utilize, and thereby indirectly impact our business. In the United States, this includes the California Consumer Privacy Act of 2018, or CCPA which came into effect on January 1, 2020. In the European Union and the United Kingdom, this includes the General Data Protection Regulation, or GDPR, which came into effect in May 2018. In Canada, this includes Canada’s Personal Information Protection and Electronic Documents Act, or PIPEDA and the Personal Information Protection Act in British Columbia. While we have taken measures to comply with applicable requirements contained in the GDPR, we may need to continue to make adjustments as more clarification and guidance on the requirements of the GDPR and how to comply with such requirements becomes available. Further, Brexit has created uncertainty with regard to the regulation of data protection in the United Kingdom including how the United Kingdom version of the GDPR will be implemented alongside its existing United Kingdom data protection regulations, and how data transfers to and from the United Kingdom will generally be regulated.

Uncertainty in the laws and regulations affecting cross border transfers of personal data may affect the demand and functionality of our services. In the past, we have relied on a variety of adequacy mechanisms, including the European Commission Decision 2002/2/EC regarding the adequacy of Canadian law, Standard Contractual Clauses, and Binding Corporate Rules, to enable us to provide our services around the globe at scale. Different European data protection regulators may impose additional requirements or apply differing standards for the transfer of personal data or even prohibit data transfers to certain non-EU countries, like the United States and Canada. Such standards may be particularly targeted at the software companies with whom we work. This creates significant additional uncertainty regarding our ability to lawfully transfer certain personal data from the EU and we may need to implement substantial changes to our information technology infrastructure as a result, which could take time and be costly. In addition, the CCPA affords consumers expanded privacy protections and control over the collection, use and sharing of their personal information. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. For example, the CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The California State Attorney General began enforcing the CCPA on July 1, 2020; to the extent that we have not fully implemented the data processing practices and policies necessary to comply with the CCPA, the Attorney General may serve us with an enforcement notice under the CCPA and impose civil penalties for violations. The CCPA also provides for a private right of action for data breaches that may increase data breach litigation.

With laws and regulations such as the CCPA in the United States, the PIPEDA in Canada, and GDPR in the European Union imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices and may incur significant costs and expenses in an effort to do so. For example, the increased consumer control over the sharing of their personal information afforded by CCPA may affect our customers’ ability to share such personal information with us or may require us to delete or remove consumer information from our records or data sets, which may create considerable costs for our organization. In addition, any failure or perceived failure by us to comply with our privacy policies, our privacy, data protection- or information security-related obligations to customers, users or other third parties or any of our other legal obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties, or cause our users to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if the third parties we work with, such as vendors or developers, violate applicable laws or regulations or our policies, such violations may also put our customers’ and their users at risk and could in turn have an adverse effect on our business. Any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of such content, or regarding the manner in which the express or implied consent of such persons for the collection, use, retention or disclosure of such content is obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process user data or develop new services and features. All of these implications could adversely affect our revenue, results of operations, business and financial condition.

We are subject to United States, Canadian and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws may subject us to criminal or civil liability and harm our business.

We are subject to a variety of laws and regulations in the United States, Canada and foreign jurisdictions related to anti-corruption, anti-bribery and similar laws, including governing cross-border and domestic money transmission, gift cards and other prepaid access instruments, electronic fund transfers, taxation reporting requirements, foreign exchange, privacy and data protection, banking and import and export restrictions. We are also subject to various anti-corruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (U.S.), the United States domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA Patriot Act, the U.K. Bribery Act 2010 and Proceeds of Crime Act 2002, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and its regulations, and other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Concern about the use of payment processing platform for illegal conduct, such as money laundering or to support terrorist activities, may result in legislation or other governmental action that could require changes to our platform. In addition, depending on how our customer base evolves, and as we expand into new geographies, we expect to become subject to additional laws in the United States, Canada, Europe and elsewhere. Any non-compliance with such laws may subject us to criminal or civil liability and harm our business.

We are subject to export and import controls and economic sanctions laws that could impair our ability to offer our products or make our platform available in some jurisdictions, or subject us to liability if we are not in compliance with applicable laws.

As a result of our international operations, we are subject to a number of United States, Canadian and foreign laws relating to economic sanctions and to export and import controls which presently limit and could further limit our ability to offer our platform in certain jurisdictions or to certain customers. In addition, the export of our software in certain jurisdictions may require governmental authorizations. Various jurisdictions also regulate the import of certain technology, including imposing import permitting and licensing requirements, and have enacted laws that could limit our ability to offer our platform in those countries. Complying with export or import controls and economic sanctions may be time-consuming and result in the delay or loss of business opportunities.

Any change in export or import controls, economic sanctions or related legislation, or change in the countries, governments, persons, or technologies targeted by such restrictions or legislation, could result in decreased use of our platform by customers or in our decreased ability to offer our platform internationally, which would harm our business, operating results and financial condition. Furthermore, failure to comply with export or import controls or with economic sanctions may expose us to government investigations and penalties, which could harm our business, operating results and financial condition.

Governmental decisions with respect to perceived national security risks associated with quantum computing technology could impede the selling of our products and services.

Political challenges between the United States and countries in which our suppliers are located, including China, and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and China and other macroeconomic issues could adversely impact our business. Specifically, United States-China trade relations remain uncertain and quantum computing has been designated as a technology with national security implications in many countries, including the United States and Canada. The United States administration has announced tariffs on certain products imported into the United States with China as the country of origin, and China has imposed tariffs in response to the actions of the United States. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States, China or other countries that could have a material adverse effect on our business. To the extent our technology is deemed a matter of national security, our business could be subject to increased restrictions or regulations, our customer and supplier base may be restricted, our TAM may be reduced and our business, operating results and financial condition could be harmed.

We are subject to requirements relating to environmental and safety regulations which could adversely affect our business, results of operation and reputation.

We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.

Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.

Our hardware has operational hazards such as but not limited to hazardous operating temperatures and high voltage and/or high current electrical systems typical of large computer processing equipment and related safety incidents.

There may be environmental or safety incidents that damage machinery or product, slow or stop production, or harm employees or third parties. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.

Future investments in D-Wave Quantum Common Shares may be subject to U.S. foreign investment regulations.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).

The Transaction has resulted in investments in our U.S. subsidiary by non-U.S. persons that could be considered by CFIUS to result in a covered control transaction that CFIUS would have authority to review. PSP is a Canadian Crown corporation and currently holds approximately 54.0% of the issued and outstanding D-Wave Quantum Common Shares (including Exchangeable Shares). CFIUS or another U.S. governmental agency could choose to review past or proposed transactions involving new or existing foreign investors in D-Wave Quantum, even if a filing with CFIUS is or was not required at the time of such transaction.

Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and agency practices are rapidly evolving, and, in the event that CFIUS reviews one or more proposed or existing investment by investors, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to the parties to the transaction or such investors. Among other things, CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing D-Wave Quantum Common Shares, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things), or CFIUS could require us to divest a portion of D-Wave Quantum.

Risks Related to D-Wave Quantum’s Intellectual Property

We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third parties from making unauthorized use of our technology, which could cause it to lose its competitive advantage.

Our intellectual property is important to our business. We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, patents, trade secrets, copyrights, and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection. The steps we take to protect our intellectual property require significant resources and may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. We may be required to use significant resources to obtain monitor and protect our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to copy our platform and our products and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, we may not be able to acquire or maintain appropriate domain names in all countries in which we do business or prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other intellectual property. Furthermore, regulations governing domain names may not protect our trademarks or similar proprietary rights.

We enter into confidentiality and intellectual property agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. These agreements may not be effective in securing ownership of our intellectual property or controlling access to our proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached, may not be adequate to protect our confidential information, trade secrets and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets or proprietary technology. Further, these agreements do not prevent our competitors or others from independently developing technology that is substantially equivalent or superior to our technology. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we likely would not be able to assert any trade secret rights against such parties. Additionally, we may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of our intellectual property, including our trademarks. While we aim to acquire adequate protection of our brand through trademark registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar marks for services that also address our market. We rely on our brand and trademarks to identify our platform and to differentiate our platform and services from those of our competitors, and if we are unable to adequately protect our trademarks third parties may use our brand names or trademarks similar to ours in a manner that may cause confusion in the market, which could decrease the value of our brand and adversely affect our business and competitive advantages.

Policing unauthorized use of our intellectual property and misappropriation of our technology and trade secrets is difficult and we may not always be aware of such unauthorized use or misappropriation. Despite our efforts to protect our intellectual property rights, unauthorized third parties may attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop services with the same or similar functionality as our platform and products. If our competitors infringe, misappropriate or otherwise misuse our intellectual property rights and we are not adequately protected, or if our competitors are able to develop a platform or product with the same or similar functionality as ours without infringing our intellectual property, our competitive advantage and results of operations could be harmed. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. As a result, we may be aware of infringement by our competitors, but may choose not to bring litigation to enforce our intellectual property rights due to the cost, time and distraction of bringing such litigation. Furthermore, if we do decide to bring litigation, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits challenging or opposing our right to use and otherwise exploit particular intellectual property, services and technology or the enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our platform, prevent or delay introductions of new or enhanced solutions, result in our substituting inferior or more costly technologies into our platform or injure our reputation. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to developing and protecting their technology or intellectual property rights than we do.

Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with the commercialization of our products.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that any patent applications we have or will file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to those who may have patents or patent applications directed to relevant technology with an effective filing date earlier than any of our existing patents or pending patent applications, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued United States patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs. If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

The computing and software industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents, copyright and other intellectual property rights. Third parties may assert that our platform, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property. We face the risk of claims that we have infringed or otherwise violated third parties’ intellectual property rights. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or otherwise violating their intellectual property rights, and we may be found to be infringing upon or otherwise violating such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology or conflict with our trademark rights. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease making, licensing or using our platform or products that incorporate the challenged intellectual property;

•	require us to modify, redesign, reengineer or rebrand our platform or products, if feasible;

•	cause significant delays in introducing new or enhanced services or technology;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our platform or products, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our platform or products, or refund subscription fees, which could further exhaust our resources. Such disputes could also disrupt our platform or products, adversely affecting our customer satisfaction and ability to attract customers.

Some of our intellectual property has been conceived or developed pursuant to government-funding agreements which impose certain obligations on us. Compliance with such obligations may limit our ability to freely transfer our assets without incurring substantial additional repayment obligations.

Our government-funding agreements may contain certain restrictive covenants that either limit our ability to, or require a prepayment, in the event we incur additional indebtedness or liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, add new offices or business locations, make certain investments, pay dividends, transfer or dispose of certain assets, liquidate or dissolve, amend certain material agreements and enter into various specified transactions. We, therefore, may not be able to engage in any of the foregoing transactions unless we obtain the consent required by these agreements. Furthermore, our future working capital, borrowings or equity financing could be unavailable to repay or refinance the amounts outstanding under any of these agreements.

In addition, we may also incur additional indebtedness in the future. The instruments governing such indebtedness could contain provisions that are as, or more, restrictive than those to which we are presently subject. Any such present or future restrictions may limit our ability to meet or business, financing or other goals which could have a material adverse effect on our business and results of operations.

Risks Related to Being a Public Company

Our management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage D-Wave Quantum’s transition to a public company that is subject to significant regulatory oversight and reporting obligations under U.S. securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States. This could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

If we are unable for any reason to meet the continued listing requirements of the NYSE, such action or inaction could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of the NYSE (for example, the NYSE corporate governance requirements or the NYSE minimum closing bid price requirement), the NYSE may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, actions taken by us to restore compliance with listing requirements may not allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent such securities from dropping below any minimum bid price requirement or prevent future non-compliance with the NYSE listing requirements.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about D-Wave Quantum’s business, the price and trading volume of D-Wave Quantum’s securities could decline.

The trading market for D-Wave Quantum’s securities will be influenced by the research and reports that industry or securities analysts may publish about D-Wave Quantum, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on D-Wave Quantum. If no securities or industry analysts commence coverage of D-Wave Quantum, D-Wave Quantum’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover D-Wave Quantum change their recommendation regarding the Common Shares adversely, or provide more favorable relative recommendations about D-Wave Quantum’s competitors, the price of the Common Shares would likely decline. If any analyst who may cover D-Wave Quantum were to cease coverage of D-Wave Quantum or fail to regularly publish reports on it, D-Wave Quantum could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

There is a risk that we will fail to maintain an effective system of internal controls and our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

As a public company, we will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act, the regulations of the NYSE, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Prior to the Closing, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We may need to enhance and/or implement a new internal system to combine and streamline the management of our financial, accounting, human resources and other functions. However, the enhancement and/or implementation of a system may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities.

We have identified a material weakness in our internal control over financial reporting. If we fail to remedy this weakness or maintain an effective system of internal controls, then our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify additional material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

In connection with the preparation and audit of D-Wave Systems’ financial statements as of and for the fiscal years ended December 31, 2021 and 2020, a material weakness was identified in D-Wave Systems’ internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of D-Wave Systems’ annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, a material weakness was identified in D-Wave Systems’ control environment related to its financial statement close process: D-Wave Systems lacked sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of complex areas of GAAP and SEC rules to facilitate accurate and timely financial reporting and D-Wave Systems lacked adequate accounting personnel to perform sufficient review over certain areas including non-routine revenue transactions, equity and government assistance, which resulted in a number of material year end audit adjustments made prior to the issuance of the financial statements for the years ended December 31, 2021 and December 31, 2020.

If this material weakness is not remediated, it could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. We are implementing measures designed to improve our internal control over financial reporting to remediate this material weakness including adding additional qualified accounting personnel with experience with complex GAAP and SEC rules, engaging consultants to assist with the financial statement close process, and segregating duties among accounting personnel to enable adequate review controls. The primary costs associated with such measures are corresponding recruiting and additional salary and consulting costs, which are difficult to estimate at this time but which may be significant. These additional resources and procedures are intended to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures.

The material weakness will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. We are continuing to work on the implementation of our remediation plan, following which we will continue to test such controls over time. We cannot predict the success of such efforts or the outcome of its assessment of the remediation efforts. Our efforts may not remediate this material weakness in our internal control over financial reporting, or additional material weaknesses may be identified in the future. A failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our financial statements, and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our common stock.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating.

We will incur increased costs as a result of our operation as a public company, and our management will be required to devote substantial time and resources to employing new compliance initiatives in order to comply with the regulatory requirements applicable to public companies.

Following the completion of the Transaction, we became a public company and a result we will incur significant legal, accounting and other expenses that we did not incur as a private company. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

General Risk Factors

Our business is exposed to risks associated with litigation and may become subject to litigation, investigations and regulatory proceedings including product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action and other litigation and claims, as well as governmental and regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. In addition, our insurance or indemnities may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Furthermore, because litigation is inherently unpredictable, the results of such actions may have a material adverse effect on our business, operating results or financial condition.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We may be subject to taxes by the U.S. federal, state, local and foreign tax authorities. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	allocation of expenses to and among different jurisdictions;

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, tax treaties, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Changes in tax laws or regulations that are applied adversely to us may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulation or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us, any of which could adversely affect our business, prospects, financial performance and operating results. In particular, presidential, congressional, state and local elections in the United States could result in significant changes in, and uncertainty with respect to, tax legislation, regulation and government policy directly affecting our business or indirectly affecting us because of impacts on our customers, suppliers and manufacturers. For example, the United States government has recently enacted the Inflation Reduction Act of 2022 which, among other things, significantly changes the taxation of business entities including by imposing an alternative minimum tax on certain corporations, and may, from time to time, enact other changes to the taxation of business entities the likelihood of which is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us, including as a result of related uncertainty, these changes may materially and adversely affect our business, prospects, financial condition and operating results.

If the Transaction’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the perceived benefits of the Transaction do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning D-Wave Quantum or the industries in which D-Wave Quantum operates;

•	operating and share price performance of other companies that investors deem comparable to D-Wave Quantum;

•	D-Wave Quantum’s ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting our business;

•	our ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving D-Wave Quantum;

•	changes in D-Wave Quantum’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of Common Shares available for public sale;

•	any changes in our board of directors or management;

•	sales of substantial amounts of Common Shares by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•

general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism. See “—Risks Related to D-Wave Quantum’s Business and Industry”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to D-Wave Quantum could depress D-Wave Quantum’s share price regardless of D-Wave Quantum’s business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

D-Wave Quantum qualifies as an “emerging growth company” within the meaning of the Securities Act, and if D-Wave Quantum takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make D-Wave Quantum’s securities less attractive to investors and may make it more difficult to compare D-Wave Quantum’s performance to the performance of other public companies.

D-Wave Quantum qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, D-Wave Quantum is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. D-Wave Quantum will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which D-Wave Quantum has total annual gross revenue of at least $1.07 billion, or (c) in which D-Wave Quantum is deemed to be a large accelerated filer, which means the market value of Common Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which D-Wave Quantum has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as D-Wave Quantum is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, D-Wave Quantum may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our securities less attractive because we will rely on these exemptions, which may result in a less active trading market for the Common Shares and the price of the Common Shares may be more volatile.

In the future, we may become a “controlled company” within the meaning of the rules of the NYSE. As a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise be applicable to NYSE-listed companies.

D-Wave Quantum’s principal stockholder, PSP, beneficially owns approximately 54% of the issued and outstanding shares of D-Wave Quantum (including Exchangeable Shares). On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement, pursuant to which PSP agreed that for so long as PSP beneficially owns, directly or indirectly, Common Shares and Exchangeable Shares representing 50% or more of the rights to vote at a meeting of the stockholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust (i) PSP will not exercise the voting rights attached to any of such shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum and (ii) PSP will vote such shares in favor of the election of the directors that are nominated by the board of directors of D-Wave Quantum or a duly authorized committee thereof. As a result of the limitations imposed by the PSP Side Letter Agreement, we do not believe that we are a “controlled company” within the meaning of the corporate governance standards of the NYSE, which require that more than 50% of the voting power for the election of directors be held by an individual, group or entity, and we are not currently utilizing any of the “controlled company” exemptions. However, we may become a “controlled company” in the future.

If we become a “controlled company”, we would be able to elect not to comply with certain corporate governance requirements of the NYSE, including:

•	the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of the NYSE;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

Regardless of whether we become a “controlled company”, we do not intend to utilize any of the exemptions available to a “controlled company.” However, despite our intent, we would be able to elect to utilize such exemptions at our discretion if and for so long as we are a “controlled company.” Accordingly, if in the future we were to become a “controlled company” and we exercised our discretion to utilize such “controlled company” exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

The interests of D-Wave Quantum’s principal stockholder, which is able to exert significant influence on the election of the members of D-Wave Quantum’s board of directors and other significant corporate decisions, may conflict with the interests of D-Wave Quantum or its stockholders in the future.

D-Wave Quantum’s principal stockholder, PSP, beneficially owns approximately 54% of the issued and outstanding shares of D-Wave Quantum (including Exchangeable Shares), and is therefore able to exert significant influence on the vote on all matters submitted to a vote of D-Wave Quantum stockholders, which would enable it to significantly influence the election of the members of D-Wave Quantum’s board of directors and other significant corporate decisions. In particular, for so long as PSP continues to own a significant percentage of such shares, PSP may be able to prevent a change of control of D-Wave Quantum or a change in the composition of its board of directors and could effectively preclude any unsolicited acquisition of D-Wave Quantum. Such concentration of ownership could deprive you of an opportunity to receive a premium for your Common Shares as part of a sale of D-Wave Quantum, and ultimately may affect the market price of such shares. PSP and its affiliates engage in a broad spectrum of activities, and in the ordinary course of their business may engage in activities where their interests conflict with the interests of D-Wave Quantum or those of its other stockholders.

On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement pursuant to which PSP agreed that for so long as PSP beneficially owns, directly or indirectly, Common Shares and Exchangeable Shares representing 50% or more of the rights to vote at a meeting of the stockholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust (i) PSP will not exercise the voting rights attached to any of such shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum and (ii) PSP will vote such shares in favor of the election of the directors that are nominated by the board of directors of D-Wave Quantum or a duly authorized committee thereof.

Financial projections with respect to D-Wave Quantum may not prove to be reflective of actual financial results.

In connection with the Transaction, the board of directors of DPCM considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of D-Wave Quantum. D-Wave Quantum does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, IFRS or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Neither DPCM’s independent registered public accounting firm nor D-Wave Quantum’s independent registered public accounting firm, PricewaterhouseCoopers LLP have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the unaudited prospective financial information, and accordingly, they do not express an opinion or any other form of assurance with respect thereto. These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of D-Wave Quantum. There can be no assurance that D-Wave Quantum’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of the Common Shares or the business, financial condition and results of operations of D-Wave Quantum.

The historical financial results of D-Wave Systems and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what D-Wave Systems’ actual financial position or results of operations would have been if it were a public company.

The historical financial results of D-Wave Systems included in this prospectus do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those that D-Wave Systems will achieve in the future. D-Wave Systems’ financial condition and future results of operations could be materially different from amounts reflected in D-Wave Systems’ historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare D-Wave Systems’ future results to historical results or to evaluate its relative performance or trends in its business.

As a privately held company, D-Wave Systems has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a result of the Transaction, D-Wave Quantum is a public company with significant operations, and as such (and particularly after it is no longer an “emerging growth company”), will face increased legal, accounting, administrative and other costs and expenses as a public company that D-Wave Systems did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations implemented by the SEC, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities D-Wave Systems has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. If any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), D-Wave Quantum could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, D-Wave Quantum has purchased director and officer liability insurance, which has substantial additional premiums. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. The additional reporting and other obligations associated with being a public company will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities.

Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, D-Wave Quantum being treated as the “acquiror” for financial reporting purposes in the Transaction, the total debt obligations and the cash and cash equivalents of D-Wave Quantum on the date the Transaction closed.

Accordingly, such pro forma financial information may not be indicative of D-Wave Quantum’s future operating or financial performance and D-Wave Quantum’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Combined Financial Information.”

Risks Related to Ownership of the Common Shares

D-Wave will have broad discretion in the use of its cash, cash equivalents and investments, and it may invest or spend such amounts in ways with which you may not agree or in ways which may not yield a return.

D-Wave Quantum’s management will have considerable discretion in the application of its cash, cash equivalents and investments, and its stockholders will not have the opportunity to approve how such funds are being used. If such funds are used for corporate purposes that do not result in an increase to the value of its business, D-Wave Quantum’s stock price could decline. Pending their use, D-Wave Quantum, may invest its cash, cash equivalents and investments, in a manner that does not produce income or that loses value.

D-Wave may be required to take write-downs or write-offs, or D-Wave may be subject to restructuring, impairment or other charges that could have a significant negative effect on D-Wave’s financial condition, results of operations and the price of D-Wave’s securities, which could cause you to lose some or all of your investment.

Factors outside of D-Wave’s control may, at any time, arise. As a result of these factors, D-Wave may be forced to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in D-Wave reporting losses, as other companies that have recently consummated business combinations with special purpose acquisition companies have been required to do. Even if certain risks were identified in the past, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with prior expectation. Even though these charges may be non-cash items and therefore not have an immediate impact on D-Wave’s liquidity, the fact that D-Wave reports charges of this nature could contribute to negative market perceptions about D-Wave or its securities. In addition, charges of this nature may cause D-Wave to be unable to obtain future financing on favorable terms or at all.

D-Wave may be subject to securities litigation, which is expensive and could divert management attention.

The price of the Common Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. D-Wave may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on D-Wave’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject D-Wave to significant liabilities.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about D-Wave Quantum’s business, the price and trading volume of D-Wave Quantum’s securities could decline.

The trading market for D-Wave Quantum’s securities will be influenced by the research and reports that industry or securities analysts may publish about D-Wave Quantum, its business, market or competitors.

Securities and industry analysts currently publishing research on D-Wave Quantum may not continue to, and additional securities and industry analysts may never, publish research on D-Wave Quantum. If the number of securities or industry analysts is reduced or coverage is eliminated, D-Wave Quantum’s share price and trading volume would likely be negatively impacted. If any of the analysts who currently or may in future cover D-Wave Quantum change their recommendation regarding the Common Shares adversely, or provide more favorable relative recommendations about D-Wave Quantum’s competitors, the price of the Common Shares would likely decline. If any analyst who may cover D-Wave Quantum were to cease coverage of D-Wave Quantum or fail to regularly publish reports on it, D-Wave Quantum could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

The stock price of Common Shares may be volatile or may decline regardless of its operating performance.

The market price of Common Shares may fluctuate significantly in response to numerous factors, many of which are beyond its control, including:

•	actual or anticipated fluctuations in its revenue or other operating metrics;

•	changes in the financial guidance provided to the public or D-Wave Quantum’s failure to meet this guidance;

•

failure of securities analysts to initiate or maintain coverage of D-Wave Quantum, changes in financial estimates by any securities analysts who follow D-Wave Quantum, or its failure to meet the estimates or the expectations of investors;

•	changes in accounting standards, policies, guidelines, interpretations, or principles;

•	the economy as a whole and market conditions in its industry;

•	rumors and market speculation involving D-Wave Quantum or other companies in its industry;

•	announcements by D-Wave Quantum or its competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to its business;

•	lawsuits threatened or filed against us;

•	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events;

•	the expiration of contractual lock-up or market standoff agreements; and

•	sales of additional Common Shares by D-Wave Quantum or its stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If D-Wave Quantum were to become involved in securities litigation, it could be subjected to substantial costs, divert resources and the attention of management from its business, and harm its business.

D-Wave Quantum may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Warrants.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, D-Wave Quantum may amend the terms of the Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Warrants approve of such amendment. Although

D-Wave Quantum’s ability to amend the terms of the Warrants with the consent of a majority of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of a Warrant.

The Warrants may have an adverse effect on the market price of the Common Shares.

We currently have 18,000,000 Warrants outstanding, with each Warrant exercisable for 1.4541326 Common Shares, subject to adjustment, at $11.50 per Common Share, commencing on September 4, 2022. Such Warrants, if exercised, would increase the number of issued and outstanding Common Shares and be dilutive to the Common Shares then outstanding.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Common Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. If and when the Warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the 8,000,000 Warrants that were issued in exchange for the Private Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees. Because the $18.00 trading price referred to above substantially exceeds the current trading price of our Common Shares and we have registered for resale a substantial number of Common Shares, the sale of which could cause the price of our Common Shares to decrease, we may be unable to redeem the Warrants and the Warrants may expire worthless.

The D-Wave Quantum Charter contains anti-takeover provisions that could adversely affect the rights of its stockholders.

The D-Wave Quantum Charter contains provisions to limit the ability of others to acquire control of D-Wave Quantum or cause it to engage in change-of-control transactions, including, among other things:

•

provisions that authorize its board of directors, without action by its stockholders, to issue additional Common Shares and preferred stock with preferential rights determined by its board of directors;

•

provisions that permit only a majority of its board of directors, the chairperson of the board of directors or the chief executive officer to call stockholder meetings and therefore do not permit stockholders to call special meetings of the stockholders;

•	provisions generally eliminating stockholders’ ability to act by written consent;

•	provisions requiring a two-thirds super majority vote to remove a director; and

•	provisions requiring certain amendments to the our governing documents be made by a two-thirds super majority vote.

These provisions could have the effect of depriving holders of our Common Shares of an opportunity to sell their Common Shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of D-Wave Quantum in a tender offer or similar transaction.

The D-Wave Quantum Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain stockholder litigation matters, which could limit D-Wave Quantum’s stockholders’ ability to obtain a favorable judicial forum for disputes with D-Wave Quantum or D-Wave Quantum’s directors, officers, employees or stockholders.

The D-Wave Quantum Charter requires, to the fullest extent permitted by law, that, unless DPCM’s consent in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of D-Wave Quantum; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of D-Wave Quantum to D-Wave Quantum or D-Wave Quantum’s stockholders; (c) any claim or cause of action against D-Wave Quantum or any current or former director, officer or other employee of D-Wave Quantum, arising out of or pursuant to any provision of the DGCL, the D-Wave Quantum Charter or the amended and restated bylaws of D-Wave Quantum (the “D-Wave Quantum Bylaws”) (as each may be amended from time to time); (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of D-Wave Quantum Charter or D-Wave Quantum Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against D-Wave Quantum or any current or former director, officer or other employee of the corporation, governed by the internal-affairs doctrine or otherwise related to the corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Subject to the preceding sentence, the federal district courts of the United States of America are to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, such forum selection provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction or for which there is concurrent federal and state jurisdiction.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with D-Wave Quantum or its directors, officers, or other employees, which may discourage such lawsuits against D-Wave Quantum and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the D-Wave Quantum Charter to be inapplicable or unenforceable in an action, D-Wave Quantum may incur additional costs associated with resolving such action in other jurisdictions, which could harm D-Wave Quantum’s business, results of operations, and financial condition.

Because D-Wave Quantum has no current plans to pay cash dividends on Common Shares for the foreseeable future, you may not receive any return on investment unless you sell Common Shares for a price greater than that which you paid for it.

D-Wave Quantum has not paid any dividends to its stockholders and has no intention to pay dividends on Common Shares for the foreseeable future. D-Wave Quantum’s board of directors will consider whether or not to institute a dividend policy. The determination to pay dividends will depend on many factors, including, among others, D-Wave Quantum’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that D-Wave Quantum’s board of directors may deem relevant. In addition, D-Wave Quantum’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in Common Shares unless you sell Common Shares for a price greater than that which you paid for it. See the section entitled “Market Price of Our Securities and Dividends.”

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We would receive up to an aggregate of approximately $207 million from the exercise of the Warrants, assuming the exercise in full of all such Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Each Warrant is exercisable for 1.4541326 Common Shares at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than approximately $7.91, the effective exercise price of the Warrants per one Common Share, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration, and the Warrants may not be exercised prior to their maturity on August 5, 2027, even if they are in the money, and as such, the Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to D-Wave Quantum’s Financial Condition and Status as an Early-Stage Company—We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future” and “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

MARKET PRICE OF OUR SECURITIES AND DIVIDENDS

Our Common Shares and Warrants began trading on the NYSE under the symbols “QBTS” and “QBTS.WT”, respectively, on August 8, 2022. On October 25, 2022, the last reported sales prices of the Common Shares and Warrants were $4.51 and $0.28, respectively. As of August 5, 2022, there were approximately 175 holders of record of our Common Shares, approximately 60 holders of record of our Exchangeable Shares and 2 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividends

D-Wave Quantum has not paid any dividends to its stockholders and has no intention to pay dividends on Common Shares for the foreseeable future. D-Wave Quantum’s board of directors will consider whether or not to institute a dividend policy. The determination to pay dividends will depend on many factors, including, among others, D-Wave Quantum’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that D-Wave Quantum’s board of directors may deem relevant.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

On February 7, 2022, DPCM, D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave Systems entered into the Transaction Agreement relating to the Transaction. On the Closing Date, the Transaction was consummated with DPCM and D-Wave became wholly-owned subsidiaries of D-Wave Quantum and the stockholders of DPCM becoming stockholders of D-Wave Quantum. The Common Shares and the Warrants trade on the NYSE under the symbols “QBTS” and “QBTS.WT”, respectively.

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, the audited financial statements of DPCM for the year ended December 31, 2021, the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements of D-Wave for the year ended December 31, 2021 as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes included elsewhere in this prospectus;

•

the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements for the year ended December 31, 2021, and the related notes included elsewhere in this prospectus; and

•

the sections entitled “D-Wave Quantum Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “D-Wave Systems Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere in this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in DPCM’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that were redeemed, resulting in an aggregate payment of $291.3 million out of the trust account, at a redemption price of $10.01 per share.

Description of the Transaction

As noted above, on February 7, 2022, DPCM entered into the Transaction Agreement with D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave. Pursuant to the Transaction Agreement and in connection therewith, among other things and subject to the terms and conditions contained therein:

•	On the Closing Date, the DPCM Merger will be consummated;

•

At the Effective Time, (a) each issued and outstanding share of DPCM Class A Common Stock (other than any shares of DPCM Class A Common Stock or shares of DPCM’s Class B Common Stock held in DPCM’s treasury or owned by D-Wave or any other wholly-owned subsidiary of D-Wave or DPCM immediately prior to the Effective Time (the “Excluded Shares”)) and after giving effect to the right of the holders of DPCM Class A Common Stock to redeem all or a portion of their DPCM Class A Common Stock will be automatically converted into and exchanged for the right to receive from the depositary, for each share of DPCM Class A Common Stock, a number of Common Shares equal to the Exchange Ratio and (b) each issued and outstanding share of DPCM Class B Common Stock (other than any Excluded Shares) will be automatically converted into and exchanged for the right to receive from the depositary, one Common Share;

•

Immediately following the DPCM Merger, the parties will proceed to effect the Arrangement on the terms and subject to the conditions set forth in the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and the Transaction Agreement or made at the direction of the Supreme Court of British Columbia (the “Court”) in accordance with the final order of the Court pursuant to Section 291 of the Business Corporations Act (British Columbia), in a form acceptable to D-Wave and DPCM, each acting reasonably, approving the Arrangement with the prior written consent of DPCM and D-Wave, each such consent not to be unreasonably withheld, conditioned, or delayed. Pursuant to the Plan of Arrangement, (i) CallCo will acquire a portion of the issued and outstanding share capital of D-Wave (the “D-Wave Shares”) from certain holders in exchange for Common Shares (the “D-Wave Quantum Share Exchange”), (ii) CallCo will contribute such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo will acquire the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange Exchangeable Shares and (iv) as a result of the foregoing, D-Wave will become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares will have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for Common Shares (the “Arrangement”);

•

Immediately following the consummation of the DPCM Merger, pursuant to the Plan of Arrangement, each outstanding D-Wave Share will be automatically converted into and exchanged the right to receive a number of Common Shares or Exchangeable Shares equal to, in the aggregate, the Per Share D-Wave Stock Consideration (as defined in the Transaction Agreement);

•

Concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into the PIPE Subscription Agreements, pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the PIPE Shares; and

•

On June 16, 2022, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Commencement Date. The Purchase Agreement is subject to certain limitations including but not limited to, the filing and effectiveness of the Lincoln Park Registration Statement. Pursuant to the Purchase Agreement, we also agreed to pay Lincoln Park the Commitment Fee of $2,625,000. We paid the Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

Forfeiture Shares

Prior to the Transaction, Sponsor was the beneficial and record owner of 7,252,500 shares of the 7,500,000 outstanding shares of DPCM Class B Common Stock, or the Founder Shares. Pursuant to the terms of the Amended and Restated Sponsor Support Agreement entered into on June 16, 2022, immediately prior to the Closing, the Sponsor has agreed to forfeit 4,484,425 Founder Shares (the “Forfeited Shares”).

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DPCM has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined balance sheet as of June 30, 2022, was derived from the unaudited historical balance sheet of DPCM as of June 30, 2022, and the unaudited historical balance sheet of D-Wave as of June 30, 2022 and gives effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma combined statement of operations for the six months ended June 30, 2022, combines the historical statement of operations of DPCM for the six months ended June 30, 2022, and the historical statement of operations of D-Wave for the six months ended June 30, 2022, and gives effect to the Transaction as if it had been consummated on January 1, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021, combines the historical statement of operations of DPCM for the year ended December 31, 2021, and the historical statement of operations of D-Wave for the year ended December 31, 2021, and gives effect to the Transaction as if it had been consummated on January 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that each of D-Wave and DPCM believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of D-Wave and DPCM believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. DPCM and D-Wave have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that was redeemed, resulting in an aggregate payment of $291.3 million out of the Trust Account that holds the proceeds of the initial public offering of DPCM (including interest not previously released to DPCM to pay its taxes) (“Trust Account”), at a redemption price of $10.01 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of D-Wave Quantum to be issued to D-Wave stockholders on the Closing Date, the Common Shares to be issued to existing DPCM investors, the Common Shares to be issued in respect of the Founder Shares, the initial tranche of shares to be issued to Lincoln Park to satisfy the Commitment Fee under the Purchase Agreement, and the PIPE Shares.

Upon the consummation of the Transaction, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

(Shares In thousands)	Shares	%
D-Wave Stockholders	99,737	91%
PIPE Investors	5,817	5%
DPCM Public Stockholders	1,312	1%
Initial tranche Commitment Fee – Lincoln Park	127	0%
Shares held by Sponsor	2,769	3%
Additional Former Class B Holder shares	247	0%

Total Common Shares	110,009	100%

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of D-Wave Quantum.

The Public Warrants and the warrants of DPCM held by Sponsor that were issued to Sponsor at the closing of DPCM’s initial public offering (“Private Warrants”) have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The warrants of D-Wave have been classified as permanent equity.

On November 20, 2020, D-Wave entered into an agreement (the “SIF Agreement”) with the Strategic Innovation Fund (“SIF”), whereby SIF agreed to make a repayable contribution to D-Wave of up to $40.0 million. The contractual repayment period is 15 years and commences in the first year in which D-Wave reports annual revenue of $70.0 million. Pursuant to the SIF Agreement, repayment of the SIF contribution could be triggered early upon default of the agreement, termination of the agreement or upon a change of control (as defined in the SIF Agreement) that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the Transaction.

Accounting for the Transaction

The Transaction represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States. Under this method of accounting, DPCM, as a direct wholly-owned subsidiary of D-Wave Quantum, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and D-Wave will be treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	D-Wave’s existing stockholders will have the majority of the voting interest in the combined entity as described above with an approximate 91% voting interest;

•

The combined company’s board of directors will have seven board members consisting of one board member designated by DPCM, three board members retained from the D-Wave board, and three additional, independent board member;

•	D-Wave senior management will comprise all the senior management of the combined company; and

•	D-Wave operations will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of a capital transaction in which D-Wave is issuing stock for the net assets of DPCM, accompanied by a recapitalization. The net assets of DPCM will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be those of D-Wave.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share information)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments		D-Wave Quantum Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$78	$10,466	$300,627	(a)	$22,938
			40,000	(b)
			(21,525)	(h)
			(15,019)	(i)
			(291,269)	(g)
			(420)	(l)
Trade accounts receivable, net	—	918			918
Receivable research incentives	—	2,451			2,451
Inventories	—	2,148			2,148
Prepaid expenses and other current assets	70	1,529	1,101	(j)	4,450
			1,750	(k)
Deferred offering costs	—	5,671	(5,671)	(e)	—

Total current assets	148	23,183	9,574		32,905
Property and equipment, net	—	2,772			2,772
Operating lease right-of-use assets	—	8,118			8,118
Intangible assets, net	—	262			262
Other noncurrent assets	—	1,350			1,350
Cash and marketable securities held in Trust Account	300,627	—	(300,627)	(a)	—

Total assets	$300,775	$35,685	$(291,053)		$45,407

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	—	2,483			2,483
Accounts payable, accrued expenses and other current liabilities	5,731	8,295	(5,671)	(e)	9,685
			(420)	(l)
			1,750	(k)
Current portion of operating lease liabilities	—	1,573			1,573
Loans payable, current	—	21,353	(21,108)	(h)	245
Deferred revenue, current	—	2,595			2,595

Total current liabilities	5,731	36,299	(25,449)		16,581
Warrant liabilities	6,300	—			6,300
Operating lease liabilities, net of current portion	—	6,556			6,556
Loans payable, noncurrent	—	12,903			12,903
Deferred revenue, noncurrent	—	20			20

Total liabilities	$12,031	$55,778	$(25,449)		$42,360

DPCM Class A common stock subject to possible redemption	300,114	—	(300,114)	(f)	—
Stockholders’ equity (deficit):
D-Wave Non-redeemable convertible preferred stock	—	189,881	(189,881)	(c)	—
D-Wave Common stock	—	2,811	(2,811)	(c)	—
DPCM Class B common stock	1	—	(1)	(f)	—

Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments		D-Wave Quantum Inc. Pro Forma
D-Wave Quantum common stock	—	—	(3)	(g)	76
			43	(f)
			—	(j)
			58	(b)
			(22)	(c)
Additional paid-in capital	10,151	147,779	39,942	(b)	364,292
			300,072	(f)
			(21,522)	(d)
			(15,019)	(e)
			192,714	(c)
			340	(i)
			1,101	(j)
			(291,266)	(g)
Accumulated deficit	(21,522)	(350,083)	21,522	(d)	(350,840)
			(417)	(h)
			(340)	(i)
Accumulated other comprehensive loss	—	(10,481)			(10,481)

Total stockholders’ equity (deficit)	$(11,370)	$(20,093)	$34,510		$3,047

Total liabilities and stockholders’ equity (deficit)	$300,775	$35,685	$(291,053)		$45,407

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except share and per share amounts)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments		D-Wave Quantum Inc. Pro Forma
Revenue	$—	$6,279			$6,279
Cost of revenue:	—	1,750			1,750

Total gross profit	—	4,529			4,529
Operating expenses:
Research and development	—	25,401			25,401
General and administrative	3,782	11,897	340	(cc)	16,019
Sales and marketing	—	6,179			6,179

Total operating expenses	3,782	43,477	340		47,599

Loss from operations	(3,782)	(38,948)	(340)		(43,070)
Other income (expense):
Interest expense	—	(1,728)	(417)	(dd)	(2,145)
Government assistance	—	7,167			7,167
Change in fair value of warrant liabilities	27,913	—			27,913
Interest earned on marketable securities held in Trust Account	116	—	(116)	(aa)	—
Unrealized loss on marketable securities held in Trust Account	9	—	(9)	(aa)	—
Gain on investment in marketable securities		1,163			1,163
Other income (expense), net	—	801			801

Total other income (expense), net	28,038	7,403	(542)		34,899

Net income (loss) before taxes	$24,256	$(31,545)	$(882)		$(8,171)
Provision for income taxes	(10)	—	—		(10)

Net income (loss)	$24,246	$(31,545)	$(882)		$(8,181)

Net income (loss) per share, basic and diluted		$(0.28)			$(0.08)	(bb)
Net income per share, Class A common stock, basic and diluted	$0.65
Net income per share, Class B common stock, basic and diluted	$0.65
Weighted-average shares outstanding ,basic and diluted	—	111,911,127			108,907,982
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In thousands, except share and per share amounts)

	Historical
	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments		D-Wave Quantum Inc. Pro Forma
Revenue	$—	$3,083			$3,083
Cost of revenue:	—	1,169			1,169

Total gross profit	—	1,914			1,914
Operating expenses:
Research and development	—	13,599			13,599
General and administrative	2,975	7,606			10,581
Sales and marketing	—	3,339			3,339

Total operating expenses	2,975	24,544			27,519

Loss from operations	(2,975)	(22,630)			(25,605)
Other income (expense):
Interest expense	—	(2,538)	606	(cc)	(1,932)
Reduction of deferred underwriting fees	235	—			235
Change in fair value of warrant liabilities	4,487	—			4,487
Interest earned on marketable securities held in Trust Account	427	—	(427)	(aa)	—
Unrealized loss on marketable securities held in Trust Account	17	—	(17)	(aa)	—
Other income (expense), net	—	353			353

Total other income (expense), net	5,166	(2,185)	162		3,143

Net income (loss) before taxes	$2,191	$(24,815)	$162		$(22,462)
Provision for income taxes	(20)	—	—		(20)

Net income (loss)	$2,171	$(24,815)	$162		$(22,482)

Net income (loss) per share, basic and diluted		$(0.22)			$(0.20)	(bb)
Net income per share, Class A common stock, basic and diluted	$0.06
Net income per share, Class B common stock, basic and diluted	$0.06
Weighted-average shares outstanding ,basic and diluted	—	111,981,014			110,008,180
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)

Reflects the reclassification of the cash and marketable securities held in the Trust Account to cash and cash equivalents, subsequent to DPCM public stockholders exercising their right to have redeemed their shares of DPCM Class A Common Stock for their pro rata share of the Trust Account.

(b)

Reflects the proceeds of $40.0 million from the issuance and sale of Common Shares at a par value of $0.0001 in the PIPE financing pursuant to the PIPE Subscription Agreements. PIPE Investors will receive 5,816,530 (5,816,528 as a result of rounding) Common Shares.

(c)

Reflects the recapitalization of D-Wave through the contribution of all outstanding common shares and convertible preferred shares of D-Wave to DPCM and the issuance of 99.7 million (conversion ratio of 0.889657) Common Shares (including 48.4 million Exchangeable Shares). As a result of the recapitalization, the carrying value of common shares of $2.8 million and non-redeemable convertible preferred shares of $189.9 million of D-Wave were derecognized. Common Shares issued as part of the recapitalization were recorded to common shares in the amount $22,000 and Additional paid-in capital in the amount of $192.7 million.

(d)	Reflects the elimination of DPCM’s historical accumulated deficit.

(e)

Reflects the pro forma adjustment to record the payment of preliminary estimated transaction costs incurred by DPCM and D-Wave for legal, financial advisory, accounting, auditing, and other professional fees. Costs directly attributable to the Transaction (excluding DPCM underwriter’s fees) described in (b)) amount to $15.0 million and consist of $12.9 million relating to legal, accounting, auditing, $750,000 relating to printing, $400,000 related to D&O insurance, $412,000 related to the NYSE and other filing fees, and $593,000 related to other professional fees. Such costs are recorded as a reduction to additional paid-in capital. Additionally, it reflects the reduction of deferred offering costs by $5.7 million for transaction costs capitalized by D-Wave and accrued liabilities by $5.7 million for transaction costs accrued by D-Wave.

(f)

Reflects the conversion of 902,213 shares of DPCM Class A Common Stock into 1,311,937 Common Shares (Exchange Ratio of 1.4541326). Reflects the conversion of 7,500,000 shares of DPCM Class B Common Stock into 3,015,575 Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares). Common Shares issued as part of the conversion were recorded to common stock in the amount of $43,000 and additional paid-in capital in the amount of $300.0 million, which assumes no holders of shares of DPCM Class A Common Stock exercise their redemption rights.

(g)

Reflects that DPCM’s public stockholders exercised their redemption rights with respect to 29,097,787 shares of DPCM Class A Common Stock prior to the consummation of the Transaction at a redemption price of approximately $10.01 per share, or approximately $291.3 million in cash. 7,500,000 shares of DPCM Class B Common Stock were converted into 3,015,575 Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares).

(h)

Reflects D-Wave’s payment of its first tranche of $15.0 million received as of March 31, 2022 and the second tranche of $5.0 million received as of June 30, 2022, totaling $20.0 million of its short-term debt with PSPIB Unitas Investments II Inc. This adjustment reflects a $1.0 million final payment fee (calculated as 5.0% of outstanding principal) and the eliminations of the short-term debt carrying value of $21.1 million and the unamortized debt discount due to unamortized debt issuance costs of $417,000.

(i)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(j)	Reflects the Closing Date issuance of 127,180 shares of D-Wave Quantum common stock to Lincoln Park to satisfy the initial tranche of the Commitment Fee under the Purchase Agreement. This adjustment reflects an increase of $1.1 million to additional paid-in capital and deferred issuance costs and an immaterial increase to D-Wave Quantum common stock. The deferred issuance costs are recorded at the Closing Date fair value of the 127,180 shares issued and are classified within prepaid expenses and other current assets in the unaudited pro forma condensed combined balance sheet.

(k)

Reflects a liability incurred on the Closing Date for the second tranche of the Commitment Fee under the Purchase Agreement with Lincoln Park. This adjustment reflects an increase of $1.75 million to deferred issuance costs and accounts payable, accrued expenses and other current liabilities. The liability for this adjustment was satisfied by the issuance of 254,360 shares of D-Wave Quantum common stock on August 25, 2022.

(l)

Reflects repayment of the Sponsor Note and Sponsor Affiliate Note upon the Closing. The Sponsor Note and Sponsor Affiliate Note are classified within accounts payable, accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(dd)	Reflects an adjustment to eliminate the unamortized debt discount due to unamortized debt issuance costs of $417,000.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

(In thousands, except per share data)	Year Ended December 31, 2021
Numerator:
Pro forma net loss	$(8,181)

Denominator:
Public shareholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee – Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	248
D-Wave shareholders	98,636

Pro forma weighted average shares outstanding, basic and diluted	108,909

Pro forma basic and diluted net loss per share(1)	$(0.08)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 10,000,000 Public Warrants and 8,000,000 Private Warrants of DPCM and 3,406,413 (conversion ratio 0.881210) warrants of D-Wave as of December 31, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in Trust Account held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)

Reflects the elimination of interest expense on short-term debt with PSPIB Unitas Investments II Inc., as it is assumed the related debt balance would have been paid as if the Transaction had occurred on January 1, 2021.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

(In thousands, except per share data)	Six Months Ended June 30, 2022
Numerator:
Pro forma net loss	$(22,482)

Denominator:
Public Stockholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee – Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	247
D-Wave shareholders	99,737

Pro forma weighted average shares outstanding, basic and diluted	110,009

Pro forma basic and diluted net loss per share(1)	$(0.20)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 14,451,000 Public Warrants and 11,633,000 Private Warrants of DPCM and 3,247,637 (conversion ratio 0.8896570) warrants of D-Wave as of June 30, 2022.

D-Wave’s pro forma options and warrants are as follows based on a conversion ratio of 0.8896570

(Shares In thousands)	Shares
D-Wave Warrants	2,889
D-Wave Option	13,621

Total D-Wave Quantum issuable to D-Wave (Dilutive)	16,510

DPCM’s anti-dilutive pro forma warrants are as follows:

(Shares In thousands)	Shares
Public Warrants	14,541
Private Warrants	11,633

Total Dilutive Shares	26,174

BUSINESS

Unless the context requires otherwise, references in this section to “D-Wave,” “we,” “our” or “us” refer to D-Wave Quantum Inc., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Transaction, and prior to the Consummation of the Transaction, to D-Wave Systems Inc., a British Columbia corporation.

Overview

Organizational Structure

The diagram below depicts a simplified version of D-Wave Quantum’s organizational structure.

As the Practical Quantum Computing Company, our mission is to unlock the power of quantum computing today to benefit business and society. We define “practical” as being focused on delivering quantum offerings and access, built to provide customer value for commercial use. We define “commercial” as customer use primarily focused on revenue-generating or cost-saving use cases. Our commercial-first approach brings quantum products to market that serve the needs of enterprise customers by solving their most complex and computationally intensive problems. We deliver this in real-time via cloud services. Today, customers can access our annealing quantum computer and quantum hybrid solvers, and we are developing a gate-model system with cross platform tools to help address a broader range of customer problem sets in the longer term.

We are a pioneer in the quantum industry. We were the first company to lease, deliver and install a quantum system (2010-2011). We were the first to enable early complex optimization applications on quantum computers, used by Volkswagen for taxi routing modelling (2017). We were the first to demonstrate peer-reviewed quantum mechanical effects within a quantum annealer (2018), as published in both Science and Nature. We were the first to deliver real-time quantum access via the cloud (2018), and we continue serving our customers via cloud-based offerings today.

We were also the first to deliver hybrid solver services, bringing quantum and classical resources together to run problems with up to one million variables (2020). Most recently, we were the first to deliver a 5,000-qubit system (2020) and the first to demonstrate a three-million-times speed-up over the best-known classical approaches—the latter published in Nature Communications (2021). Today, we are the only quantum computing company building commercial annealing quantum computing systems and developing gate-model quantum computing systems. All of these achievements have resulted in a blue-chip customer base, which now includes approximately 25 companies from the Forbes Global 2000 and 55+ commercial customers. In 2021, 68% of our QCaaS revenue was from commercial customers in a variety of industries including financial, manufacturing, automotive, pharmaceutical, information technology, retail and professional services.

Both our successful track record in running a quantum computing company—we’ve developed and delivered five generations of annealing quantum systems for practical use by customers—and our deep scientific and technical capabilities in hardware and software are key market differentiators. Delivered in the cloud, our real-time QCaaS (Quantum computing as a service) is available in 38 countries. Additionally, with our professional services-enabled application development, we are the only quantum computing company that supports business applications at production scale today.

Our differentiated approach focuses on controlling the entire production cycle, from fabricating the quantum chips that power our quantum computers to developing the associated software and open-source development tools for quantum applications. This full-stack approach, coupled with our real-time quantum cloud delivery of those products, yields a regular, rapid product-to-market benefit. It also provides our customers with a powerful platform to address complex problems that can benefit from quantum computational power.

We believe that this product delivery and product enhancement cadence, integrated with our services-enabled approach and three-pronged go-to-market model (across direct sales, re-sellers and developers), gives us first-mover advantage and sustainable competitive differentiation. Altogether, this also allows us to offer demonstrable and repeatable business value to our customers by identifying potential quantum use cases, piloting quantum hybrid applications, and working with customers to bring those applications into production.

While classical computing technology has delivered significant advancements, it has limitations. In classical computation, binary information is encoded in bits that can be in a 0 or 1 state. Classical processors manipulate and transform this binary information to run classical algorithms and perform computations. Still, many important and high-value problems remain problematic, which creates the irreplaceable demand for quantum computing capabilities. Our quantum computing systems harness the remarkable properties of quantum mechanics, in which quantum bits (qubits) can be both 0 and 1 simultaneously and can provide previously unavailable computational resources to enable new algorithms and applications and provide solutions that are outside the reach of classical computational computing systems.

The computational value of quantum computing underpins the promise of even greater societal and business impact, from the creation of new products and identification of new lines of business to solutions unimagined in drug discovery, weather modelling, global supply chain distribution, financial market optimization and new materials. As the only quantum computing company in the world building commercial annealing quantum computing systems and developing gate-model quantum computing systems, we can help customers benefit from a simplified, cross-platform experience that provides access to the full breadth of potential quantum applications. This dual-system approach is crucial to serving the full quantum TAM, as different types of quantum systems benefit different types of quantum applications: annealing systems are optimal for optimization problems, which today account for approximately 25 percent of the quantum TAM (as defined in “Our Growth Strategy” below); gate-model systems are best for differential equations, such as those in quantum chemistry; and both annealing and gate-model systems can solve linear algebraic and factoring problems, such as those in cryptography. And as use of quantum computers accelerates, we expect to find new, yet to be discovered, use cases that may be better suited for one or the other system.

By offering both annealing and gate-model quantum computers, we intend to impact the lifecycles of a broader range of use cases and serve as the only cross-platform solution for enterprise customers. For example, in the pharmaceutical sector, annealing systems are best suited for patient trial and supply chain optimization, as well as protein folding, while gate-model systems are best suited to assist with drug discovery. And both systems will likely play a role in quantum machine learning for toxicity mitigation. In manufacturing, new materials will be designed with gate-model systems, while factory automation improvements will be designed to deliver new products, built with those new materials, to market more efficiently using annealing systems. By providing both annealing and gate-model quantum compute capabilities, D-Wave will be able to address the entire use case rather than only a portion thereof, unlocking customers’ ability to use annealing and gate-model systems as a single-point solution.

Quantum computing enables our customers to find solutions to problems that couldn’t previously be solved or to arrive at optimal solutions far more quickly—both of which can significantly improve our customers’ profitability. In a 2020 report by 451 Research, an S&P Global market intelligence company, 31 percent of enterprises surveyed stated they abandoned complex problems because of the time they took to solve. The report also found that 39 percent of companies are currently experimenting with quantum computing and 81 percent plan to have quantum use cases within the next three years. All of this contributes to acceleration in the use of, and demand for, quantum computing. The need for quantum computing solutions is here today, and we believe D-Wave is well positioned to capture a significant portion of the commercial quantum computing market.

Our customer base reflects a highly diversified global portfolio of blue-chip enterprise customers, including Volkswagen, Save-On-Foods, DENSO, BBVA, NEC, Accenture, and Lockheed Martin. In addition, thousands of developers around the globe have built early quantum software applications on our systems in areas as diverse as resource scheduling, mobility, logistics, drug discovery, portfolio optimization and manufacturing processes, plus many more under development, demonstrating increased recognition of the benefits of quantum computing across industries.

We believe that most commercial quantum computation and successful application development will be hybrid, meaning that problems will be solved using both classical and quantum resources. Much like the value of a graphical processing unit in classical computation, quantum computers are accelerators. Our quantum hybrid approach offers customers the best of classical and quantum solvers, automatically determining which parts of problems are more suited to classical or quantum solutions and, in turn, enabling customers to see early quantum value on their current computational problems while preparing them to address more complex problems in the future.

We have already demonstrated important results. As noted in a recent peer-reviewed paper published in Nature Communications, our systems have demonstrated a three-million-times speed-up over the best-known classical approaches on an application in quantum materials simulation. This work illustrates that quantum computing provides superior outcomes for certain types of problems. Our customers have also been able to realize demonstrable value. For example, we worked with Save-On-Foods to create a quantum hybrid solution that saw time spent on grocery optimization tasks reduced from 25 hours to less than two minutes.

We believe that our hybrid quantum computing approach will accelerate the value of quantum computing for enterprises today, and our cross-platform offerings of both annealing and gate-model systems will provide access to the full quantum TAM. We are poised to disrupt and revolutionize the notion of computational power. In turn, this will enable business and society to harness the value of the technology.

We are more than our innovative products. We are an organization of professionals across many disciplines and boast distinguished domain experts with decades of experience in their respective fields. We believe the maturity of our technologies, our deep professional services expertise, our history of delivering both scientific advancements and new quantum products via cloud services, and our proven track record of building and growing new markets fully equip us to partner with customers on their quantum journey and to continue to capture a significant portion of the growing market.

All of our systems, tools and products are, and will continue to be, focused on providing an accelerated path to practical, real-world applications that deliver measurable value to our customers.

Our Quantum Computers, Developer Tools and Quantum Hybrid Solvers Delivered via QCaaS

We believe we are uniquely positioned to serve the growing market for quantum computing solutions and services. Our revenue is derived from cloud-based QCaaS, which includes access to a quantum computer with more than 5,000 qubits and quantum-classical hybrid solvers that can solve problems with up to one million variables. We also recognize revenue by helping customers build quantum hybrid applications through our professional services offerings. For a breakdown of revenue by type of product or service, please see Note 3 “Revenue from contracts with customers” included in the notes to our audited consolidated financial statements. While we generate revenue from these products and services, we have a history of net losses since inception and experienced negative cash flows from operations. See “Risk Factors— Risks Related to D-Wave Quantums’s Financial Condition and Status as an Early-Stage Company—We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.”

Advantage™ quantum computers: We are at the forefront of providing annealing quantum computers. Today’s Advantage annealing quantum system was built for business and excels at optimization problems ubiquitous in real-world commercial applications, such as optimizing manufacturing processes and reducing waste. Advantage is available in the Leap quantum cloud service (“Leap”) (see below) and through Amazon Web Services’ (“AWS”) Amazon Braket offering. Our planned scalable gate-model program will extend the Advantage platform to deliver gate-based quantum computing in a multilayer fabrication stack (as described below). We plan to do this by validating gate-model multi-layer fabrication, demonstrating scalable on-chip control, and ultimately delivering a 5,000 qubit scaled gate-model system with either full or partial error correction. We intend to apply the learning from our five generations of building annealing quantum computers to the manufacturing, scale and implementation of the gate-model program. At the same time, we’ll continue to invest in our Advantage annealing program with future generations of increasingly more powerful and connected quantum annealing systems.

A multilayer fabrication stack is composed of multiple alternating layers of superconducting metals, dielectric insulators, as well as other superconducting device layers, that allow for a dense, or space efficient implementation of complex circuitry. This approach allows us to integrate control and readout circuitry into the fabric of the quantum processor unit, and facilitates scaling to large processor sizes. Much like our existing annealing quantum computers, access to the gate-model quantum computers will be available via our Leap quantum cloud service, though there may be unique government classified applications that require stand-alone systems on customer premises.

Our offerings include:

Leap™ quantum cloud service: We are also at the forefront of providing real-time quantum cloud service offerings for production quantum use cases. Launched in 2018, and available in 38 countries and counting around the world, the Leap quantum cloud service was built to access state-of-the-art quantum computers and a quantum-classical hybrid solver service that can handle problems with up to one million variables. Users log in and immediately benefit from not only the quantum systems and hybrid solvers, but also a robust fully integrated development environment (“IDE”) and access to resources, tools and an emerging quantum developer community. Ocean™ developer tools: Offering a full suite of open-source programming tools, the Ocean software development kit (“SDK”) simplifies the process of building quantum hybrid applications while reducing associated time and cost.

D-Wave Launch™ on-board to quantum computing program: D-Wave Launch offers a phased approach to identifying and building in-production quantum hybrid applications. Across four distinct phases, our professional services team works with customers to help discover which problems would be most impacted by quantum solutions, develop quantum proofs-of-concept, pilot hybrid quantum applications and put those applications into production. Training and quantum computing access accompany the phases.

Customers and Applications

We categorize quantum use cases as either pre-production or production. For more than 10 years, customers have been using our quantum computers for modelling, testing and research while also providing a feedback loop that has not only grown into a collection of examples of how the system can be used today but also provides insight into emerging use cases. These are pre-product use cases.

We’re now observing a shift in certain quantum use cases, notably optimization-based, that are beginning to move into production, with customers identifying real business problems, developing quantum hybrid proofs-of-concept, piloting them, and beginning to run those use cases in production environments.

But this is just the beginning. As quantum annealing becomes more powerful and gate-model systems begin to come online over the next five to 10 years, other pre-production and production use cases are expected to emerge.

Pre-production: As of 2021, hundreds of user-built early applications have been developed to run on our quantum systems and in our hybrid solver service. Spanning a wide range of diverse industries, these applications include examples in airline scheduling, election modelling, quantum chemistry simulation, manufacturing optimization, preventative health care, portfolio optimization and logistics.

For example:

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Volkswagen has investigated multiple use cases, including a commercial application that depended on live access to a quantum processor. During Web Summit 2019 in Lisbon, Volkswagen’s Quantum Shuttle project combined live Android data from buses, live traffic data and access to a D-Wave hybrid solver through Leap to optimize bus routes in real time.

Production: Our annealing quantum computer runs an algorithm that natively solves optimization problems. As a result, the use cases emerging from pre-production tend to fall into an optimization category. Applications include peptide design, employee scheduling, last-mile vehicle routing, paint shop scheduling, financial portfolio return optimization, farm-to-market food delivery, digital marketing, Organic Light-Emitting Diode materials development, financial risk reduction, marketing campaign optimization, shipping container logistics, ribonucleic acid folding and clinical trial optimization.

Examples include:

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Save-On-Foods, a western Canadian grocery retailer, successfully used our hybrid solver service in Leap, which incorporates the Advantage quantum processing unit (“QPU”), to find solutions to optimization problems in grocery logistics. The company was able to reduce the time needed for one optimization task from 25 hours to less than two minutes per week. Although the gain solely from the time saving is impressive, the real value is in allowing this business optimization, previously done weekly, to be done in real time, providing optimal solutions to ever-changing inputs and conditions. Save-On-Foods is now looking to apply our hybrid quantum capability to other challenges across its business.

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BBVA, a global financial institution, along with financial quantum applications partner Multiverse Computing, set out to identify management strategies that yield the highest Sharpe ratio—a metric reflecting the rate of return at a given level of risk. An algorithmic solver was used to find the optimal solution to a cost function equation that describes the risk, return and transaction costs associated with a given portfolio. Utilizing D-Wave’s hybrid solver service, BBVA was able to find the maximum value at the lowest risk in 171 seconds, even with 10382 possible portfolios. In comparison, tensor networks took an entire day and other classical solvers failed to find a solution.

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Volkswagen identified a commercial optimization application, the binary paint shop problem, which was run on D-Wave’s hybrid solver service. The solver outperformed four purely classical methods on problem sizes at commercial scale (N=3,000). In a separate project, similar inputs were tested using a leading ion trap system, which failed to find any commercial solution.

We expect the movement of pre-production into production will continue as quantum technologies advance. Below is an example of how this is expected to impact pharmaceuticals, while other verticals like manufacturing, logistics, financial services, mobility, energy and telecommunications also stand to benefit.

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Pharmaceuticals: Quantum annealing today is showing early promise in use cases, including protein folding and optimization in drug trials, supply chain and manufacturing. We consider these use cases to be moving out of pre-production and into production. For example, Menten AI used our quantum hybrid solvers to design peptide therapeutics that could potentially help fight COVID-19. Menten AI was able to solve protein design problems by finding better solutions than those of competing classical solvers for de novo (from scratch) protein design, which can create better proteins and ultimately enable new drug discoveries. Menten AI is now in wet-lab testing phase. As annealing quantum computers mature, we expect to see use cases emerge that will utilize quantum machine learning for objectives such as anticipating drug toxicity. And as gate-model systems become less “noisy” and more error-tolerant, we expect to see an emergence in quantum chemistry for new drug discovery.

Enterprises are beginning to see ongoing benefit from their initial use cases. Moreover, the accumulated quantum learning experience is expected to accelerate the addition of new use cases, both as new applications emerge and technologies mature. The cycle of moving through pre-production into production provides continuous learning and innovation. Providing tangible customer value is an important way in which we differentiate ourselves from other companies in the market, whose primary focus, out of necessity, is scientific discovery rather than the delivery of quantum products for business-scale commercial applications.

Scientific applications: Our focus on customer value notwithstanding, we’re also able to demonstrate excellence in scientific applications. Over the past several years, simulation of quantum magnetic systems has emerged as a promising application and better means of studying the dynamics of the QPU, realizing Richard Feynman’s original vision of programmable quantum systems. Responding to a 2021 Nature Communications paper on a simulation of topological phenomena in a quantum magnet using a D-Wave 2000Q system, Nobel laureate J. Michael Kosterlitz, who won the prize for his work on this topic, said: “This paper represents a breakthrough in the simulation of physical systems which are otherwise essentially impossible.”

The History of Building a Quantum Ecosystem

Building a quantum ecosystem of developers, talent, systems, software, tools, and users has been a core company focus. Throughout our history, we’ve demonstrated a successful track record of providing technology and innovation to customers. And we’ve gathered significant operational and commercial experience for running a quantum computing company at scale. Our hardware and software expertise provides us with a unique capability to address customer needs.

The early years of D-Wave were largely dedicated to research and development, leading to our first working qubits and scalable systems. In 2004, we made the critical and deliberate decision to focus on quantum annealing to deliver practical business value with quantum computing. By 2011, we’d officially moved our research and development into a new phase when we announced our collaboration with Lockheed Martin, allowing for outside scientists and engineers to work with quantum systems and to provide critical feedback on our continuing quantum system development. Since the Lockheed Martin engagement, our technology has been used for a variety of research and academic applications at companies and institutions including Google, the Oak Ridge National Laboratory, Los Alamos National Laboratory, Jülich Supercomputing Centre, NASA Quantum Artificial Intelligence Laboratory and University Space Research Organization. Through this early quantum access, we gained crucial feedback on how to improve quantum computers and make them more accessible for practical use. As a result, each generation of our quantum systems has enabled organizations to achieve dramatic improvements in performance.

In 2018, we removed barriers to access by launching Leap, which was the first real-time, publicly accessible quantum cloud service that allowed developers to access live quantum processors and create applications using Python, a high-level general-purpose programming language. D-Wave’s cloud approach facilitated and increased access to quantum computers, thereby allowing businesses, developers, and researchers to directly access our systems.

With thousands of developers active in Leap today, our focus on growing an ecosystem of quantum developers is paving the way for increasingly diverse quantum computing applications. As founding mentors of the Creative Destruction Lab’s quantum work stream, we’ve mentored companies using quantum computing, including OTI Lumionics, which is working on new material design; Menten AI and its drug discovery efforts; and Multiverse Computing, which is developing applications in the financial services space.

In 2019, our customers began to put application pilots into production. As previously mentioned, Volkswagen debuted the first-ever real-time quantum application in limited production, a quantum shuttle service that carried people between conference centers in Lisbon.

A year later, we released the Advantage quantum annealing computer, a 5,000-qubit system, along with new quantum hybrid solvers in the Leap quantum cloud service. This marked an inflection point that allowed far larger, more complex, business-scale problems to be solved on our systems. And in 2021, we released performance upgrades to the Advantage system and added a new hybrid solver to make it easier to solve problems with constraints. Business optimization problems use constraints, such as the distance a truck can travel before running out of gas (rather than assuming the truck can run indefinitely). By incorporating constraints, the new solver is valuable in addressing real business problems of current and future customers.

In October 2021, we announced a preview of our next-generation quantum computing platform, which will include both annealing and gate-model quantum computers. With the expansion of our products and services to include gate-model systems, we believe we will be poised to provide the multiplatform computational power required to tackle a broad array of problems facing businesses.

Our Business Strategy and Differentiators

We are the Practical Quantum Computing Company for a reason. We have the longest track record of working with customers on real-world, computationally complex, optimization problems. We are the only company in the industry with operational and commercial experience running a quantum computing business at scale. We are leaders in the development of the intersection of quantum hardware and software, unlocking greater ease of use and quantum hybrid application performance for customers. We are the only quantum computing company building annealing and developing gate-model quantum computers. What’s more, our commercial-first approach focuses on building products delivered via cloud services that help enterprises solve complex business problems and drive business value today. Combined, this gives us a unique perspective on how to anticipate and address the needs of customers, with a goal to accelerate quantum computing market creation and adoption.

Full stack for the entire quantum journey: We are the only quantum computing company building annealing and developing gate-based quantum systems with a full-stack, cross-platform vision for the future. Our quantum-in-the-cloud offering comprises a complete portfolio of products and services that supports building in-production applications across broad use cases for businesses and developers. We currently deliver commercial annealing quantum systems via cloud services like our QCaaS, open-source application development tools and professional services that bring demonstrable business value to our customers. We’re also expanding into gate-model systems to provide coverage for a wider variety of customer use cases.

Cross-platform: Our platform-agnostic approach will help customers solve their toughest and most complex business problems without having to worry about which quantum technology approach or platform to use. Customers will not have to choose between annealing or gate-model systems, as our cross-platform open-source developer tools will enable them to invest in one tool and use it across multiple quantum systems.

Hybrid strategy: Some problems are solved with classical resources, others with quantum resources. But many are best solved with a combination of both. That is why our product strategy enables customers to tap into and harness the power of both quantum and classical resources to satisfy their given use case. Our hybrid solvers (part of our Leap quantum cloud service) offer a seamless way for end users to easily leverage both our quantum and classical resources via the cloud to run complex problems. Nearly 11 million problems have been run on the Advantage annealing quantum computer through hybrid solvers since its launch in September 2020.

Annealing for optimization: While our strategy encompasses both annealing and gate-model technologies, we are the only quantum computing company in the world that builds and delivers annealing quantum computers. Quantum annealing is uniquely effective at solving optimization problems, and this problem class makes up a significant proportion of the enterprise problem universe. Moreover, optimization use cases are suitable to a recurring revenue model, as many are repeatable, real-time (always-on) processes. Recent publications point to the fact that annealing is better for solving optimization problems both today and in the future. Conversely, the pre-processing overhead and lesser performance of current gate-model systems make them ineffective in solving optimization problems.

Practical quantum computing for accelerated time-to-value: We build products and services that help enterprises solve complex business problems and deliver business value today. All of our systems, tools and products are, and will continue to be, focused on providing an accelerated path to practical, real-world applications that deliver value to our customers.

Cloud-first and enterprise scale: The Leap quantum cloud service provides real-time access to production-grade annealing quantum computers with enterprise class performance and scalability. Leap is engineered for high reliability and availability and provides the security and privacy measures needed for enterprises to go live with in-production quantum hybrid applications.

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Professional services accelerate QCaaS: Our consumption and delivery models feature a professional-services-enabled approach for application discovery and proof-of-concept development, and a QCaaS model for recurring revenue as applications move to production. This model enables us to capture professional services revenue in the first half of the customer journey and recurring QCaaS revenue in the second half once the application has been built and validated.

Our Business Model

•	Three-pronged go-to-market model: Our go-to-market model—across direct sales, re-sellers and developers—drives enterprise value and extends reach to scale.

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Our direct sales strategy involves: (1) growing our existing customer base by accelerating the path from pre-production to in-production application deployment on Leap, our quantum cloud service; and (2) acquiring net new customers using D-Wave Launch, a services-enabled journey to the adoption of quantum technology. For direct to enterprise sales, we sell through a four-phased customer engagement that we call D-Wave Launch. We describe phase 1 as our discovery phase. In this phase, our professional services organization works with customers to identify one or more applications that are valuable for their business and that could be run on one of our quantum hybrid solvers. We describe phase 2 as our proof of concept (PoC) phase. In this phase, again our professional services organization works with the customer to build out an actual software implementation and we begin to run the software on the Leap quantum cloud service to test if the implementation works correctly and if the customer begins to see early business value. We describe phase 3 as our pilot deployment phase. In this phase, we expand the implementation to support running the application at business scale. For example: in the case of delivery scheduling, we would add more vehicles to the model, for example from 10 trucks to 100. Or in the case of a portfolio optimization problem, we would add additional portfolios to test the performance of the quantum hybrid solver at larger business size problems. We describe phase 4 as putting the quantum hybrid application into full production. In this phase, our customer is running the problem in their infrastructure and connected to the Leap quantum cloud service, at full scale, deriving additional business benefits beyond those identified in earlier phases. Phases 1-3 are considered non-recurring revenue per application as they are phases that the customer moves through to get to full production (phase 4). Phase 4 represents recurring revenue as the application in full production consumes QCaaS resources to run the full production application on an ongoing basis. As an application consumes QCaaS resources, D-Wave recognizes the revenue. See “—Our Quantum Computers, Developer Tools and Quantum Hybrid Solvers Delivered via QCaaS—D-Wave Launch™ on-board to quantum computing program”.

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Our partner strategy involves: (1) expanding our reach by providing D-Wave QPU access via cloud providers such as AWS’ Amazon Braket (available since its launch in 2020); (2) creating new markets and unlocking new use cases via systems consultants such as Accenture; and (3) building an ecosystem of global re-sellers such as NEC Corporation (“NEC”) and regional re-sellers such as Strangeworks and Sigma-i. For our partner-led strategy, we work with system integrators, independent software vendors and cloud providers to resell either our Leap quantum cloud service or, with cloud vendors, access to our quantum processing units (QPU) around the globe to scale our business.

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Our developer strategy involves: (1) providing access to a free trial of Leap, our quantum cloud service; (2) driving developer product usage, quantum application development and community engagement to maximize developer conversions (from free to paid); and (3) lead generation, i.e., engaging our developer base for potential new enterprise customer accounts. We do this by offering free, unlimited access to our Leap quantum cloud service platform. In this platform, users have unlimited “always on” access to demos, code samples, training materials, an integrated developer environment, and a community forum. Initially, they also receive up to one minute of free use of the actual quantum processing units (QPUs) and quantum hybrid solvers. Because of the speed of the QPU, one minute of QPU time is equal to running between 400 and 4000 different problems. Developers who attach their GitHub account to their Leap sign ups continue to receive one free minute monthly. There is currently no limit to the ability to receive an additional one minute of free time each month, assuming developers continue to open source their work and associate their GitHub account. To date, more than 25,000 people have signed up for our Leap quantum cloud service free trial.

Our Growth Strategy

According to the Boston Consulting Group (“BCG”), the quantum computing TAM is projected to grow from $2 billion to $5 billion near-term to $450 billion to $850 billion longer-term with 20 percent of the overall TAM being available to quantum hardware, software, and service providers, with the remaining 80% of the TAM being the value captured by quantum computing end-users.

BCG estimates that combinatorial optimization problems, which are best suited for annealing systems, will represent approximately 24 to 26 percent of the TAM, which translates to $500 million to $1.2 billion near-term growing to $112 billion to $212 billion longer-term. The 20% of this that is expected to be available to quantum hardware, software and service providers is $100 million to $250 million near-term growing to $22 billion to $42 billion longer-term. This, coupled with the broad TAM for other emerging quantum use cases such as quantum chemistry, quantum machine learning and quantum cryptography that our annealing and gate-model systems will support, represents a significant and growing opportunity.

We believe our full-stack, cross-platform approach, alongside our go-to-market strategy, technical capabilities and product vision, positions us to capture a significant portion of the quantum TAM available to hardware, software and service providers.

Our overall growth strategy has three key focus areas: (1) build the business; (2) advance the science; and (3) improve the technology.

Build the business: We continue to build the business through a combination of QCaaS cloud services, professional services, and developer ecosystem growth. The key elements of this strategy are:

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Win the fast-growing optimization market: Quantum annealing is uniquely suited for solving optimization problems and, as noted above, this problem class is anticipated to comprise $22 billion to $42 billion of the longer-term quantum computing TAM that is available to hardware, software and service providers. As the only company in the world offering quantum annealing, we’ll continue to leverage this competitive position and acquire additional customers with optimization use cases across multiple verticals, including financial services, manufacturing/logistics, mobility, and life sciences/pharmaceuticals.

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Direct sales, recurring revenue and expanding partner strategy: We’re pursuing multiple revenue streams from our three-pronged go-to-market model. Our main line of business—cloud service—has seen significant year-over-year growth, which we anticipate will continue through 2022 and beyond. Specifically, between 2018, when we introduced our Leap cloud service, and the end of 2021, cloud revenue has grown at a compound annual growth rate of 33 percent. We have two types of cloud revenue contracts: large, multiyear engagements and smaller, recurring contracts that are often multimonth in duration. We continue to acquire net new customers through the D-Wave Launch program and further drive recurring QCaaS revenue by moving existing customers from their pre-production journey into production applications. We recognize professional services revenue from phase 1 (discovery) and phase 2 (PoC) of Launch projects, many of which are contracted together. We’re seeing more than 80 percent of phase 1 (discovery) projects convert into phase 2 (PoC) projects, demonstrating early customer value and continued engagement and retention. We also intend to expand our channel partner and reseller relationships to identify new geographies, customers, and use cases, all of which could potentially utilize our products. We’ve also seen that as businesses identify and build use cases, customers learn more about quantum computing and begin to explore alternative use cases, yielding additional professional services and QCaaS revenues.

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Grow our existing user base and developer ecosystem: Our developer ecosystem is a source of innovation for new quantum applications, extended brand awareness and new use case discovery. We plan to continue to drive developer community engagement and product adoption to grow the ecosystem.

Advance the science: We advance the science through the pursuit and creation of new knowledge in the quantum space, with the goal of demonstrating customer value and ultimately quantum advantage (i.e., a computational quantum outcome that cannot be achieved by any existing classical computation system) in a growing portfolio of problems. The key elements of this strategy are:

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Demonstrate the power of our quantum technology through benchmarking: Our annealing quantum computers have outperformed the best classical computers in several specific use cases. As noted in a recent peer-reviewed paper published in Nature Communications, our systems demonstrated a solution to a problem three million times faster than the best-known classical approaches on an application in quantum materials simulation. In the context of real-world applications, our customers have shown material efficiency improvements in solving business problems (for example, up to 500 times faster for Save-On-Foods, as described above).

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Pursue the cutting edge and push the boundaries of quantum knowledge: We plan to continue to create new knowledge in the quantum space that shows the power of our scientific and technological approaches and pushes the frontiers of quantum information science. We have an active research program that focuses on quantifying the increases in performance we achieve with increasingly coherent quantum systems. And we’ve seen promising new results on interesting physics problems, currently in peer-review, because of even greater coherence in our systems.

Improve the technology: We improve the technology through continuous innovation in quantum annealing and gate-model development, hybrid algorithm advancement and leveraging customer and market feedback to inform our product innovations and lifecycle. The key elements of this strategy are:

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Continue to invest in our differentiated quantum annealing technology: As discussed above, while our technology approach encompasses both annealing and gate-model technologies, we are the only company that builds and delivers annealing quantum computers. Our extensive intellectual property (“IP”) portfolio around our annealing systems and 10-year head start in superconducting expertise give us a first-mover advantage, making it difficult for others to enter this space. Annealing is the only quantum computing model that, as part of the hybrid solver service, can efficiently solve large combinatorial optimization problems at enterprise scale, which make up approximately 25% of the addressable quantum market.

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Build and deliver a unified quantum platform that offers solutions for broad quantum use cases for customers: The intersection of systems, software, services and tools is familiar to us. We’re utilizing our integrated engineering expertise to build a cross-platform quantum service with both annealing and gate-model systems that we believe will be the first and only quantum computing offering to impact full product lifecycles across multiple industries.

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Extend our track record of continuous innovation, execution, and operational excellence: We have a strong track record of innovation in building and delivering quantum annealing systems to market. From the D-Wave One, D-Wave Two, D-Wave 2X, D-Wave 2000Q, D-Wave 2000Q LN, Advantage and Advantage Performance Update to the forthcoming Advantage 2 system, we have shown a relentless pursuit of increased qubit count, coherence (qubit quality), qubit connectivity and performance. This has resulted in a rapid increase in the complexity of problems our customers are able to solve. We plan to continue this trajectory and focus on driving additional improvements in coherence and connectivity in our annealing systems to further expand the universe of solvable problems, while utilizing this expertise to build our gate-model system.

Our Technology Approach

Quantum computing technology landscape

There are two primary approaches to building quantum computers:

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Quantum annealing: Heavily inspired by physics and uniquely effective at solving challenging, ubiquitous optimization problems, quantum annealing is the first and only approach to date that delivers large-scale quantum computing and is a core of our product platform.

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Gate-model computation: Heavily inspired by classical digital computation, gate-model computation replaces classical registers of bits with qubits and performs a series of single and multiqubit operations, or gates, on the registers to run a computation. This includes superconducting, ion trap and photonic approaches to quantum computing.

Our quantum systems approach

In 2004, D-Wave made a singular strategic choice, guided both by analysis of the market for potential quantum applications and the state of available technology. Our decision to first develop a large-scale quantum annealing technology for optimization remains prescient today. Challenging optimization problems are found across all areas of business, and a growing body of theoretical and empirical evidence identifies quantum annealing as the best approach for solving them. Exploiting the natural tendency of systems to remain in ground or low energy configurations, this model of quantum computing is more error-tolerant than gate-model architectures and therefore easier to develop into a large-scale technology.

To quickly develop and scale a quantum computer based on quantum annealing, we built a Manhattan Project-style organization. We have a multidisciplinary team of scientists, technicians, software developers and engineers of all types working together on all aspects of the technology, systems, and software. We implement our qubits with superconducting circuits built in a multilayer integrated circuit process. Our fabrication is done with mature, proven, reliable and readily available industry-standard technology, processes, and components wherever possible. As a result, we can work with existing third-party foundries without the need to invest capital in a new fabrication facility.

At the same time, some critical elements of the technology are fabricated and tested with our own equipment, in our own facilities. We have an in-house team of superconducting application-specific integrated circuit designers, and we perform all our own superconducting circuit design. All testing and characterization of superconducting circuits is performed in-house at our facilities by a team of scientists trained in cryogenic characterization and operation of superconducting circuits and devices. By collocating, co-developing, and controlling both design and testing, we maximize speed of development and control product quality.

With our current product fabrication at Very Large-Scale Integration (“VLSI”), we also benefit from the ability to integrate on-chip superconducting control circuitry. This can serve to tune and control qubits and implement scalable readout. “Scalable” in this context means that many tens of thousands of devices can be controlled and read with only hundreds of wires—a characteristic rare in the quantum computing world. Our superconducting VLSI control circuitry has enabled us to scale our systems from a handful of qubits to the more than 5,000 in the current Advantage product.

Control electronics are an integral part of all quantum computing architectures, and we’ve designed and built more than seven generations of semiconductor-based electronics for control and readout of superconducting quantum processors. Co-developing the cryogenic superconducting and room temperature semiconducting-based electronics is essential to optimizing performance.

Our Burnaby facility hosts system development and manufacturing. To ensure that we have an efficient and sustainable manufacturing process that can continue to scale, we have capacity to expand across all our core technology areas: in fabrication, our existing foundry can scale to a level significantly higher than our current throughput; we have plans to begin using a second fabrication source once funding is in place and we have demonstrated experience in leveraging a second source to speed up development, as was seen with our D-Wave 2000Q lower noise development; our wiring and input/output manufacturing is in-house and we can scale this capability by adding production staff and resources; and electronics are designed in-house and built by third-party vendors, and with additional funding, electronics manufacturing can easily be scaled.

Our development philosophy emphasizes systems engineering to maximize customer benefit. This means that we must design the qubit, from the beginning, in a way that allows us to control, operate and read many thousands of qubits, not just tens of qubits.

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Scaling the quantum system: In addition to the growing number of qubits and couplers, and the increasing complexity of problems our quantum computers can handle, other notable improvements we’ve made while transitioning from the D-Wave 2000Q to the Advantage quantum system (released in October 2020) include the following:

•	Increasing the number of qubits from 2,000 to 5,000 (2.5 times)

•	Increasing connectivity between qubits from 6 to 15 (2.5 times)

•	Increasing problem precision (the precision to which a problem can be posed) by two times

•	Reducing problem latency by 60 percent.

The increase in qubits and connectivity from the previous degree-6 topology to the degree-15 topology typically allows our Advantage processor to take inputs two to four times larger than those of the D-Wave 2000Q.

In addition, the Advantage annealing quantum system performance update released in October 2021 included several key changes that boosted performance over the original Advantage release:

•	An updated processor design that increased problem precision

•	A refined fabrication process that lowered manufacturing spreads

•	An increased yield of qubits and couplers that allows more complex problems to be solved.

Expansion into gate-model: Our early focus on quantum annealing directly lends itself to our gate-model efforts. Many of the lessons learned in building a superconducting quantum annealing system are transferable to building a scalable superconducting gate-model quantum computer. Scale, superconducting chip fabrication, materials design, cryogenics, and IP are all necessary and relevant for delivering a commercial, scalable gate-model system to the market. Our deep experience and built-from-the-ground up commercial-scale design strategy, gives us a first-mover advantage over companies in the early stages of merely developing the building blocks of gate-model systems.

We believe the time is right to also pursue gate-model technology because:

•	Gate-model quantum computing (“GMQC”) theory has matured considerably since 2004.

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Over the past 15 years, we have accrued considerable experience and IP in quantum systems engineering, including cryogenics, environmental control, input/output and filtering, and scalable control and readout of superconducting devices. This can be directly brought to bear on building scalable GMQC technology.

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We have developed a mature superconducting VLSI design and manufacturing capability that can immediately be employed for our gate-model program. This is the only physical implementation of a quantum computing technology that can be utilized for both quantum annealing and gate-model computers.

While there’s still a need to further improve error-corrected GMQC theory to reduce overheads, both in physical circuit size and gate sequence depth and to the point where it can truly be practical to implement, we understand that a confluence of new theoretical developments, coupled with our practical quantum computing design experience, will ultimately be necessary to commercialize this technology.

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Power consumption and refrigeration: Our quantum computers draw 12 kilowatts of nominal power and have used the same-sized dilution refrigerators for cooling since the 2010 release of the original D-Wave One system. The refrigerators’ cryocoolers require the bulk of this power to provide cooling to 4 kelvin. While the computational power of our systems has dramatically increased with each product generation, the power requirements have remained the same and are expected to do so for at least the next two product generations. This contrasts with competitors that are using and developing massive dilution refrigerators, which will require increasingly more power to continue with technology development.

D-Wave’s 20-plus years of reliable operation: We have been delivering commercial quantum computers for longer than many of our competitors have been in existence. Our experience allows us to operate a field-tested service and support organization that can anticipate many technical challenges of quantum system deployment.

Our field systems have seen greater than 99 percent uptime in the last three years of operation, and our Leap quantum cloud service has experienced more than 99 percent uptime since it was launched in 2018.

•	Our software, tools and cloud services approach

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Software development: Our software teams use Agile and Scrum methodologies to ensure customer requirements are met and that the highest priority features are included in each release to maximize the utility of our system. The development process for Ocean developer tools follows best practices for open-source products, and we use GitHub for all open-source code. As a result, developers can edit the code in their own repository and merge it with the original repository when it’s ready for release, and external users can contribute to the codebase.

Ocean software development kit: Available on the D-Wave GitHub repository, the Ocean SDK is a suite of open-source tools for solving challenging problems with quantum computers. The latest Ocean packages are also preinstalled in the Leap IDE. The Ocean software stack provides a chain of tools that implements the steps needed to solve problems on a D-Wave system.

Cloud services approach

Leap quantum cloud service: We are the first and only quantum computing company to offer secure, real-time access to quantum computers and quantum hybrid solvers via the cloud. Multiple QPUs are online, and Leap is multi-region, which means we have physical systems available in different geographical locations. In January 2022, we added to the quantum computers available within Leap by making public the 5,000-qubit Advantage quantum system at the Jülich Supercomputing Centre in Germany.

Secure access and data protection: We implement industry-accepted controls and technology and combine enterprise-grade security features with comprehensive audits of our applications, systems and networks to ensure customer data is protected.

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Leap hybrid solver service: Launched in 2020, the hybrid solver service (“HSS”) within Leap provides a combination of quantum and classical computation resources and advanced algorithms to solve problems of enterprise scale with up to one million variables (and up to 20,000 variables for fully connected graph problems). Several hybrid solvers are available within the HSS today to support different problem formulations. Leap’s hybrid solvers enable customers to benefit from D-Wave’s deep investment in researching, developing, optimizing, and maintaining quantum hybrid algorithms. No other competitor offers a hybrid solver service.

Key Strategic Relationships

NEC: We entered into a strategic investment and subsequent global re-seller agreement with NEC in April 2019 and December 2021, respectively. The relationship includes reselling our Leap quantum cloud service in NEC’s core markets, primarily Japan and Australia.

Lockheed Martin: We have been working with Lockheed Martin since we leased the first commercial quantum computer to them in 2011. Since then, we have collaborated with Lockheed through the University of Southern California (“USC”)-Lockheed Martin Quantum Computing Center (“QCC”), hosted at the USC Viterbi School of Engineering’s Information Sciences Institute. We renewed the Lockheed contract in 2020, which has led to important upgrades at the facility. On May 12, 2022, we announced the deployment at the QCC of the first Advantage™ quantum system physically located in the United States. Advantage is the first quantum computer built for business that contains the new Advantage performance update released in October 2021 and features the highly connected Pegasus topology and more than 5000 qubits.

Jülich Supercomputing Centre: We completed the installation of the first Advantage performance update quantum system with 5,000-plus qubits and 15-way connectivity and made it available only to the Jülich users through the Leap quantum cloud service, at the Jülich Supercomputing Centre in October 2021—thus marking the cornerstone of the Jülich UNified Infrastructure for Quantum Computing lab. This quantum system is the first Leap installation outside of North America and provides cloud access to the first practically usable quantum computer for researchers, governments and enterprise customers in Europe.

AWS: We offer multiple quantum computers via the cloud in AWS’ Amazon Braket quantum cloud access system. This expands and extends the reach of our quantum computers to AWS’ broad customer base.

Accenture: We work closely with Accenture on joint quantum development projects for customers in telecommunications, financial services and pharmaceuticals, among other verticals. We regularly create joint go-to-market programs for the acceleration of quantum computing within Global 2000 enterprises.

While strategically significant to our long term goals, we have determined that our current agreements or other arrangements with each of these respective parties are not material to our business, financial condition or results of operations.

Operation Agreements

On July 31, 2006, we entered into an agreement with Cypress Semiconductor Corporation (“Cypress”) for the purchase of available capacity of Cypress’ 8” wafer pilot line for the purposes of manufacturing wafers as well as services related to the use of such pilot line (the “Pilot Line Operation Agreement”). In March 2007, the operating entity of Cypress that was obligated to perform services pursuant to the Pilot Line Operation Agreement was sold. On April 1, 2008, we agreed with SVTC Technologies, LLC., (“SVTC”), the successor entity, to, among other things, amend the Pilot Line Operation Agreement to reflect that SVTC has taken the place of Cypress as a party to such agreement. The Pilot Line Operation Agreement provided for an initial term of five years followed by automatic extension of one year and ended in September 2012.

On December 31, 2012, we entered into an agreement with Cypress for the purchase of available capacity of Cypress’ 8” wafer semiconductor line for the purposes of manufacturing wafers as well as services related to the use of such semiconductor line (the “Semiconductor Line Operation Agreement”). On September 30, 2017, Cypress assigned the Semiconductor Line Operation Agreement to SkyWater Technology Foundry, Inc., to which we consented on November 9, 2017. The Semiconductor Line Operation Agreement, as amended, provides for an initial term of ten years followed by automatic extensions of one year unless either party provides the other party six (6) months prior written notice of its intention to terminate the agreement.

Competition

The quantum computing market is highly competitive. With new technologies and entrants into the market, we expect competition to continue to increase. Our competitive differentiators include being the only provider in the world building annealing and developing gate-model quantum computers, our longtime proven track record of delivering increasingly mature higher-performance quantum systems that scale, and our use cases with demonstrable business value.

In addition to being the only supplier of quantum annealing systems, we’re also pursuing gate-model quantum computing with the announcement of our Clarity product roadmap in October 2021. We plan to validate gate-model multi-layer fabrication, demonstrate scalable on-chip control, and ultimately deliver a 5,000 qubit scaled gate-model system with either full or partial error correction. We intend to apply the learning from our five generations of building annealing quantum computers to the manufacturing, scale and implementation of the gate-model program. At the same time, we’ll continue to invest in our Advantage annealing program with future generations of increasingly more powerful and connected quantum annealing systems. Other companies, including Rigetti Computing, IBM, Google, IonQ, Honeywell, PsiQuantum and Xanadu, are pursuing gate-model quantum computing, each using different technologies for the qubits and control, and each at different levels of technical maturity. Approaches include superconducting, ion traps, photonics, spin qubits and neutral atoms. A brief summary of a few of the approaches follows:

•

The superconducting gate-model approach uses the same basic underlying technology as that found in our qubits. Still, there are significant differences in the details of the implementations, levels of integration and the performance achieved to date, particularly in optimization and material simulation.

•

The ion trap approach uses the state of atoms trapped in electric fields that are manipulated by electric fields and lasers for qubits. Current ion trap systems are in the range of about 20 qubits. While technologies such as optical interconnects have been proposed to connect many ion trap QPUs with high connectivity, this level of integration has not yet been demonstrated at a large enough scale to be used for business-sized problems, and early customer comparisons suggest that such technology is not commercially viable.

•	The photonic approach uses photons of light for qubits. These technologies are in the development stage, with little detail available on their level of integration or roadmaps.

Our successful technological offering and trusted commercial readiness was made evident in 2018, when the Jülich Supercomputing Centre analyzed the quantum technology readiness levels (“QTRL”) across multiple quantum systems. Using a scale from one to nine, the centre rated our technology at QTRL 8 (scalable quantum computer qualified in test) and other superconducting providers from QTRL 4 to QTRL 5 (components integrated into small-scale systems without error-correction). Our technology was found to be the only one with current commercial applications, while all other competing technologies were considered to be experimental devices.

With respect to larger technology organizations versus pure quantum computing enterprises, quantum cloud access providers, including Amazon and Microsoft, do not currently have the full-featured benefits of D-Wave’s real-time Leap quantum cloud service and quantum hybrid offerings. While some providers plan to offer quantum systems as well, as of March 2022, no systems nor prototypes were available.

Competitive analysis of the quantum industry should be viewed through the lens of what advantage customers can realize with real-world commercial applications. With our extensive IP portfolio, record of commercial execution, peer-reviewed speed-ups on real-world quantum chemistry simulations and emerging use cases demonstrating practical value to enterprise customers, we believe we’re well positioned to compete, grow, and capture a significant share of the quantum computing market.

Intellectual Property

Development, know-how and engineering skills are an essential component of our business, resulting in the creation of our broad IP portfolio. We rely on a combination of patents, trademarks, and trade secrets, as well as contractual provisions and restrictions, to establish and protect our IP and other proprietary rights in the United States, Canada and other jurisdictions.

We pursue patent protection when we believe it is consistent with our overall IP strategy and is cost effective. We have accumulated a broad patent portfolio that covers all the main aspects of our technology, including systems and software, and we intend to protect our innovative inventions.

Currently, we own all of our core intellectual property and do not license out any of our material intellectual property. As of December 31, 2021, we owned more than 200 issued U.S. patents, which will expire between 2022 and 2040, and more than 200 additional issued and pending patents worldwide. Our pending and issued patents target both the hardware and software sides of our business, including systems, qubits and other devices, fabrication, architecture, system software, cryogenics, hybrid quantum computing, and applications of quantum computing. Currently, we own all of our core patent portfolio. As of December 31, 2021, we owned four registered U.S. trademarks and seven registered foreign trademarks. We had also registered domain names for websites we use in our business, such as dwavesys.com, qubits.com, and similar variations.

In addition to the above, we also protect our IP and other proprietary rights by entering into confidentiality and invention assignment agreements (or similar agreements) with our employees, consultants, collaborators, contractors and other third parties.

Leadership

D-Wave is led by Dr. Alan Baratz, who became CEO in 2020. Previously, as executive vice-president of research and development and chief product officer, he drove the development, delivery and support of all of D-Wave’s products, technologies and applications. Dr. Baratz has more than 25 years of experience in product development and bringing new products to market at leading technology companies and software startups. As the first president of JavaSoft at Sun Microsystems, Dr. Baratz oversaw the growth and adoption of Java from its infancy to a robust platform supporting mission-critical applications in nearly 80 percent of Fortune 1000 companies. He has also held executive positions at Symphony, Avaya, Cisco and IBM, served as CEO and president of Versata, Zaplet and NeoPath Networks, and was a managing director at Warburg Pincus. Dr. Baratz holds a doctorate in computer science from the Massachusetts Institute of Technology.

In addition, D-Wave has built an executive team that brings breadth and depth in diverse areas of expertise, including technology leadership, corporate strategy and go-to-market execution. In particular, our executive team excels at building product roadmaps, delivering leading-edge technology products through the development and commercialization of technology, enabling companies to achieve successful outcomes, driving technology adoption in the market, new market creation and growing revenue. Team members also draw from experience in taking companies public and scaling private and public companies. We’re proud to represent gender parity within our executive team, with a further 28 percent female representation across our broader leadership team.

Employees

Our employees are key to D-Wave’s success. As of December 31, 2021, we had more than 190 employees across our systems, software, sales, marketing and corporate teams. Approximately two-thirds of D-Wave’s employees are based near our research and development headquarters in Burnaby, British Columbia, Canada. We continue to grow D-Wave’s U.S. presence, primarily in the fabrication, software, professional services and go-to-market areas, and have a small presence in Japan and the United Kingdom. We also engage a small number of consultants and contractors to supplement our permanent workforce. A majority of our employees are engaged in research and development and related functions, with nearly 25 percent having earned a PhD, many from the world’s top ranked universities. And our go-to-market leaders have a track record of building and growing new markets, which we believe allows us to continue to build and capture the quantum computing market.

To date, D-Wave has not experienced any work stoppages, and none of our employees are subject to a collective bargaining agreement or represented by a labor union.

Facilities

We operate three facilities in North America. Our Canadian operations and the Quantum Engineering Center of Excellence is located in Burnaby, B.C., outside of Vancouver, where we lease approximately 42,000 square feet of space under an agreement that expires in December 2033. Most of the facility is used for research and development and manufacturing. We also lease approximately 7,000 square feet of space in Richmond, B.C., outside of Vancouver, under an agreement that expires in December 2022. That facility is used to develop and manufacture proprietary superconducting circuit boards for internal consumption, and for customer sales. And our in-house fabrication activities are performed in a facility in Palo Alto, California, where we lease approximately 6,000 square feet of space under an agreement that expires in June 2023. As well, we are committed to a lease for additional office space in Burnaby for a 9,100 square foot facility under an agreement that expires in June 2023. As it was not being fully utilized, the space was subleased to a third party in February 2020. We believe our current and planned facilities are adequate for the foreseeable future and plan to renew each of the terms of our offices in Richmond and Palo Alto for an additional five years. In order to accommodate anticipated growth and to recruit and retain top talent around the globe, we anticipate seeking additional facilities in various locations and anticipate that we will be able to obtain additional space as needed under commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. There are currently no pending or threatened legal proceedings or claims against us that, in our opinion, are likely to have a material adverse effect on our business, operating results, financial condition or cash flows. Defending such proceedings is costly and can impose a significant burden on management and team members. The results of any future litigation cannot be predicted with certainty, but regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

D-WAVE SYSTEMS INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with D-Wave Systems’ audited consolidated financial statements for the year ended December 31, 2021, together with related notes thereto, and unaudited condensed consolidated financial statements for the three and six months ended June 30, 2022, together with related notes thereto, included elsewhere in this prospectus. The discussion and the analysis should also be read together with the section of this prospectus entitled “Business” and the unaudited pro forma combined financial information as of and for the three and six months ended June 30, 2022, and for the year ended December 31, 2021 (in the section of this prospectus entitled “Unaudited Pro Forma Combined Financial Information”). The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk factors” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Systems Inc. and its consolidated subsidiaries. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, Leap™. Historically, D-Wave has developed its own annealing superconducting quantum computer and associated software, and its current generation quantum system is the D-Wave Advantage™. D-Wave is a leader in the development and delivery of quantum computing systems, software and services, and is the world’s first commercial supplier of quantum computers—and the only company developing both annealing quantum computers and gate-model quantum computers. During the year ended December 31, 2021, D-Wave initiated the development of a gate-model quantum computing system. D-Wave was incorporated under the Business Corporation Act (British Columbia) and is headquartered in Burnaby, British Columbia, Canada.

D-Wave’s business model is focused primarily on generating revenue from providing customers access to our quantum computing systems via the cloud in the form of QCaaS products, and from providing professional services wherein we assist our customers in identifying and implementing quantum computing applications.

During the three months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $1.4 million and $1.1 million, respectively. During the six months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $3.1 million and $2.5 million, respectively. We have incurred significant operating losses since inception. For the three months ended June 30, 2022 and 2021, our net loss was $13.2 million and $4.7 million, respectively. For the six months ended June 30, 2022 and 2021, our net loss was $24.8 million and $13.5 million, respectively. We expect to continue to incur significant losses for the foreseeable future as we continue to invest in a number of research and development programs as well as a number of go-to-market initiatives. As of June 30, 2022, we had an accumulated deficit of $350.1 million.

On August 5, 2022, following the Transaction, D-Wave became an indirect subsidiary of D-Wave Quantum, a Delaware corporation organized and existing under the DGCL, as further described below.

The Transaction Agreement and PIPE Financing

On February 7, 2022, DPCM and D-Wave entered into a definitive Transaction Agreement by and among DPCM, D-Wave, D-Wave Quantum, Merger Sub, CallCo and ExchangeCo, pursuant to which, among other things: (a) Merger Sub merged with and into DPCM, with DPCM surviving as a direct, wholly-owned subsidiary of D-Wave Quantum, (b) D-Wave Quantum indirectly acquired all of the outstanding share capital of D-Wave and D-Wave became an indirect subsidiary of D-Wave Quantum, with D-Wave Quantum becoming a public company and a registrant with the SEC. D-Wave and DPCM believe that the Transaction and related proceeds will result in enhancing D-Wave’s leadership in commercial quantum computing.

While the legal acquirer in the Transaction Agreement is D-Wave Quantum, for financial accounting and reporting purposes under GAAP, D-Wave is the accounting acquirer and the Transaction will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting and the financial statements of D-Wave Quantum represent the continuation of our financial statements in many respects. Under this method of accounting, DPCM will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, D-Wave will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of D-Wave (i.e., a capital transaction involving the issuance of stock by D-Wave Quantum for the stock of D-Wave).

Upon consummation of the Transaction and the PIPE Financing, the most significant change in our future reported financial position and results of operations is an increase in cash (as compared to our condensed consolidated balance sheet as of June 30, 2022) of approximately $49.0 million, which includes $40.0 million in gross proceeds from the PIPE Financing. Total direct transaction costs of DPCM and D-Wave paid on August 5, 2022 are approximately $11.5 million, substantially all of which will be recorded as a reduction to additional-paid-in-capital as costs related to the reverse recapitalization. Upon the closing of the Transaction, D-Wave Quantum became the successor to an SEC registrant and has listed the common shares in the stock of D-Wave Quantum and the warrants to purchase common shares in the stock of D-Wave Quantum on the NYSE under the ticker symbol “QBTS” and “QBTS.WT,” respectively. Being a public company will require us to hire additional personnel and implement procedures and processes to address applicable regulatory requirements and customary practices. We expect D-Wave Quantum will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit, legal, and filing fees.

In connection with the Transaction, approximately 29.1 million shares of DPCM Class A Common Stock were redeemed which represented a significant portion of the publicly traded shares of DPCM outstanding immediately prior to the Transaction and resulted in only approximately $9 million of cash from the Trust Account becoming available to D-Wave Quantum Inc. in connection with the closing of the Transaction. As discussed elsewhere in this prospectus, we have entered into the Purchase Agreement pursuant to which Lincoln Park has agreed to purchase up to $150.0 million of the Common Shares (subject to certain limitations contained in the Purchase Agreement) from time to time over a 36-month period, to assist us in meeting our capital requirements.

Due to the significant number of shares of DPCM Class A Common Stock that were redeemed in connection with the Transaction, the number of Common Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of Common Shares pursuant to this prospectus could have a significant negative impact on the trading price of the Common Shares. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders purchased, or are able to purchase, Common Shares at prices that are well below the current trading price of the Common Shares. The 89,152,764 Common Shares (including Common Shares underlying Warrants and Common Shares underlying Exchangeable Shares) that may be resold pursuant to this prospectus represent approximately 81% of the Common Shares outstanding as of August 5, 2022 (approximately 58% on a fully diluted basis). In addition, we have filed the Lincoln Park Registration Statement registering the resale by Lincoln Park of up to 15,500,000 Common Shares pursuant to the Purchase Agreement. On a combined basis with the 89,152,764 Common Shares being registered on this registration statement, we are registering 104,652,764 Common Shares that may be resold pursuant to the registration statements from time to time representing approximately 95% of the Common Shares (including Common Shares underlying Exchangeable

Shares) outstanding as of August 5, 2022 (approximately 69% on a fully-diluted basis). Any sales of such Common Shares by Lincoln Park could similarly have a significant negative impact on the trading price of Common Shares. In addition, PSP, a beneficial owner of approximately 54% of the outstanding Common Shares (including Common Shares underlying Exchangeable Shares), has registration rights with respect to all of its 55,068,914 shares not registered on this registration statement, and may sell such shares after the D-Wave Lock-Up Period has concluded either pursuant to a future registration statement or once Rule 144 under the Securities Act becomes available for such sales. Although the current trading price or Common Shares is below $10.00 per Common Share, which was the sales price for DPCM Units in the DPCM IPO, certain of the Selling Securityholders have an incentive to sell because they have purchased or may acquire Common Shares and/or Warrants at prices below the DPCM IPO price. Sales by such Selling Securityholders may prevent the trading price of our securities from exceeding the DPCM IPO price and may cause the trading prices of our securities to experience a further decline. If the trading price of Common Shares does not recover or experiences a further decline, sales of Common Shares to Lincoln Park pursuant to the Purchase Agreement may be a less attractive source of capital and/or may not allow us to raise capital at rates that would be possible if the trading price of Common Shares were higher.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased or may acquire Common Shares and/or Warrants at prices below, in some cases significantly below, the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a decline.

Given the relatively lower purchase prices that some of our shareholders paid to acquire Common Shares and exercise prices that some of our shareholders may pay to exercise D-Wave Options or D-Wave Warrants to acquire Common Shares compared to the current and recent trading price of the Common Shares, these shareholders, many of whom are Selling Securityholders, in some instances would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the Initial Stockholders purchased 3,015,575 Common Shares at a purchase price equivalent to approximately $0.008 per share, (b) the 5,816,528 PIPE Shares were acquired by the PIPE Investors at purchase price equivalent to approximately $6.88 per PIPE Share, (c) D-Wave Equityholders acquired Common Shares in various rounds of financing at purchase prices as low as approximately $0.02 per share, (d) the 6,589,154 Common Shares issuable upon the exercise of D-Wave Options beneficially owned by certain current and former directors and officers of D-Wave Quantum and its subsidiaries have exercise prices of $0.81 and $0.82 per share and (e) the 2,889,282 Common Shares issuable upon the exercise of D-Wave Warrants were purchased at a purchase price of approximately $2.16 per D-Wave Warrant and are exercisable at $1.92 per Common Share, for an effective Common Share purchase price of $4.08. Even though the trading price of the Common Shares is currently significantly below the post-Closing high trading price of $13.23, all of such Selling Securityholders may have an incentive to sell their Common Shares because they have purchased or may acquire their Common Shares at prices lower, and in some cases significantly lower, than the public investors or the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. For example, assuming sales by the Selling Securityholders at the closing price of the Common Shares of $6.92 as of September 12, 2022, (a) the Initial Stockholders would experience a potential profit of up to approximately $6.91 per share, (b) the PIPE Investors would experience a potential profit of up to approximately $0.04 per share, (c) D-Wave Equityholders would experience a potential profit of up to $6.90 per share, (d) holders of the D-Wave Options would experience a potential profit of up to $6.11 or $6.10 per share and (e) the holder of the D-Wave Warrants would experience a potential profit of up to $2.84 per share, in each case, if such Selling Securityholders sold their Common Shares. As such, public shareholders of the Common Shares have likely paid significantly more than certain of the Selling Securityholders for their Common Shares and would not expect to see a positive return unless the price of the Common Shares appreciates above the price at which such shareholders purchased their Common Shares. Investors who purchase the Common Shares on the NYSE following the Transaction are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices and the current trading price. Based on the closing price of the Common Shares on September 12, 2022, referenced above and their respective purchase prices, the Selling Securityholders referenced above may receive potential profits ranging from $0.04 per share to up to $6.91 per share. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

COVID-19 Update

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the current pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how it will impact our employees, suppliers, vendors and business partners.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, customers and business partners. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect our development plans, sales and marketing activities, and business operations.

The full impact of the COVID-19 pandemic continues to evolve as of the date of this prospectus. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce. See “Risk Factors—Risks Related to D-Wave’s Business and Industry—We may in the future be adversely affected by continuation or worsening of the global COVID-19 pandemic, its various strains or future pandemics”.

As of June 30, 2022 and December 31, 2021, D-Wave’s financial position, business, results of operation and financial condition were not significantly impacted due to the effects of the COVID-19 outbreak.

Key Components of Results of Operations

Revenue

We currently generate our revenue through subscription sales to access our QCaaS cloud platform; professional services that includes problem evaluation, proof of concept, and pilot applications; training on our quantum computing systems and other revenue derived from the sale of printed circuit boards. QCaaS revenue is recognized on a ratable basis over the contract term, which generally ranges from one month to two years. Professional services revenue is recognized based on the terms of the contract, or based upon the ratio that incurred costs bear to total estimated contract costs. Other revenue is not material and is recognized upon completion. Our contracts with our customers do not, at any time, provide the customer with the right to take possession of the software that runs our cloud platform.

We expect our cloud based recurring QCaaS revenue to increase over time as a function of the increasing number of applications driven by professional services engagements with our customers, as well as by customers that choose to access our Leap cloud service without utilizing our professional services organization.

We expect that there will be a marginal decrease in our cloud based recurring QCaaS revenue as a percentage of total revenue in 2022 when compared to 2021 due to the scaling up of our professional services revenue. In subsequent periods, we expect that the QCaaS revenue as a percentage of total revenue will increase from year to year.

Cost of Revenue

Our cost of revenue consists primarily of all direct and indirect expenses related to providing our QCaaS offering and delivering our professional services, including personnel-related expenses and costs associated with maintaining the cloud platform on which the QCaaS resides. Cost of revenue also includes depreciation and amortization related to our quantum computing systems and related software.

We expect our total cost of revenue to increase in absolute dollars in future periods, corresponding to our anticipated growth in revenue and employee headcount to support our customers and to maintain the QCaaS cloud offering, manufacturing, operations and field service team.

Operating Expenses

Our operating expenses consist of research and development, general and administrative and sales and marketing expenses.

Research and Development

Research and development expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, fabrication costs, lab supplies, and cloud computing resources and allocated facility costs for our research and development functions. Unlike a standard computer, design and development efforts continue throughout the useful life of our quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware components, fabrication and software costs related to quantum computing systems constructed for research purposes that do not have a high probability of providing future economic benefits, and have no alternate future use. We currently do not capitalize any research and development expenditures.

We expect our research and development expenses will increase on an absolute dollar basis for the foreseeable future as we continue to invest in research and development efforts to enhance the functionality of our QCaaS cloud platform, and improve the reliability, availability and scalability of our cloud platform. In addition, research and development costs could increase in absolute dollars if we do not receive government grants and research incentives, which have historically offset a portion of these costs.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel and outside professional services expenses including legal, audit and accounting services, insurance, other administrative expenses and allocated facility costs for our administrative functions.

We expect our operating expenses to increase in absolute dollars for the foreseeable future as a result of operating as a public company. In particular, we expect our legal, accounting, tax, personnel-related expenses and directors’ and officers’ insurance costs reported within general and administrative expense to increase as we establish more comprehensive compliance and governance functions, increased IT security and compliance, expanded internal controls over financial reporting in accordance with the Sarbanes-Oxley Act and prepare and distribute periodic reports as required by the rules and regulations of the SEC. As a result, our historical results of operations may not be indicative of our results of operations in future periods.

Sales and marketing

Sales and marketing expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, direct advertising, marketing and promotional material costs, sales commission expense, consulting fees and allocated facility costs for our sales and marketing functions. We intend to continue to make significant investments in our sales and marketing organization to drive additional revenue, expand our global customer base, and broaden our brand awareness. We expect our sales and marketing expenses to continue to increase in absolute dollars for the foreseeable future.

Other income (expense), net

Our other income (expense), net is primarily comprised of government assistance, gain on settlement of warranty, gain on debt extinguishment, interest income, net and other miscellaneous income and expense unrelated to our core operations.

Results of Operations

The following table sets forth our results of operations for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense):
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

Comparison of the Three Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $234,000, or 21%, to $1.4 million for the three months ended June 30, 2022 as compared to $1.1 million for the three months ended June 30, 2021. The increase in revenue was driven by an increase in QCaaS revenue of $215,000.

Cost of Revenue

Cost of revenue increased $138,000, or 31%, to $586,000 for the three months ended June 30, 2022 as compared to $448,000 for the three months ended June 30, 2021. The increase in cost of revenue was driven primarily by:

•	An increase in personnel-related costs of $131,000 associated with the growth of our QCaaS revenue during the three months ended June 30, 2022;

•	A decrease in software related costs of $93,000 due to design and implementation changes;

•	An increase of $52,000 related to maintenance and repair of customer systems; and

•	An increase of $46,000 related to the increase of depreciation of customer systems, and travel.

Operating Expenses

Research and Development Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Research and development	$7,072	$6,291	$781	12%

Research and development expenses increased by $781,000, or 12% to $7.1 million for the three months ended June 30, 2022 compared to $6.3 million for the three months ended June 30, 2021. The increase in research and development was primarily driven by:

•	An increase in personnel-related costs of $337,000 due to an increase in headcount and which included an increase of $60,000 of stock based-compensation;

•

An increase of $280,000 associated with the increase in fabrication activities necessary for various research and development as we continue to develop new products and enhance existing products, services and technologies; and

•

An increase of $172,000 associated to the increase in computing resources, R&D supplies and the associated freight and custom fees to support the continued development for various research and development activities.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$3,959	$2,508	$1,451	58%

General and administrative expenses increased $1.5 million, or 58%, to $4.0 million for the three months ended June 30, 2022 as compared to $2.5 million for the three months ended June 30, 2021. The increase was driven primarily by:

•	An increase of $1.0 million in personnel-related expenses due to an increase in headcount and which included an increase of $567,000 in stock-based compensation;

•	An increase of $288,000 in professional services from legal and accounting consultants; and

•	An increase of $112,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$1,739	$1,226	$513	42%

Sales and marketing expenses increased $513,000, or 42%, to $1.7 million for the three months ended June 30, 2022 as compared to $1.2 million for the three months ended June 30, 2021. The increase was primarily due to:

•	An increase of $301,000 in personnel-related costs due to an increase in headcount and which included an increase of $20,000 in stock-based compensation;

•	An increase of $187,000 in public relations, conferences and promotion expenses; and

•	An increase of $25,000 in other expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(1,746)	$(207)	$(1,539)	743%

Interest expense increased $1.5 million or 743%, to $1.7 million for the three months ended June 30, 2022 as compared to $207,000 for the three months ended June 30, 2021. The increase was primarily due to a higher debt balance in the current period compared to the prior period due to a $15.0 million venture loan pursuant to the Venture Loan Agreement (the “Venture Loan”) that became effective on March 3, 2022 and was increased by an additional $5.0 million on June 21, 2022, final payment fee for the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$533	$289	$244	84%

Other income (expense), increased $244,000 or 84%, to $533,000 for the three months ended June 30, 2022 as compared to $289,000 for the three months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses that totaled $562,000.

Government assistance

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased by $4.6 million for the three months ended June 30, 2022 when compared to the three months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the three and six month periods ended June 30, 2022 included elsewhere in this prospectus for details regarding the government assistance programs.

Comparison of the Six Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $537,000, or 21%, to $3.1 million for the six months ended June 30, 2022 as compared to $2.5 million for the six months ended June 30, 2021. The increase in revenue was primarily driven by an increase in QCaaS revenue of $477,000.

Cost of Revenue

Cost of revenue increased $423,000, or 57%, to $1,169,000 for the six months ended June 30, 2022 as compared to $746,000 for the six months ended June 30, 2021. The increase in cost of revenue was primarily driven by:

•	An increase in personnel-related costs of $290,000 associated with the growth of our QCaaS revenue during the six months ended June 30, 2022;

•	An increase of $118,000 related to software costs;

•	An increase of $67,000 related to the increase of depreciation of customer systems; and

•	An increase of $66,000 related to the related to maintenance and repair of customer systems.

Operating Expenses

Research and Development Expenses

	Six Months ended - June 30th		Change
	2022	2021	Amount	%
Research and development	$13,599	$12,775	$824	6%

Research and development expenses increased by $824,000, or 6% to $13.6 million for the six months ended June 30, 2022 compared to $12.8 million for the six months ended June 30, 2021. The increase in research and development expenses was primarily driven by:

•	An increase in personnel-related costs of $802,000 included an increase of $123,000 in stock based-compensation, and higher salaries due to an increase in headcount;

•	An increase of $155,000 in fabrication costs; and

•	The increases above are partially offset by a decrease of $133,000 in supplies and analytical costs.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$7,606	$5,030	$2,576	51%

•

General and administrative expenses increased $2.6 million, or 51%, to $7.6 million for the six months ended June 30, 2022 as compared to $5.0 million for the six months ended June 30, 2021. The increase was primarily driven by:

•	An increase of $1.7 million in personnel-related expenses which included an increase of $1.1 million in stock-based compensation, and higher salaries due to an increase in headcount;

•	An increase of $512,000 in professional services from legal and accounting consultants;

•	An increase of $200,000 related to increase from software licensing; and

•	An increase of $188,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$3,339	$2,296	$1,043	45%

Sales and marketing expenses increased $1.0 million or 45%, to $3.3 million for the six months ended June 30, 2022 as compared to $2.3 million for the six months ended June 30, 2021. The increase was primarily due to:

•	An increase of $721,000 in personnel-related costs which included an increase of $51,000 in stock-based compensation, and higher salaries due to an increase in headcount; and

•	An increase of $298,000 in public relations, conferences and promotion expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(2,538)	$(385)	$(2,153)	559%

Interest expense increased $2.2 million or 559%, to $2.5 million for the six months ended June 30, 2022 as compared to $385,000 for the six months ended June 30, 2021. The increase was primarily due to our higher debt balance in the current period compared to the prior period due to a $15.0 million Venture Loan that was closed on March 3, 2022 and was increased by $5.0 million on June 30, 2022, final payment fee on the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$353	$604	$(251)	(42)%

Other income (expense), net decreased $251,000 or 42%, to $353,000 for the six months ended June 30, 2022 as compared to $604,000 for the six months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses.

Government assistance

	Six Months Ended June 30		Change
(In thousands)	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased $4.6 million to nil for the six months ended June 30, 2022 as compared to $4.6 million for the six months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years ended December 31, 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the six month period ended June 30, 2022 included elsewhere in this prospectus for details regarding the government assistance programs.

Liquidity and Capital Resources

We have incurred net losses since inception and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of convertible preferred shares, revenue from the sale of our products and services, government assistance and the venture loan. During the six months ended June 30, 2022 and 2021, we incurred net losses of $24.8 million and $13.5 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development and go-to-market programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing. Due to the large number of DPCM stockholders that exercised their redemption rights in connection with the Transaction, only approximately $9 million of cash from the Trust Account became available to D-Wave Quantum as of the closing of the Transaction, out of approximately $300 million that had been available, which significantly reduced the potential enhancement to our liquidity and capital resources that was sought to be achieved through the Transaction. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

In addition, in connection with the Transaction, the board of directors of DPCM considered, among other things, the Transaction Forecasts. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, IFRS or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Neither DPCM’s independent registered public accounting firm nor D-Wave Quantum’s independent registered public accounting firm, PricewaterhouseCoopers LLP have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the unaudited prospective financial information, and accordingly, they do not express an opinion or any other form of assurance with respect thereto. Any projections and forecasts were inherently based on various estimates and assumptions that were subject to the judgment of those preparing them. Projections and forecasts were also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which were difficult or impossible to predict and many of which were beyond the control of D-Wave Quantum. With respect to revenue, we do not anticipate meeting the Transaction Forecasts due primarily to (i) the timing of closing the Transaction in August 2022, which was later than the assumed closing in June 2022, and (ii) the significant redemptions of DPCM stockholders, which has adversely affected our liquidity position and ability to pursue certain growth opportunities, and which will require us to seek alternative sources of financing as described below. See “—General Risk Factors—Financial projections with respect to D-Wave Quantum may not prove to be reflective of actual financial results.”

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our QCaaS offering and our professional services, we expect to finance our cash needs through public and/or private equity (including sales pursuant to the Purchase Agreement) and/or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise sufficient funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Following the Transaction, we have 18,000,000 Warrants outstanding, each Warrant being exercisable for 1.4541326 Common Shares at an exercise price of $11.50. Whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Therefore, if and when the trading price of the Common Shares is less than approximately $7.91, the effective exercise price of the Warrants per one Common Share, we expect that warrantholders would not exercise their Warrants. We could receive up to an aggregate of approximately $207 million if all of the Warrants are exercised for cash, but we would only receive such proceeds if and when the warrantholders exercise the Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration, and the Warrants may not be exercised prior to their maturity on August 5, 2027, even if they are in the money, and as such, the Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed below to continue to fund our operations. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development and go-to-market efforts.

We continue to assess the effect of the COVID-19 pandemic and the Russia/Ukraine crisis on our operations. The extent to which the COVID-19 pandemic will impact our business and operations will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the continuing spread of the infection, new and emerging variants of the virus, the duration of the pandemic, and the effectiveness of actions taken in the U.S. and other countries to contain and treat the disease. The extent to which the Russia/Ukraine crisis will impact our business and operations will also depend on future developments that are highly uncertain and cannot be predicted with confidence, including restrictive actions that may be taken by the U.S. and/or other countries, such as sanctions or export controls, and the duration of the conflict.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors—Risks Related to D-Wave’s Business and Industry.” We believe that the funds available under the Purchase Agreement would be sufficient to fund our operations for at least 18 months, subject to the terms and conditions of the Purchase Agreement. We are aware, however, that this offering and the use of the Purchase Agreement to fund operations may cause significant dilution, depress our share price, and make it more difficult to achieve the required financing. See “Risk Factors—Risks Related to the Offering.”

Venture Loan and Security Agreement

On March 3, 2022, we entered into a Venture Loan Agreement, by and between the Borrowers, as defined in the agreement, and PSPIB Unitas Investments II Inc. (“PSPIB”), as the lender. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million were made available to the Borrowers in three tranches, subject to certain terms and conditions.

The first tranche in an aggregate principal amount of $15.0 million was advanced on March 3, 2022. The second tranche in an aggregate principal amount of $5.0 million was advanced to D-Wave on June 30, 2022.

The term loans under the Venture Loan Agreement bear interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances is payable monthly, on the first business day of each calendar month through the Maturity Date.

Final payment fee is 5.0% of the aggregate amount of the term loans made under the Venture Loan Agreement on the earliest of (i) the Maturity Date; (ii) the date that we prepay all of the outstanding aggregate principal amount in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement). In connection with any prepayment of less than all of the outstanding principal balance of the loans, we agreed to pay PSPIB an amount equal to five percent of the principal balance of the loans being prepaid.

The Venture Loan Agreement is secured by a first-priority security interest in substantially all of the Borrower’s assets and contains certain operational covenants. The Borrowers remained in compliance with all covenants under the Venture Loan Agreement for the term of the Venture Loan Agreement. The full text of the Venture Loan Agreement is filed as an exhibit to this prospectus, and such description is qualified in its entirety by the full text of such exhibit.

On August 5, 2022, the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Cash Flows

The following table sets forth our cash flows for the period indicated:

	Six Months Ended June 30,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(21,499)	$(20,268)
Investing activities	(218)	(1,265)
Financing activities	22,765	13,127
Effect of exchange rate changes on cash and cash equivalent	(65)	262

Net (decrease) increase in cash and cash equivalent	$983	$(8,144)

Cash Flows Used in Operating Activities

Our cash flows from operating activities are significantly affected by the growth of our business, and are primarily related to research and development, sales and marketing and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable, accounts receivable and other current assets and liabilities.

Net cash used in operating activities during the six months ended June 30, 2022 was $21.5 million, resulting primarily from a net loss of $24.8 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization, including amortization of operating right of use assets, $1.6 million in stock-based compensation, $2.4 million of other non-cash charges, and $1.9 million in working capital adjustments.

Net cash used in operating activities during the six months ended June 30, 2021 was $20.3 million, resulting primarily from a net loss of $13.5 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization including amortization of operating right of use assets, $0.3 million in stock-based compensation, $0.6 million of other non-cash charges and $9.0 million in working capital adjustments.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2022 was $0.2 million, representing additions of $0.2 million in property and equipment primarily related to the development and upgrade of our quantum computing systems.

Net cash used in investing activities during the six months ended June 30, 2021 was $1.3 million representing additions of $1.1 in property and equipment and $0.2 million in software primarily related to the development of our quantum computing systems.

Cash Flows Provided by Financing activities

Net cash provided by financing activities during the six months ended June 30, 2022 was $22.8 million, primarily reflecting proceeds received from the Venture Loan entered into signed on March 3, 2022 for $19.9 million, net proceeds received from government programs (SIF) for $2.7 million and proceeds received from issuance of common stock upon exercise of stock options for $0.1 million.

Net cash provided by financing activities during the six months ended June 30, 2021 was $13.1 million, primarily reflecting net proceeds received from government programs (SIF).

Contractual Obligations and Commitments

The following table summarizes our non-cancellable contractual obligations and other commitments as of December 31, 2021 and the effects that such obligations are expected to have on our liquidity and cash flow for future periods (in thousands):

	Payments due by period (2)
	Total	Less than 1 year	1 - 3 year	4 - 5 year	More than 5 years
Lease commitment (1)	$16,356	$1,687	$2,563	$2,458	$9,648

Total	$16,356	$1,687	$2,563	$2,458	$9,648

(1)	Includes operating lease liabilities for certain of our offices and facilities.
(2)	Excludes the Venture Loan Agreement entered into on March 3, 2022 by and between the Borrowers, and PSPIB, as the lender.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates. As of June 30, 2022, we have not, to date, been exposed to material risks given our early stage of operations. We have not engaged in any hedging activities since our inception.

Credit risk

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. We maintain cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Canadian Deposit Insurance Corporation on such deposits but may be redeemed upon demand. We perform periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, we monitor the credit quality of our customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements for the three month and six month periods ended June 30, 2022, respectively. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Interest rate risk

We are not currently exposed to significant market risk related to changes in interest rates. As of June 30, 2022, the Company did not have any cash equivalents nor short-term money market funds.

Foreign currency risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates. Our operations may be subject to fluctuations in foreign currency exchange rates in the future. Our customers are primarily located in the United States, Japan, Germany and Canada; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than our functional and reporting currency (United States dollars). To date, a majority of our sales have been denominated in United States dollars and a significant portion of our operating expenses are denominated in Canadian dollars. We also purchase certain of our key manufacturing inputs in Euros. As we expand our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. We will periodically reassess our approach to manage our risk relating to fluctuations in currency rates.

We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

Inflation risk

Inflation generally affects us by increasing our cost of labor and purchase of materials. We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Concentration of credit risk

We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits. Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

D-WAVE QUANTUM INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read “D-Wave Quantum Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with the condensed financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, including those described in the section titled “Cautionary Note Regarding Forward-Looking Statements.” Our actual results and the timing of selected events could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those applicable to D-Wave and its business set forth under the section titled “Risk factors” in this prospectus. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Quantum Inc. and its consolidated subsidiaries, and all other capitalized terms have the meanings ascribed thereto elsewhere in this Report. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave was incorporated on January 24, 2022, as a corporation organized and existing under the DGCL, with a registered office at 215 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and formed for the purpose of effecting the Transaction pursuant to the Transaction Agreement. On August 5, 2022, we consummated our Transaction with DPCM and D-Wave Systems. D-Wave’s principal offices are located at 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9, Canada.

As the Practical Quantum Computing Company, our mission is to unlock the power of quantum computing today to benefit business and society. We define “practical” as being focused on delivering quantum offerings and access, built to provide customer value for commercial use. We define “commercial” as customer use primarily focused on revenue-generating or cost-saving use cases. Our commercial-first approach brings quantum products to market that serve the needs of enterprise customers by solving their most complex and computationally intensive problems. We deliver this in real-time via our cloud services. Today, customers can access our annealing quantum computer and quantum hybrid solvers via our QCaaS. We are also developing a gate-model system with cross platform tools to help address a broader range of customer problem sets over the longer term.

Results of Operations and Known Trends or Future Events

Through June 30, 2022, we had neither engaged in any significant business operations nor generated any revenues. All activities through that date relate to our formation and consummation of the Transaction. Prior to the closing of the Transaction, we did not generate any revenue or incur any material expenses.

Liquidity and Capital Resources

On August 5, 2022, in accordance with the Transaction Agreement, we acquired 100% of the outstanding equity interests of D-Wave Systems and DPCM. In connection with the close of the Transaction, we received, among other things, DPCM’s cash on hand and the PIPE Financing, which totaled $37.6 million, net of related transaction costs. See section titled “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Note 12 to D-Wave’s condensed consolidated balance sheet included elsewhere in this prospectus for more information.

In conjunction with the Transaction, D-Wave Systems and D-Wave entered into the Purchase Agreement with Lincoln Park on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct Lincoln Park to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the Purchase Agreement. The Purchase Agreement will provide D-Wave Systems and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires that we make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions.

Our significant accounting policies are described in more detail in Note 3 of the D-Wave Systems Inc. condensed consolidated balance sheet included elsewhere in this prospectus. We believe that the accounting policies discussed in Note 3 are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

Emerging Growth Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. D-Wave will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. D-Wave would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement; (ii) the last day of the fiscal year in which its total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which it has issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the SEC.

EXECUTIVE COMPENSATION

Except as otherwise noted, this section presents the executive and director compensation of D-Wave Systems Inc. prior to the Transaction. For the purposes of this “Executive Compensation” section, “us”, “our” and “D-Wave Systems” refer to D-Wave Systems Inc.

Summary Compensation Table

The following table presents information regarding the compensation of D-Wave Systems’ named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Alan E. Baratz President & Chief Executive Officer, Director	2021	450,000	—	144,000	1,329	595,329
John M. Markovich(4) Chief Financial Officer	2021	118,834	5,161,080	30,294	—	5,310,208
Jennifer S. Houston(5) Chief Marketing Officer	2021	290,000	224,457	65,600	—	580,057

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2021 computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in note 12 to D-Wave Systems Inc.’s audited consolidated financial statements included elsewhere in this prospectus. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Represents the annual bonus payable as determined by the compensation committee.
(3)	Represents a reimbursement to Dr. Baratz for tax accounting expenses.
(4)	Mr. Markovich commenced employment on August 20, 2021.
(5)	Ms. Houston was promoted to Chief Marketing Officer in May 2021. Ms. Houston left the Company as of September 9, 2022.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents information regarding outstanding option awards held by the D-Wave Systems named executive officers as of December 31, 2021. All awards were granted pursuant to the 2020 Equity Incentive Plan (the “2020 Plan”). See the section titled “—Equity Incentive Plans – 2020 Plan” below for additional information.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
	954,880	—		0.81	5/5/2030
	99,466	19,894	(1)	0.81	5/5/2030
Alan E. Baratz	1,058,076	1,150,084	(1)	0.81	5/5/2030

John M. Markovich	140,633	1,546,969	(2)	0.82	8/20/2031

	237,041	40,471	(3)	0.81	5/5/2030
	37,881	57,819	(4)	0.81	5/5/2030
Jennifer S. Houston	—	210,000	(5)	0.82	5/6/2031

(1)

The remaining portion of the option vested upon Closing of the Transaction, which was considered a change in control (as defined in the 2020 Plan), in accordance with Dr. Baratz’s option award agreements.

(2)	The remaining portion of the option vests in equal monthly installments on the 1st of each month through January 1, 2024.
(3)	The remaining portion of the option vests in equal monthly installments on the 20th of each month through August 20, 2025.
(4)	The remaining portion of the option vests in equal monthly installments on the 9th of each month through July 9, 2022.
(5)	The remaining portion of the option vests in equal monthly installments on the 5th of each month through May 5, 2024.
(6)	The option vests 25% on May 1, 2022, and then in equal monthly installments thereafter on the 1st of each month through May 1, 2025.

Employment Arrangements with Named Executive Officers

Alan E. Baratz. In January 2020, D-Wave Systems entered into an amended and restated employment agreement with Dr. Baratz which governs the current terms of his employment as D-Wave’s President and Chief Executive Officer. Dr. Baratz’s current annual base salary for 2022 is $450,000. Dr. Baratz is eligible to participate in our management bonus plan, with a target bonus percentage of 50% of his base salary, based on achievement of corporate objectives under our corporate bonus plan and personal objectives set by our board of directors. For 2021, D-Wave Systems’ bonus plan achievement was based on objectives directed at providing stockholder value, with elements including product and technology development, financial metrics and customer sales, and taking into account both individual and company-wide performance. Dr. Baratz is also eligible to participate in D-Wave Systems’ standard employee benefit plans and programs for D-Wave Systems’ US-based employees, and is entitled to reimbursement of up to $7,500 per year for reasonable tax accounting expenses. Dr. Baratz’s employment agreement also provided for a grant of options, which are no longer outstanding as a result of the D-Wave Systems 2020 recapitalization. Pursuant to his employment agreement, if Dr. Baratz’s employment is terminated by D-Wave Systems without cause, he is entitled to receive 12 months’ base salary as a severance payment. In addition, pursuant to Dr. Baratz’s option award agreements, (i) in the event of a change in control (as defined in the 2020 Plan), the portion of the option that is scheduled to vest in the immediately succeeding 24 months shall immediately vest, and the vesting date for the remaining unvested tranches of each outstanding option shall accelerate by 24 months, and (ii) in the event of his termination by D-Wave Systems without cause within the 12 month period following a change in control, the remaining unvested portion of his outstanding options shall fully vest. The completion of the Transaction constituted a change in control for purposes of the 2020 Plan. The restrictive covenants in Dr. Baratz’s employment agreement include confidentiality, invention assignment and a 1-year non-solicitation of employees.

John M. Markovich. In August 2021, D-Wave Systems entered into an employment agreement with Mr. Markovich which governs the current terms of his employment as D-Wave Systems’ Chief Financial Officer. Mr. Markovich’s current annual base salary for 2022 is $325,000. Mr. Markovich is eligible to participate in any bonus plan that may be established for executive officers, with a target bonus percentage of 40% of base salary, based on achievement of corporate objectives under our corporate bonus plan and personal objectives set by our Chief Executive Officer. For 2021, D-Wave Systems’ bonus plan achievement was based on objectives directed at providing stockholder value, with elements including product and technology development, financial metrics and customer sales, and taking into account both individual and company-wide performance. Mr. Markovich’s employment agreement provides for a grant of 1,687,602 options, with vesting terms as described above in the Outstanding Equity Awards Table. Mr. Markovich is eligible to participate in D-Wave Systems’ standard employee benefit plans and programs for D-Wave Systems’ U.S.-based employees. Pursuant to his employment agreement, if Mr. Markovich’s employment is terminated by D-Wave Systems without cause (as defined in his employment agreement), he is entitled to receive 12 months’ base salary as a severance payment. In addition, pursuant to Mr. Markovich’s option award agreements, in the event of his termination by D-Wave Systems without cause within the 12 month period following a change in control, the portion of his outstanding options that would have vested in the next 24 months shall fully vest. The restrictive covenants in Mr. Markovich’s employment agreement include confidentiality, invention assignment and a 1-year non-solicitation of employees.

Jennifer S. Houston. In May 2018, D-Wave Systems entered into an employment agreement with Ms. Houston (which has been subsequent amended most recently as of May 1, 2021 in connection with her promotion to Chief Marketing Officer). Ms. Houston’s current annual base salary for 2022 is $300,000. Ms. Houston is eligible to participate in any bonus plan that may be established for executive officers, with a target bonus percentage of 40% of base salary, based on achievement of corporate objectives under our corporate bonus plan and personal objectives set by our Chief Executive Officer. For 2021, D-Wave Systems’ bonus plan achievement was based on objectives directed at providing stockholder value, with elements including product and technology development, financial metrics and customer sales, and taking into account both individual and company-wide performance. Ms. Houston’s employment agreement provided for a grant of options, which are no longer outstanding as a result of the D-Wave Systems 2020 recapitalization (plus an additional 210,000 options in connection with her promotion to Chief Marketing Officer) with vesting terms as described above in the Outstanding Equity Awards Table. Ms. Houston is eligible to participate in D-Wave Systems’ standard employee benefit plans and programs for D-Wave Systems’ US-based employees. Pursuant to her employment agreement, if Ms. Houston’s employment is terminated by D-Wave Systems without cause (as defined in her employment agreement) during the 12 month period following a change in control (as defined in the 2020 Plan), she is entitled to receive 6 months’ base salary as a severance payment. In addition, pursuant to Ms. Houston’s option award agreements, in the event of her termination by us without cause within the 12 month period following a change in control, the portion of her outstanding options that would have vested in the next 12 months shall fully vest. The restrictive covenants in Ms. Houston’s employment agreement include confidentiality, invention assignment and a 6-month noncompete.

Health and Welfare and Retirement Benefits; Perquisites

Each of the executive officers is eligible to participate in D-Wave Systems’ employee benefit plans offered in their respective country of employment, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of D-Wave Systems’ other full-time employees. D-Wave Systems generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances, and except for annual tax preparation assistance provided to Dr. Baratz (described above), it did not provide any perquisites or personal benefits to its named executive officers in 2021.

Eligible US-based employees, including D-Wave Systems’ U.S.-based executive officers, are eligible to participate in a defined contribution retirement plan that provides such employees with an opportunity to save for retirement on a tax advantaged basis. Eligible US-based employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. D-Wave Systems currently does not make any matching contributions into the 401(k) plan on behalf of participants. Participants are always vested in their contributions to the plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. D-Wave Systems currently does not offer a retirement savings plan structure to any of its Canada-based employees.

Equity Incentive Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as D-Wave Systems believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. D-Wave Systems believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation for D-Wave Quantum have not yet been determined, but it is expected that the 2022 Equity Incentive Plan will be an important element of our compensation arrangements for our executives and directors, and that our executives (including our named executive officers) will also be eligible to participate in the Employee Stock Purchase Plan. Prior to the Transaction, D-Wave Systems granted equity-based compensation pursuant to its 2020 Plan, described below.

2020 Plan. The following summary describes the material terms of the 2020 Plan, which was adopted by the D-Wave Systems board of directors in 2020.

Purpose. The purpose of the 2020 Plan was to provide eligible participants an opportunity from time to time to acquire a proprietary interest in D-Wave Systems and to develop the interest of eligible participants in the growth and development of D-Wave Systems, providing an incentive to eligible participants to further the success of D-Wave Systems, attracting and retaining eligible participants, and rewarding eligible participants with the benefits associated with having a proprietary interest in D-Wave Systems. Employees, officers, directors and consultants of D-Wave Systems or its affiliates are eligible to participate in the 2020 Plan to the extent approved by the compensation committee of D-Wave Systems (the “D-Wave Systems Compensation Committee”) or the Board of directors of D-Wave Systems (the “D-Wave Systems Board”).

Administration. The 2020 Plan is administered by the D-Wave Systems Board or the D-Wave Systems Compensation Committee. The D-Wave Systems Board or the D-Wave Systems Compensation Committee may issue rules and regulations for administration of the 2020 Plan. The D-Wave Systems Board or D-Wave Systems Compensation Committee, as applicable, has the authority to implement and carry out the 2020 Plan, including without limitation, the authority to determine the participants to whom awards will be granted; determine the type or types of awards to be granted under the 2020 Plan; determine the number of shares to be issuable pursuant to (or with respect to which payments, rights or other matters are to be calculated in connection with) awards; determine the terms and conditions of any award, determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property, net settlement, cashless exercise, broker-assisted cashless exercise or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended; determine whether, to what extent and under what circumstances cash, shares, other awards, other property and other amounts payable with respect to an award under the 2020 Plan shall be deferred either automatically or at the election of the holder thereof or of the D-Wave Systems Compensation Committee; interpret and administer the 2020 Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2020 Plan; grant waivers, amend or modify an award, and correct any defect or reconcile any inconsistency with the 2020 Plan or an award; and make any other determination and take any other action that the D-Wave Systems Compensation Committee deems necessary or desirable for the administration of the 2020 Plan.

Grants of Awards. The D-Wave Systems Board may, at any time, subject to the terms of the 2020 Plan, grant to a participant an award or awards in respect of the number of shares the D-Wave Systems Board determines and the D-Wave Systems Board may specify the grant date, exercise price, vesting timing and conditions, expiration date and such other terms and conditions of the award. The exercise price per share purchasable under an award is determined by the D-Wave Systems Board at the time of grant, provided, that, except in the case of substitute awards, such exercise price shall not be less than the fair market value of a share on the date of grant of such award.

Share Reserve. Subject to adjustments for changes in capitalization, the maximum number of shares available for grant under the 2020 Plan and all other plans of a similar nature will not exceed 15% of the aggregate D-Wave Systems Shares, on a fully diluted basis. If an award expires, terminates, is surrendered, is cancelled or otherwise becomes unexercisable without having been exercised in full (a “Surrendering Event”), such shares will be available for future grant, the maximum number of shares that may be issued upon the exercise of awards as well as the maximum number of shares that may be issued upon the exercise of incentive stock options will not exceed 15% of the aggregate D-Wave Systems Shares, on a fully diluted basis on the date of adoption of the plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the 2020 Plan as a result of a Surrendering Event. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or shares acquired by D-Wave Systems.

Options. The term of an option may be determined by the D-Wave Systems Board, but in any event, subject to accelerated termination of an option and other early termination as provided for in the 2020 Plan or an award agreement, each option will expire on the earlier of the expiration date; and the tenth anniversary of the date that the shares become publicly listed for trading on a securities exchange, provided that the D-Wave Systems Board may (but shall not be required to) provide in an award agreement for an extension of the expiration date of the award in the event the exercise of the option would be prohibited by law at the time of expiration pursuant to the terms of the award agreement or this 2020 Plan. Each option will vest in accordance with the vesting schedule as determined by the D-Wave Systems Board. The D-Wave Systems Board has the discretion to accelerate the date upon which any portion of any option may vest. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the D-Wave Systems Compensation Committee. Such consideration may be paid by: (i) cash or certified check or combination thereof; (ii) net settlement or broker-assisted cashless exercise; or (iii) to the extent expressly permitted by the D-Wave Systems Compensation Committee, (A) except for an award holder that is resident in Canada, other shares which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; or (B) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Share Appreciation Rights (“SARs”). The exercise price or hurdle price per share under a SAR shall be determined by the D-Wave Systems Compensation Committee; provided, however, that, except in the case of substitute awards, such exercise price or hurdle price shall not be less than the fair market value of a share on the date of grant of such SAR. The term of each SAR shall be fixed by the D-Wave Systems Compensation Committee but shall not exceed 10 years from the date of grant of such SAR. The D-Wave Systems Compensation Committee shall determine the time or times at which a SAR may vest and/or be exercised or settled in whole or in part. The D-Wave Systems Compensation Committee may specify in an award agreement that an “in- the-money” SAR shall be automatically exercised on its expiration date.

Restricted Shares. D-Wave Systems may grant restricted shares in such number and at such times as the D-Wave Systems Compensation Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the participant for a fiscal year of D-Wave Systems or otherwise as compensation, including as an incentive for future performance by the participant. The award agreement for awards of restricted shares shall specify the vesting schedule; the exercise price, which, to the extent required by applicable law, will not be less than the par value of a share; the consideration permissible for the payment of the purchase price of the restricted shares, which shall be satisfied in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to D-Wave Systems; or (iii) in any other form of legal consideration that may be acceptable to the D-Wave Systems Board; and transferability. Restricted shares shall be subject to such restrictions as the D-Wave Systems Compensation Committee may impose (including any limitation on the right to vote a share of restricted shares or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the D-Wave Systems Compensation Committee may deem appropriate.

Restricted Share Units (“RSUs”). The D-Wave Systems Compensation Committee may grant RSUs in such number and at such times as the D-Wave Systems Compensation Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by a participant for a fiscal year of D-Wave Systems or otherwise as compensation, including as an incentive for future performance by a participant. The award agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date). RSUs shall be subject to such restrictions as the D-Wave Systems Compensation Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the D-Wave Systems Compensation Committee may deem appropriate. Dividend equivalents may be credited in respect of RSUs, as the D-Wave Systems Compensation Committee deems appropriate. Such dividend equivalents may be converted into additional RSUs by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares equal to the number of RSUs then credited by (2) the fair market value per share on the payment date for such dividend. The additional RSUs credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying RSUs to which they relate. A director that is not an employee and is subject to Canadian taxation shall not be entitled to receive RSUs.

Performance Awards. The D-Wave Systems Compensation Committee is authorized to grant performance awards in such number and at such times as the D-Wave Systems Compensation Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the participant for a fiscal year of D-Wave Systems or otherwise as compensation, including as an incentive for future performance by the participant. Performance awards may be denominated as a cash amount, number of shares or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the D-Wave Systems Compensation Committee. In addition, the D-Wave Systems Compensation Committee may specify that any other award shall constitute a performance award by conditioning the right of an award holder to exercise the award or have it settled or vest, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the D-Wave Systems Compensation Committee. The D-Wave Systems Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the 2020 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the termination provisions, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award shall be determined by the D-Wave Systems Compensation Committee. Performance awards will be settled only after the end of the relevant performance period. The D-Wave Systems Compensation Committee shall specify the circumstances in which, and the extent to which, performance awards shall be paid or forfeited in the event of an award holder’s termination.

Other Share-Based awards. The D-Wave Systems Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of D-Wave Systems or business units thereof or any other factors designated by the D-Wave Systems Compensation Committee. The D-Wave Systems Compensation Committee shall determine the terms and conditions of such awards. shares delivered pursuant to an award in the nature of a purchase right granted shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, shares, other awards, other property, or any combination thereof, as the D-Wave Compensation Committee shall determine. Cash awards, as an element of or supplement to any other award under the 2020 Plan, may also be granted.

Treatment on Termination. If an award holder’s employment or service as a director or a consultant terminates for any reason, voluntarily or involuntarily, any part of an award that has not vested will immediately cease vesting on the termination date and the award holder will not be entitled to any compensation in respect of any part of an award that has not vested. In the case of employees: upon termination of their employment for cause, the award will expire immediately; upon termination of their employment generally for any other reason other than death, any vested but unexercised part of the award may be exercised until the earlier of 90 days following the termination date and the date its term expires, as applicable; upon termination of employment due to death, any vested but unexercised part of an award may be exercised until the earlier of 180 days following the termination date and the date its term expires. In the case of directors: if the director ceases to hold office due to removal in accordance with section 129 of the Business Corporations Act (British Columbia) (“BCBCA”) or due to becoming otherwise disqualified to hold office as a director, the award will expire immediately upon the termination date; otherwise if the director ceases to hold office as a director for any other, all non-vested awards will expire upon the termination date and any vested but unexercised part of the award may be exercised until the earlier of 90 days (180 days in the case of death or disability) following the date the award holder ceases to be a director and the date its term expires, as applicable. If a participant’s services as a consultant are terminated for any reason, all non-vested awards will expire upon the termination date and any vested but unexercised part of the award may be exercised until the earlier of 90 days following the termination date and the date its term expires.

Transferability. In general, awards are not transferable or assignable, and may not be made subject to any other alienation, sale, pledge, hypothecation, disposal, encumbrance, execution, attachment or similar process, otherwise than by will or by the operation of laws. During the lifetime of the award holder, an award is exercisable only by the award holder, and any elections with respect to an award, may be made only by the award holder.

Adjustments Upon Changes in Capitalization, Amalgamation, Dissolution, etc. The number of shares subject to an outstanding award, and the number of shares which have been authorized and reserved for issuance under the 2020 Plan but as to which no awards have yet been granted or which have been returned to the 2020 Plan upon cancellation or expiration of an award, as well as the exercise price for each such outstanding award, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, recapitalization, reorganization, subdivision, consolidation, combination or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by D-Wave Systems, and if the adjustment would result in fractional number of shares, the number of shares will be rounded down to the nearest whole number. In the event of an amalgamation or merger of D-Wave Systems with or into any other company or companies (other than an amalgamation or merger with a wholly-owned subsidiary or a transaction in which there is no substantial change in shareholders of D-Wave Systems) or the sale of all or substantially all of the assets of D-Wave Systems (and the right to do so is hereby expressly reserved), whether by way of statutory amalgamation, plan of arrangement, sale of assets and undertaking, or otherwise howsoever, then the successor corporation may assume, convert, replace or substitute any or all outstanding awards, which assumption, conversion, replacement or substitution will be binding on the holder of the award, with (i) equivalent awards or (ii) substantially similar consideration to the holder of the award as was provided to shareholders of D-Wave Systems (after taking into account the existing provisions, restrictions and terms of the award). In the event that the successor corporation refuses to assume, convert, replace or substitute an award, the award will fully vest and D-Wave Systems will notify the holder of the award in writing in advance of the amalgamation, merger or sale that the award will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the award will terminate upon the expiration of such period. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of the dissolution or liquidation of D-Wave Systems. In the event of the proposed dissolution or liquidation of D-Wave Systems, D-Wave Systems will notify each award holder as soon as practicable prior to the effective date of such proposed transaction. The D-Wave Systems Board, in its sole discretion, may provide for an award holder to have the right to exercise his or her award until fifteen (15) days prior to such transaction as to all of the shares covered by the award, including shares as to which the award would not otherwise be exercisable.

Amendment and Termination. The D-Wave Systems Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the 2020 Plan or any award granted under the 2020 Plan; provided however that: (i) such amendment, suspension or termination is in accordance with applicable laws and the rules of any Securities Exchange on which the shares are listed; (ii) no such amendment, suspension or termination shall be made at any time to the extent such action would adversely affect the existing rights of an award holder with respect to any then outstanding award held by such award holder, as determined by the D-Wave Systems Board acting in good faith, without the award holder’s consent; and (iii) the D-Wave Systems Board shall obtain shareholder approval of the following: (x) such approval as may be required pursuant to D-Wave Systems’ organizational documents and applicable law, including securities laws and the rules and policies of a Securities Exchange upon which the shares of D-Wave Systems are listed; and (y) any amendment that would reduce the exercise price or hurdle price of an outstanding award (other than as provided above). If the 2020 Plan is terminated, the provisions of the 2020

Plan and any administrative guidelines and other rules and regulations adopted by the D-Wave Systems Board and in force on the date of termination will continue in effect as long as any award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the 2020 Plan, the D-Wave Systems Board shall remain able to make such amendments to the 2020 Plan or the award as they would have been entitled to make if the 2020 Plan were still in effect. The 2020 Plan is scheduled to terminate on April 14, 2030. The termination of the 2020 Plan will have no effect on outstanding awards, which will continue in effect in accordance with their terms and conditions and the terms and conditions of the 2020 Plan and award agreements.

Non-Employee Director Compensation.

During 2021, D-Wave Systems granted 100,000 options to each of its three independent directors (V. Paul Lee, J. Haig Deb. Farris, and Steven M. West), such grants vesting 1/12th at the end of each month of active service as a director.

The following table sets forth information concerning the compensation of D-Wave Systems’ non-employee directors for the year ended December 31, 2021.

Name	Cash	Option Awards ($) (1)	All Other Compensation	Total ($)
V. Paul Lee	$—	305,823	—	305,823
J. Haig Deb. Farris	$—	305,823	—	305,823
Steven M. West	$—	305,823	—	305,823

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2021 computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in note 12 to our audited consolidated financial statements included elsewhere in this prospectus. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

The table below shows for each non-employee director who was serving, and held outstanding equity awards, as of December 31, 2021, the aggregate number of option awards (vested and unvested) held by each such non-employee director as of such date.

Name	Shares Underlying Options Outstanding (Vested) at Fiscal Year End	Shares Underlying Options Outstanding (Unvested) at Fiscal Year End
V. Paul Lee	224,319	66,667
J. Haig Deb. Farris	224,319	66,667
Steven M. West	284,002	66,667

D-Wave Quantum’s board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that D-Wave Quantum is able to recruit and retain qualified directors. Following the consummation of the Transaction, D-Wave Quantum intends to develop a director compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling D-Wave Quantum to attract, retain, incentivize and reward directors who contribute to the long-term success of D-Wave Quantum.

MANAGEMENT

Executive Officers and Directors

The following table sets forth, as of the date of this prospectus, certain information regarding D-Wave Quantum’s executive officers and directors who are responsible for overseeing the management of our business.

Name	Age	Position
Executive Officers
Alan Baratz	67	President & Chief Executive Officer and Director
John M. Markovich	66	Chief Financial Officer
Victoria Brydon	48	Senior Vice President, People and Operational Excellence
Non-Employee Directors
Steven M. West	68	Chairman
Emil Michael	49	Director
Eduard van Gelderen	57	Director
Roger Biscay	54	Director
Amy Cappellanti-Wolf	57	Director
Michael Rogers	58	Director

Executive Officers

Alan Baratz. Dr. Baratz became the CEO of D-Wave Systems in January 2020. Previously, as Executive Vice President of R&D and Chief Product Officer from August 2018 to December 2019, he drove the development, delivery, and support of all of D-Wave’s products, technologies, and applications. Dr. Baratz also acted as Senior Vice President of Software & Applications of D-Wave Systems from August 2017 to August 2018. He has over 25 years of experience in product development and bringing new products to market at leading technology companies and software startups. As the first president of JavaSoft at Sun Microsystems, Dr. Baratz oversaw the growth and adoption of the Java platform from its infancy to a robust platform supporting mission-critical applications in nearly 80 percent of Fortune 1000 companies. He has also held executive positions at Symphony, Avaya, Cisco, and IBM. He served as CEO and president of Versata, Zaplet, and NeoPath Networks, and as a managing director at Warburg Pincus LLC. Dr. Baratz holds a doctorate in computer science from the Massachusetts Institute of Technology.

John M. Markovich. Mr. Markovich is a strategic financial leader with nearly thirty years of executive financial management experience working with rapidly growing private and public technology companies across all stages of development. He has directed the finance, accounting, tax, treasury, M&A, legal, operations, customer service, IR, HR, and IT functions for companies ranging from privately held pre-revenue startups to a NYSE-listed Fortune 500 multi-national company with over $1.2 billion in annual revenue. During his career, he has negotiated and closed over 150 debt, equity, M&A, and joint venture transactions exceeding $2.5 billion in value; over a dozen private placements; nearly a dozen M&A transactions; and several international joint ventures. Mr. Markovich has served as D-Wave’s Chief Financial Officer since August 2021. From August 2020 to July 2021, Mr. Markovich had his own consulting firm where he advised early-stage technology companies on various financial and strategic matters. From June 2019 to July 2020, Mr. Markovich served as Chief Financial Officer of XANT, Inc., a privately held SaaS company with an AI-powered sales enablement platform. From August 2016 to May 2019, he served as Chief Financial Officer of OmniGuide Holdings, Inc. a private equity-backed multinational medical device manufacturer. Previously, Mr. Markovich held Chief Financial positions at three public companies including Optical Coating Laboratories, Inc., Tickets.com Inc., and Emcore Corp., and several private technology companies including Auto-By-Tel.com, Inc., Energy Innovations, Inc., Veritone, Inc. and XANT, Inc. Mr. Markovich holds a BS in Business from Miami University and an MBA from the Michigan State Graduate School of Business.

Victoria Brydon. Ms. Brydon is a seasoned business executive with 20 years of progressive and broad experience. Currently the Senior Vice President, People and Operational Excellence, she leads the development and execution of talent strategy for D-Wave, and works cross functionally to provide executive oversight to ensure business operational excellence. Previously, Ms. Brydon acted as Vice President, People & Operational Excellence from July 2021 to February 2022 and Vice President, Human Resources from September 2016 to July 2021. Prior experience includes Kasian Architecture, Sierra Systems, and PMC-Sierra. Victoria holds a Masters of Business Administration from Royal Roads University, and a Bachelor of Commerce from Queen’s University. Ms. Brydon is a Certified Executive Coach, and Chair of the Board of the BC SPCA where she also serves as President and Chair of the Executive and Human Resources Committee.

Non-Employee Directors

Steven M. West. Mr. West is a 30-year veteran of the information technology and media marketplace. He is the founder and has been a managing partner of Emerging Company Partners LLC, a technology-consulting firm located in Incline Village, Nevada, since February 2004. Mr. West has held executive leadership positions in both large and early-stage information technology companies located in North America, Asia and Europe. His leadership positions have included CEO of Entera, an Internet content delivery firm (acquired by Blue Coat Systems, Inc.), President and CEO of Hitachi Data Systems in Santa Clara California and Group Executive of EDS in Plano Texas. As a partner in Emerging Company Partners LLC, Mr. West has completed consulting engagements with numerous companies specializing in early-stage firms. Mr. West’s public board experience includes Cisco Systems from 1996 to 2019. As a board director of Cisco, he was Audit Committee chair and a member of the Finance Committee. He also served as a board member of Autodesk from 2008 to 2018 and was member of the Audit Committee and chair of their Compensation Committee. He has also served on the boards of Delta-Q Technologies and Bycast Inc. Currently, Mr. West is a licensed Broadcast Engineer by the Federal Communications Commission. He also is an active member in the Society of Broadcast Engineers (SBE) and the Institute of Electrical and Electronics Engineers (IEEE).

Eduard van Gelderen. Mr. van Gelderen joined PSP in July 2018 as Senior Vice President and Chief Investment Officer. Mr. van Gelderen oversees the organization’s total portfolio and establishes the long-term investment portfolio strategy and also heads Responsible Investment, including oversight of ESG and government & sponsor relations. Prior to joining PSP, Mr. van Gelderen was Senior Managing Director at the Office of the Chief Investment Officer of the University of California from July 2017 to July 2018 and the Chief Executive Officer of the Dutch financial services provider APG Asset Management from September 2014 to July 2017. Mr. van Gelderen has also served as Deputy CIO of ING Investment Management. He began his career as an investment banker in London and Amsterdam. Mr. van Gelderen is a certified Financial Risk Manager and a Chartered Financial Analyst and has served on several investment advisory boards.

Roger Biscay. Mr. Biscay holds over 20 years of diverse leadership experience driving strategy, organizational planning, financial management, and compliance across high-tech public and private companies and non-profit organizations. He has served as Senior Vice President and Treasurer of Cisco Systems since April 2017 where his responsibilities include corporate finance, investments, cash management, foreign exchange, risk transfer, safety, security and business resiliency. Mr. Biscay has also served on the board of directors of Wasabi Technologies since August 2021, including as a member of the audit committee and governance committee. Mr. Biscay has also held senior financial markets positions in the areas of fixed income, equity capital markets and foreign exchange with major global financial institutions including the Royal Bank of Canada, Banque Paribas and Lehman Brothers in New York, London, Paris and San Francisco. Mr. Biscay is a graduate of the University of San Francisco where he received both his MBA and BS in Finance.

Amy Cappellanti-Wolf. Ms. Cappellanti-Wolf is an accomplished senior human resources professional, business transformer and executive coach with expertise in working with startups to Fortune 500 enterprises. Her management roles span high-tech (Symantec, Silver Spring Networks, Cisco, Sun Microsystems), entertainment (The Walt Disney Company), and consumer goods (Frito-Lay). Since May 2022 she has served as Chief Human

Resources Officer and Real Estate Leader of Cohesity. From January 2014 to February 2020, Ms. Cappellanti-Wolf was the Chief Human Resources Officer and Real Estate Leader for Symantec. She also serves on the board of directors of Softchoice, a North American provider of technology solutions and managed services where she also serves as the chair of the compensation committee and is a member of the nomination and governance committee, Betterworks, a continuous performance management platform company, and Pivotal, a non-profit that focuses on foster youth education and employment. Ms. Cappellanti-Wolf holds an M.S. in Industrial and Labor Relations and a B.S. in Journalism and Public Relations from West Virginia University.

Michael Rogers. Mr. Rogers is a leader and adviser on emerging technologies, geopolitics, and cybersecurity. He currently serves on the board of trustees of MITRE Corporation, which he joined in August 2016, and served as vice chairman from November 2018 until he was elected as its Chairman in November 2021. In April 2021, Mr. Rogers joined the Board of Directors of D-Wave Government Inc., a subsidiary providing D-Wave quantum computing systems, software, services and expertise to the U.S. government. Mr. Rogers also currently serves on the board of directors of IronNet Cybersecurity, Elite Detection K9, Contstella Intelligence, IAP Worldwide Services and IP3 Corporation. Mr. Rogers represented Michigan’s 8th Congressional District in the U.S. House of Representatives from 2001 to 2015. He also sat on the Energy and Commerce Committee and chaired the House Permanent Select Committee on Intelligence. Mr. Rogers holds a bachelor’s degree in criminal justice and sociology from Adrian College.

Emil Michael. Mr. Michael is one of Silicon Valley’s most highly regarded business executives having built three successful companies including Tellme Networks (sold to Microsoft in 2007), Klout (sold to Lithium Technologies in 2014) and Uber. Mr. Michael has extensive experience identifying high-growth, tech-enabled businesses with his investments spanning a broad range of companies including Brex, GoPuff, Revolut, SpaceX, and Stripe. Mr. Michael has been the Chairman and CEO of M8 Enterprises LLC since January 2018. During his tenure as Chief Business Officer of Uber from July 2013 to June 2017, Mr. Michael led Uber’s efforts in China and Russia, which resulted in substantial market value creation. Mr. Michael played a pivotal role in raising nearly $15 billion dollars in capital from investors globally and led the merger of Uber’s China operations with key competitor in China, Didi Chiuxing. Additionally, he led the efforts to strike partnerships globally with companies such as American Express, AT&T, Daimler, Softbank, Tata Motors, and Toyota. Mr. Michael also led the Ottomotto acquisition that became the core of Uber’s Advanced Technology Group, responsible for autonomous vehicle development. He is also responsible for creating UberMilitary, a program at Uber for military veterans and their families. Prior to Uber, Mr. Michael served as Chief Operating Officer of Klout, where he played a pivotal role in growing the social media analytics company. Klout ultimately sold to Lithium Technologies for $200 million in 2014. Before joining Klout, Mr. Michael served as a White House Fellow working for the Secretary of Defense as a Special Assistant. During his tenure at the Pentagon, he ran projects in Afghanistan, Iraq and Pakistan as well as a department-wide budget cutting effort aimed at reducing overhead and bureaucracy. Mr. Michael was also part of the founding team of Tellme Networks, a pioneer in speech recognition technology and systems, that is highly regarded for weathering the technology bust of 2000 and for building a sustainable and profitable business. Mr. Michael helped Tellme Networks raise over $250 million in venture capital from investors such as Benchmark Capital and Kleiner Perkins. He also led Tellme Networks through its $800 million sale to Microsoft in 2007. Additionally, Mr. Michael has been a leadership coach and mentor to dozens of young CEOs over the years, giving him extensive exposure to early stage companies, technologies, and trends. He also serves as an advisor or investor in over 20 start-ups around the world, furthering his commitment to helping the next generation of entrepreneurs build and scale. He started his career at Goldman Sachs, where he was an Associate in the Investment Banking Division for a short period. Mr. Michael received his B.A. from Harvard University and his J.D. from Stanford Law School.

Family Relationships

There are no family relationships among any of D-Wave Quantum’s directors or executive officers.

Board Composition

D-Wave Quantum’s business and affairs are organized under the direction of its board of directors. The board of directors of D-Wave Quantum meets on a regular basis and additionally as required.

In accordance with the terms of the D-Wave Quantum Bylaws, D-Wave Quantum’s board of directors may establish the authorized number of directors from time to time by resolution. D-Wave Quantum’s board of directors consists of seven members, and such directors have been divided among the three classes as follows:

•	the Class I directors are Alan Baratz and Eduard van Gelderen and their terms will expire at the annual meeting of stockholders to be held in 2023;

•	the Class II directors are Emil Michael and Amy Cappellanti-Wolf and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	the Class III directors are Steven M. West, Michael Rogers and Roger Biscay and their terms will expire at the annual meeting of stockholders to be held in 2025.

As nearly as possible, each class will consist of one-third of the directors.

The division of D-Wave Quantum’s board of directors into three classes with staggered three-year terms may delay or prevent a change of its management or a change in control.

The D-Wave Quantum board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, the D-Wave Quantum board of directors has determined that none of the directors, other than Alan Baratz, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the NYSE listing standards. In making these determinations, the D-Wave Quantum board of directors has considered the current and prior relationships that each non-employee director has with D-Wave Quantum and all other facts and circumstances the D-Wave Quantum board of directors deemed relevant in determining their independence, including the beneficial ownership of securities of D-Wave Quantum by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Role of the Board of Directors in Risk Oversight/Risk Committee

One of the key functions of D-Wave Quantum’s board of directors is informed oversight of D-Wave Quantum’s risk management process. D-Wave Quantum’s board of directors does not have, and does not anticipate having, a standing risk management committee, but rather administers this oversight function directly through D-Wave Quantum’s board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and D-Wave Quantum’s audit committee has the responsibility to consider and discuss D-Wave Quantum’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. D-Wave Quantum’s compensation committee also assesses and monitors whether D-Wave Quantum’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors

Upon the consummation of the Transaction, D-Wave Quantum’s board of directors reconstituted its audit committee, compensation committee and nominating and corporate governance committee. The board of directors adopted a new charter for each of these committees, which comply with the applicable requirements of current SEC and NYSE rules. D-Wave Quantum intends to comply with future requirements to the extent applicable. Copies of the charters for each committee are available on the investor relations portion of D-Wave Quantum’s website, at www.ir.dwavesys.com. The reference to D-Wave Quantum website address does not constitute incorporation by reference of the information contained at or available through D-Wave Quantum’s website, and you should not consider it to be a part of this prospectus.

Audit Committee

The audit committee consists of Roger Biscay, Michael Rogers and Steven M. West, each of whom D-Wave Quantum’s board of directors has determined satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Roger Biscay. D-Wave Quantum’s board of directors has determined that Roger Biscay is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, D-Wave Quantum’s board of directors has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	helping the board of directors oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Amy Cappellanti-Wolf, Michael Rogers and Eduard van Gelderen. The chair of the compensation committee is Amy Cappellanti-Wolf. D-Wave Quantum’s board of directors has determined that each member of the compensation committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•	administering the equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Steven M. West, Amy Cappellanti-Wolf and Emil Michael. The chair of the nominating and corporate governance committee is Steven M. West. D-Wave Quantum’s board of directors has determined that each member of the nominating and corporate governance committee is independent under the NYSE listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation

None of the members of D-Wave Quantum’s compensation committee has ever been an executive officer or employee of D-Wave Quantum. None of D-Wave Quantum’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of D-Wave Quantum’s board of directors or compensation committee.

Code of Ethics

The board of directors has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of D-Wave Quantum’s employees, executive officers and directors. The Code of Conduct is available at the investors section of D-Wave Quantum’s website at www. ir.dwavesys.com. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable rules and exchange requirements. The reference to D-Wave Quantum website address does not constitute incorporation by reference of the information contained at or available through D-Wave Quantum’s website, and you should not consider it to be a part of this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

The D-Wave Quantum Charter limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the D-Wave Quantum Bylaws provide that D-Wave Quantum will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, D-Wave Quantum has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require D-Wave Quantum to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request. The above description of certain material provisions of the indemnification agreements, is not comprehensive and is qualified in its entirety by reference to the complete text of the form of indemnification agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

D-Wave Quantum maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the D-Wave Quantum Charter and the D-Wave Quantum Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF D-WAVE QUANTUM SECURITIES

The following description summarizes the terms of D-Wave Quantum’s capital stock. This description summarizes the provisions included in the D-Wave Quantum Charter and the D-Wave Quantum Bylaws. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of D-Wave Quantum Securities,” you should refer to the D-Wave Quantum Charter and the D-Wave Bylaws, which are included as exhibits to this prospectus, and to the applicable provisions of Delaware law.

Authorized and Outstanding Shares

The D-Wave Quantum Charter authorizes the issuance of 695,000,000 shares of capital stock, consisting of:

•	675,000,000 shares of common stock, par value $0.0001 per share, and

•	20,000,000 preferred stock, par value $0.0001 per share.

As of August 5, 2022, there were 61,598,331 Common Shares issued and outstanding, excluding outstanding Exchangeable Shares.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Shares possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Shares are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Shares will be entitled to receive dividends as and when declared by D-Wave Quantum’s board of directors at its discretion out of funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on D-Wave Quantum’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that D-Wave Quantum’s board of directors deems relevant.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Shares will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

There are no preemptive rights relating to the Common Shares.

Fully Paid and Non-Assessable

The outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable.

Election of Directors

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors will be in a position to elect all of the directors.

Warrants

The following provides a summary of the material provisions governing the Warrants. As of August 5, 2022, there were 18,000,000 Warrants outstanding. References in this section to the “Warrant Agreement” or to the “Assignment, Assumption and Amendment Agreement” shall mean the Warrant Agreement, as amended and supplemented by the Assignment, Assumption and Amendment Agreement, dated as of August 5, 2022, by and among DPCM, D-Wave Quantum, Continental Stock Transfer & Trust Company, the former warrant agent, and Computershare, the successor warrant agent.

Pursuant to the terms of the Warrant Agreement, at the Effective Time, by virtue of the DPCM Merger and without any action on the part of any holder of a DPCM Warrant, each DPCM Warrant that was issued and outstanding immediately prior to the Effective Time was automatically and irrevocably converted into one (1) Warrant. Each such Warrant will be exercisable for 1.4541326 Common Shares, subject to adjustment as discussed below, at any time commencing September 4, 2022, the date that is 30 days after the completion of the Transaction.

Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of Common Shares. The Warrants will expire on August 5, 2022, the date that is five years after the completion of the Transaction, at 5:00 p.m., New York City time (the “Expiration Date”), or earlier upon redemption or liquidation.

D-Wave Quantum will not be obligated to deliver any shares of common stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying D-Wave Quantum’s obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a D-Wave Quantum unless the common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a D-Wave Quantum, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

In connection with the Assignment, Assumption and Amendment Agreement, D-Wave Quantum agreed that as soon as practicable, but in no event later than 20 business days, after the consummation of the Transaction, D-Wave Quantum will use commercially reasonable efforts to file with the SEC a registration statement, such as this one, for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the warrants. D-Wave Quantum will use commercially reasonable efforts to cause the same to become effective within 60 business days after the consummation of the Transaction and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if Common Shares at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, D-Wave Quantum may, at its option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event D-Wave Quantum does so elect, it will not be required to file or maintain in effect a registration statement, but it will be required to use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of the common stock equals or exceeds $18.00. Once the Warrants become exercisable, D-Wave Quantum may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the reported last sale price of the Common Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before D-Wave Quantum sends the notice of redemption to the warrantholders.

If and when the Warrants become redeemable by D-Wave Quantum, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

D-Wave Quantum has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and D-Wave Quantum issues a notice of redemption of the Warrants, each warrantholder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the common stock of D-Wave Quantum may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of the common stock equals or exceeds $10.00. Once the Warrants become exercisable, D-Wave Quantum may call the Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the common stock except as otherwise described below; and upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of the common stock of D-Wave Quantum equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders.

In the event that D-Wave Quantum elects to redeem all of the redeemable warrants as described above, D-Wave Quantum will fix a date for the redemption (the “Warrant Redemption Date”). Pursuant to the terms of the Assignment, Assumption and Amendment Agreement, notice of redemption will be mailed by first class mail, postage prepaid, by D-Wave Quantum not less than 30 days prior to the Warrant Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. In addition, D-Wave Quantum will issue a press release and file a current report on Form 8-K with the Securities and Exchange Commission containing notice of redemption.

D-Wave Quantum is not contractually obligated to notify investors when its warrants become eligible for redemption and does not intend to so notify investors upon eligibility of the warrants for redemption, unless and until it elects to redeem such warrants pursuant to the terms of the Assignment, Assumption and Amendment Agreement.

The numbers in the table below represent the “redemption prices,” or the number of shares of the common stock that a warrantholder will receive upon redemption by D-Wave Quantum pursuant to this redemption feature, based on the “fair market value” of the Common Shares on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “-Anti-Dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of Common Shares in the table below shall be adjusted in the same manner and at the same time as the number of Common Shares issuable upon exercise of a Warrant.

The values provided in the table below, including in the column headings, will be adjusted based on the Exchange Ratio in accordance with the terms of the Warrant Agreement (as amended by the Assignment, Assumption and Amendment Agreement).

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of the common stock shall mean the average last reported sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of Common Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Common Shares for each whole Warrants. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the Common Shares for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Common Shares for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.365 Common Shares per Warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Shares.

No fractional shares of common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise. If D-Wave Quantum calls the Warrants for redemption as described above, D-Wave Quantum’s management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In such an event, each holder would pay the exercise price by surrendering the warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Common Shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Anti-Dilution Adjustments. If the number of outstanding Common Shares is increased by a share dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Common Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value will be deemed a share dividend of a number Common Shares equal to the product of (a) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) multiplied by (b) 1 minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common

Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.

The Warrants have been in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.

In connection with the Transaction, at the Closing, DPCM, D-Wave Quantum, Continental Stock Transfer & Trust Company, the former warrant agent, and Computershare, the successor warrant agent, entered into the Assignment, Assumption and Amendment Agreement, pursuant to which, as of the Effective Time, (a) each DPCM Warrant that was outstanding immediately prior to the Effective Time will no longer represent a right to acquire one share of DPCM Common Stock and will instead be automatically and irrevocably converted into one (1) Warrant. Each such Warrant will be exercisable at an exercise price of $11.50 for 1.4541326 Common Shares, subject to adjustment as discussed below, at any time commencing on September 4, 2022, the date that is 30 days after the completion of the Transaction and (b) DPCM assigned to D-Wave Quantum all of DPCM’s right, title and interest in and to such existing Warrant Agreement and D-Wave Quantum assumed, and agreed to pay, perform, satisfy and discharge in full, all of DPCM’s liabilities and obligations under such existing Warrant Agreement arising from and after the Effective Time.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the Expiration Date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of shares upon exercise of the Warrants, each holder will be entitled to one vote for each Common Share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, D-Wave Quantum will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the warrantholder.

Former Private Warrants

The Warrants issued in exchange for the Private Warrants (including, if applicable, the Common Shares issuable upon exercise of the private Warrants) will not be transferable, assignable or salable until September 4, 2022, the dated that is 30 days after the closing of the Transaction (except, among other limited exceptions as described under the subsection of this prospectus titled “Shares Eligible for Future Sale—Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies,” to the former officers and directors of DPCM and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, Warrants issued in exchange for the Private Warrants will have terms and provisions that are identical to those of the Warrants, including as to exercise price, exercisability and exercise period.

Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The D-Wave Quantum Charter and the D-Wave Quantum Bylaws provide that special meetings of stockholders may be called only by a majority vote of D-Wave Quantum’s board of directors, by the Chairman of the board of directors, or by the chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The D-Wave Quantum Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely, a stockholder’s notice will need to be received by the company secretary at the principal executive offices not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which D-Wave Quantum first makes a public announcement of the date of the special meeting and of the nominees proposed by D-Wave Quantum’s board of directors to be elected at such meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in D-Wave Quantum’s annual proxy statement must comply with the notice periods contained therein. The D-Wave Quantum Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

D-Wave Quantum’s authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of D-Wave Quantum by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum

The D-Wave Quantum Charter provides that, unless D-Wave Quantum consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (a) any derivative claim or cause of action brought on behalf of D-Wave Quantum; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of D-Wave Quantum to D-Wave Quantum or D-Wave Quantum’s stockholders; (c) any claim or cause of action against D-Wave Quantum or any current or former director, officer or other employee of D-Wave Quantum Bylaws, arising out of or pursuant to any provision of the DGCL, the D-Wave Quantum Charter or the D-Wave Quantum (as each may be amended from time to time); (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the D-Wave Quantum Charter or the D-Wave Quantum Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against D-Wave Quantum or any current or former director, officer or other employee of D-Wave Quantum, governed by the internal-affairs doctrine or otherwise related to D-Wave Quantum’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, such choice of forum provisions shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Unless D-Wave Quantum consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, D-Wave Quantum would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the D-Wave Quantum Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with D-Wave Quantum or its directors, officers, or other employees, which may discourage lawsuits against D-Wave Quantum or its directors, officers and other employees. If a court were to find either exclusive-forum provision in the D-Wave Quantum Charter to be inapplicable or unenforceable in an action, D-Wave Quantum may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm D-Wave Quantum’s business.

Section 203 of the Delaware General Corporation Law

D-Wave Quantum is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire D-Wave Quantum even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. D-Wave Quantum will not opt out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of it.

Limitation of Liability and Indemnification

The D-Wave Quantum Charter contains provisions that limit the liability of D-Wave Quantum’s current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

D-Wave Quantum has also entered into agreements with its officers and directors to provide contractual indemnification. D-Wave Quantum will purchase a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures D-Wave Quantum against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against D-Wave Quantum’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit D-Wave Quantum or its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent D-Wave Quantum pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. D-Wave Quantum believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to D-Wave Quantum’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, D-Wave Quantum has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF EXCHANGEABLE SHARES AND RELATED AGREEMENTS

Description of Exchangeable Shares

The Exchangeable Shares were issued by ExchangeCo and carry, as nearly as reasonably practicable, equivalent economic entitlements to those of the Common Shares, for which they are exchangeable. There are possible disadvantages or risks of holding Exchangeable Shares.

As of August 5, 2022, there were 48,409,641 Exchangeable Shares issued and outstanding and held by approximately 60 holders of record.

Ranking

The Exchangeable Shares are entitled to a preference over the common shares of ExchangeCo and any other shares ranking junior to the Exchangeable Shares with respect to (i) the payment of dividends or other distributions, and (ii) the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, in each case, as and to the extent provided therefor in the terms attaching to the Exchangeable Shares.

Dividends and Other Distributions

A holder of an Exchangeable Share shall be entitled to receive and the board of directors of ExchangeCo shall, subject to applicable law, on each date (a “D-Wave Quantum Dividend Declaration Date”) on which the D-Wave Quantum Board declares any dividend or other distribution on the Common Shares, declare a dividend or other distribution on each Exchangeable Share:

(a)

in case of a cash dividend or other distribution declared on the Common Shares, in an amount in cash, payable in United States dollars, for each Exchangeable Share equal to the cash dividend or other distribution declared on each Common Share multiplied by the relevant Exchangeable Share Exchange Ratio on the D-Wave Quantum Dividend Declaration Date;

(b)

in the case of a stock or share dividend or other distribution declared on the Common Shares to be paid in Common Shares, by the issue or transfer by ExchangeCo of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Common Shares to be paid on each Common Share multiplied by the relevant Exchangeable Share Exchange Ratio on the D-Wave Quantum Dividend Declaration Date; or

(c)

in the case of a dividend or other distribution declared on the Common Shares in property other than cash or Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the board of directors of ExchangeCo) and adjusted for the relevant Exchangeable Share Exchange Ratio to the type and amount of property declared as a dividend or other distribution on each Common Share.

Such dividends or other distributions shall be paid out of money, assets or property of ExchangeCo properly applicable to the payment of dividends or other distributions, or out of authorized but unissued shares of ExchangeCo; provided that ExchangeCo may, in lieu of paying such dividend or other distributions, elect to adjust the ratio at which Exchangeable Shares may be exchanged for Common Shares, which ratio (the “Exchangeable Share Exchange Ratio”) shall be equal to 1.00000 at the Effective Time and shall be cumulatively adjusted from time to time thereafter in the event ExchangeCo, in its sole discretion, determines that ExchangeCo would be liable for any unrecoverable tax as a result of paying any such dividend or distribution. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the foregoing.

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Common Shares.

If on any payment date for any dividends or other distributions declared on the Exchangeable Shares, the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid will be paid on a subsequent date or dates determined by the board of directors of ExchangeCo on which ExchangeCo shall have sufficient monies, assets or property properly applicable to the payment of such dividends or other distributions.

The board of directors of ExchangeCo is required to determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of directors of ExchangeCo may determine), “economic equivalence” for the purposes of the Exchangeable Shares and each such determination will be conclusive and binding on ExchangeCo and its shareholders. In making each such determination, a number of factors set out in the Exchangeable Share Provisions shall, without excluding other factors determined by the board of directors of ExchangeCo to be relevant, be considered by the board of directors of ExchangeCo.

Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, ExchangeCo shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares:

(a)

pay any dividends or other distributions to any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than to common shares of ExchangeCo), provided that ExchangeCo may pay stock or share dividends payable in common shares of ExchangeCo or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of common shares of ExchangeCo or any other shares ranking equally or junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs; or

(c)

issue any Exchangeable Shares or any other shares of ExchangeCo ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividend to the holders of such Exchangeable Shares.

The restrictions listed in (a), (b), and (c) above shall not apply if all dividends or other distributions on the outstanding Exchangeable Shares corresponding to dividends or other distributions declared and paid on the Common Shares shall have been declared and paid in full on the Exchangeable Shares and the Exchangeable Share Exchange Ratio shall have been adjusted in accordance with the Exchangeable Share Provisions, prior to or as at the date of any such event referred to in (a), (b), and (c) above.

Distribution on Liquidation and Associated Call Right

Subject to applicable law and the due exercise by D-Wave Quantum or CallCo of the Liquidation Call Right (as defined below) (which shall itself be subject to the sale and purchase contemplated by the automatic exchange of Exchangeable Shares for D-Wave Quantum Shares provided for in the agreement made among D-Wave Quantum, ExchangeCo, CallCo and the Trustee (as defined below) in connection with the Plan of Arrangement (the “Voting and Exchange Trust Agreement”) (the “Automatic Exchange Right”)), in the event of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, that does not trigger a redemption by ExchangeCo (as described below), a holder of Exchangeable Shares shall be entitled to receive from the assets of ExchangeCo in respect of each Exchangeable Share held by such holder on the effective date of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs (the “Liquidation Date”), before any distribution of any part of the assets of ExchangeCo among the holders of the common shares of ExchangeCo or any other shares ranking junior to the Exchangeable Share with respect to dividends or other distributions, an amount per share (the “Liquidation Amount”) equal to (i) the fair market value at such time, of that number of Common Shares multiplied by the Exchangeable Share Exchange Ratio (subject to adjustment) plus (ii) the declared and unpaid dividends on such Exchangeable Share (the “Exchangeable Share Price”) on the last business day prior to the Liquidation Date, which price shall be satisfied in full by ExchangeCo delivering or causing to be delivered to such holder the Exchangeable Share Consideration (as defined below) representing the Liquidation Amount.

D-Wave Quantum and CallCo will each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs and subject to the sale and purchase contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of Exchangeable Shares (other than D-Wave Quantum or an affiliate of D-Wave Quantum) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by D-Wave Quantum or CallCo, as the case may be, to each such holder of an amount per share (the “Liquidation Call Purchase Price”) equal to the Exchangeable Share Price (payable in the form of (a) one Common Share multiplied by the Exchangeable Share Exchange Ratio on the business day immediately preceding the date on which the Exchangeable Share Price being delivered is calculated; plus (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus (c) such stock or other property constituting any declared, payable and unpaid non-cash dividends deliverable in connection with such action; provided that: (i) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items; (ii) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (iii) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom (the “Exchangeable Share Consideration”)) on the last business day prior to the Liquidation Date. The Liquidation Call Purchase Price shall be satisfied in full by D-Wave Quantum or CallCo depositing or causing to be deposited with the registrar and transfer agent for the Exchangeable Shares as appointed by ExchangeCo from time to time (the “Exchangeable Shares Transfer Agent”), on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price. In the event of the exercise of the Liquidation Call Right by D-Wave Quantum or CallCo, as the case may be, each such holder (other than D-Wave Quantum or an affiliate of D-Wave Quantum) shall be obligated to sell all of the Exchangeable Shares held by the holder to D-Wave Quantum or CallCo, as the case may be, on the Liquidation Date on payment by D-Wave Quantum or CallCo, as the case may be, to the holder of the Liquidation Call Purchase Price for each such share, and ExchangeCo shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

CallCo shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which D-Wave Quantum has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, D-Wave Quantum or CallCo must notify the Exchangeable Shares Transfer Agent, as agent for the holders of Exchangeable Shares, and ExchangeCo of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of ExchangeCo or any other voluntary distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 15 business days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of ExchangeCo or any other involuntary distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least five business days before the Liquidation Date. The Exchangeable Shares Transfer Agent will notify the holders of Exchangeable Shares as to whether or not D-Wave Quantum and/or CallCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by D-Wave Quantum or CallCo. If D-Wave Quantum and/or CallCo exercises the Liquidation Call Right, then on the Liquidation Date, D-Wave Quantum and/or CallCo, as the case may be, will purchase and the holders of the Exchangeable Shares (other than D-Wave Quantum or an affiliate of D-Wave Quantum) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of the Exchangeable Share Consideration).

Retraction of Exchangeable Shares and Associated Call Right

Subject to applicable law and the due exercise by D-Wave Quantum or CallCo of the Retraction Call Right (as defined below), a holder of Exchangeable Shares shall be entitled at any time to require ExchangeCo to redeem, or D-Wave Quantum to purchase (at the holder’s discretion) any or all Exchangeable Shares registered in the name of such holder and for an amount per share equal to the Exchangeable Share Price on the last business day prior to the Retraction Date (as defined below) (the “Retraction Price”), which price shall be satisfied in full by ExchangeCo or D-Wave Quantum delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of a request to redeem or purchase, as applicable, by presenting and surrendering to ExchangeCo or D-Wave Quantum, as applicable, at the registered office of ExchangeCo or D-Wave Quantum, as applicable, or at any office of the Exchangeable Shares Transfer Agent as may be specified by ExchangeCo or D-Wave Quantum, as applicable, by notice to the holders of the Exchangeable Shares, the certificate(s) representing the Exchangeable Shares (if any) that the holder desires to have ExchangeCo or D-Wave Quantum redeem or purchase, as applicable, together with (i) such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the BCBCA and the articles of ExchangeCo, as applicable, together with such additional documents, instruments and payments as the Exchangeable Shares Transfer Agent and ExchangeCo or D-Wave Quantum, as applicable, may reasonably require and (ii) a duly executed request (“Retraction Request”) in the form of Appendix I to the Exchangeable Share Provisions or in such other form as may be acceptable to ExchangeCo or D-Wave Quantum, as applicable: (A) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate(s) (if any) or by any non-transferable acknowledgement (the “Retracted Shares”) redeemed by ExchangeCo or purchased by D-Wave Quantum, as applicable; (B) stating the business day on which the holder desires to have ExchangeCo redeem or D-Wave Quantum purchase, as applicable, the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than 10 business days nor more than 15 business days after the date on which the Retraction Request is received by ExchangeCo or D-Wave Quantum, as applicable, and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th business day after the date on which the Retraction Request is received by ExchangeCo or D-Wave Quantum, as applicable; and (C) acknowledging the overriding Retraction Call Right (as defined below) of D-Wave Quantum and CallCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to D-Wave Quantum or CallCo in accordance with the Retraction Call Right (as defined below) on the Retraction Date for the Retraction Call Right Purchase Price (as defined below) and on the other terms and conditions set out in the Exchangeable Share Provisions.

In the event that a holder of Exchangeable Shares delivers a Retraction Request, D-Wave Quantum and CallCo shall have the overriding right (the “Retraction Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo or purchase of the Exchangeable Shares by D-Wave Quantum, as applicable, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by D-Wave Quantum or CallCo, as the case may be, of an amount per share equal to the Exchangeable Share Price applicable on the last business day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by D-Wave Quantum or CallCo, as the case may be, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right by D-Wave Quantum (provided that the applicable Retraction Request has not been revoked in the manner described below), the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to D-Wave Quantum or CallCo, as the case may be, on the Retraction Date on payment by D-Wave Quantum or CallCo, as the case may be, of the aggregate Retraction Call Right Purchase Price in respect of such shares.

Upon receipt by ExchangeCo or D-Wave Quantum, as applicable, of a Retraction Request, ExchangeCo or D-Wave Quantum, as applicable, shall immediately notify D-Wave Quantum and CallCo thereof and shall provide D-Wave Quantum or CallCo with a copy of the Retraction Request. CallCo shall only be entitled to exercise the Retraction Call Right with respect to those Exchangeable Shares, if any, in respect of which D-Wave Quantum has not exercised the Retraction Call Right or in respect of which D-Wave Quantum has received the relevant Retraction Request and in respect of which D-Wave Quantum has not exercised its Retraction Call Right. To exercise its Retraction Call Right, D-Wave Quantum or CallCo, as the case may be, must notify ExchangeCo or D-Wave Quantum, as applicable, and the Exchangeable Shares Transfer Agent, as agent for the holders of the Exchangeable Shares, in writing of its determination to do so within five business days after ExchangeCo or D-Wave Quantum, as applicable, notifies D-Wave Quantum and CallCo of the Retraction Request. If neither D-Wave Quantum nor CallCo so notifies ExchangeCo or D-Wave Quantum, as applicable, within such five business day period, ExchangeCo or D-Wave Quantum, as applicable, shall notify the holder as soon as possible thereafter that neither D-Wave Quantum nor CallCo will exercise the Retraction Call Right. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Exchangeable Shares Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by ExchangeCo or purchase by D-Wave Quantum, as applicable, of such Retracted Shares shall take place on the Retraction Date.

A holder of Exchangeable Shares who has made a Retraction Request may, by notice in writing given by the holder to ExchangeCo or D-Wave Quantum, as applicable, before the close of business on the second business day immediately preceding the Retraction Date, withdraw such Retraction Request, in which event such Retraction Request will be null and void and the revocable offer constituted by the Retraction Request to sell such Exchangeable Shares to D-Wave Quantum or CallCo pursuant to the exercise of the Retraction Call Right will be deemed to have been revoked.

If neither D-Wave Quantum nor CallCo notifies the Exchangeable Shares Transfer Agent and ExchangeCo or D-Wave Quantum, as applicable, of its intention to exercise the Retraction Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to ExchangeCo or D-Wave Quantum) that D-Wave Quantum exercise (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to exercise in its stead) the Retraction Call Right in respect of the shares covered by the notice.

Redemption of Exchangeable Shares and Associated Call Right

Subject to applicable law and the due exercise by D-Wave Quantum or CallCo of the Redemption Call Right (as defined below), ExchangeCo shall on the Redemption Date (as defined below) redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last business day prior to the Redemption Date, which price shall be satisfied in full by ExchangeCo delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

The “Redemption Date” is the date, if any, established by the board of directors of ExchangeCo for the redemption by ExchangeCo of all but not less than all of the outstanding Exchangeable Shares, which date shall be the later of (A) the fifth anniversary of the effective date of the Arrangement (the “Effective Date”) and (B) the date that the redemption of the Exchangeable Shares would not result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the rule precluding Public Sector Pension Investment Board from investing in, directly or indirectly, securities to which are attached more than thirty percent (30%) of the right to vote for the election of directors of a corporation (or members of any similar governing body of a company or entity) (the “30% Rule”)) (the “Sunset Date”) unless, prior to that time:

(a)	the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is less than 5% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the board of directors of ExchangeCo in certain circumstances set forth in the Exchangeable Share Provisions) and provided that the exercise of such redemption right does not result in any shareholder being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule), in which case the board of directors of ExchangeCo may accelerate such Redemption Date to such date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(b)

(i) any person acquires, directly or indirectly, any voting security of D-Wave Quantum, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of D-Wave Quantum; (ii) the shareholders of D-Wave Quantum approve a merger, consolidation, recapitalization or reorganization of D-Wave Quantum, other than any such transaction which would result in the holders of outstanding voting securities of D-Wave Quantum immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction; (iii) the shareholders of D-Wave Quantum approve a liquidation of D-Wave Quantum; (iv) D-Wave Quantum sells or disposes of all or substantially all of its assets; (v) D-Wave Quantum distributes securities or other property, by way of dividend, distribution, reorganization, spin-off, split-off or other similar event, to all holders of Common Shares that constitutes, prior to the date of distribution, business securities or assets (including equity interests of affiliates or investees of D-Wave Quantum) with a fair market value (as determined by the board of directors of D-Wave Quantum in its good faith judgment) equal to 10% or more of the fair market value of, or that constitutes 10% or more of the revenue or assets of, D-Wave Quantum and its affiliates, taken as a whole; or (vi) any other transaction or series of related transactions having a substantially similar effect as those described above (each a “D-Wave Quantum Extraordinary Transaction”) is proposed, in which case, provided that the board of directors of ExchangeCo determines in good faith, that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such D-Wave Quantum Extraordinary Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is necessary to enable the completion of such D-Wave Quantum Extraordinary Transaction in accordance with its terms, the board of directors of ExchangeCo may accelerate such Redemption Date to such date as it may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the board of directors of ExchangeCo may determine to be reasonably practicable in such circumstances, unless so accelerating such redemption date and exercising such redemption right on such accelerated redemption date would result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule);

D-Wave Quantum and CallCo shall each have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo, to purchase from all but not less than all of the holders of Exchangeable Shares (other than D-Wave Quantum or an affiliate of D-Wave Quantum) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by D-Wave Quantum or CallCo, as the case may be, of an amount per share (the “Redemption Call Purchase Price”) equal to the Exchangeable Share Price on the last business day prior to the Redemption Date. The Redemption Call Purchase Price shall be satisfied in full by D-Wave Quantum or CallCo depositing or causing to be deposited with the Exchangeable Shares Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price. In the event of the exercise of the Redemption Call Right by D-Wave Quantum or CallCo, as the case may be, each holder of Exchangeable Shares (other than D-Wave Quantum and its affiliates) shall be obligated to sell all of the

Exchangeable Shares held by the holder to D-Wave Quantum or CallCo, as the case may be, on the Redemption Date on payment by D-Wave Quantum or CallCo, as the case may be, to the holder of the Redemption Call Purchase Price for each such share, and ExchangeCo shall have no obligation to redeem, or pay the Redemption Price, in respect of the shares so purchased.

CallCo shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which D-Wave Quantum has not exercised the Redemption Call Right, other than in the case where the Redemption Date is the Sunset Date (such redemption, the “Sunset Redemption”) with respect to which CallCo shall always be entitled to exercise the Redemption Call Right. To exercise the Redemption Call Right, D-Wave Quantum or CallCo must notify the Exchangeable Shares Transfer Agent, as agent for the holders of Exchangeable Shares, and ExchangeCo of its intention to exercise such right (i) in the case of a redemption occurring as a result of a D-Wave Quantum Extraordinary Transaction, on or before the Redemption Date, and (ii) in any other case, at least 15 business days before the Redemption Date. The Exchangeable Shares Transfer Agent will notify the holders of Exchangeable Shares as to whether or not D-Wave Quantum and/or CallCo has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by D-Wave Quantum or CallCo. If D-Wave Quantum and/or CallCo exercises the Redemption Call Right, then on the Redemption Date, D-Wave Quantum and/or CallCo, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is D-Wave Quantum or any of its affiliates) will sell all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of the Exchangeable Share Consideration).

If neither D-Wave Quantum nor CallCo notifies the Exchangeable Shares Transfer Agent and ExchangeCo of its intention to exercise the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to ExchangeCo or D-Wave Quantum) that D-Wave Quantum exercise (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to exercise in its stead) the Redemption Call Right in respect of the shares covered by the notice.

Change of Law Call Right

D-Wave Quantum and CallCo shall each have the overriding right (the “Change of Law Call Right”), in the event of any amendment to the Tax Act and other applicable provincial income tax laws that permits Canadian resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm’s length with D-Wave Quantum and ExchangeCo (all for the purposes of the Tax Act and other applicable provincial income tax laws), to exchange their Exchangeable Shares for Common Shares on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws, or any change to the Public Sector Pension Investment Board Act, S.C. 1999, c.34, as amended from time to time (including the regulations adopted thereunder) that impacts the 30% Rule (a “Change of Law”), to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is D-Wave Quantum or any of its affiliates) on the Change of Law Call Date (as defined below) all but not less than all of the Exchangeable Shares held by each such holder on payment by D-Wave Quantum or CallCo, as the case may be, to each such holder an amount per share (the “Change of Law Call Purchase Price”) equal to the Exchangeable Share Price applicable on the last business day prior to the date on which D-Wave Quantum or ExchangeCo acquires the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right (the “Change of Law Call Date”), which shall be satisfied in full by D-Wave Quantum or CallCo depositing or causing to be deposited with the Exchangeable Shares Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the total Change of Law Call Purchase Price. In the event of the exercise of the Change of Law Call Right by D-Wave Quantum or CallCo, as the case may be, each such holder of Exchangeable Shares (other than D-Wave Quantum and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to D-Wave Quantum or CallCo, as the case may be, on the Change of Law Call Date upon payment by D-Wave Quantum or CallCo, as the case may be, to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share.

CallCo shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which D-Wave Quantum has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, D-Wave Quantum or CallCo, as the case may be, must notify the Exchangeable Shares Transfer Agent, as agent for the holders of Exchangeable Shares, and ExchangeCo of its intention to exercise such right at least 15 business days before the Change of Law Call Date. The Exchangeable Shares Transfer Agent will notify the holders of Exchangeable Shares as to D-Wave Quantum or CallCo exercising the Change of Law Call Right forthwith after receiving notice of such exercise from D-Wave Quantum and/or CallCo. If D-Wave Quantum and/or CallCo exercises the Change of Law Call Right, then on the Change of Law Call Date, D-Wave Quantum and/or CallCo, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is D-Wave Quantum or any of its affiliates) will sell, all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

If neither D-Wave Quantum nor CallCo notifies the Exchangeable Shares Transfer Agent and ExchangeCo of its intention to exercise the Change of Law Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to ExchangeCo or D-Wave Quantum) that D-Wave Quantum exercise (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to exercise in its stead) the Change of Law Call Right in respect of the shares covered by the notice.

Notwithstanding anything else in the articles of ExchangeCo, if a Change of Law takes place and, following that Change of Law, if exercised, the rights set out above would result in Public Sector Pension Investment Board being in breach of the 30% Rule in the reasonable opinion of its counsel, then ExchangeCo, the holders of Exchangeable Shares, D-Wave Quantum and CallCo shall all work in good faith to take all reasonable steps to ensure that PSP remains in compliance with the 30% Rule, as it exists at such time.

Voting Rights

Except as required by applicable law and in respect of certain matters as further described in the Exchangeable Share Provisions, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of ExchangeCo or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable law. Each holder of Exchangeable Shares shall have the right to instruct the Trustee to cast and exercise, in the manner instructed, the number of votes to which a holder of one Common Share is entitled with respect to any matter, proposition or question for each Exchangeable Share multiplied by the Exchangeable Share Exchange Ratio owned of record by such holder. See “Description of Exchangeable Shares and Related Agreements – Voting and Exchange Trust Agreement.”

Amendment and Approval

Any approval required to be given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to, in respect of any approval required by Sections 1.4, 1.5(d), 1.11 or 1.12 of the Exchangeable Share Provisions, a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present in person or represented by proxy.

Voting and Exchange Trust Agreement

The following is a summary description of certain material provisions of the Voting and Exchange Trust Agreement, is not comprehensive and is qualified in its entirety by reference to the complete text of the Voting and Exchange Trust Agreement which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The purpose of the Voting and Exchange Trust Agreement is to create a trust for the benefit of the registered holders from time to time of Exchangeable Shares, other than D-Wave Quantum, CallCo and their affiliates (the “Beneficiaries”). The Trustee will hold the special voting share in the capital of D-Wave Quantum which entitles the holder to that number of votes at meetings of holders of Common Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by D-Wave Quantum and its affiliates) multiplied by the Exchangeable Share Exchange Ratio (the “Special Voting Share”) in order to enable the Trustee to exercise the voting rights attached thereto and will hold the Exchange Right (as defined below) and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries.

Voting Rights

Pursuant to the Voting and Exchange Trust Agreement, D-Wave Quantum has issued to and deposited with the Trustee the Special Voting Share to be held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of the Voting and Exchange Trust Agreement.

Under the Voting and Exchange Trust Agreement, the Trustee shall be entitled to exercise all of the voting rights, including the right to vote in person or by proxy, attaching to the Special Voting Share on any matters, question, proposal or proposition that may properly come before the D-Wave Quantum Shareholders at a meeting of D-Wave Quantum Shareholders.

With respect to all meetings of shareholders of D-Wave Quantum at which D-Wave Quantum Shareholders are entitled to vote, each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, the number of votes to which a holder of one Common Share is entitled with respect to such matter, proposition or question for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by D-Wave Quantum or by applicable law, multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote.

The aggregate voting rights attached to the Special Voting Share at a meeting of shareholders of D-Wave Quantum at which shareholders of D-Wave Quantum are entitled to vote shall consist of a number of votes equal to one vote per outstanding Exchangeable Share from time to time not owned by D-Wave Quantum and its affiliates on the record date established by D-Wave Quantum, multiplied by the Exchangeable Share Exchange Ratio and for which the Trustee shall have received voting instructions from the holder of the Exchangeable Share.

The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the Trustee will not exercise voting rights with respect to such Exchangeable Share. A holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the Special Voting Share to which the holder is entitled.

The Trustee will send to the Beneficiaries the notice of each meeting at which the D-Wave Quantum Shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Special Voting Share, at the same time as D-Wave Quantum sends such notice and materials to the D-Wave Quantum Shareholders. The Trustee will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by D-Wave Quantum to the D-Wave Quantum Shareholders at the same time as such materials are sent to the D-Wave Quantum Shareholders. To the extent such materials are provided to the Trustee by D-Wave Quantum, the Trustee will also send to the holders all materials sent by third parties to D-Wave Quantum Shareholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to D-Wave Quantum Shareholders.

All rights of a holder of Exchangeable Shares to exercise votes attached to the Special Voting Share will cease upon the exchange of such holder’s Exchangeable Shares for Common Shares.

ExchangeCo Insolvency Event—Exchange Right

Upon the occurrence and during the continuance of (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by ExchangeCo of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions specified in a Retraction Request delivered to ExchangeCo in accordance with the terms of the Exchangeable Share Provisions (each an “ExchangeCo Insolvency Event”), the Trustee shall have the right (the “Exchange Right”) to require CallCo or D-Wave Quantum (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to purchase in its stead to the extent permitted by applicable law) to purchase from each Beneficiary all or any part of the Exchangeable Shares from each or any Beneficiary, provided that the Trustee may exercise such right only on the basis of instructions received from each such holder. The purchase price payable by D-Wave Quantum or CallCo, as the case may be, for each Exchangeable Share purchased pursuant to the exercise of the Exchange Right will be the Exchangeable Share Price on the last business day prior to the closing of the purchase and sale of such Exchangeable Share, which price will be satisfied in full by D-Wave Quantum or CallCo, as the case may be, delivering the Exchangeable Share Consideration representing such Exchangeable Share Price to the Trustee.

As soon as practicable following the occurrence of an ExchangeCo Insolvency Event or any event that with the passage of time or the giving of notice or both would be an ExchangeCo Insolvency Event, D-Wave Quantum and ExchangeCo will give written notice thereof to the Trustee. As soon as practicable after receiving such notice, or upon the Trustee otherwise becoming aware of an ExchangeCo Insolvency Event, the Trustee will give notice to each holder of Exchangeable Shares of such event and will advise the holder of its rights with respect to the Exchange Right.

D-Wave Quantum Liquidation Event—Automatic Exchange Right

Immediately prior to the effective date of (a) any determination by the D-Wave Quantum Board to institute voluntary liquidation, dissolution or winding-up proceedings with respect to D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among shareholders for the purpose of winding up its affairs; or (b) the commencement of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among its shareholders for the purpose of winding up its affairs, in each case where D-Wave Quantum has failed to contest in good faith any such proceeding commenced in respect of D-Wave Quantum within 30 days of becoming aware thereof (a “D-Wave Quantum Liquidation Event”), each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum, CallCo and their affiliates) shall be automatically exchanged for one Common Share multiplied by the Exchangeable Share Exchange Ratio. To effect such automatic exchange, D-Wave Quantum (or, if D-Wave Quantum so decides, in its sole discretion and to the extent permitted by applicable law, CallCo) shall purchase all of the Exchangeable Shares outstanding immediately prior to the effective date of the D-Wave Quantum Liquidation Event. The purchase price payable by D-Wave Quantum for each Exchangeable Share purchased pursuant to such exchange will be the Exchangeable Share Price immediately prior to the effective date of the D-Wave Quantum

Liquidation Event, which price will be satisfied in full by D-Wave Quantum or CallCo, as applicable, delivering the Exchangeable Share Consideration representing such Exchangeable Share Price to the holder thereof.

Exchangeable Share Support Agreement

The following is a summary description of certain material provisions of the Exchangeable Share Support Agreement, is not comprehensive and is qualified in its entirety by reference to the complete text of the Exchangeable Share Support Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to the Exchangeable Share Support Agreement, D-Wave Quantum has agreed that, so long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall, among other things:

(a)

not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Common Shares unless (i) ExchangeCo shall simultaneously, declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (ii) if the dividend is a cash dividend or other distribution, receive sufficient money or other assets from D-Wave Quantum (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend, and (iii) if the dividend or other distribution is a stock or share dividend or distribution of stock or shares, have sufficient but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; or, if the board of directors of ExchangeCo so chooses, in its sole discretion, as an alternative to taking any of the actions described above, ExchangeCo shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided however that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the board of directors of ExchangeCo determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of taking any of the actions described in this paragraph and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)

advise ExchangeCo sufficiently in advance of the declaration of any dividend or other distribution on the Common Shares and take all such other actions as are reasonably necessary or desirable, in cooperation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for equivalent dividends on the Exchangeable Shares are the same as those for any corresponding dividends or other distributions on the Common Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the Common Shares is not less than 10 business days after the declaration date of such dividend or declaration;

(d)

take all such actions and do all things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay the Liquidation Amount, the Retraction Price or the Redemption Price to the holders of the Exchangeable Shares in the event of a liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo;

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee, in accordance with applicable law, to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of a meeting of

D-Wave Quantum Shareholders as is equal to the aggregate number of Exchangeable Shares outstanding on an as-converted to D-Wave Quantum Shares basis at the relevant time (other than those held by D-Wave Quantum and its affiliates) multiplied by the Exchangeable Share Exchange Ratio;

(f)

take all such actions and do all things as are reasonably necessary or desirable to enable and permit D-Wave Quantum or CallCo, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right;

(g)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit D-Wave Quantum, in accordance with applicable law, to perform its obligations in connection with a Retraction Request and redemption by ExchangeCo pursuant to the Exchangeable Share Provisions; and

(h)

not exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for purpose of winding up its affairs, without the prior approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions as long as any Exchangeable Shares are outstanding.

In order to protect the economic equivalence of the Exchangeable Shares, the Exchangeable Share Support Agreement provides that, so long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding:

(a)	D-Wave Quantum will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions:

(i)

issue or distribute Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Common Shares) to the holders of all or substantially all of the then outstanding Common Shares by way of stock dividend or other distribution, other than an issue of Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Common Shares) to holders of Common Shares (A) who exercise an option to receive dividends in Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Common Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Common Shares entitling them to subscribe for or to purchase Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Common Shares); or

(ii)

issue or distribute to the holders of all or substantially all of the then outstanding Common Shares (A) shares or securities of D-Wave Quantum of any class (other than Common Shares or securities convertible into or exchangeable for or carrying rights to acquire Common Shares), (B) rights, options, warrants or other assets other than those referred to in clause (a)(ii) above, (C) evidence of indebtedness of D-Wave Quantum or (D) assets of D-Wave Quantum, unless, in each case, the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed by ExchangeCo simultaneously to holders of the Exchangeable Shares including, without limitation, an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions.

(b)	D-Wave Quantum shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Common Shares into a greater number of Common Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Common Shares into a lesser number of Common Shares; or

(iii)

reclassify or otherwise change Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Common Shares; unless, in each case, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

D-Wave Quantum shall ensure that the record date for any event referred to in (a) and (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by D-Wave Quantum (with contemporaneous notification thereof by D-Wave Quantum to ExchangeCo).

The board of directors of ExchangeCo will determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of directors of ExchangeCo may determine), “economic equivalence” for the purposes of any event referred to in paragraphs (a) or (b) above and each such determination will be conclusive and binding on D-Wave Quantum. ExchangeCo agrees that, to the extent required, upon due notice from D-Wave Quantum, ExchangeCo shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Common Shares and Exchangeable Shares as provided for above.

The Exchangeable Share Support Agreement provides that in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to Common Shares is proposed to D-Wave Quantum or its shareholders and is recommended by the D-Wave Quantum Board, or is otherwise effected or to be effected with the consent or approval of the D-Wave Quantum Board, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by D-Wave Quantum or CallCo pursuant to the Redemption Call Right, D-Wave Quantum and ExchangeCo will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than D-Wave Quantum and its affiliates) to participate in such offer to the same extent and on an economically equivalent basis as the holders of Common Shares, without discrimination.

Without limiting the generality of the foregoing, D-Wave Quantum and ExchangeCo will use reasonable efforts in good faith to ensure that all holders of Exchangeable Shares may participate in such offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such offer and only to the extent necessary to tender or deposit to the offer).

The Exchangeable Share Support Agreement also provides that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than D-Wave Quantum or any of its affiliates, D-Wave Quantum will, unless approval to do otherwise is obtained from the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions, remain the direct or indirect beneficial owner of all issued and outstanding common shares of ExchangeCo and CallCo.

With the exception of changes for the purpose of (i) adding to the covenants of any or all of the parties, (ii) evidencing the succession of successors to D-Wave Quantum and the covenants and obligations assumed by such successors; (iii) making such amendments or modifications not inconsistent with the Exchangeable Share Support Agreement as may be necessary or desirable with respect to matters or questions arising thereunder or (iv) curing or correcting any ambiguities or defect or inconsistent provision or clerical omission or mistake or manifest errors (provided, in the case of (i), (iii) and (iv), that the board of directors of each of D-Wave Quantum, ExchangeCo and CallCo are of the good faith opinion that such amendments are not prejudicial to the rights or interests of the holders of the Exchangeable Shares), the Exchangeable Share Support Agreement may not be amended except by agreement in writing executed by D-Wave Quantum, CallCo and ExchangeCo and approved by the holders of the Exchangeable Shares.

Under the Exchangeable Share Support Agreement, each of D-Wave Quantum and CallCo will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time with respect to any Exchangeable Shares owned by D-Wave Quantum or its affiliates on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Exchangeable Share Support Agreement).

Registration of Common Shares issued upon exchange of the Exchangeable Shares

The Common Shares to be issued upon exchange of the Exchangeable Shares are subject to the registration requirements of the Securities Act. Pursuant to the Exchangeable Share Support Agreement, D-Wave Quantum has agreed to use its commercially reasonable efforts to file a registration statement, such as this one, in order to register under the Securities Act the Common Shares issued upon exchange of the Exchangeable Shares from time to time after the Effective Time.

SHARES ELIGIBLE FOR FUTURE SALE

D-Wave Quantum is authorized to issue 675,000,000 Common Shares and 20,000,000 D-Wave Quantum Preferred Shares. As of August 5, 2022, approximately 110 million Common Shares are be issued and outstanding (including approximately 48 million Exchangeable Shares). In addition, D-Wave Quantum has 18,000,000 Warrants outstanding, each exercisable at an exercise price of $11.50 for a number of Common Shares equal to the Exchange Ratio. All of the Common Shares and Warrants that were issued in connection with the Transaction are freely transferable without further registration under the Securities Act by persons other than by (i) D-Wave Quantum’s “affiliates” or DPCM’s “affiliates” with respect to their Common Shares (including Exchangeable Shares) and Common Shares underlying their Warrants, (ii) the deemed parties to the Registration Rights and Lock-Up Agreement, and (iii) the PIPE Investors pursuant to the PIPE Subscription Agreements. Sales of substantial amounts of Common Shares in the public market could adversely affect prevailing market prices of Common Shares. The Common Shares and Warrants are listed on the NYSE under the symbols “QBTS” and “QBTS.WT”, respectively. D-Wave Quantum cannot assure you that a regular trading market will be maintained in the Common Shares and Warrants.

Lock-Up Provisions

Registration Rights and Lock-Up Agreement. At the Closing, the Registration Rights Holders, pursuant to the Plan of Arrangement, became parties to the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, D-Wave Quantum is obligated to file a registration statement to register the resale of certain equity securities of D-Wave Quantum held by the Registration Rights Holders. The Registration Rights and Lock-Up Agreement also provides the Registration Rights Holders with demand registration rights and “piggy-back” registration rights, in each case, subject to certain requirements and customary conditions. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the securities of D-Wave Quantum held by the Registration Rights Holders to be locked-up for a period of time as set forth below.

D-Wave Lock-up Period. The D-Wave Lock-Up Period applies to the former shareholders of D-Wave Systems who received Common Shares or Exchangeable Shares pursuant to the Transaction Agreement and refers to the period ending on the earlier of (A) February 5, 2023, the date that is six (6) months following the Closing and (B) the date on which (x) the last reported sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the ninetieth (90th) day following the Closing or (y) the completion by D-Wave Quantum of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of D-Wave Quantum’s public shareholders having the right to exchange their Common Shares for cash, securities or other property.

Founder Lock-up Period. The Founder Lock-Up Period applies to the former holders of shares of DPCM Class B Common Stock who received Common Shares pursuant to the Transaction Agreement and refers to (i) with respect to the Founder Shares, the period ending on the earlier of (A) August 5, 2023, the date that is one (1) year following the Closing and (B) the date on which (x) the last reported sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the one hundred and fiftieth (150th) day following the Closing, or (y) the completion by D-Wave Quantum of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of D-Wave Quantum’s public shareholders having the right to exchange their Common Shares for cash, securities or other property, and (ii) with respect to the Private Warrants, thirty (30) days after the Closing.

Rule 144. Generally, pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, see “—Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” below.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Common Shares then outstanding; or

•	the average weekly reported trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company (including successors to a shell company, such as D-Wave Quantum). However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which was filed by D-Wave Quantum on August 10, 2022, reflecting its status as an entity that is not a shell company.

Following the consummation of the Transaction, D-Wave Quantum is not a shell company (having been the successor to a shell company), and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DPCM Founder Shares

As of immediately prior to the Transaction, there were 7,500,000 Founder Shares issued and outstanding, 7,252,500 of which were held by Sponsor and the remaining 247,500 Founder Shares were held by other Initial Stockholders. Immediately prior to Closing, Sponsor forfeited 4,484,425 of its 7,252,500 Founder Shares, as a result of which, upon Closing and as a result of the Transaction, the remaining 3,015,575 Founder Shares were converted into 3,015,575 Common Shares on a one for one basis. The Initial Stockholders, subject to limited exceptions, not to transfer, assign or sell any of the Common Shares received in exchange for their Founder Shares until August 5, 2023, the date that is one year after the completion of the Transaction have agreed, See “Registration Rights and Lock-Up Agreement” below.

Private Warrants

On November 30, 2020, simultaneously with the closing of the DPCM IPO, DPCM completed the private sale of an aggregate of 8,000,000 warrants, or the Private Warrants, to the Sponsor at a purchase price of $1.00 per Private Warrant, generating gross proceeds to DPCM of $8,000,000.

Following the Transaction, each former Private Warrant is exercisable for 1.4541326 Common Shares. Such Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and DPCM’s former officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Warrants received in exchange for their Private Warrants until September 4, 2022, the date that is 30 days after the completion of the Transaction. See “Registration Rights and Lock-Up Agreement” below.

Registration Rights and Lock-Up Agreement

At the Closing, the Registration Rights Holders, pursuant to the Plan of Arrangement, became parties to the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, D-Wave Quantum is obligated to file a registration statement to register the resale of certain equity securities of D-Wave Quantum held by the Registration Rights Holders. The Registration Rights and Lock-Up Agreement also provides the Registration Rights Holders with demand registration rights and “piggy-back” registration rights, in each case, subject to certain requirements and customary conditions. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the securities of D-Wave Quantum held by the Registration Rights Holders to be locked-up for a period of time. See “Shares Eligible for Future Sale—Lock-Up Provisions.”

Below is a description of transactions since January 1, 2021 to which D-Wave Quantum was a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of D-Wave Quantum’s current directors, executive officers or holders of more than 5% of D-Wave Quantum’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Venture Loan and Security Agreement

On March 3, 2022, D-Wave entered into the Venture Loan Agreement, by and between the Borrowers and PSPIB, as the lender. PSPIB is an affiliate of PSP, a majority shareholder of D-Wave and a beneficial owner of greater than 5% of D-Wave Quantum’s capital stock. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million were available to the Borrowers in three tranches, subject to certain terms and conditions.

The first tranche in an aggregate principal amount of $15.0 million was advanced on March 3, 2022. Subject to certain terms and conditions being satisfied, the second tranche in an aggregate principal amount of $5.0 million was available to D-Wave prior to June 30, 2022 and the third tranche in an aggregate principal amount of $5.0 million was available to D-Wave prior to November 15, 2022.

The term loans under the Venture Loan Agreement bore interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances was payable monthly, on the first business day of each calendar month through the earliest of December 31, 2022 and the closing of the Transaction (the “Maturity Date”).

D-Wave was to pay a final payment fee of 5.0% of the aggregate amount of the term loans made under the Venture Loan Agreement on the earliest of (i) the Maturity Date; (ii) the date that D-Wave prepays all of the outstanding aggregate principal amount in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement). In connection with any prepayment of less than all of the outstanding principal balance of the loans, D-Wave was to pay PSPIB an amount equal to five percent of the principal balance of the loans being prepaid.

The Venture Loan Agreement was secured by a first-priority security interest in substantially all of the Borrowers’ assets and contains certain operational covenants. The debt under the Venture Loan Agreement was fully repaid upon consummation of the Transaction and the Venture Loan Agreement was discharged on such date. See “D-Wave Systems Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Venture Loan and Security Agreement.”

PIPE Financing

Concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into the PIPE Subscription Agreements, pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein. The table below sets forth the number of Common Shares purchased by D-Wave Quantum’s related parties in the PIPE Financing:

Stockholder	Common Shares	Total Purchase Price
Public Sector Pension Investment Board (“PSP”) (1)	4,362,397	$30,000,000
Goldman Sachs & Co. LLC(2)	727,066	$5,000,000
Emil Michael(3)	36,353	$250,000

(1)	PSP beneficially owns more than 5% of D-Wave Quantum’s capital stock.
(2)	Goldman Sachs & Co. LLC beneficially owns more than 5% of D-Wave Quantum’s capital stock.
(3)	Emil Michael is a member of the D-Wave Quantum board of directors.

See “Beneficial Ownership of Securities.”

Indemnification Agreements

The D-Wave Quantum Charter contains provisions limiting the liability of executive officers and directors and the D-Wave Quantum Bylaws provide that D-Wave Quantum will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The D-Wave Quantum Charter and the D-Wave Quantum Bylaws also provide the board of directors with discretion to indemnify certain key employees when determined appropriate by the board of directors of D-Wave Quantum.

DPCM entered into indemnification agreements with each of its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of DPCM or an organization of which DPCM is a shareholder or creditor if such individual serves such organization at DPCM’s request. Such indemnification obligation will survive the Transaction. Additionally, prior to the completion of the Transaction, D-Wave Quantum entered into similar indemnification agreements with each of its directors and certain officers.

Related Person Transactions Policy

D-Wave Quantum’s board of directors maintains a written related person transactions policy that sets forth D-Wave Quantum’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of D-Wave Quantum’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which D-Wave Quantum or any of its subsidiaries was, is or will be a participant involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or director interest.

Under the policy, prior to entering into any related person transaction, (i) the related person, (ii) the director, executive officer, nominee or beneficial owner who is an immediate family member of the related person or (iii) the business unit or function/department head responsible for the potential related person transaction shall provide notice to the Legal Department of the facts and circumstances of the proposed related person transaction. The Legal Department will assess whether the proposed transaction is a related person transaction for purposes of the policy. If the Legal Department determines that the proposed transaction is a related person transaction for purposes of the policy, the proposed related person transaction shall be submitted to D-Wave Quantum’s audit committee for consideration at the next audit committee meeting. Any potential related person transaction involving D-Wave Quantum’s General Counsel (or, in the absence a General Counsel, the senior most member of the Legal Department) shall be submitted directly to the D-Wave Quantum audit committee for its review. In considering related person transactions, D-Wave Quantum’s audit committee or where submitted to the Chair of the audit committee, the Chair, will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the benefits to D-Wave Quantum;

•

the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services ;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

D-Wave Quantum’s audit committee (or the Chair of D-Wave Quantum’s audit committee) will approve only those transactions that are in, or are not inconsistent with, the best interests of D-Wave Quantum, as D-Wave Quantum’s audit committee (or the Chair of the D-Wave Quantum audit committee) determines in good faith. All of the transactions described above were entered into prior to the adoption of such policy.

PSP Side Letter Agreement

On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement pursuant to which PSP agreed that for so long as PSP beneficially owns, directly or indirectly, Common Shares and Exchangeable Shares representing 50% or more of the rights to vote at a meeting of the stockholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust (i) PSP will not exercise the voting rights attached to any of such shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum and (ii) PSP will vote such shares in favor of the election of the directors that are nominated by the board of directors of D-Wave Quantum or a duly authorized committee thereof.

Selling Securityholder Relationships

Each of Alan Baratz, John M. Markovich, Jennifer Houston, Tanya J. Rothe, Victoria Brydon, Steven M. West and Emil Michael are current or former directors and/or officers of D-Wave Quantum. Emerging Company Partners LLC is an entity controlled by Steven M. West and Sponsor is controlled by Emil Michael.

Each of Emil Michael, Peter Diamandis, Denmark West and Desiree Gruber is a former director and/or officer of DPCM. In addition, each of Betsy Atkins and Wendi Murdoch provided advisory services to DPCM. Marpet Capital, LLC and TSFV Holdings II, LLC are the respective affiliates of Matthew Hiltzik and Eric Schmidtt, each of whom provided advisory services to DPCM. H4 Strategies, LLC is an affiliate of Sir Martin Franklin, who provided public relations services to DPCM.

PSP beneficially owns more than 50% of D-Wave Quantum’s capital stock. See “PSP Side Letter Agreement” above.

Each of BDC Capital Inc., Goldman Sachs & Co. LLC and Emil Michael, as a result of his voting control of Sponsor, is a 5% beneficial holder of D-Wave Quantum’s capital stock.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the actual beneficial ownership of Common Shares as of August 5, 2022 by:

•	each person who is the beneficial owner of more than 5% of the issued and outstanding Common Shares;

•	each of D-Wave Quantum’s named executive officers and directors; and

•	all executive officers and directors of D-Wave Quantum.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of August 5, 2022.

The beneficial ownership of D-Wave Quantum is based on 110,007,972 Common Shares issued and outstanding as of August 5, 2022. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, all Common Shares issuable pursuant to (i) Warrants, (ii) D-Wave Options and (iii) D-Wave Warrants, in each case that are currently exercisable or exercisable within 60 days of August 5, 2022, are included. However, such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Other than Warrants, D-Wave Options and D-Wave Warrants exercisable within 60 days of August 5, 2022 by a particular holder, which are reflected as described above, the beneficial ownership information below assumes no exercises of such securities.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no Common Shares beneficially owned by any executive officer or director have been pledged as security.

The beneficial ownership information below excludes Common Shares reserved for issuance under the 2022 Plan or the ESPP, excludes Common Shares that were issued in respect of $1,750,000 of the Commitment Fee paid to Lincoln Park pursuant to a Purchase Agreement on August 25, 2022 and any Common Shares to be sold under the Purchase Agreement, and assumes that all Exchangeable Shares have been exchanged for Common Shares.

Name and Address of Beneficial Owner	Number of Common Shares	%
Directors and Executive Officers of D-Wave Quantum (1):
Alan Baratz(2)	2,920,207	2.6%
John M. Markovich(2)	407,145	*
Steven M. West(3)	336,633	*
Emil Michael(4)	14,437,489	11.9%
Eduard van Gelderen	—	—
Roger Biscay	—	—
Amy Cappellanti-Wolf	—	—
Michael Rogers	—	—
All Directors and Executive Officers of D-Wave Quantum as a Group (9 individuals)(5)	18,322,793	14.6%

Name and Address of Beneficial Owner	Number of Common Shares	%
Five Percent Holders of D-Wave Quantum After Consummation of the Transaction:
Public Sector Pension Investment Board(6)	59,431,311	54.0%
CDPM Sponsor Group, LLC(7)	14,401,136	11.8%
BDC Capital Inc.(8)	9,424,713	8.6%
Goldman Sachs & Co. LLC(9)	7,939,146	7.2%

*	less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is D-Wave Quantum Inc., 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9 Canada.
(2)	Consists of Common Shares underlying D-Wave Options.
(3)	Includes Common Shares held by Emerging Company Partners LLC, an entity controlled by Steven M. West and Common Shares underlying D-Wave Options.
(4)

Includes Common Shares of which each of CDPM Sponsor Group, LLC, or the Sponsor, and the Emil Michael Living Trust dated 7/28/2017 (the “Trust”) is the record holder and 11,633,061 Common Shares underlying Warrants issued to the Sponsor in the Transaction in exchange for Private Warrants, which Warrants are exercisable commencing on September 4, 2022. Mr. Michael is the manager of the Sponsor and the trustee of the Trust, and as such has voting and dispositive power over the securities held by the Sponsor and the Trust and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)	Includes Common Shares underlying D-Wave Options, Warrants and Exchangeable Shares.
(6)

Consists of Common Shares and Common Shares underlying Exchangeable Shares held of record by the Public Sector Pension Investment Board (“PSP”). PSP is a Canadian Crown corporation with a share capital created by a special act of Legislature in Canada on September 14, 1999. All the shares of PSP are held by the President of Treasury Board on behalf of her Majesty in Right of Canada, in accordance with the PSP Act. Deborah K. Orida, the CEO of PSP, has authority to vote and dispose of the shares held by PSP. The business address for PSP is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9. On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement. See “Prospectus Summary—PSP Side Letter Agreement.”

(7)

Consists of Common Shares of which CDPM Sponsor Group, LLC, or the Sponsor, is the record holder and 11,633,061 Common Shares underlying Warrants issued to the Sponsor in the Transaction in exchange for Private Warrants, which Warrants are exercisable commencing on September 4, 2022. Mr. Michael is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)

Consists of Common Shares held of record by BDC Capital Inc. (“BDC”). BDC is a wholly-owned subsidiary of the Business Development Bank of Canada which is itself wholly-owned by the federal government of Canada. Jerôme Nycz, Executive Vice-President, BDC, and Karl Reckziegel, Senior Vice-President, Direct Investments, BDC, have authority to vote and dispose of the shares held by BDC Capital. The business address of the foregoing persons is 5 Place Ville Marie, Suite 300, Montreal Quebec (Canada) H3B 5E7.

(9)

Consists of Common Shares held by Broad Street Principal Investments, L.L.C., Bridge Street 2014, L.P., Stone Street 2014 Holdings, L.P., MBD 2014, L.P., and 2014 Employee Offshore Aggregator, L.P. (collectively, the “GS Entities”). Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, GS and GSG is 200 West Street, New York, NY 10282.

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time of up to an aggregate of 89,152,764 Common Shares (including Common Shares underlying Exchangeable Shares and Common Shares that may be issued upon exercise of Warrants, D-Wave Options and D-Wave Warrants) and an aggregate of 8,000,000 Warrants . The Selling Securityholders may offer, sell or distribute all or a portion of the Common Shares and Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted pledgees, donees, transferees, or other successors in interest who later come to hold any of the shares of the Common Shares and Warrants covered by this prospectus.

The following table is prepared based on information provided to us by the Selling Securityholders and sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of Common Shares and Warrants held by the Selling Securityholders immediately prior to the sale of any Common Shares and Warrants under this prospectus, the number of Common Shares and Warrants that may be sold by each Selling Securityholder under this prospectus and the number of Common Shares and Warrants that each Selling Securityholder will beneficially own after this offering. The tables assume that all D-Wave Options and D-Wave Warrants beneficially owned by such Selling Securityholders were exercised as of August 5, 2022, without regard to any limitations on exercises.

The beneficial ownership of D-Wave is based on 110,007,972 Common Shares issued and outstanding as of August 5, 2022 (which number includes approximately 48 million Exchangeable Shares, which are exchangeable at any time for Common Shares on a 1:1 basis). For purposes of the tables below, we have assumed that (i) after termination of this offering none of the Common Shares and Warrants covered by this prospectus will be beneficially owned by the Selling Securityholders, (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering and (iii) the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. The percentage of beneficial ownership of securities was computed in accordance with the SEC rules.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of the Common Shares or Warrants covered by this prospectus. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Shares or Warrants covered by this prospectus in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See the section entitled “Plan of Distribution.”

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased or may acquire Common Shares and/or Warrants at prices below, in some cases significantly below, the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a decline.

As described below, certain Selling Securityholders that are the registered holders of Common Shares are affiliates of Goldman Sachs & Co. LLC, a registered broker dealer that is in the business of underwriting securities. Such Selling Securityholders purchased securities of D-Wave Systems Inc. (in exchange for which they subsequently received Common Shares pursuant to the Transaction) or Common Shares, as applicable, in the ordinary course of business, and at the time of purchase of such securities, such Selling Securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the Common Shares.

Given the relatively lower purchase prices that some of our shareholders paid to acquire Common Shares and exercise prices that some of our shareholders may pay to exercise D-Wave Options or D-Wave Warrants to acquire Common Shares compared to the current and recent trading price of the Common Shares, these shareholders, many of whom are Selling Securityholders, in some instances would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the Initial Stockholders purchased 3,015,575 Common Shares at a purchase price equivalent to approximately $0.008 per share, (b) the 5,816,528 PIPE Shares were acquired by the PIPE Investors at purchase price equivalent to approximately $6.88 per PIPE Share, (c) D-Wave Equityholders acquired Common Shares in various rounds of financing at purchase prices as low as approximately $0.02 per share, (d) the 6,589,154 Common Shares issuable upon the exercise of D-Wave Options beneficially owned by certain current and former directors and officers of D-Wave Quantum and its subsidiaries have exercise prices of $0.81 and $0.82 per share and (e) the 2,889,282 Common Shares issuable upon the exercise of D-Wave Warrants were purchased at a purchase price of approximately $2.16 per D-Wave Warrant and are exercisable at $1.92 per Common Share, for an effective Common Share purchase price of $4.08. Even though the trading price of the Common Shares is currently significantly below the post-Closing high trading price of $13.23, all of such Selling Securityholders may have an incentive to sell their Common Shares because they have purchased or may acquire their Common Shares at prices lower, and in some cases significantly lower, than the public investors or the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. For example, assuming sales by the Selling Securityholders at the closing price of the Common Shares of $6.92 as of September 12, 2022, (a) the Initial Stockholders would experience a potential profit of up to approximately $6.91 per share, (b) the PIPE Investors would experience a potential profit of up to approximately $0.04 per share, (c) D-Wave Equityholders would experience a potential profit of up to $6.90 per share, (d) holders of the D-Wave Options would experience a potential profit of up to $6.11 or $6.10 per share and (e) the holder of the D-Wave Warrants would experience a potential profit of up to $2.84 per share, in each case, if such Selling Securityholders sold their Common Shares. As such, public shareholders of the Common Shares have likely paid significantly more than certain of the Selling Securityholders for their Common Shares and would not expect to see a positive return unless the price of the Common Shares appreciates above the price at which such shareholders purchased their Common Shares. Investors who purchase the Common Shares on the NYSE following the Transaction are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices and the current trading price. Based on the closing price of the Common Shares on September 12, 2022, referenced above and their respective purchase prices, the Selling Securityholders referenced above may receive potential profits ranging from $0.04 per share to up to $6.91 per share. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person or entity listed below has sole voting and investment power with respect to such Common Shares and Warrants. Unless otherwise noted, the address of each beneficial owner is c/o is D-Wave Quantum Inc., 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9 Canada.

The Selling Securityholders named below and their permitted pledgees, donees, transferees or other successors may from time to time offer the securities covered by this prospectus:

	Common Shares Beneficially Owned Prior to the Offering			Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%	Number of Common Shares Being Offered	Number	%
Public Sector Pension Investment Board(1)**	59,431,311	54.0%	4,362,397	55,068,914	50.0%
Emil Michael(2)	14,437,489	11.9%	14,437,489	—	—
BDC Capital Inc. (3)	9,424,713	8.6%	9,424,713	—	—
Goldman Sachs & Co. LLC(4)	7,939,146	7.2%	7,939,146	—	—
Celestial Successor Fund, L.P. (5)	5,326,025	4.8%	5,326,025	—	—

	Common Shares Beneficially Owned Prior to the Offering			Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%	Number of Common Shares Being Offered	Number	%
Social Value Creation Fund LLC (6)	5,229,167	4.8%	5,229,167	—	—
VPL Investments Inc.** (7)	3,305,835	3.0%	3,305,835	—	—
Alan Baratz + ±	2,920,207	2.6%	2,920,207	—	—
Amazon.com NV Investment Holdings LLC†(8)	2,889,282	2.6%	2,889,282	—	—
Draper Associates(9)	1,830,319	1.7%	1,830,319	—	—
John Markovich + ±	1,501,386	1.3%	1,501,386	—	—
Fidelity Investments (10)	1,171,759	1.1%	1,171,759	—	—
BC Tech Fund Limited Partnership** (11)	1,061,879	*	1,061,879	—	—
Astrolink International LLC (12)	915,750	*	915,750	—	—
180 Degree Private Holdings, LLC (13)	911,938	*	911,938	—	—
British Columbia Investment Management Company (14)	862,803	*	862,803	—	—
Harvest Limited (15)	610,550	*	610,550	—	—
Kensington **(16)	569,447	*	569,447	—	—
Tanya J. Rothe + ± **	555,430	*	555,430	—	—
Pender Private Investments Inc. **(17)	548,427	*	548,427	—	—
Jennifer Houston + ±	518,857	*	518,857	—	—
In-Q-Tel, Inc. (18)	485,305	*	485,305	—	—
J. Haig Deb. Farris ± **	440,445	*	440,445	—	—
Yorkville Advisors (19)	363,533	*	363,533	—	—
Creekstone Investments, LLC(20)	355,435	*	355,435	—	—
Explore Investments LLC (21)	355,435	*	355,435	—	—
Steven M. West + ± (22)	336,633	*	336,633	—	—
British Columbia Discovery Fund (VCC) Inc.(23)	286,039	*	286,039	—	—
V. Paul Lee ±	276,670	*	276,670	—	—
Victoria Brydon + ±	265,595	*	265,595	—	—
A Faire Aujourd’hui Inc. (24)	256,377	*	256,377	—	—
Chillchur Management Ltd. ** (25)	244,285	*	244,285	—	—
Warren Wall**	215,379	*	215,379	—	—
Jayvee & Co. ITF Pender Growth Fund (VCC) Inc.**(26)	199,411	*	199,411	—	—
Coopers Park Corporation(27)	185,645	*	185,645	—	—
Mohammad Hadi Amin **	19,252	*	19,252	—	—
Harry Culham	162,341	*	162,341	—	—
OpenCapital Investments Ltd.** (28)	162,341	*	162,341	—	—
Northern Pacific Securities Company Ltd.(29)	135,825	*	135,825	—	—
Britannia Capital Ltd.** (30)	127,098	*	127,098	—	—
Growth Works Capital Ltd.**	115,941	*	115,941	—	—
Robert Wiens	108,808	*	108,808	—	—
Jason Cottle	88,965	*	88,965	—	—
Patrick Boot	87,194	*	87,194	—	—
Donald J. Listwin (31)	82,928	*	82,928	—	—
Jane Chapman Blake	81,995	*	81,995	—	—
Margot Michele Farris (32)	81,912	*	81,912	—	—
Carol Patricia Wiens	72,436	*	72,436	—	—
Michael J. Brown**(33)	70,866	*	70,866	—	—
T. Chen Fong	68,503	*	68,503	—	—
Montrose Development Ltd. **(34)	67,654	*	67,654	—	—
Boardwalk Ventures Inc.**(35)	65,342	*	65,342	—	—
Venture Lending & Leasing(36)	56,439	*	56,439	—	—

	Common Shares Beneficially Owned Prior to the Offering				Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%		Number of Common Shares Being Offered	Number	%
Peter Lee	50,442		*	50,442	—	—
William H. Levine	49,132		*	49,132	—	—
Alexandre M. Zagoskin	47,934		*	47,934	—	—
Stewart Blusson	45,623		*	45,623	—	—
Peter Diamandis (37)	45,000		*	45,000	—	—
GAP Technology Holding B.V.(38)	43,211		*	43,211	—	—
James Yeates	41,061		*	41,061	—	—
Minor Capital (VCC) Ltd.(39)	41,061		*	41,061	—	—
Denmark West(40)	37,500		*	37,500	—	—
Desiree Gruber(41)	37,500		*	37,500	—	—
Anthony Rosenfeld	37,276		*	37,276	—	—
David Mindell	36,424		*	36,424	—	—
Sofreh Capital LP (42)	36,353		*	36,353	—	—
Higher Ground Fund Advisors Limited(43)	35,586		*	35,586	—	—
Mark Sochan	35,187		*	35,187	—	—
Ilya Perminov**	34,511		*	34,511	—	—
Anatoli Smirnov	7,692		*	7,692	—	—
TSFV Holdings II, LLC (44)	30,000		*	30,000	—	—
Wendi Murdoch (45)	30,000		*	30,000	—	—
Twyla Wall**	29,773		*	29,773	—	—
DB Rix Holdings Ltd. (46)	29,278		*	29,278	—	—
Barry Lando	27,954		*	27,954	—	—
Janice Blocka**	27,374		*	27,374	—	—
Mark Scivier	26,549		*	26,549	—	—
Sarah Levine	26,526		*	26,526	—	—
Archimedes Capital LLC (47)	25,861		*	25,861	—	—
Ian McKay	25,157		*	25,157	—	—
David Hugh Christopher**	23,432		*	23,432	—	—
Catherine A. Christopher**	23,323		*	23,323	—	—
Shelley Galbraith (48)	22,864		*	22,864	—	—
Betsy Atkins (49)	22,500		*	22,500	—	—
H4 Strategies, LLC (50)	22,500		*	22,500	—	—
Marpet Capital, LLC (51)	22,500		*	22,500	—	—
Susan Borden**	20,559		*	20,559	—	—
Holland Park Global Investment Fund(52)	19,801		*	19,801	—	—
Sergey Uchaykin	19,475		*	19,475	—	—
Inwest Investments Ltd. (53)	19,064		*	19,064	—	—
Permez Ltd. (54)	18,744		*	18,744	—	—
Richard Wood	17,793		*	17,793	—	—
Brendan Robertson	14,866		*	14,866	—	—
John Tognetti**	14,193		*	14,193	—	—
Eva Maria Christopher**	13,981		*	13,981	—	—
Sergio Nemirovsky	13,785		*	13,785	—	—
Peter D. Barnes**	13,687		*	13,687	—	—
408198 B.C. Ltd. (55)	13,344		*	13,344	—	—
Raymond James Ltd.(56)	12,709		*	12,709	—	—
Roberta Louise Beiser, Trustee of the Roberta Beiser Alter Ego Trust	12,430		*	12,430	—	—
Trevor Wilson	12,334		*	12,334	—	—
Gold Bar Investments Ltd.	12,171		*	12,171	—	—

	Common Shares Beneficially Owned Prior to the Offering				Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%		Number of Common Shares Being Offered	Number	%
Dantsker Family Trust, Dated September 16, 2016	12,158		*	12,158	—	—
David Zelmer**	11,852		*	11,852	—	—
Ian Gregory**	11,788		*	11,788	—	—
Teresa Lynn Christopher**	11,763		*	11,763	—	—
University of British Columbia(57)	11,443		*	11,443	—	—
Vell & Associates, Inc.(58)	10,810		*	10,810	—	—
Lisa Tyler Kiebler	10,088		*	10,088	—	—
Tony Leung	9,771		*	9,771	—	—
B.J.S. Holdings Ltd.(61)	9,551		*	9,551	—	—
Patricia DuMont	9,177		*	9,177	—	—
Cam Le Huynh**	9,083		*	9,083	—	—
Christopher L. Schaffer and Dorothy L. Schaffer(62)	8,985		*	8,985	—	—
Evaleen Jaager Roy**	8,896		*	8,896	—	—
Loren Swenson	8,896		*	8,896	—	—
Pierre Paul Roy**	8,896		*	8,896	—	—
Victor V. Boksha	8,896		*	8,896	—	—
Davy Chang	8,848		*	8,848	—	—
James King	8,820		*	8,820	—	—
Kevin Huscroft	8,692		*	8,692	—	—
Jim Cameron**	8,366		*	8,366	—	—
Colin Jang Holdings Inc.**	8,199		*	8,199	—	—
Keith Gillard**	8,199		*	8,199	—	—
Fidelitas West Investments Ltd.**	7,931		*	7,931	—	—
Avram Eisner	7,506		*	7,506	—	—
Harold Hodgson**	7,097		*	7,097	—	—
John Rybinski	7,097		*	7,097	—	—
Amandah Delain	6,843		*	6,843	—	—
Christopher Chatten	6,843		*	6,843	—	—
Daryl Johannesen**	6,843		*	6,843	—	—
Jeffery Lando	6,843		*	6,843	—	—
Kathleen M. Cameron**	6,843		*	6,843	—	—
Kayvon Besharat	6,843		*	6,843	—	—
Nelson G.D. Borch	6,843		*	6,843	—	—
Seclan Investments Limited	6,655		*	6,655	—	—
Alexander Maassen van den Brink	6,583		*	6,583	—	—
Allan Laird**	6,274		*	6,274	—	—
Thomas Mahon**	6,153		*	6,153	—	—
Yanbo Xue	6,027		*	6,027	—	—
Robert Israel**	5,550		*	5,550	—	—
Miles Steininger**	5,515		*	5,515	—	—
Andrew S. Wright**	5,474		*	5,474	—	—
Colin C. Harris	5,474		*	5,474	—	—
Gregory D. Aasen	5,474		*	5,474	—	—
Keith Wales**	5,474		*	5,474	—	—
Laurence J. Wallace	5,474		*	5,474	—	—
Jose Toyod	5,383		*	5,383	—	—
Dayna Forsyth	5,337		*	5,337	—	—
Douglas F. Robinson**	5,334		*	5,334	—	—
Jordan Harbord**	5,161		*	5,161	—	—

	Common Shares Beneficially Owned Prior to the Offering				Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%		Number of Common Shares Being Offered	Number	%
Stephen Face	4,977		*	4,977	—	—
Elena Tolkacheva**	4,928		*	4,928	—	—
Karen Parrish	4,448		*	4,448	—	—
Mark Furtney	4,448		*	4,448	—	—
Christi Amend	3,974		*	3,974	—	—
Moein Owhadi Karewshk	3,669		*	3,669	—	—
Adam Douglass	3,614		*	3,614	—	—
Ali Rouhi	3,558		*	3,558	—	—
Jun Cai	3,535		*	3,535	—	—
Eeva Kaarina Korhonen	3,421		*	3,421	—	—
Jacques J.M. Shore**	3,421		*	3,421	—	—
Dominic Walliman	3,370		*	3,370	—	—
Ho-Ting Tong	3,352		*	3,352	—	—
Patricia Huscroft	2,918		*	2,918	—	—
Morgan Sturdy	2,737		*	2,737	—	—
Chunqing Deng	2,728		*	2,728	—	—
Hemant Pawar**	2,668		*	2,668	—	—
Roslynn Drewitt	2,668		*	2,668	—	—
Pharos Capital Inc.(61)	2,611		*	2,611	—	—
Jill Donaldson	2,471		*	2,471	—	—
Michael David Coury	2,135		*	2,135	—	—
Ann Michelle Costa	2,046		*	2,046	—	—
Arnold Vargas	2,001		*	2,001	—	—
Christian Boily	1,886		*	1,886	—	—
Anthony Przybysz	1,855		*	1,855	—	—
Adriana Ocampo	1,779		*	1,779	—	—
Erin Chapple	1,779		*	1,779	—	—
Peter Love	1,779		*	1,779	—	—
Wal van Lierop**	1,779		*	1,779	—	—
Juli Hall	1,722		*	1,722	—	—
William Ou	1,621		*	1,621	—	—
Luke Paulson	1,423		*	1,423	—	—
Universite de Sherbrooke(62)	1,423		*	1,423	—	—
Michael Sherman	1,370		*	1,370	—	—
Dona Patikiriarachchiv	1,292		*	1,292	—	—
Florin Cioata**	1,281		*	1,281	—	—
Paulo Branco	1,251		*	1,251	—	—
Tomas Cirip	1,245		*	1,245	—	—
Jason Work	1,138		*	1,138	—	—
Daniel Lidar	1,080		*	1,080	—	—
Maggie Wang	1,067		*	1,067	—	—
Paula Gil	1,023		*	1,023	—	—
Aleksandar Tegzes	1,000		*	1,000	—	—
Christine Bergeron	889		*	889	—	—
Igor Pavlov	889		*	889	—	—
Kai Fan Tang	889		*	889	—	—
Tak Ying Catherine Lau**	787		*	787	—	—
Colin Truncik	778		*	778	—	—
Simran Preet Kaur	713		*	713	—	—
Walter Vinci	711		*	711	—	—

	Common Shares Beneficially Owned Prior to the Offering				Common Shares Beneficially Owned After the Offering
Name and Address of Selling Securityholder	Number	%		Number of Common Shares Being Offered	Number	%
Brock Wilson**	635		*	635	—	—
Varun Jain	556		*	556	—	—
William Ian Andrew Gable	533		*	533	—	—
Alexey Ustinov**	444		*	444	—	—
Marc Christiaan van der Woerd	439		*	439	—	—
Kiumars Kaveh	355		*	355	—	—
Shelley Bubb**	355		*	355	—	—
Amar Kamdar	266		*	266	—	—
Douglas Bruce Jelstad	249		*	249	—	—
Craig Abbott	177		*	177	—	—
Marcel Franz	177		*	177	—	—
Roxana Taheri	177		*	177	—	—
Samira Mapara	177		*	177	—	—
Scott Tearle	177		*	177	—	—
Tim Havel	158		*	158	—	—
Jeremy P. Hilton	44		*	44	—	—
David Klitz	17		*	17	—	—

*	less than one percent.
+	Current or former Director or Executive Officer of D-Wave Quantum Inc.
**	Includes Common Shares underlying Exchangeable Shares.
±	Includes Common Shares underlying D-Wave Options held by current or former employee or director of D-Wave Systems Inc., D-Wave Quantum Inc. or an affiliate of D-Wave Systems Inc.
†	Includes Common Shares underlying D-Wave Warrants.

(1)

Consists of Common Shares and Common Shares underlying Exchangeable Shares held of record by the Public Sector Pension Investment Board (“PSP”). PSP is a Canadian Crown corporation with a share capital created by a special act of Legislature in Canada on September 14, 1999. All the shares of PSP are held by the President of Treasury Board on behalf of her Majesty in Right of Canada, in accordance with the PSP Act. Deborah K. Orida, the CEO of PSP, has authority to vote and dispose of the shares held by PSP. The business address for PSP is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9. On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement. See “Prospectus Summary—PSP Side Letter Agreement.”

(2)

Includes Common Shares of which each of CDPM Sponsor Group, LLC, or the Sponsor, and the Emil Michael Living Trust dated 7/28/2017 (the “Trust”) is the record holder and 11,633,061 Common Shares underlying Warrants issued to the Sponsor in the Transaction in exchange for Private Warrants, which Warrants are exercisable commencing on September 4, 2022. Mr. Michael is the manager of the Sponsor and the trustee of the Trust, and as such has voting and dispositive power over the securities held by the Sponsor and the Trust and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(3)

Consists of Common Shares held of record by BDC Capital Inc. (“BDC”). BDC is a wholly-owned subsidiary of the Business Development Bank of Canada which is itself wholly-owned by the federal government of Canada. Jerôme Nycz, Executive Vice-President, BDC, and Karl Reckziegel, Senior Vice-President, Direct Investments, BDC, have authority to vote and dispose of the shares held by BDC Capital. The business address of the foregoing persons is 5 Place Ville Marie, Suite 300, Montreal Quebec (Canada) H3B 5E7.

(4)

Consists of Common Shares held by Broad Street Principal Investments, L.L.C. (7,234,875 Common Shares), Bridge Street 2014, L.P. (294,912 Common Shares), Stone Street 2014 Holdings, L.P. (194,048 Common Shares), MBD 2014, L.P. (97,147 Common Shares), and 2014 Employee Offshore Aggregator,

L.P. (118,164 Common Shares) (collectively, the “GS Entities”). The GS Entities purchased securities of D-Wave Systems Inc. (in exchange for which they subsequently received Common Shares pursuant to the Transaction) or Common Shares, as applicable, in the ordinary course of business, and at the time of purchase of such securities, the GS Entities had no agreements or understandings, directly or indirectly, with any person to distribute the Common Shares. Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, GS and GSG is 200 West Street, New York, NY 10282.
(5)	The business address of Celestial Successor Fund, L.P. is 530 E. 90TH ST., Suite #4D, New York, NY, 10128.
(6)	Social Value Creation Fund LLC is 99% owned by NEC Corporation The business address of such persons is Ugland House, South Church Street, PO Box 309,Grand Cayman, KY1-1104.
(7)	Consists of Exchangeable Shares held of Record by VPL Investments Inc. and VPL Ventures (VCC) Inc. The business address of such persons is 750-1333 West Broadway, Vancouver, BC, V6H 4C2, Canada.
(8)	The business address of Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226.
(9)	Consists of Common shares held of record by Draper Associates VI, L.P. and Draper GC Partners, LLC. The business address for such entities is 55 East 3rd Avenue, San Mateo, CA, 94401.
(10)

Consists of Common Shares held of record by Roytor & Co. for the benefit of (i) Fidelity Canadian Growth Company Fund, (ii) Fidelity Canadian Growth Company Fund A/C F9CN, (iii) Fidelity Special Situations Fund and (iv) Fidelity True North Fund A/C F9EJ. The business address of such persons is 483 Bay Street, North Tower, Suite 300, Toronto, ON, M5G 2N7, Canada.

(11)	The business address of BC Tech Fund Limited Partnership is 1055 West Hastings Street, Suite 1700, Vancouver, BC, V6E 2E9, Canada.
(12)	The business address of Astrolink International LLC is 6801 Rockledge Drive, Bethesda, MD 20817.
(13)	The business address of 180 Degree Private Holdings, LLC is 1555 N Rivercenter Dr Ste 302, Milwaukee, WI, 53212.
(14)

Consists of Common Shares held of record by bcIMC Private Placement (2003) Investment Corporation and bcIMC (WCBAF) Private Placement Investment Corporation (collectively, “bcIMC Entities”). The address of each of the bcIMC Entities is 2940 Jutland Road, # 301, Victoria, BC, V8T 5K6, Canada.

(15)	The business address of Harvest Limited is c/o KPMG, Portico Building, Marina Street. Pieta, PTA 4904, Malta.
(16)

Consists of Exchangeable Shares held of record by Kensington D-Wave Partnership, L.P. and Kensington Private Equity Fund. The business address of such persons is 95 St. Clair Avenue West, Suite 905, Toronto, ON, M4V 1N6, Canada.

(17)	The business address of Pender Private Investments Inc. is 2600 - 1055 West Georgia Street, Vancouver, BC, V6E 3R5, Canada.
(18)	The business address of In-Q-Tel, Inc. is 2107 Wilson Boulevard, 11th Floor, Arlington, VA, 22201.
(19)

Consists of Common Shares held of record by YA II PN, LTD., a Cayman limited company. Yorkville Advisors Global, LP is the Investment Manager to YA II PN, LTD. Mark Angelo is the control person of Yorkville Advisors Global, LP.

(20)	The business address of Creekstone Investments, LLC is 11444 W Olympic Blvd., FL 11, Los Angeles, CA, 90061.
(21)	The business address of Explore Investments LLC is PO Box 94314, Seattle, WA, 98124
(22)	Consists of Common Shares held of record by Emerging Company Partners LLC, an entity controlled by Steven M. West and Common Shares underlying D-Wave Options.
(23)	The business address of British Columbia Discovery Fund (VCC) Inc. is 570 - 1285 West Pender Street, Vancouver, BC, V6E 4B1, Canada.
(24)	The business address of A Faire Aujourd’hui Inc. is 45 Charles Street East, Suite 702, Toronto, ON, M4Y 1S2, Canada.

(25)	The business address of Chillchur Management Ltd. is 2225 Folkstone Way, West Vancouver, BC, V7S 2Y6, Canada.
(26)	The business address of Jayvee & Co. ITF Pender Growth Fund (VCC) Inc. is Jayvee & Co. c/o CIBC Mellon, 320 Bay Street, Toronto, ON, M5H 4A6, Canada.
(27)	The business address for Coopers Park Corporation is 208 West 1st Avenue, Vancouver, BC, V5Y 3T2, Canada.
(28)	The business address of OpenCapital Investments Ltd. is 745 Thurlow Street, Suite 2400, Vancouver, BC, V6E 0C5, Canada.
(29)	The business address of Northern Pacific Securities Company Ltd. is 404 - 1199 West Hastings Street, Vancouver, BC, V6E 3T5,Canada.
(30)	The business address of Britannia Capital Ltd. is 501 Cleveland Crescent SE, Suite 160, Calgary, AB, T2G 4R8, Canada.
(31)

Consists of Common Shares held of record by Donald J. Listwin, the Hunter Arey Listwin Trust and the Chelsea Ayn Grace Listwin Trust. Mr. Listwin is the trustee of both the Hunter Arey Listwin Trust and the Chelsea Ayn Grace Listwin Trust.

(32)	Includes Common Shares held of Record by Margot Michele Farris, as trustee of the Donald MacKenzie Farris Revocable Trust, dated July 12, 2012.
(33)	Includes Exchangeable Shares held of record by the Michael J. Brown Alter Ego Trust #1, for which Michael J. Brown is the trustee.
(34)	The business address of Montrose Development Ltd., Suite 910 - 675 West Hastings Street, Vancouver, BC, V6B 1N2, Canada.
(35)	The business address of Boardwalk Ventures Inc. is Suite 2600, Three Bentall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, BC, V7X 1L3, Canada.
(36)

Consists of Common Shares held of record by Venture Lending & Leasing IV, LLC, Venture Lending & Leasing V, LLC, Venture Lending & Leasing VI, LLC and Venture Lending & Leasing VII, LLC. The business address of such persons is 104 La Mesa Drive, Suite 102, Portola Valley, CA, 94028.

(37)	The business address of Peter Diamandis is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(38)	The business address of GAP Technology Holding B.V. is Würmstrasse 16, Stockdorf, 82131, Germany.
(39)	The business address of Minor Capital (VCC) Ltd. Is 28 Tawny Place, Victoria, BC, V8Z 0C3, Canada.
(40)	The business address of Denmark West is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(41)	The business address of Desiree Gruber is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(42)

Consists of Common Shares held of record by Sofreh Capital LP. Shervin Pishevar is the managing partner of Sofreh Capital LP. The business address of such persons is 382 NE 191 Street, #24148, Miami, FL, 33179.

(43)	The business address of Higher Ground Fund Advisors Limited is Hilgrove House, 10 Hilgrove Street, St. Helier, Jersey, JE2 45L, United Kingdom.
(44)	The business address of TSFV Holdings II, LLC is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(45)	The business address of Wendi Murdoch is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(46)	The business address of DB Rix Holdings Ltd. Is 101 - 4606 Canada Way, Burnaby, BC, V5G 1K5, Canada.
(47)	The business address of Archimedes Capital LLC is 543 West Crescent Drive, Palo Alto, CA, 94301.
(48)	Consists of Common Shares held of record by Shelley Galbraith, in trust for Megan Galbraith and Shelley Galbraith, in trust for Sarah Galbraith.
(49)	The business address of Betsy Atkins is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(50)	The business address of H4 Strategies, LLC is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.

(51)	The business address of Marpet Capital, LLC is c/o CDPM Sponsor Group, LLC, 382 NE 191st St. # 24148, Miami, FL, 33179-3899.
(52)	The business address of Holland Park Global Investment Fund is c/o Tellus Investment Partners LLP, The Plaza U3.15, 535 King’s Road, London, SW10 0SZ, United Kingdom.
(53)	The business address of Inwest Investments Ltd. Is 2650 Park Place, 666 Burrard Street, Vancouver, BC, V6C 2X8, Canada.
(54)	The business address of Permez Ltd. is Box 54, 400 - 3rd Avenue SW, Calgary, AB, T2P 4H2, Canada.
(55)	The business address of 408198 B.C. Ltd. is Suite 2200, 885 West Georgia Street, Vancouver, BC, V6C 3E8, Canada.
(56)	The business address of Raymond James Ltd. is Suite 2200, 925 West Georgia Street, Vancouver, BC, V6C 3L2, Canada.
(57)	The business address of University of British Columbia is IRC Room 331, 2194 Health Sciences Mall, Vancouver, BC, V6T 1Z3, Canada.
(58)	The business address of Vell & Associates, Inc. is 888 Worcester Street, Ste 30, Wellesley, MA, 02482.
(59)	The business address of B.J.S. Holdings Ltd. is 31 Place Richelieu, Montreal, QC, H3G 1E8, Canada.
(60)	Consists of Common Shares held of record by Christopher L. Schaffer and Dorothy L. Schaffer, as co-trustees of the Schaffer Revokable Trust.
(61)	The business address of Pharos Capital Inc. is 3741 West 35th Avenue, Vancouver, BC, V6N 2N6, Canada.
(62)	The business address of Universite de Sherbrooke is 2500 Boul. de I’universite, Sherbrooke, QC, J1K 2R1, Canada.

Resale of Warrants

In addition to the disclosure in the table above, CDPM Sponsor Group, LLC, or Sponsor, a Selling Security Holder, may offer, sell or distribute all or a portion of the 8,000,000 Warrants it beneficially owns and is offering, registered hereby, publicly or through private transactions at prevailing market prices or at negotiated prices. It is expected that after the offering Sponsor will not own any Warrants. Emil Michael, a director of the Company, is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Material Relationships with Certain Selling Securityholders

See the section titled “Certain Relationships and Related Transactions”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences to a non-U.S. holder (as defined below) relating to the ownership and disposition of our Common Shares and Warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-United States, state or local jurisdiction, or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

•	partnerships or other entities treated as pass-through entities for United States federal income tax purposes;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Shares or Warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

•	persons who do not hold our Common Shares as a capital asset (within the meaning of Section 1221 of the Code).

If an entity or arrangement is or is treated as a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of shares of our Common Shares or Warrants, the tax treatment of a person treated as a partner (or other owner) generally will depend on the status of the partner (or other owner) and the activities of the entity. Persons that, for U.S. federal income tax purposes, are treated as partners (or other owners) in a partnership or other pass-through entity that is the beneficial owner of our Common Shares or Warrants are urged to consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of our Common Shares or Warrants.

Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Common Shares or Warrants that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the U.S., as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM UNDER U.S. FEDERAL, STATE AND LOCAL, AND APPLICABLE NON-U.S. TAX LAWS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES OR WARRANTS.

Distributions on Common Shares

The gross amount of any distribution on Common Shares to a non-U.S. holder will, to the extent paid out of D-Wave Quantum’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), constitute a dividend and will be subject to a U.S. federal withholding tax on the gross amount of the dividend at a rate of 30%, unless (i) such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), or (ii) such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). To the extent that the amount of the distribution exceeds D-Wave Quantum’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in its Common Shares, and thereafter as gain realized from the sale of Common Shares, the tax consequences of which would be the same as the consequences of recognizing gain on a sale or other disposition of Common Shares as described below under the heading “—Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants.”

Dividends paid by D-Wave Quantum to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income taxes on any gain recognized on any sale, exchange, redemption or other taxable disposition of the Common Shares or Warrants, unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•	you are an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•

D-Wave Quantum is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the Common Shares or Warrants, and the non-U.S. holder has owned, directly or constructively, more than 5% of the Common Shares or Warrants at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the Common Shares or Warrants.

Gain described in the first bullet point above will be subject to U.S. federal income tax as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower treaty rate).

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that you have timely filed U.S. federal income tax returns with respect to such losses)

With respect to the third bullet point above, D-Wave Quantum believes that it currently is not, and does not anticipate becoming, a USPRHC. Because the determination of whether D-Wave Quantum is a USRPHC depends, however, on the fair market value of its “United States real property interests,” relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance D-Wave Quantum will not become a USPRHC in the future. If, contrary to expectations, the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to U.S. federal income tax as if the non-U.S. holder were a U.S. resident.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a non-U.S. holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a Warrant for cash. A non-U.S. holder’s tax basis in its Common Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the non-U.S. holder’s tax basis in the Warrant exchanged therefor and the exercise price. The non-U.S. holder’s holding period for a Common Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the non-U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a non-U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a non-U.S. holder’s basis in the Common Shares received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, a non-U.S. holder’s holding period in the Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. To the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs for a non-U.S. holder’s gain on the sale or other disposition of Warrants. A non-U.S. holder’s holding period for the Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Common Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this proxy statement/prospectus captioned “Description of D-Wave Quantum Securities.” An adjustment that has the effect of preventing dilution generally is not taxable. A non-U.S. holder of a Warrant would, however, be treated as receiving a constructive distribution from D-Wave Quantum if, for example, the adjustment increases the holder’s proportionate interest in D-Wave Quantum’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Common Shares which is taxable to the non-U.S. holders of such shares as described under “—Distributions on Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the non-U.S. holder of such warrant received a cash distribution from D-Wave Quantum equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each non-U.S. holder any distribution that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Common Shares or Warrants to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Shares or Warrants to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Shares or Warrants to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is a non-U.S. holder and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Sections 1471 to 1474 of the U.S. Tax Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of U.S.-source dividends (including amounts treated as dividends received pursuant to a redemption of stock or a constructive distribution), and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a sale, exchange or other taxable disposition of stock (including a redemption treated as a sale), in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the possible implications of FATCA upon the sale, exchange, or other taxable disposition of, or distribution (including constructive distribution) with respect to the Common Shares or Warrants.

The IRS released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to an investment in our Common Shares or Warrants.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Warrants, Common Shares or interests in Common Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrants, Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the Warrants or Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Warrants, Common Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants or Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Warrants or Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Warrants, Common Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Warrants or Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Warrants or Common Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Warrants or Common Shares offered by this prospectus, which Warrants or Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Warrants or Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the Warrants or Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrants or Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrants or Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Warrants or Common Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or Common Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

The legality of the Common Shares and Warrants offered by the prospectus will be passed upon for D-Wave by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The financial statements of D-Wave Systems Inc. at December 31, 2021 and 2020, and for the years then ended, included in this prospectus have been so included in reliance of the report (which contains an explanatory paragraph relating to D-Wave Systems Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on their authority of such firm as experts in accounting and auditing.

The financial statements of DPCM Capital, Inc. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period March 24, 2020 (inception) through December 31, 2020 appearing in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in its report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of DPCM Capital, Inc. to continue as a going concern as described in Note 1 to such financial statements) appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.dwavesys.com/investors. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

Condensed consolidated financial statements of D-Wave Quantum, Inc. as of June 30, 2022

Page
Unaudited condensed consolidated balance sheets	F-2
Unaudited condensed consolidated statements of stockholders’ equity	F-3
Unaudited condensed consolidated statements of cash flows	F-4
Notes to unaudited condensed consolidated financial statements	F-5

Audited consolidated financial statements of D-Wave Systems Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020

Page
Report of independent registered public accounting firm	F-7
Consolidated Financial Statements:
Consolidated balance sheets	F-9
Consolidated statements of operations and comprehensive loss	F-10
Consolidated statements of stockholders’ equity	F-11
Consolidated statements of cash flows	F-12
Notes to consolidated financial statements	F-13

Condensed consolidated financial statements of D-Wave Systems Inc. as of June 30, 2022 and December 31, 2021 and for the three months ended June 30, 2022 and 2021

Page
Unaudited condensed consolidated balance sheets	F-46
Unaudited condensed consolidated statements of operations and comprehensive loss	F-47
Unaudited condensed statement of changes in stockholders’ equity	F-48
Unaudited condensed consolidated statements of cash flows	F-49
Notes to unaudited condensed consolidated financial statements	F-50

DPCM Capital, Inc. Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-67
Financial Statements:
Balance Sheets	F-68
Statements of Operations	F-69
Statements of Changes in Stockholders’ Deficit	F-70
Statements of Cash Flows	F-71
Notes to Financial Statements	F-72

DPCM Capital, Inc. Financial Statements as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021

Page
Financial Statements:
Condensed Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-91
Condensed Statements of Operations for the three and six months ended June 30, 2022 and 2021 (Unaudited)	F-92
Condensed Statements of Changes in Stockholders’ Deficit for the three and six months ended June 30, 2022 and 2021 (Unaudited)	F-93
Condensed Statements of Cash Flows for the six months ended June 30, 2022 and 2021 (Unaudited)	F-94
Notes to Condensed Financial Statements (Unaudited)	F-95

D-Wave Quantum Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$1
Total current assets	$1

Total assets	$1

Liabilities and stockholders’ equity
Stockholders’ equity:
Common stock, no par value; unlimited number of shares authorized; 100 and nil shares issued and outstanding as of June 30, 2022 and January 24, 2022, respectively.	1
Total stockholders’ equity	1

Total liabilities and stockholders’ equity	$1

See accompanying notes to the condensed consolidated financial statements.

D-Wave Quantum Inc.

Condensed Consolidated Statements of Stockholders’ Equity

	Common stock		Total stockholders’ equity
(In thousands, except share data)	Shares	Amount
Balances at January 24, 2022	—	$—	$—
Issuance of common stock	100	1	1
Stock-based compensation			—
Net loss			—

Balances at June 30, 2022	100	$1	$1

D-Wave Quantum Inc.

Condensed Consolidated Statements of Cash Flows

For the period from January 24, 2022 to June 30, 2022
Cash flows from operating activities:
Net loss	$—
Cash flows from financing activities:
Proceeds from issuance of common stock	1
Debt payments	—

Net cash provided by financing activities	1

Effect of exchange rate changes on cash and cash equivalents	—
Net (decrease) increase in cash and cash equivalents	1

Cash and cash equivalents at beginning of period	$—

Cash and cash equivalents at end of period	$1

D-Wave Quantum Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Background and Nature of Operations

D-Wave Quantum Inc. (“D-Wave” or the “Company”) was incorporated as a corporation organized and existing under the General Corporation Law of the State of the Delaware on January 24, 2022. The Company was formed for the purpose of effecting a merger between DPCM Capital, Inc. (“DPCM”), D-Wave Systems Inc. (“D-Wave Systems”), and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on February 7, 2022 (the “Transaction Agreement”). On August 5, 2022, in conjunction with the Business Combination, DPCM and D-Wave Systems became wholly owned subsidiaries of and are operated by the Company. Upon the completion of the Business Combination, the Company succeeded to substantially all of the operations of its predecessor, D-Wave Systems.

In conjunction with the Business Combination, D-Wave Systems and the Company entered into an agreement with Lincoln Park Capital Fund LLC (the “Investor”) on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’ par value $0.0001 per share common stock through an Equity Line of Credit (“ELOC”). The ELOC will provide D-Wave Systems and the Company with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

2.	Basis of Presentation and Accounting

The unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America. Separate balance sheets, statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows have not been presented because there have only been nominal activities in this entity as of June 30, 2022. For the period ended June 30, 2022, the Company’s only activity was the issuance of 100 shares of common stock, each having a par value of $0.0001 per share.

The condensed consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary during the relevant periods. The Company did not have any operations for the period ended June 30, 2022.

3.	Summary of Significant Accounting Policies – Use of Estimates

The preparation of the financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

4.	Subsequent Event

The Company evaluated subsequent events and transactions that occurred after the balance sheet data up to the date that the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Business Combination

On August 5, 2022, in accordance with the Transaction Agreement, the Company acquired 100% of the outstanding equity interests of DPCM and D-Wave Systems. As set forth in the Transaction Agreement, D-Wave Systems became an indirect subsidiary of D-Wave Quantum. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby D-Wave Systems will be treated as the accounting acquirer and DPCM will be treated as the acquired company. Cash received by the Company from the Business Combination, including the PIPE Investment (as defined below) and DPCM cash on hand, totaled $37.6 million, net of related transaction costs.

On August 8, 2022, in connection with the close of the Business Combination, the Company Shares, as defined below, and the warrants to purchase Company Shares (the “Company Warrants”) were listed and began trading on the New York Stock Exchange under the symbols “QBTS” and “QBTS.WT”, respectively. The Company Warrants arose from the Business Combination and reflect the Warrants from D-Wave Systems as discussed in Note 9 of D-Wave Systems’ condensed consolidated financial statements.

2022 Equity Incentive Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan became effective immediately upon the Closing. The 2022 Plan initially makes available a maximum number of 16,965,849 common shares in the stock of D-Wave (“Company Shares”). Additionally, the number of shares reserved for issuance under the 2022 Plan will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the Share Pool (as defined in the 2022 Plan) and the share reserve under the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by the D-Wave board of directors.

Employee Stock Purchase Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 8,036,455 Company Shares. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by the D-Wave board of directors.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of D-Wave Systems Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of D-Wave Systems Inc. and its subsidiaries (together, the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, including the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses from operations and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 15, 2022

We have served as the Company’s auditor since 2010.

D-Wave Systems Inc.

Consolidated balance sheets

	December 31,
(In thousands of U.S. dollars, except share and per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$9,483	$21,335
Trade accounts receivable, net	421	590
Research incentives receivable	4,774	15,585
Inventories	2,114	2,521
Prepaid expenses and other current assets	1,116	1,253
Deferred offering costs	1,250	—

Total current assets	$19,158	$41,284
Property and equipment, net	3,249	2,894
Operating lease right-of-use assets	8,578	2,948
Intangible assets, net	272	148
Other noncurrent assets	1,353	187

Total assets	$32,610	$47,461

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	2,109	2,176
Accrued expenses and other current liabilities	3,614	3,183
Current portion of operating lease liabilities	1,687	1,544
Loans payable, net, current	220	355
Deferred revenue, current	2,665	4,713

Total current liabilities	10,295	11,971
Operating lease liabilities, net of current portion	6,990	1,440
Loans payable, noncurrent	12,233	1,321
Deferred revenue, net, noncurrent	54	—
Other noncurrent liabilities	18	—

Total liabilities	$29,590	$14,732

Commitments and contingencies (Note 14)
Stockholders’ equity:
Non-redeemable convertible preferred stock, no par value; unlimited number of shares authorized as of December 31, 2021 and 2020; 137,765,828 shares issued and outstanding as of December 31, 2021 and 2020.	189,881	189,881
Common stock, no par value; unlimited number of shares authorized; 3,166,949 and 3,061,746 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	2,610	2,492
Additional paid-in capital	146,240	144,537
Accumulated deficit	(325,268)	(293,723)
Accumulated other comprehensive loss	(10,443)	(10,458)

Total stockholders’ equity	$3,020	$32,729

Total liabilities and stockholders’ equity	$32,610	$47,461

The accompanying notes are an integral part of these consolidated financial statements.

D-Wave Systems Inc.

Consolidated statements of operations and comprehensive loss

	Year ended December 31,
(In thousands of U.S. dollars, except share and per share data)	2021	2020
Revenue	6,279	5,160
Cost of revenue	1,750	915

Gross profit	4,529	4,245
Operating expenses:
Research and development, net	25,401	20,411
General and administrative	11,897	11,587
Sales and marketing	6,179	3,714

Total operating expenses	43,477	35,712

Loss from operations	(38,948)	(31,467)
Other income:
Interest expense	(1,728)	(5,257)
Government assistance	7,167	12,027
Gain on debt extinguishment	—	3,873
Gain on settlement of warrant liability	—	7,836
Gain on investment in marketable securities	1,163	—
Other income, net	801	2,969

Total other income, net	7,403	21,448

Net loss	$(31,545)	$(10,019)

Net loss per share, basic and diluted	$(0.28)	$(0.08)

Weighted-average shares used in calculating net loss per share, basic and diluted	111,911,127	121,358,898

Comprehensive loss:
Net loss	$(31,545)	$(10,019)
Foreign currency translation adjustment, net of tax	15	(82)

Comprehensive loss	$(31,530)	$(10,101)

The accompanying notes are an integral part of these consolidated financial statements.

D-Wave Systems Inc.

Consolidated statements of stockholders’ equity

	Non-redeemable convertible preferred stock		Common shares		Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit) equity
(In thousands of U.S. dollars, except share data)	Shares	Amount	Shares	Amount
Balances at December 31, 2019	135,012,939	$152,091	15,220,212	$16,337	$21,784	$(283,704)	$(10,376)	$(103,868)
D-Wave exercise of stock options			11,250	10	(6)			4
D-Wave stock-based compensation					269			269
D-Wave issuance of preferred stock pursuant to exercise of warrants	313,159	818						818
D-Wave share issuance costs		(110)						(110)
D-Wave stock exchanged on transaction (See Note 2)	(135,326,098)	(152,799)	(15,231,462)	(16,347)				(169,140)
DWSI Common Stock issued on D-Wave common stock conversion (see Note 2)			3,060,746	2,491	5,966			8,450
DWSI Class A Preferred Stock issued on D-Wave preferred stock conversion (See Note 2)	27,065,220	47,336			113,354			160,690
DWSI Class B Preferred Stock issued for cash (See Note 2)	53,958,748	43,679						43,679
DWSI Class B Preferred Stock issued on D-Wave convertible debt transfer (see Note 2)	56,741,860	99,298						99,298
DWSI share issuance costs		(432)						(432)
DWSI fair value of warrants issued for services					450			450
DWSI exercise of stock options			1,000	1				1
DWSI stock-based compensation					2,720			2,720
Foreign currency translation adjustment, net of tax							(82)	(82)
Net loss						(10,019)		(10,019)

Balances at December 31, 2020	137,765,828	189,881	3,061,746	$2,492	$144,537	$(293,723)	$(10,458)	$32,729

D-Wave exercise of stock options			105,203	118	(36)			82
D-Wave stock-based compensation					1,739			1,739
Foreign currency translation adjustment, net of tax							15	15
Net loss						(31,545)		(31,545)

Balances at December 31, 2021	137,765,828	$189,881	3,166,949	$2,610	$146,240	$(325,268)	$(10,443)	$3,021

The accompanying notes are an integral part of these consolidated financial statements.

D-Wave Systems Inc.

Consolidated statements of cash flows

	Year ended December 31,
(In thousands of U.S. dollars)	2021	2020
Cash flows from operating activities:
Net loss	$(31,545)	$(10,019)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	1,534	1,886
Stock-based compensation	1,739	2,989
Amortization of operating right of use assets	1,068	840
Provision for excess and obsolete inventory	269	246
Non-cash interest expense on convertible debt	—	5,095
Non-cash interest expense on government assistance	1,722	137
Gain on settlement of warrant liability	—	(7,836)
Gain on investments in marketable securities	(1,163)	—
Gain on debt extinguishment	—	(3,873)
Interest benefit on debt	(19)	—
Government assistance	(7,140)	(12,027)
Fair value of warrants issued for services	—	451
Non-cash lease expense	—	201
Unrealized foreign exchange loss (gain)	(100)	(287)
Change in operating assets and liabilities:
Trade accounts receivable	163	8,002
Research incentive receivable	2,236	(9,053)
Inventories	182	(652)
Prepaid expenses and other current assets	(1,012)	(16)
Trade accounts payable	(379)	1,279
Accrued expenses and other current liabilities	578	(5,579)
Deferred revenue	(1,902)	(335)
Operating lease liability	(1,031)	(736)

Net cash used in operating activities	(34,800)	(29,287)

Cash flows from investing activities:
Purchase of property and equipment	(1,774)	(736)
Purchase of software	(225)	(53)

Net cash used in investing activities	(1,999)	(789)

Cash flows from financing activities:
Proceeds from issuance of preferred stock for cash	—	43,679
Proceeds from government assistance	25,147	—
Proceeds from debt financing	111	—
Share issuance costs	—	(542)
Proceeds from issuance of common stock upon exercise of stock options	85	5
Debt payment	(31)	—
Government loan payment	(399)	—
Proceeds from exercise of warrants	—	2

Net cash provided by financing activities	24,913	43,144

Effect of exchange rate changes on cash and cash equivalents	34	(13)
Net (decrease) increase in cash and cash equivalents	(11,852)	13,055

Cash and cash equivalents at beginning of period	$21,335	$8,280

Cash and cash equivalents at end of period	$9,483	$21,335

Supplemental disclosure of noncash investing and financial activities:
Operating lease right-of-use assets recognized in exchange for new operating lease obligations	$11,870	$4,932

Acquisition of property and equipment included in account receivable and payable	$14	$(79)

Cash payments included in the measurement of operating lease liabilities	$1,573	$1,474

Unpaid deferred costs	$1,142	$—

The accompanying notes are an integral part of these consolidated financial statements.

D-Wave Systems Inc.

Notes to consolidated financial statements

1.	Description of business

D-Wave Systems Inc. (“D-Wave” or the “Company”), previously DWSI Holdings Inc. (“DWSI”) is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, LeapTM. Historically, the Company has developed its own annealing superconducting quantum computer systems and associated software and its current-generation quantum system is the D-Wave AdvantageTM. During the year ended December 31, 2021, the Company initiated the development of a gate-model quantum computing system.

References to the “Company” herein for the periods before April 14, 2020, shall be to D-Wave Inc., a federally incorporated corporation (“Old D-Wave”) and its subsidiaries, collectively. References to the “Company” from April 14, 2020 to December 31, 2020 (inclusive) shall be to DWSI and its subsidiaries, collectively. References to the “Company” herein for the periods including and after January 1, 2021, shall be to D-Wave Systems Inc. and its subsidiaries, collectively.

D-Wave is a British Columbia corporation headquartered in Burnaby, British Columbia.

On February 7, 2022, DPCM Capital Inc., a Delaware corporation (the “SPAC” or “DPCM”), and D-Wave entered into a definitive Transaction Agreement by and among DPCM, D-Wave, D-Wave Quantum Inc., a Delaware corporation and a direct, wholly owned subsidiary of SPAC (the “Issuer”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer (“Merger Sub”) and a separate entity from the former DWSI, DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of the Issuer (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo, pursuant to which, among other things: a) Merger Sub will merge with and into DPCM, with DPCM surviving as a direct, wholly owned subsidiary of the Issuer, and b) D-Wave will become an indirect subsidiary of the Issuer (the “Merger”).

For the years ended December 31, 2021 and 2020, the Company’s revenue was derived primarily from customers located in the United States, Japan, and Germany.

2.	Basis of presentation and summary of significant accounting policies

The Company has prepared the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”).

Liquidity and going concern

The Company has prepared its consolidated financial statements assuming that it will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of December 31, 2021, and 2020, the Company had an accumulated deficit of $325.3 million and $293.7 million, respectively. For the years ended December 31, 2021, and 2020, the Company incurred a net loss of $31.5 million and $10.0 million, respectively and had net cash outflows from operations of $34.8 million and $29.3 million, respectively. The Company expects to incur additional operating losses and negative cash flows from operations as it continues to expand its commercial operations and research and development programs.

During the year ended December 31, 2021, the Company secured $25.1 million in additional financing through an arrangement with the Strategic Innovation Fund (“SIF”) to receive up to C$40 million in repayable contributions. As of December 31, 2021, the Company had received $25.1 million (C$32 million) from SIF. As of December 31, 2021, the Company had $9.5 million of cash and cash equivalents and $8.9 million of working capital.

As further discussed in Note 1 – Description of the business, on February 7, 2022, the Company entered into a Transaction Agreement with DPCM. In addition to the cash resources that will be made available through the Merger, the Company anticipated $40.0 million in additional financing will be made available to the Company through a Private Investment in Public Equity (“PIPE”) offering. There can be no assurance that the Merger and the PIPE offering will be completed as currently contemplated, or at all.

As further discussed in Note 17 – Subsequent events, on March 3, 2022, the Company entered into a Venture Loan and Security Agreement (the “Venture Loan Agreement”) with PSPIB Investments II Inc. (“PSPIB”), as the lender. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million have become available to the Company in three tranches, subject to certain terms and conditions. The maturity date of these term loans is the earliest of December 31, 2022, or the closing of the Merger.

To the extent additional capital is not obtained through the Merger and PIPE offering, or through the cash received in connection with the Merger, management will be required to obtain additional capital through the sale of debt or equity, or other arrangements. However, there can be no assurance that the Company will be able to raise additional capital when needed or under acceptable terms. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares. Any future debt may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of the Company’s ability to continue as a going concern.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Such adjustments could be material.

Principles of consolidation

The consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated on consolidation.

Transaction between entities under common control

In April 2020, DWSI was formed with the primary objective of facilitating additional financing from existing shareholders and additional investors.

Old D-Wave, certain shareholders holding more than 75% of the equity securities, all the holders of the convertible notes of Old D-Wave and certain parties who wished to provide equity financing to the Company executed a Recapitalization Agreement (the “Transaction”) whereby DWSI was formed. In order to facilitate the additional financing all outstanding warrants, common stock, preferred stock and convertible notes of Old D-Wave were converted or assigned to DWSI for newly issued preferred and common stock of the Company.

The Company was able to achieve this additional financing in April 2020 through the issuance of DWSI’s Class B Preferred Stock. DWSI issued 11,787,320 Class B1 Preferred Stock, 13,142,857 Class B2 Preferred Stock and 29,000,000 Class B3 Preferred Stock for $43.6 million of proceeds. The DWSI newly non-redeemable convertible preferred stock issue price was $1.75 per share for Class B1 and Class B2 Preferred Stock and $0.00001 for Class B3 Preferred Stock.

The Transaction was recorded as a transaction between entities under common control that led to a change in the reporting entity. In the accompanying consolidated financial statements, the assets and the liabilities and relating operations of the transferring entity (Old D-Wave) are retrospectively presented at their carrying amounts without change in the basis for all periods during which Old D-Wave was under common control. The share capital as well as the share and per share information included in the accompanying consolidated financial statements have been retrospectively adjusted to reflect the share capital of the Company after the Transaction. Differences in the par value of the common stock between the transferring and the receiving entity were reflected by adjustments to the non-redeemable convertible preferred stock and additional paid-in capital.

Amalgamation of Old D-Wave and DWSI

In order to simplify the corporate structure of DWSI Holdings Inc. and to reduce administrative costs, effective January 1, 2021, the Company completed a vertical short-form amalgamation pursuant to the British Columbia Business Corporations Act with its previously wholly owned subsidiary, Old D-Wave. Pursuant to the amalgamation, all of the issued and outstanding equity securities of Old D-Wave were cancelled, and the assets and liabilities of Old D-Wave were assumed by the Company. Immediately after the amalgamation, DWSI Holdings Inc. changed its name to D-Wave Systems Inc. No additional equity securities were issued in connection with the amalgamation and the share capital of the Company remained unchanged.

The amalgamation did not have a significant effect on the business and operations of D-Wave.

COVID-19 pandemic

The Company is subject to risks and uncertainties relating to the ongoing outbreak of the novel strain of coronavirus (“COVID-19”), which the World Health Organization declared a pandemic in March 2020. The COVID-19 pandemic has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Work-from-home and other measures have introduced additional operational risks, including cybersecurity risks, and may adversely affect the way the Company and its third-party partners operate. The extent to which the COVID-19 pandemic impacts the Company’s workforce, business, financial condition, and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected. As of December 31, 2021, and 2020, the Company’s business, results of operation and financial condition was not significantly impacted due to the effects of COVID-19.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes as of the date of the consolidated financial statements. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience.

The Company’s accounting estimates and assumptions may change over time in response to COVID-19 and the change could be material in future periods. As of the date of issuance of these consolidated financial statements, the Company is not aware of any specific event or circumstances that would require the Company to update estimates, judgments or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and consulting fees incurred through the balance sheet date that are directly related to the Merger mentioned in Note 1 – Description of the business and that will be charged to shareholder’s equity upon the completion of the Merger mentioned in Note 1. Should the Merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2021, the Company recorded $1.2 million in transaction costs in deferred offering costs in its consolidated balance sheets. As of December 31, 2020, no transaction costs were accrued.

Operating segment

Operating segments are defined as components of an enterprise for which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating and evaluating financial performance. As such, the Company views its operations and manages its business in one operating and reportable segment (See Note 16 - Geographic areas).

Foreign currency translation and transactions

The Company’s reporting currency is the US dollar. Generally, the functional and reporting currency of its international subsidiaries is the currency of their primary economic environment. Accordingly, all foreign balance sheet accounts have been translated into the U.S. dollars using the rate of exchange at the respective balance sheet date. Components of the consolidated statements of operation and comprehensive loss have been translated at the average exchange rate for the year or the corresponding period. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of stockholders’ equity. Gains or losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations and comprehensive loss. For the years ended December 31, 2021, and 2020, the Company recorded $608,000 and $623,000 in foreign currency transaction gains, respectively, in other income in its consolidated statements of operations and comprehensive loss.

Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from consolidation of its foreign entities.

Cash and cash equivalents

The Company’s cash and cash equivalents consists of money held in demand depositary accounts and highly liquid investments, including commercial papers with original maturities of three months or less at the date of the purchase. The carrying amount of cash and cash equivalents was $9.5 million and $21.3 million as of December 31, 2021, and 2020, respectively, which approximates fair value and was determined based upon Level 1 inputs. The Company’s short-term investments, including commercial papers included in cash equivalents are carried at fair market value based on market quotes and other observable inputs (Level 2 inputs). The following table provides a reconciliation of cash and cash equivalents on the consolidated balance sheets to the totals presented on the consolidated statement of cash flows (in thousands):

	December 31,
	2021	2020
Cash	$9,483	$10,272
Cash equivalents - commercial papers	—	11,063

Total cash and cash equivalents on the consolidated statements of cash flows	$9,483	$21,335

Trade accounts receivable, net

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company periodically reviews the need for an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ respective financial conditions, the amounts of receivables in dispute and the current receivables aging and current payment patterns. To the extent identified, account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. To date, the Company’s customers have proven to be credit worthy. As of December 31, 2021, and 2020, the Company did not recognize any material write-offs and has not recorded activity for its allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost, using the weighted average cost method, or net realizable value. Inventory that is obsolete or in excess of forecasted usage is written down to its estimated net realizable value based on the assumptions about future demand and market conditions. Inventory write-downs are charged to cost of revenue and establish a new cost basis for the inventory. Inventories include raw materials, which consist of parts and supplies used in the Company’s manufacturing process and research and development activities as well as service parts for the Company’s quantum computer systems, work-in-process and finished goods.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation is recognized using the straight-line method over the estimated useful lives of the depreciable property, or for leasehold improvements, the remaining term of the lease, whichever is shorter. Costs for capital assets not yet placed into service are capitalized as construction-in-progress and depreciated once placed into service. The Company’s estimated useful lives of its property and equipment are as follows:

Estimated Useful Lives
Quantum computer systems	5 years
Lab equipment	5 years
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of expected lease term or estimated useful life

Upon sale or retirement of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations and comprehensive loss. Expenditures for general maintenance and repairs are expensed as incurred.

Intangible assets, net

The Company’s intangible assets consist of acquired computer software, including off-the-shelf software applications as well as costs associated with systems’ implementations. Computer software is stated at cost less accumulated amortization and impairment. Off-the-shelf software is amortized on a straight-line basis over three years while the costs of implementing systems are amortized over the initial licence term. Annual licence fees for off-the-shelf software are expensed as incurred.

Internally developed software

Costs related to the formulation and design of internally developed software are expensed as incurred to research and development.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and other long-term assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount of the underlying asset exceeds its fair value.

The Company did not record any impairment loss on long-lived assets during the years ended December 31, 2021 and 2020.

Fair value of financial instruments

Certain assets and liabilities are carried at fair value under US GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company recognizes transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, trade accounts receivable, net, trade accounts payable and accrued expenses approximate their fair values (Level 1).

The Company carries its marketable investments at cost, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments by the same issuer, as they represent investments in privately held companies for which there are no quoted market prices. As of December 31, 2021, and 2020, the Company estimates the fair value of its securities denominated in Canadian dollars to be C$10.2 million for both periods presented, and its securities denominated in United States dollars to be $1.2 million and $279,000, respectively. The carrying value of its securities as of December 31, 2021, and 2020 was $1.2 million and $5,000, respectively and is included in other assets on the consolidated balance sheet.

Concentration of credit risk and other risks and uncertainties

Credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Canadian Deposit Insurance Corporation on such deposits but may be redeemed upon demand. The Company performs periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, the Company monitors the credit quality of its customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements. For the year ended December 31, 2021, 15% of the Company’s total revenue was earned from a single customer, 13% was earned from a second customer and 12% was earned from a third customer. For the year ended December 31, 2020, 22% of the Company’s total revenue was earned from a single customer, 17% was earned from a second customer and 10% was earned from a third customer.

Foreign currency risk

The Company’s customers are located in the United States, Japan, Europe, Canada and other locations; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than the functional and reporting currency (United States dollars). To date, a majority of the Company’s sales have been denominated in United States dollars and a significant portion of the Company’s operating expenses are denominated in Canadian dollars. The Company also purchases certain of its key manufacturing inputs in Euros. As the Company expands its presence in international markets, the Company’s results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, the Company has not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. The Company will reassess its approach to manage our risk relating to fluctuations in currency rates.

The Company does not believe that foreign currency risk had a material effect on its business, financial condition, or result of operations during the periods presented.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition, and results of operations.

Leases

The Company adopted ASC 842, Leases (“ASC 842”) as of January 1, 2018. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to retained earnings. Upon adoption, the Company elected the package transition practical expedients, which allowed the Company to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company chose not to elect the use-of-hindsight to reassess lease term. The Company also elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operation over the lease term. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the practical expedient to not separate lease and non-lease components for all leases.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and current operating lease liabilities and operating lease liabilities, net of current portion on the Company’s consolidated balance sheets. As of December 31, 2021, the Company had no financing lease arrangements. The Company recognizes lease expense for its operating leases on a straight-line basis over the term of the lease.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from a lease. ROU assets and operating lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. Operating lease ROU assets also include the impact of any lease incentives. Amendments to a lease are assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification using an incremental borrowing rate based on the information available at the commencement date. For modified leases, the Company also reassesses the lease classification as of the effective date of the modification.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located.

The Company’s lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option in the measurement of its ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the lease term. The Company generally uses the base, non-cancelable, lease term when determining the ROU assets and lease liabilities. The right-of-use asset is tested for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment.

Government assistance

US GAAP for profit-oriented entities does not define government assistance; nor is there specific guidance applicable to government assistance.

During the years ended 2021 and 2020, the Company received various forms of government assistance including (i) government grants (ii) investment credits, and (iii) government loans, for research and development initiatives from Canadian government agencies.

The Company recognizes grants and investment tax credits relating to qualifying scientific research and development expenditures as a reduction of the related eligible expenses (research and development expenses) in its consolidated statement of operations and comprehensive loss. Grants and investment tax credits are recognized in the period during which the related qualifying expenses are incurred, provided that the conditions under which the grants and investment tax credits have been met. The Company recognizes grants and investment tax credits in an amount equal to the estimated qualifying expenses incurred in each period multiplied by the applicable reimbursement percentage. Grants and investment tax credits that are recognized upon incurring qualifying expenses in advance of receipt of grant funding or proceeds from research and development incentives are recorded in the consolidated balance sheets as research incentives receivable. In circumstances where the grants received relates to prior period eligible expenses, the Company recognizes them as government assistance in its consolidated statement of operations and comprehensive loss in the current period.

During the year ended December 31, 2020, the Company recorded Sustainable Development Technology Canada and BC Innovative Clean Energy (“SDTC”) grants of $7.6 million, as an offset to its research and development expenses in its consolidated statements of operations and comprehensive loss. The Company did not record any SDTC grants during the year ended December 31, 2021.

During the years ended December 31, 2021, and 2020, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $1.5 million and $2.1 million, respectively, as an offset to its research and development expenses in its consolidated statements of operations and comprehensive loss.

The Company has received government loans under funding agreements that bear interest at rates that are below market rates of interest or interest-free. The Company accounts for the imputed benefit arising from the difference between a market rate of interest and the rate of interest charged as additional grant funding, and records interest expense for the loans at a market rate of interest. On the date that loan proceeds are earned, the Company recognizes the portion of the loan proceeds allocated to grant funding as a discount to the carrying value of the loan and as other liability, which is subsequently recognized as additional government assistance upon draw down of the qualified loan amounts.

During the year ended December 31, 2021, the Company recorded the interest benefit on Strategic Innovation Fund (“SIF”) government loans for $7.2 million, as government assistance in its consolidated statements of operations and comprehensive loss. During the year ended December 31, 2020, the Company recorded the interest benefit on SIF and Technology Partnership of Canada (“TPC”) government loans for

$12.0 million, as government assistance in its consolidated statements of operations and comprehensive loss. See Note 8 – Loans payable for further details on government loans.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) and accounts for certain contract costs in accordance with FASB’s Accounting Standards Codification (“ASC”) 340-40, Other Assets and Deferred Costs-Contracts with Customers.

The standard was adopted on a full retrospective method on January 1, 2018. The adoption of ASC 606 had no impact on the Company and as such there was no recorded transition adjustment. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To support this core principle, the Company applies the following five step approach:

•	Identify the contract with the customer

•	Identify the performance obligations

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations

•	Recognize revenue when (or as) the entity satisfies a performance obligation

The Company generates revenue through subscription sales to access its Quantum Computing as a Service (“QCaaS”) cloud platform and from professional services related to the practical applications of quantum computing technology to solve its customers’ business challenges, to develop quantum proofs-of-concepts, pilot hybrid quantum applications and to put those applications into production. In addition, the Company also earns revenue from providing training regarding quantum computing systems and building related applications. In arrangements with re-sellers of the Company’s cloud services, the re-seller is considered the customer and the Company does not have any contractual relationships with the re-sellers’ end users. For these arrangements, revenue is recognized at the amount charged to the re-seller and does not reflect any mark-up to the end user.

When the Company determines that its contracts with customers contain multiple performance obligations, for these arrangements, the Company allocates the transaction price based on the relative standalone selling price (“SSP”) method by comparing the SSP of each distinct performance obligation to the total value of the contract. The Company uses a range of amounts to estimate SSP for products and services sold together in a contract to determine whether there is a discount to be allocated based on the relative SSP of the various products and services. In instances where SSP is not directly observable, such as when the Company does not sell the product or service separately, the Company determines the SSP using information that may include market conditions and other observable inputs. Standalone selling price is typically established as a range. In situations in which the stated contract price for a performance obligation is outside of the applicable standalone selling price range and has a different pattern of transfer to the customer than the other performance obligations in the contract, the Company will reallocate the total transaction price to each performance obligation based on the relative standalone selling price of each. At times, the Company may sell bundled services that include professional services, QCaaS and training. For these bundled arrangements, the Company’s selling prices associated with QCaaS and training are observable, predictable and consistent. Accordingly, the Company uses the residual method under which the total transaction price and observable SSP of the QCaaS and training performance obligations are used to arrive at the estimated SSP of the professional services performance obligation.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price.

The Company’s contracts with customers may include renewals or other options at fixed prices. Determining whether such options are considered distinct performance obligations that provide the customer with a material right and therefore should be accounted for separately requires significant judgment. Judgment is required to determine the standalone selling price for each renewal option to determine whether the renewal pricing is reflective of the standalone selling price or is reflective of a discount that would provide the customer with a material right. Based on the Company’s assessment of standalone selling prices, the Company determined that there were no significant material rights provided to its customers requiring separate recognition.

The timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. Deferred revenue is primarily composed of fees related to QCaaS, which are generally billed in advance and recognized as revenue over the related subscription term. Unbilled receivables relate to revenue recognized for milestones completed under professional services contracts for which the related milestone billing has not yet occurred.

In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable way of purchasing the products and services and not to receive financing from or provide financing to the customer. Additionally, the Company has elected the practical expedient terms that permit an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less.

Payment terms on invoiced amounts are typically net 30 days. The Company does not offer rights of return for its services in the normal course of business and contracts generally do not include service-type warranties that provide any incremental service to the customer beyond providing assurance that the services conform to applicable specifications or customer-specific or subjective acceptance provisions. The Company also excludes from revenue government-assessed and imposed taxes on revenue-generating activities that are invoiced to customers.

The Company has identified up to two performance obligations regularly included in arrangements involving the Leap Quantum Cloud (QCaaS) subscriptions and the D-Wave Launch professional services. The Company’s professional services are typically not coterminous with the QCaaS subscriptions. Revenue from QCaaS is recognized evenly over the contractual period, on a straight-line basis over the subscription term, beginning on the date that the service is made available to the customer. Professional services are recognized as they are earned based on the cost-to-cost method. Under the cost-to-cost method, revenue is recognized based on the ratio that incurred costs bear to total estimated contract costs with related cost of revenue recorded as the costs are incurred. Each month management reviews estimated contract costs through a process of aggregating actual costs incurred and estimating additional costs to completion based upon the current available information and status of the contract. The effect of any change in the estimated gross margin rate for a contract is reflected in revenues in the period in which the change is known. Provisions for the full amount of anticipated losses on contracts are made in the period in which they become determinable.

Contract assets and contract liabilities

The timing of revenue recognition, billings and cash collections may result in accounts receivable, contract assets, and contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. A receivable is recorded in the period in which we provide services when we have an unconditional right to payment. Contract assets primarily relate to the value of services transferred to the customer for which the right to payment is not just dependent on the passage of time. Contract assets are transferred to accounts receivable when rights to payment become unconditional.

A contract liability is recognized when the Company receives payment or has an unconditional right to payment in advance of the satisfaction of performance. The contract liabilities represent deferred service revenue, which is recorded when we receive consideration, or such consideration is unconditionally due, from a customer prior to transferring services to the customer under the terms of a contract. Deferred service revenue typically results from fees related to the Company’s QCaaS platform.

Cost to obtain and fulfilling contracts

The Company has elected to apply the practical expedient to expense contract acquisition costs as incurred when the expected amortization period is one year or less. The Company capitalizes incremental costs incurred to fulfill its contracts that (i) relate directly to the contract, (ii) are expected to generate resources that will be used to satisfy the Company’s performance obligation(s) under the contract, and (iii) are expected to be recovered through revenue generated under the contract.

The Company has not identified any costs that are incremental to the acquisition of customer contracts that would be capitalized as deferred costs on the balance sheet in accordance with ASC 340-40. Incremental costs incurred to fulfill the Company’s contracts that meet the capitalization criteria in ASC 340-40 have historically been immaterial. Accordingly, the Company has not capitalized any contract fulfillment costs as of December 31, 2021 and 2020.

Cost of revenue

Cost of revenue primarily consists of expenses related to delivering the Company’s services, including direct labor costs, direct services costs and depreciation and amortization related to the Company’s quantum computing systems and related software.

Research and development costs

Research and development costs are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities, including personnel costs, stock-based compensation, employee benefits, facility costs, depreciation, manufacturing expenses and all other costs for the Company’s hardware, software and engineering personnel who design and develop the Company’s quantum computing systems and research new quantum computing technologies. Unlike a standard computer, design and development efforts continue throughout the useful life of the Company’s quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware and software costs related to quantum computing systems constructed for research purposes that are not probable of providing future economic benefit and have no alternate future use.

Advertising Costs

Advertising costs are expensed as incurred and are primarily included in sales and marketing expenses in the consolidated statements of operations and comprehensive loss. During the years ended December 31, 2021, and 2020, these costs were $887,000 and $1.0 million, respectively.

Stock-based compensation

The Company measures its stock-based awards made to employees based on the estimated fair value of the awards as of the grant date using the Black-Scholes option-pricing model. Stock-based compensation expense is recognized over the requisite service period using the straight-line method and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. As such, the Company’s stock-based compensation is reduced for the estimated forfeitures at the grant date and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Stock-based compensation expenses to non-employees as consideration for services received are measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, using the Black-Scholes option-pricing model, whichever can be more reliably measured. Compensation expense for options granted to non-employees is remeasured each period as the underlying options vest.

The Black-Scholes option-pricing model requires the use of subjective assumptions, which determine the fair value of share-based awards, including the fair value of the Company’s common stock, the option’s expected term, the price volatility of the underlying common stock, risk-free interest rates, and the expected dividend yield of the common stock. The assumptions used to determine the fair value of the stock awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

Common stock valuations

The Company obtained third-party valuations to estimate the fair value of its common stock for purposes of measuring stock-based compensation expense. The third-party valuations were prepared using methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (“AICPA”) Accounting & Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation (“Practice Guide”).

In accordance with the Practice Guide, the Company considered the following methods for allocating the enterprise value across its classes of capital stock to determine the fair value of its common stock at each valuation date.

•

Option Pricing Method (“OPM”). The OPM estimates the value of the common equity of D-Wave using the various inputs in the Black-Scholes option pricing model. The OPM treats the rights of the holders of common stock as equivalent to that of call options on any value of the enterprise above certain break points of value based upon the liquidation preferences of the holders of D-Wave preferred stock, as well as their rights to participation, and the stock prices of the outstanding options. Thus, the value of the common stock can be determined by estimating the value of its portion of each of these call option rights. Under this method, the common stock has value only if the funds available for distribution to stockholders exceed the value of the liquidation preference at the time of a liquidity event, such as a merger or sale. Given the common stock represents a non-marketable equity interest in a private enterprise, an adjustment to the preliminary value estimates had to be made to account for the lack of liquidity that a stockholder experiences. This adjustment is commonly referred to as a discount for lack of marketability (“DLOM”).

•

Probability-Weighted Expected Return Method (“PWERM”). The PWERM employs additional information not used in the OPM, including various market approach calculations depending upon the likelihood of various discrete future liquidity scenarios, such as the sale of D-Wave to a special purpose acquisition company (“SPAC”), as well as the probability of remaining a private company. The PWERM is typically used when the range of possible future outcomes and liquidity events for an enterprise, including a business combination such as a merger of D-Wave and a SPAC, has narrowed, giving the enterprise a higher degree of confidence in the achievement of a particular outcome. As such, the PWERM can give more weight to the likely liquidity scenarios as compared to the normative distribution of the outcomes in the OPM.

For financial reporting purposes, the Company also retrospectively assessed the deemed fair value of its common stock used for calculating and recording stock-based compensation charges after considering the fair value reflected on subsequent valuation reports and other facts and circumstances on the date of grant. The Company used a linear interpolation method to estimate the fair value between valuation dates. The Company believes that the linear interpolation methodology provides the most reasonable basis for the valuation of its common stock because the Company did not identify any significant events that occurred during the intervening periods that would have caused a material change in fair value.

In addition to considering the results of these third-party valuation reports, our board of directors used assumptions based on various objective and subjective factors, combined with management judgment, to determine the fair value of our common stock as of each grant date, including:

•

the prices at which the Company sold shares of non-redeemable convertible preferred stock and the superior rights and preferences of the non-redeemable convertible preferred stock relative to its common stock at the time of each grant:

•	external market conditions affecting the research and development industry and trends within the industry.

•	the Company’s stage of development and business strategy

•	the Company’s financial condition and operating results, including its levels of available capital resources, and forecasted results.

•	developments in the Company’s business.

•	the progress of the Company’s research and development efforts.

•	equity market conditions affecting comparable public companies; and

•	general market conditions and the lack of marketability of its common stock.

Application of these approaches involves the use of estimates, judgment and assumptions that are subjective, such as those regarding the Company’s expected future revenue, expenses and future cash flows, discount rates, market multiples, the selection of comparable companies and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact the Company’s valuations as of each valuation date and may have a material impact on the valuation of its common stock.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences of events that have been included in the consolidated financial statements or in the Company’s tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax bases of assets and liabilities using the enacted tax rates and laws in effect for the years in when the differences are expected to reverse. Deferred income taxes are classified as current or non-current, based on the classification of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. In assessing the need for a valuation allowance, the Company considers factors such as past operating results and expected future taxable income within each jurisdiction in which the Company operates.

To the extent that new information becomes available, which causes the Company to change its judgment regarding the adequacy of tax liabilities or valuation allowances, such changes will impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

The Company follows the authoritative guidance under ASC 740, which clarifies the accounting for uncertainty in tax positions recognized in the financial statements. ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

Net income (loss) per share

The Company calculates earnings per share using the two-class method under ASC 260 Earnings Per Share.

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period, including potential dilutive shares assuming the dilutive effect of outstanding stock options and of convertible preferred stock.

For periods in which the Company has reported net losses, diluted net loss per common share is the same as basic net loss per share, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Recently adopted accounting standards and amendments

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible.

With the exception of standards, the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as private companies, as indicated below.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) – Measurement of Credit Losses of Financial Instruments, along with various updates and improvements. The standard, including subsequently issued amendments, requires the Company to measure credit losses for financial assets measured at amortized costs based on expected losses rather than incurred losses. For available-for-sale debt securities with unrealized losses, entities will be required to recognize credit losses through an allowance for credit losses. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions and historical credit loss activity, the adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosure.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement which amends the disclosure requirements for fair value measurements by removing, modifying, and adding certain disclosures. ASU 2018-13 is effective for annual reporting periods beginning after December 15, 2019. The Company adopted the requirements of Topic 820 on January 1, 2020, with such adoption not having a material impact to the Company’s consolidated financial statements. In November 2019, the FASB issued ASU 2019-08, Compensation – Stock Compensation (Topic 718), which requires entities to measure and classify share-based payment awards granted to a customer by applying the guidance in Topic 718. The amount recorded as a reduction in the transaction price should be based on the grant-date fair value of the share-based payment award. The ASU is effective in years beginning after December 15, 2019. The Company adopted ASU 2019-08 to account for warrants issued on January 1, 2020.

Recent accounting pronouncements not yet adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions related to intra-period tax allocations and deferred tax accounting on outside basis differences in foreign subsidiaries and equity method investments. Additionally, it provides other simplifying measures for the accounting for income taxes. ASU 2019-12 is effective for the

Company in the first quarter of 2021 and early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on the consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40) Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The standard removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The standard also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

3.	Revenue from contracts with customers

Disaggregation of revenue

The following table depicts the disaggregation of revenue by type of products or services and timing of transfer of products or services (in thousands):

	Years ended December 31,
	2021	2020
Type of products or services
QCaaS	$4,424	$4,313
Professional services	1,786	426
Other revenue	69	421

Total revenue, net	$6,279	$5,160

Timing of revenue recognition
Revenue recognized over time	$6,090	$4,688
Revenue recognized at a point in time	189	472

Total revenue, net	$6,279	$5,160

Other revenue includes printed circuit board sales.

Revenue by geographical markets is presented in Note 16 - Geographic areas.

Contract balances

The following table provides information about account receivable, contract assets and liabilities as of December 31, 2021, and 2020 (in thousands):

	December 31,
	2021	2020
Contract assets:
Trade account receivable, net	$421	$590
Unbilled receivables, which are included in ‘Prepaid expenses and other current assets’	17	10

Total contract assets	438	600

Contract liabilities:
Deferred revenue, current	2,665	4,713
Deferred revenue, noncurrent	54	—
Customer deposit, which are included in ‘Accrued expenses and other current liabilities’	21	—

Total contract liabilities	2,740	4,713

Changes in deferred revenue from contracts with customers were as follows (in thousands):

	Years ended December 31,
	2021	2020
Balance at beginning of period	$4,713	$4,921
Deferral of revenue	4,092	4,513
Recognition of deferred revenue	(6,086)	(4,721)

Balance at the end of period	$2,719	$4,713

Remaining performance obligations

A significant number of the Company’s product and service sales are short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC 606-10-50-14 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

As of December 31, 2021, the aggregate amount of remaining performance obligations that were unsatisfied or partially unsatisfied related to customer contracts was $2.7 million. This amount included deferred revenue on the Company’s consolidated balance sheets, of which approximately 98% is expected to be recognized to revenue in the next 12 months.

As of December 31, 2020, the aggregate amount of remaining performance obligations that are unsatisfied or partially unsatisfied related to customer contracts was $4.7 million which included deferred revenue on the Company’s consolidated balance sheets, of which approximately 100% was expected to be recognized to revenue in the next 12 months.

4.	Fair value of financial instruments

As of December 31, 2021, there were no assets or liabilities measured at fair value.

The following tables present information about the Company’s financial assets measured at fair value on a recurring basis and indicating the level of the fair value hierarchy utilized to determine such fair values as of December 31, 2020 (in thousands):

	Fair value measurement as of December 31, 2020, using
	Level 1	Level 2	Level 3
Assets
Cash equivalents:
Commercial paper	$—	$11,063	$—

Total assets	$—	$11,063	$—

Liabilities
Other liabilities:
Warrant liabilities	—	—	—

Total liabilities	$—	$—	$—

During the years ended December 31, 2020, there were no transfers between Level 1, Level 2, and Level 3.

5.	Balance sheet details

Inventories

Inventories consisted of the following (in thousands):

	December 31,
	2021	2020
Raw materials	$2,103	$2,516
Work-in-process	11	5

Total inventories	$2,114	$2,521

Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	December 31,
	2021	2020
Prepaid expenses:
Prepaid software	$531	$469
Prepaid rent	151	187
Prepaid commissions	84	102
Prepaid services	125	179
Other	156	133
Other current assets:
Security deposits	52	173
Unbilled receivables	17	10

Total prepaid expenses and other current assets	$1,116	$1,253

Other noncurrent assets

Other noncurrent assets consisted of the following (in thousands):

	December 31,
	2021	2020
Investment in securities	$1,169	$5
Long-term deposits	184	182

Total other noncurrent assets	$1,353	$187

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2021	2020
Accrued expenses:
Accrued professional services	$1,953	$1,534
Accrued compensation and related benefits	1,108	1,211
Other accruals	318	147
Other current liabilities:
Other payroll expenses	175	291
Customer deposits	21	—
Current portion of long-term debt, net	39	—

Total accrued expenses and other current liabilities	$3,614	$3,183

6.	Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	December 31,
	2021	2020
Quantum computer systems	$13,425	$12,103
Lab equipment	6,645	6,315
Computer equipment	3,305	2,954
Leasehold improvements	1,074	1,072
Furniture and fixtures	316	316
Construction-in-progress	285	502

Total property and equipment	25,050	23,262
Less: Accumulated depreciation	(21,801)	(20,368)

Property and equipment, net	$3,249	$2,894

Depreciation expense for the years ended December 31, 2021, and 2020 was $1.4 million and $1.9 million, respectively. The Company has not acquired any property and equipment under capital leases.

7.	Intangible assets, net

Intangible assets, net consisted of the following (in thousands):

	December 31,
	2021	2020
Capitalized software	$1,087	$862
Other intangible assets	35	35

Total intangible assets	1,122	897
Less: Accumulated amortization	(850)	(749)

Intangible assets, net	$272	$148

Amortization expense for the years ended December 31, 2021 and 2020 was $101,000 and $64,000, respectively.

8.	Loans payable, net

As of December 31, 2021 and 2020, loans payable, net consisted of refundable government loans. The following table shows the component of loans payable, net (in thousands):

	December 31,
	2021	2020
Loans payable, beginning of year	$13,624	$5,555
SIF contribution	16,786	11,661
Payments	(399)	—
TPC debt forgiveness	—	(3,873)
Foreign exchange (gain) loss	(167)	281

Loans payable, end of year	$29,844	$13,624

Discount, beginning of year	$(11,948)	$—
SIF discount on additional contribution	(7,167)	(11,199)
TPC discount on additional contribution	—	(748)
Government interest expense	1,728	232
Foreign exchange (gain) loss	(4)	(233)

Discount, end of year	$(17,391)	$(11,948)

Total Loans payable, net	$12,453	$1,676
Short-term portion	220	355
Long-term portion	12,233	1,321

Total loans payable, net	12,453	1,676

TPC liability

During the period from 2010 through 2021, the Company received funding totalling C$12.5 million from TPC. The obligation associated with that funding was required to be repaid on a fixed schedule due in May of each year.

On November 23, 2020, the Company entered into an amendment which forgave C$5.0 million of unpaid accrued debt principal and interest owed from 2019 through 2020. During the year ended December 31, 2020, the Company recorded the debt forgiveness of $3.9 million in gain on debt extinguishment in the consolidated statement of operations and comprehensive loss.

The amendment also waived the interest charge on the remaining C$2.5 million of principal and revised the repayment schedule to C$500,000 due annually on April 30, 2021, to April 30, 2025. This repayable contribution is repayable over 5 years. The initial fair value of the TPC loan is determined by using a discounted cash flow analysis. The only significant assumption used in determining the discounted cash flow is the discount rate used by Management of 25%. Loans received under government funding agreements are recorded in the consolidated balance sheets as loans payable.

SIF liability

On November 20, 2020, the Company entered into an agreement with SIF, whereby SIF agreed to make a repayable contribution to the Company of up to C$40.0 million (“the Contribution”). Funds from the loan are to be used for projects involving the adaption of research findings for commercial applications that have the potential for market disruption; development of current product and services through the implementation of new or incremental technology that will enhance the Company’s competitive capability; and development of process improvements which reduce the environmental footprint of current production through the use of new or improved technologies.

The annual repayment of the Contribution is calculated based upon a formula using the Company’s fiscal year revenue multiplied by a repayment rate. The contractual repayment period is 15 years and commences in the first year in which the Company reports annual revenue of $70.0 million (the “Benchmark Year”). In each of those years, an annual repayment amount is due. Each annual repayment must be paid by April 30 of the year following the year for which the annual repayment due will be calculated. If the Benchmark Year is not achieved within 14 years following the fiscal year in which the project is completed, the SIF loan is forgiven. The SIF loan is initially recorded at fair value, and subsequently at amortized cost. As the SIF contribution is interest free, the difference between the carrying value and initial fair value is recorded as government assistance on the consolidated statement of operations and comprehensive loss.

The initial fair value of the SIF loan is determined by using a discounted cash flow analysis for the loan, which requires a number of assumptions. The significant assumptions used in determining the discounted cash flows include estimating the amount and timing of future revenue for the Company and the discount rate. The Company’s estimates of future revenues are derived from several significant assumptions including expected success of LeapTM and partnerships with large scale resellers. In determining the appropriate discount rates, the Company considered the weighted average cost of capital for the Company, risk adjusted based on the development risks of the Company’s product. Management used a discount rate of 26% to discount the SIF loan. Should projected revenue not be achieved as predicted, the adjustment to the fair value of the SIF loan could be material. The original fair value of the loan and the subsequent amortized cost value is highly sensitive to timing of loan payments and discount rate. A 5% decrease in projected revenue over the term of the SIF loan may decrease the carrying value by $157,000. At December 31, 2021, the carrying value of the loan approximates its fair value.

Repayments of the SIF contributions could also be triggered upon default of the agreement, or termination of the agreement, or upon a change of control that has not been approved by the Canadian government. As of the date of these financial statements, the Company has applied for approval from the Canadian government for the transaction with DPCM and is awaiting final confirmation of approval. In the event approval is not granted, the drawn amount of the SIF loan becomes repayable.

During the years ended December 31, 2021, and 2020, the Company recognized $3.1 million and $11.7 million, respectively, in research incentives receivable related to approved eligible expenditure claims from SIF. For the years ended December 31, 2021, and 2020 the difference (“discount”) between the book value and initial fair value totalling $7.2 million and $12.0 million was recorded as government assistance. During the year ended December 31, 2021, the carrying value of the loan increased by $3.8 million due to additional SIF contributions and a change in management’s forecast of future revenue

9.	Leases

The Company leases real estate, including offices and manufacturing facilities and has entered into various other agreements with respect to assets used in conducting its business. The Company’s leases have remaining lease terms ranging from less than 1 year to 10 years. Some of the lease agreements contain rent holidays and rent escalation clauses that were included in the calculation of the right of use of assets and lease liabilities.

The Company’s building leases are subject to annual operating cost charges that may change from time to time during the lease term. The Company’s lease liabilities are not remeasured as a result of changes to the operating costs; rather, these changes are treated as variable lease payments and recognized in the period in which the obligation for the payments was incurred. The annual operating costs are a non-lease component of the contracts; however, the Company has elected to adopt the practical expedient whereby such costs are not separated from the lease component.

In determining the initial values of the lease obligations, the Company made a number of assumptions, including using a weighted average discount rate of 18% or 20% and using the foreign exchange rate at the date of calculation in order to translate any foreign currency balances.

For the year ended December 31, 2021, and 2020, the Company recorded operating lease costs of $1.3 and $1.4 million, respectively. The lease costs are reflected in the statement of operations and comprehensive loss as follow (in thousands):

	December 31,
	2021	2020
Research and development	$268	$268
General and administrative	1,057	1,158

Total lease costs	$1,324	$1,426

The weighted-average remaining lease terms and discount rates for operating leases were as follows:

	December 31,
	2021	2020
Weighted average remaining lease term in years	2.89	2.39
Weighted average discount rate (1)	18%	20%

(1)	For the lease contracts denominated in Canadian dollars, the discount rate was determined on a currency-equivalent basis.

Future minimum operating lease payment under non-cancelable leases as of December 31, 2021, were as follows (in thousands):

Year ending December 31,	Operating leases
2022	$1,687
2023	1,384
2024	1,179
2025	1,212
2026	1,245
Thereafter	9,648

Total future minimum lease payments	$16,355

10.	Income taxes

Income tax expense

The following table presents domestic and foreign components of loss before income taxes for the years ended December 31, 2021, and 2020 (in thousands):

	Years ended December 31,
	2021	2020
Domestic	$(27,205)	$(7,784)
International	(4,340)	(2,235)

Net loss before income taxes	$(31,545)	$(10,019)

Significant components of the Company’s deferred income tax assets and liabilities as of December 31, 2021, and 2020 are as follows:

	Years ended December 31,
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$59,916	$54,018
Research and development credit carryforwards	13,675	12,003
Scientific research and experimental development deductions	23,071	20,137
Depreciation and amortization	5,634	5,256
Convertible notes	(4)	1,156
Deferred revenue	165	401
Other accruals and reserves	730	440

Total deferred tax assets	103,187	93,411
Valuation Allowance	(97,143)	(89,139)

Total deferred tax assets, net	$6,044	$4,272
Deferred tax liabilities:
Marketable securities	(315)	—
Loans payable	(5,729)	(4,272)

Total deferred tax liabilities	(6,044)	(4,272)

Net deferred tax assets	$—	$—

The effective tax rate differs from the statutory rate, primarily due to the Company’s history of incurring losses, which have not been utilized, the foreign rate differential related to subsidiary earnings, and other permanent differences.

A summary reconciliation of the effective tax rate calculated at the combined Canadian federal and provincial statutory corporate tax rate is as follows:

	Years ended December 31,
	2021	2020
Federal and provincial statutory tax rate	27%	27%
Foreign losses taxed at different rates	0%	1%
Research and development credits	0%	(3)%
Permanent differences	(2)%	18%
Other	1%	7%
Change in valuation allowance	(26)%	(50)%

Effective tax rate	0%	0%

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and the amount of which are uncertain.

As of December 31, 2021, the Company maintained a valuation allowance with respect to its subsidiaries’ net operating losses that it believes is more likely than not that the deferred tax asset will not be realized. The Company will continue to reassess the valuation allowance annually and if future evidence allows for a partial or full release of the valuation allowance, a tax benefit will be recorded accordingly.

As of December 31, 2021, the Company had Canadian tax losses carried forward of approximately $155.7 million that will expire between 2027 and 2041 as well as Scientific Research and Experimental Development expenditures of approximately $100.3 million that can be carried forward indefinitely, which are available to be applied against future taxable income. In addition, the Company has investment tax credits of approximately $13.5 million that will expire between 2023 and 2041 that are available to be applied against future Canadian federal income taxes payable. The Company also has US tax losses carried forward of approximately $43.9 million which may be applied against future taxable income, of which $18.4 million will expire between 2032 and 2037, while $25.5 million can be carried forward indefinitely. Future utilization of US tax losses carried forward is subject to certain limitations under the Internal Revenue Code (IRC), including limitations under IRC section 382. The Company has not performed a full analysis under IRC section 382.

11.	Common stock and non-redeemable convertible preferred stock

The Company’s capital structure consists of common shares and non-redeemable convertible preferred stock.

As of December 31, 2021 and 2020, the Company was authorized to issue an unlimited number of common stock with no par value. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. As of December 31, 2021 and 2020 the Company had 3,166,948 and 3,061,745 shares issued and outstanding, respectively.

The Company’s non-redeemable convertible preferred shares as of December 31, 2021 consisted of the following (in thousands, except share and per share data):

Non-redeemable convertible preferred stock	Shares authorized	Shares issued and Outstanding	Original issue price	Carrying value
Class A	Unlimited	27,065,219	$1.75	$47,336
Class B1	Unlimited	52,700,609	1.75	119,977
Class B2	Unlimited	29,000,000	1.75	23,000
Class B3	Unlimited	29,000,000	0.00001	0.29
Issuance costs				(432)

Total preferred stock	Unlimited	137,765,828		$189,881

The Company’s non-redeemable convertible preferred stock as of December 31, 2020 consisted of the following (in thousands, except share and per share data):

Non-redeemable convertible preferred stock	Shares authorized	Shares issued and outstanding	Original issue price	Carrying value
Class A	Unlimited	27,065,219	$1.75	$47,336
Class B1	Unlimited	52,700,609	1.75	119,977
Class B2	Unlimited	29,000,000	1.75	23,000
Class B3	Unlimited	29,000,000	0.00001	0.29
Issuance costs				(432)

Total preferred stock	Unlimited	137,765,828		$189,881

The Company’s non-redeemable convertible preferred stock contains the following rights:

Dividends

The holders of Class A Preferred Shares (“Class A”) are entitled, subject to the rights of the Class B1 Preferred Share (“Class B1”) holders, the Class B2 Preferred Share (“Class B2”) holders and holders of any other class of shares entitled to receive dividends in priority or concurrently with the holders of the Common Shares, to receive dividends if, as and when declared by the Board of Directors (“BOD”).

The holders of Class B1 are entitled, concurrently with holders of the Class B2 and holders of any other class of shares entitled to receive dividends in priority or concurrently with the holders of the Common Shares and the Class A, to receive dividends if, as and when declared by the BOD.

The holders of Class B3 Preferred Shares (“Class B3”) shall in no circumstances be entitled to receive any dividends from the Company, whether on a dissolution event or otherwise, and the BOD of the Company shall not declare any dividends on the Class B3.

As of December 31, 2021 and 2020, no dividends have been declared by the Company.

Liquidation rights

Upon liquidation, dissolution, or winding up of the Company, or upon certain change of control or asset sale events where holders of not less than 2/3rds of the outstanding voting preferred shares of the Company have not elected otherwise, the holders of the outstanding Class B2 shall be entitled to receive, pari passu with the holders of the Class B1 and prior and in preference to any distribution to the holders of the Class A and Common Share, an amount per share equal to the greater of (i) one times the original issue price plus any dividends accrued but unpaid thereon, or (ii) an amount that would have been paid had such shares been converted into Common Shares immediately prior to such liquidation or deemed liquidation.

After distribution to the Class B2 and Class B1 holders, holders of the Class A shall be entitled to receive, prior and in preference to any distribution to the holders of Common Shares, an amount per share equal to the greater of (i) the original issue price plus any dividends declared but unpaid thereon, or (ii) an amount that would have been payable had such share been converted into Common Shares immediately prior to such liquidation or deemed liquidation.

The remaining assets will be distributed to holders of the Company’s Common Share.

In the event of any dissolution event, the holders of Class B3 Preferred Shares then outstanding shall not be entitled to participate and share in any distribution of the property or assets of the Company.

Conversion

Each Class A, Class B1 and Class B2 will be convertible, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Class A, Class B1 and Class B2 original issue price by the respective Class A, Class B1 and Class B2 conversion price in effect at the time of conversion. The Class A, Class B1 and Class B2 conversion price will initially be equal to $1.75 and is subject to adjustment.

Upon either (i) that date and time which is immediately prior to a public offering of Common Shares with a concurrent listing on The Toronto Stock Exchange, the New York Stock Exchange or quotation for trading on Nasdaq (National Market) or such other stock exchange having received the approval of the directors of the Company which raises aggregate gross proceeds (prior to deduction of any underwriting discounts and registration expenses) of not less than $40 million at a price per Common Share that values the Company at not less than $250 million (a “Qualified IPO”), or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of Class A, Class B1 or Class B2 holding at least 2/3rds of the shares of such class, then (a) all outstanding shares of such class will automatically be converted into Common Shares, at the then effective conversion rate and (b) such shares may not be reissued by the Company.

No shareholder will (i) convert any number of Class B2 unless such shareholder causes the same number of Class B3 (on a one-for-one basis) to be delivered to the Company for cancellation concurrently with the conversion of such Class B2, or (ii) transfer, or cause to be transferred, any Class B2 or Class B3 to any purchaser, unless such shareholder causes the purchaser of such Class B2 or Class B3, as applicable, to purchase such equivalent amount (on a one-for-one basis) of the Class B2 (in the case of the Class B3) or the Class B3 (in the case of the Class B2), as applicable, concurrently with the purchase of such Class B2 or Class B3, as applicable.

Redemption

In the event of a deemed liquidation event or a Qualified IPO the holders of the Class B3 shall not be entitled to any payment, dividend, or distribution of securities, or to participate and share in any distribution of the property of assets of the Company, and immediately prior to a deemed liquidation event or the listing of the securities of the Company pursuant to a Qualified IPO, all of the Class B3 will be deemed null and void and cancelled, without any payment or other distribution whatsoever to the holders of the Class B3 (the “Cancellation Date”). For certainty, from and after the Cancellation Date, the Class B3 shall not be entitled to exercise any of the rights of shareholders in respect thereof.

Voting Rights

The holders of Class A, Class B1, Class B2 and Class B3 are entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and to that number of votes equal to the number of whole Common Shares into which the Class A, Class B1, Class B2 and Class B3 held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter, at all meetings of shareholders, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series, and will vote together with the holders of Common Shares and the Voting Preferred Shares on an as-converted to Common Share basis as a single class class, all provided that (i) the holders of Class B2 shall not be entitled to vote, at a meeting or otherwise, on any resolution pertaining to the election, appointment or removal of a director of the Company, and (ii) the holders of Class B3 are only entitled to vote to the extent that the vote pertains to the election, appointment or removal of a director of the Company.

12.	Stock-based compensation

In connection with a transaction between entities under common control by which the Company became the reporting entity in April 2020, the Board of Directors approved the 2020 Equity Incentive Plan (the “New Plan”) by which options granted under the New Plan were presenting similar commercial terms of the options granted under the D-Wave December 2013 Amended and Restated Equity Incentive Plan. In the accompanying consolidated financial statements and notes, options issued under previous stock option plans and respective compensation expenses are retrospectively presented as if such options had been issued and outstanding under the 2020 Equity Incentive Plan for all periods during which the previous reporting entity was under common control.

Options granted under the Plan generally vest over four years with a one-year cliff. Upon the first anniversary of the vesting start date, 25% of the options vest; the remaining 75% of the options vest in 36 equal monthly installments following the first anniversary of the vesting start date, provided the option holder continues to have a full-time active employment or service relationship with the Company on each vesting date. The options expire on the 10th anniversary of the grant date. As of December 31, 2021 and 2020, 16,336,134 and 12,654,807 options granted under the Plan remained outstanding, respectively.

Stock option valuation

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

•

Risk-Free Interest Rate. The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

•

Expected Term. The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

•

Expected Volatility. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

•	Expected dividend Yield. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

•	Fair Value of Underlying Common Stock. Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

The assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2021 and 2020 are as follows:

	Years ended December 31,
	2021	2020
Expected dividend yield	0%	0%
Expected volatility	56%	45%
Expected term (years)	8.53	9.41
Risk-free interest rate	0.87%	0.43%

Common stock option activity

The following table summarizes the Company’s stock option activity during the periods presented (in thousands except share and per share data):

	Number of options outstanding	Weighted average exercise price ($)	Weighted average remaining contractual term (years)	Aggregate intrinsic value ($)
Balance as of December 31, 2020	12,654,807	0.81	9.38	—
D-Wave options granted	4,369,866	0.82	—	—
D-Wave options exercised	(105,203)	0.81	—	—
D-Wave options forfeited	(171,204)	0.81	—	—
D-Wave options expired	(412,132)	0.81	—	—

Balance as of December 31, 2021	16,336,134	0.81	8.55	80,179

Options unvested as of December 31, 2021	6,943,273	0.81	8.53	77,423

Options exercisable as of December 31, 2021	9,392,861	0.81	8.20	46,116

The aggregate intrinsic value of stock options was calculated as the difference between the exercise price of the stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock.

The weighted average grant date fair values per share of stock options granted during the years ended December 31, 2021 and 2020 were $1.99 and $0.35, respectively.

The total fair values of the stock options vested during the years ended December 31, 2021 and 2020 were $1,733,745 and $1,035,000, respectively.

Common stock warrants

A continuity of the Company’s United States dollar common stock warrants issued and outstanding is as follows:

	Number of common stock warrants	Weighted average exercise price ($)	Number of preferred stock warrants	Weighted average exercise price ($)
Balance as of December 31, 2020	617,972	1.75	3,247,637	1.92

Granted during the period	—	—	—	—
Expired during the period	—	—	—	—
Exercised during the period	—	—	—	—

Balance as of December 31, 2021	617,972	1.75	3,247,637	1.92

The Company did not record any movements during the year ended December 31, 2021.

As of December 31, 2021, the following United States dollar common stock warrants were outstanding and exercisable:

	Number of warrants outstanding	Weighted average exercise price ($)	Expiry Date	Number exercisable
	617,972	$1.75	14-April-22	617,972

Total, December 31, 2021	617,972	$1.75		617,972

As of December 31, 2021, the following United States dollar preferred stock warrants were outstanding and exercisable:

	Number of warrants outstanding	Weighted average exercise price ($)	Expiry Date	Number exercisable
	3,247,637	$1.92	29-Nov-26	1,299,055

Total, December 31, 2021	3,247,637	$1.92		1,299,055

Stock-based compensation

The following table summarizes the stock-based compensation expense classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Years ended December 31,
	2021	2020
Research and development	$338	$1,513
General and administrative	1,164	1,346
Sales and marketing	237	130

Total stock-based compensation	$1,739	$2,989

13.	Related party transactions

In 2019, the Company entered into an agreement with a third-party consulting firm who also held options for common stock in the Company. Such agreement was not outstanding as of December 31, 2020. During the year ended December 31, 2020, the Company paid the third-party consulting firm $380,000 for advisory services, and the agreement expired on December 31, 2020. During the year ended December 31, 2021, the Company did not pay the third-party consulting firm for advisory services. As of December 31, 2021 and 2020, there were no open balances to the third-party consulting firm.

In March 2022, the Company entered into a Venture Loan Agreement with PSPIB, in an aggregate principal amount of $25.0 million. PSPIB is an affiliate of Public Sector Pension Investment Board which holds 46.8%, on a fully diluted basis, of D-Wave common shares as of December 31, 2021. For details refer to Note 17 – Subsequent events.

14.	Commitment and contingencies

Warrant Transaction Agreements

In November 2020, contemporaneously with a revenue arrangement, DWSI entered into a contract, pursuant to which DWSI agreed to issue to a customer a warrant to acquire up to 3,247,637 shares of Class A Preferred Share (the “Warrant Preferred Shares”), subject to certain vesting events. As the warrant was issued in connection with an existing commercial agreement with a customer, the value of the warrant was determined to be consideration payable to the customer and consequently will be treated as a reduction to revenue recognized under the corresponding revenue arrangement. Approximately 40% of the Warrant Preferred Shares vested and became immediately exercisable on August 13, 2020. The remaining Warrant Preferred Shares will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the commercial agreement with the customer, to the extent certain prepayments are made by the customer. The exercise price for the Warrant Preferred Shares is $1.92 per share and the warrant is exercisable through November 29, 2026.

The fair value of the Warrant Preferred Shares at the date of issuance was determined to be $1.1 million. During the year ended December 31, 2021, no Warrant Preferred Shares were vested or probable of vesting. As of December 31, 2020, Warrant Preferred Shares with a fair value of $451,000 were vested. During the year ended December 31, 2020, $451,000 of the warrant was recorded into cost of revenue.

In April 2020, DWSI entered into a contract pursuant to which DWSI agreed to issue to a customer a warrant to acquire a fixed number of 617,972 shares in the capital stock of DWSI (“Warrant Common Share” and collectively with the Warrant Preferred Shares, the “Warrant Shares”), at a fixed price of $1.75 per Warrant Common Share. As of December 31, 2021, and 2020, no Warrant Common Shares were vested or probable of vesting.

The Company estimated the fair value of Warrant Shares on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each warrant. The estimated fair value of Class A Preferred Shares and common stock was based on the Class A Preferred Shares and common stock offering price due to its proximity to the grant date of the Warrant Shares. The estimated term is based on the contractual life of the Warrant Shares. The remaining assumptions were developed consistent with the methodologies described further in Note 12 - Share Based Compensation.

The Warrant Preferred Shares are presented in the permanent equity on the balance sheets as the underlying shares are not redeemable, as discussed further in Note 11 - Common stock and non-redeemable convertible preferred stock.

Lease obligation

In November 2021, the Company amended a building lease to extend the term by 10 years and six months through December 31, 2033. The lease amendment constituted a modification as it extended the original lease term and required evaluation of the remeasurement of the lease liability and corresponding right-of-use asset. The reassessment resulted in continuing to classify the lease as an operating lease and remeasurement of the lease liability on the basis of the extended lease term. The total right-of-use asset recorded in association with the lease extension was $6.7 million with a corresponding operating lease liability.

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

As of December 31, 2021, and 2020, the Company has not been subject to any pending litigation claims.

15.	Earnings per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	For the years ended December 31,
	2021	2020
Numerator:
Net Income	$(31,545)	$(10,019)

Denominator:
Weighted-average shares outstanding, basic and diluted	111,911,127	121,358,989

Net loss per share, basic and diluted	$(0.28)	$(0.08)

As of December 31, 2021 and 2020, the Company’s potentially dilutive securities were the stock options and warrants to purchase common stock and preferred stock.

Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:

	For the years ended December 31,
	2021	2020
Options to purchase common shares	16,336	12,655
Warrants to purchase common shares	618	618
Warrants for preferred shares	3,248	3,248

16.	Geographic areas

The following table presents a summary of revenue by geography for the years ended December 31, 2021 and 2020:

	For the years ended December 31,
	2021	2020
United States	$3,425	$3,119
Japan	1,614	1,630
Germany	741	155
Other	499	256

Total revenue	$6,279	$5,160

Other includes EMEA, Canada and Australia.

The following table sets forth the long-lived assets, consisting of property and plant, net, and operating lease right-of-use assets, by geographic area as of December 31, 2021 and 2020 were as follows (in thousands):

	December 31,
	2021	2020
Canada	$11,251	$4,984
United States	576	858

Total long-lived assets	$11,827	$5,842

As of December 31, 2021 and 2020, substantially all of the Company’s long-lived assets are located in Canada and in the United States.

Significant customers

The Company had significant customers during the year ended December 31, 2021 and 2020. A significant customer is defined as one that makes up ten percent or more of total revenues in a particular year or ten percent of outstanding accounts receivable balance as of the year end.

	December 31,
	2021	2020
Customer A	15%	22%
Customer B	13%	17%
Customer C	12%	10%

As of December 31, 2021 and 2020 there were no significant customers with ten percent or more of outstanding accounts receivable balances.

All revenues derived from major customers above are included in the United States and Germany during the year ended December 31, 2021 and the United States and Japan during the year ended December 31, 2020.

17.	Subsequent events

The Company has evaluated all events occurring through March 15, 2022, the date on which the consolidated financial statements were issued, and during which time, nothing has occurred outside the normal course of business operations that would require disclosure except the following:

Venture loan and security agreement.

On March 3, 2022 (the “Effective Date”), the Company entered into the Venture Loan and Security Agreement (the “Venture Loan Agreement”), by and between D-Wave, D-Wave US Inc., D-Wave Government Inc., D-Wave Commercial Inc., D-Wave International Inc., D-Wave Quantum Solutions Inc., and Omni Circuit Boards Ltd. (collectively, the ”Borrowers”, and each, a “Borrower”), as borrowers, and PSPIB Unitas Investments II Inc., as the lender. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million have become available to the Company in three tranches, subject to certain terms and conditions.

The first tranche in an aggregate principal amount of $15.0 million was advanced on the Effective Date. Subject to certain terms and conditions being satisfied, the second tranche in an aggregate principal amount of $5.0 million will be advanced prior to June 30, 2022 and the third tranche in an aggregate principal amount of $5.0 million will be advanced prior to November 15, 2022.

All advances outstanding under the Venture Loan Agreement will bear interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances is payable monthly, on the first business day of each calendar month through the earliest of December 31, 2022 and the closing of the Merger (the “Maturity Date”).

The Company will pay an end of term charge of 5.0% of the aggregate amount of the advances made under the Venture Loan Agreement on the earliest date of (i) the Maturity Date; (ii) the date that the Company prepays all of the outstanding principal in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement).

The Venture Loan Agreement is secured by a first-priority security interest in substantially all of the Company’s assets and contains certain operational covenants. As of the date of the proxy statement/prospectus, the Company was in compliance with all covenants under our Venture Loan Agreement.

D-Wave Systems Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands of U.S. dollars, except share and per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$10,466	$9,483
Trade accounts receivable, net	918	421
Receivable research incentives	2,451	4,774
Inventories	2,148	2,114
Prepaid expenses and other current assets	1,529	1,116
Deferred offering costs	5,671	1,250

Total current assets	$23,183	$19,158
Property and equipment, net	2,772	3,249
Operating lease right-of-use assets	8,118	8,578
Intangible assets, net	262	272
Other noncurrent assets	1,350	1,353

Total assets	$35,685	$32,610

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	2,483	2,109
Accrued expenses and other current liabilities	8,295	3,614
Current portion of operating lease liabilities	1,573	1,687
Loans payable, current	21,353	220
Deferred revenue, current	2,595	2,665

Total current liabilities	36,299	10,295
Operating lease liabilities, net of current portion	6,556	6,990
Loans payable, noncurrent	12,903	12,233
Deferred revenue, noncurrent	20	54
Other noncurrent liabilities	—	18

Total liabilities	$55,778	$29,590

Commitments and contingencies (Note 15)
Stockholders’ equity:
Non-redeemable convertible preferred stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 137,765,828 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	189,881	189,881
Common stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 3,341,327 and 3,166,949 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	2,811	2,610
Additional paid-in capital	147,779	146,240
Accumulated deficit	(350,083)	(325,268)
Accumulated other comprehensive loss	(10,481)	(10,443)

Total stockholders’ equity	$(20,093)	$3,020

Total liabilities and stockholders’ equity	$35,685	$32,610

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense), net:
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Net loss per share, basic and diluted	$(0.12)	$(0.04)	$(0.22)	$(0.12)

Weighted-average shares used in computing net loss per share, basic and diluted	112,023,503	111,877,937	111,981,014	111,865,630

Comprehensive loss:
Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)
Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Condensed consolidated statements of stockholders’ (deficit) equity

(Unaudited)

	Non-redeemable convertible preferred stock		Common stock		Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit) equity
(In thousands, except share data)	Shares	Amount	Shares	Amount
Balances at December 31, 2020	137,765,828	$189,881	3,061,746	$2,492	$144,537	$(293,723)	$(10,458)	$32,729
D-Wave exercise of stock options			81,043	94	(29)			65
D-Wave stock-based compensation					330			330
Foreign currency translation adjustment, net of tax							11	11
Net loss						(13,496)		(13,496)

Balances at June 30, 2021	137,765,828	189,881	3,142,789	2,586	144,838	(307,219)	(10,447)	19,639

Balances at December 31, 2021	137,765,828	189,881	3,166,949	2,610	146,240	(325,268)	(10,443)	3,020

Exercise of stock options			174,378	201	(61)	—	—	140
Stock-based compensation					1,600			1,600
Foreign currency translation adjustment, net of tax							(38)	(38)
Net loss						(24,815)		(24,815)

Balances at June 30, 2022	137,765,828	189,881	3,341,327	2,811	147,779	(350,083)	(10,481)	(20,093)

The accompanying notes are an integral part of these condensed consolidated financial statements

D-Wave Systems Inc.

Condensed consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,815)	$(13,496)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	705	747
Stock-based compensation	1,600	330
Amortization of operating right of use assets	459	497
Provision for excess and obsolete inventory	265	219
Non-cash interest expense	1,955	385
Non-cash final fee payment for Venture Loan	583	—
Unrealized foreign exchange loss (gain)	(349)	44
Change in operating assets and liabilities:
Trade accounts receivable	(505)	(126)
Research incentives receivable	(851)	(5,339)
Inventories	(301)	39
Prepaid expenses and other current assets	(4,449)	(288)
Trade accounts payable	107	(1,764)
Accrued expenses and other current liabilities	4,578	(733)
Deferred revenue	(54)	(324)
Operating lease liabilities	(427)	(459)

Net cash used in operating activities	(21,499)	(20,268)

Cash flows from investing activities:
Purchase of property and equipment	(175)	(1,069)
Purchase of software	(43)	(196)

Net cash used in investing activities	(218)	(1,265)

Cash flows from financing activities:
Proceeds from government program	3,178	13,458
Proceeds from debt financing	19,870	—
Proceeds from issuance of common stock upon exercise of stock options	141	67
Debt payments	(424)	(398)

Net cash provided by financing activities	22,765	13,127

Effect of exchange rate changes on cash and cash equivalents	(65)	262
Net (decrease) increase in cash and cash equivalents	983	(8,144)

Cash and cash equivalents at beginning of period	$9,483	$21,335

Cash and cash equivalents at end of period	$10,466	$13,191

Supplemental disclosure of noncash investing and financial activities:
Acquisition of property and equipment included in accounts payable	$3	$21

Unpaid deferred costs	$3,734	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Description of business

D-Wave Systems is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, LeapTM. References to the “Company” in these D-Wave Systems Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) for the periods before April 14, 2020, shall be to D-Wave Inc., a federally incorporated corporation and its subsidiaries, collectively. References to the “Company” from April 14, 2020 to December 31, 2020 (inclusive) shall be to DWSI Holdings Inc. and its subsidiaries, collectively. References to the “Company” herein for the periods including and after January 1, 2021, shall be to D-Wave Systems and its subsidiaries, collectively. Historically, the Company has developed its own annealing superconducting quantum computer systems and associated software and its current-generation quantum system is the D-Wave AdvantageTM. During the year ended December 31, 2021, the Company initiated the development of a gate-model quantum computing system.

D-Wave Systems is a British Columbia corporation headquartered in Burnaby, British Columbia, and is an indirect subsidiary of D-Wave as a result of the Business Combination, as described in more detail in Note 12—Subsequent events.

For the three and six month periods ended June 30, 2022 and 2021, the Company’s revenue was derived primarily from customers located in the United States, Japan, and Germany.

2.	Business Combination

On February 7, 2022, the Company entered into the Transaction Agreement to merge DPCM and certain other affiliates entities through the Business Combination. The Business Combination was subject to approval by the stockholders of DPCM and the Company and other customary closing conditions. The Business Combination will be accounted for as a reverse capitalization in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the Business Combination, subscription agreements were entered into between DPCM and various investors for proceeds of $40.0 million (the “PIPE Investment”). Total gross proceeds of the PIPE Investment, together with the amount that remained in DPCM’s trust account at the close of the Business Combination, totaled $49.0 million.

On August 5, 2022, each of the Business Combination and the PIPE Investment was consummated. See Note 12—Subsequent events for further discussion on the close of the Business Combination.

3.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with U.S. GAAP. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”).

Unaudited Interim Financial Information-

The interim condensed consolidated financial statements included in this quarterly report have been prepared by the Company and are unaudited, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S.

GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained within these interim condensed consolidated financial statements comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for interim condensed consolidated financial statements and are adequate to make the information presented not misleading. The interim condensed consolidated financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2021 included in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy Statement/Prospectus”) filed by D-Wave Quantum with the Securities and Exchange Commission (the “SEC”). The condensed consolidated statement of operations and comprehensive loss for the three and six month periods ended June 30, 2022 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2022 or thereafter. All references to June 30, 2022 and 2021 in the notes to condensed consolidated financial statements are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated upon consolidation.

Liquidity and going concern

The Company has prepared its consolidated financial statements assuming that it will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of June 30, 2022, the Company had an accumulated deficit of $350.1 million and a working capital deficiency of $13.1 million. For the three months ended June 30, 2022 and 2021, the Company incurred a net loss of $13.2 million and $4.7 million respectively. For the six months ended June 30, 2022 and 2021, the Company incurred a net loss of $24.8 million and $13.5 million respectively. The Company had net cash outflows from operations of $21.5 million and $20.3 million, respectively. As of June 30, 2022, the Company had $10.5 million of cash and cash equivalents. The Company expects to incur additional operating losses and negative cash flows from operations as it continues to expand its commercial operations and research and development programs.

During the six months ended June 30, 2022, the Company received $20.0 million in gross proceeds from a Venture Loan and Security Agreement (the “Venture Loan”) with PSPIB Unitas Investments II Inc. (“PSPIB”). The maturity date of the loan was defined as the earliest of December 31, 2022 or the closing of the Business Combination or the date of acceleration of such loan following an event of default or the date of prepayment. On August 5, 2022, the Venture Loan, related accrued interest and a final fee totaling $21.8 million was repaid.

As further discussed in Note 12—Subsequent events, on August 5, 2022, the Company completed a Business Combination with DPCM. The Company received gross proceeds of $49.0 million from the PIPE financing and the DPCM trust account.

In conjunction with the Business Combination, the Company and D-Wave entered into an agreement with the Investor on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the ELOC. The ELOC will provide the Company and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement. To-date, D-Wave has not drawn on the ELOC.

To the extent that sufficient capital is not obtained through the Business Combination and PIPE offering, or through the cash received in connection with the Business Combination, management will be required to obtain additional capital through the issuance of debt and /or equity, or other arrangements. However, there can be no assurance that D-Wave will be able to raise additional capital when needed or under acceptable terms. The issuance of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding ordinary shares. Any future debt may contain covenants and limit D-Wave’s ability to pay dividends or make other distributions to stockholders. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Such adjustments could be material.

Amalgamation of D-Wave Systems and DWSI

In order to simplify the corporate structure of DWSI Holdings Inc. and to reduce administrative costs, effective January 1, 2021, the Company, then DWSI Holdings Inc., completed a vertical short-form amalgamation pursuant to the British Columbia Business Corporations Act with its previously wholly-owned subsidiary, D-Wave Systems. Pursuant to the amalgamation, all of the issued and outstanding equity securities of D-Wave Systems were cancelled, and the assets and liabilities of D-Wave Systems were assumed by DWSI Holdings Inc. Immediately after the amalgamation, DWSI Holdings Inc. changed its name to D-Wave Systems Inc. No additional equity securities were issued in connection with the amalgamation and the share capital of the Company remained unchanged.

The amalgamation did not have a significant effect on the business and operations of the Company.

COVID-19 pandemic

The Company is subject to risks and uncertainties relating to the ongoing outbreak of the novel strain of coronavirus (“COVID-19”), which the World Health Organization declared a pandemic in March 2020. The COVID-19 pandemic has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Work-from-home and other measures have introduced additional operational risks, including cybersecurity risks, and may adversely affect the way the Company and its third-party partners operate. The extent to which the COVID-19 pandemic impacts the Company’s workforce, business, financial condition, and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected. As of June 30, 2022 and 2021, the Company’s business, results of operation and financial condition was not significantly impacted due to the effects of COVID-19.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes as of the date of the consolidated financial statements. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience.

The Company’s accounting estimates and assumptions may change over time in response to COVID-19 and the change could be material in future periods. As of the date of issuance of these consolidated financial statements, the Company is not aware of any specific event or circumstances that would require the Company to update estimates, judgments or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and consulting fees incurred through the balance sheet date that are directly related to the Business Combination that was completed on August 5, 2022, as described in Note 12—Subsequent events. These costs will be charged to shareholders’ equity in the period ended September 30, 2022. As of June 30, 2022 and December 31, 2021, respectively, the Company recorded $5.7 million and $1.2 million of transaction costs related to deferred offering costs in its consolidated balance sheets.

Operating segment

Operating segments are defined as components of an enterprise for which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating and evaluating financial performance. As such, the Company views its operations and manages its business in one operating and reportable segment (See Note 11—Geographic areas).

Foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar. Generally, the functional and reporting currency of its international subsidiaries is the currency of their primary economic environment. Accordingly, all foreign balance sheet accounts have been translated into the U.S. dollars using the rate of exchange at the respective balance sheet date. Components of the consolidated statements of operation and comprehensive loss have been translated at the average exchange rate for the year or the corresponding period. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of stockholders’ equity. Gains or losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations and comprehensive loss. For the three months ended June 30, 2022 and 2021, the Company recorded $562,000 and $271,000, respectively of foreign currency transaction gain in its consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2022 and 2021, the Company recorded $366,000 and $567,000 in foreign currency transaction gain, respectively, in other income in its consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Company’s cash and cash equivalents consists of money held in demand depositary accounts. The carrying amount of cash and cash equivalents was $10.5 million and $9.5 million as of June 30, 2022 and December 31, 2021, respectively, which approximates fair value and was determined based upon Level 1 inputs. The Company did not hold short-term investments as of June 30, 2022 and December 31, 2021.

The increase in cash and cash equivalents from December 31, 2021 to June 30, 2022 was primarily the result of the Company receiving $20.0 million in financing through the Venture Loan with PSPIB.

Fair value of financial instruments

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company recognizes transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, trade accounts receivable, net, trade accounts payable and accrued expenses approximate their fair values (Level 1).

The Company carries its marketable investments at cost, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments by the same issuer, as they represent investments in privately held companies for which there are no quoted market prices. As of June 30, 2022 and December 31, 2021, the Company estimated the fair value of its securities denominated in Canadian dollars to be C$10.2 million for both periods presented, and its securities denominated in United States dollars to be $1.2 million and $279,000, respectively. The carrying value of its securities as of June 30, 2022 was $1.2 million and $5,000, respectively and is included in other assets on the consolidated balance sheet.

The Company did not have any transfers of financial assets measured at fair value on a recurring basis to or from Level 1, Level 2 and Level 3 for any of the periods presented.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue earned from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Government assistance

The Company receives various forms of government assistance including (i) government grants (ii) investment credits, and (iii) government loans, for research and development initiatives from Canadian government agencies.

The Company recognizes grants and investment tax credits relating to qualifying scientific research and development expenditures as a reduction of the related eligible expenses (research and development expenses) in its condensed consolidated statement of operations and comprehensive loss. Grants and investment tax credits are recognized in the period during which the related qualifying expenses are incurred, provided that the conditions under which the grants and investment tax credits have been met. The Company recognizes grants and investment tax credits in an amount equal to the estimated qualifying expenses incurred in each period multiplied by the applicable reimbursement percentage. Grants and investment tax credits that are recognized upon incurring qualifying expenses in advance of receipt of grant funding or proceeds from research and development incentives are recorded in the condensed consolidated balance sheets as research incentives receivable. In circumstances where the grants received relate to prior period eligible expenses, the Company recognizes them as government assistance in its condensed consolidated statement of operations and comprehensive loss in the current period.

During the three months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.4 million in 2022 and 2021 as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss. During the six months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.8 million and $0.6 million, respectively, as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss

The Company has received government loans under funding agreements that bear interest at rates that are below market rates of interest or interest-free. The Company accounts for the imputed benefit arising from the difference between a market rate of interest and the rate of interest charged as additional grant funding, and records interest expense for the loans at a market rate of interest. On the date that loan proceeds are earned, the Company recognizes the portion of the loan proceeds allocated to grant funding as a discount to the carrying value of the loan and as other liability, which is subsequently recognized as additional government assistance upon draw down of the qualified loan amounts.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) and accounts for certain contract costs in accordance with FASB’s Accounting Standards Codification (“ASC”) 340-40, Other Assets and Deferred Costs-Contracts with Customers.

The standard was adopted on a full retrospective method on January 1, 2018. The adoption of ASC 606 had no impact on the Company and as such there was no recorded transition adjustment. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To support this core principle, the Company applies the following five step approach:

•	Identify the contract with the customer

•	Identify the performance obligations

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations

•	Recognize revenue when (or as) the entity satisfies a performance obligation

The Company generates revenue through subscription sales to access its Quantum Computing as a Service (“QCaaS”) cloud platform and from professional services related to the practical applications of quantum computing technology to solve its customers’ business challenges, to develop quantum proofs-of-concepts, pilot hybrid quantum applications and to put those applications into production. In addition, the Company also earns revenue from providing training regarding quantum computing systems and building related applications. In arrangements with re-sellers of the Company’s cloud services, the re-seller is considered the customer and the Company does not have any contractual relationships with the re-sellers’ end users. For these arrangements, revenue is recognized at the amount charged to the re-seller and does not reflect any mark-up to the end user.

Revenue from QCaaS is recognized evenly over the contractual period, on a straight-line basis over the subscription term, beginning on the date that the service is made available to the customer. Professional services are recognized as they are earned based on the terms of the contract or based on the cost-to-cost method. Under the cost-to-cost method, revenue is recognized based upon the ratio that incurred costs bear to total estimated contract costs with related cost of revenue recorded as the costs are incurred.

Recently adopted accounting standards and amendments

D-Wave is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. D-Wave is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards, the Company elected to early adopt, when permissible, new or revised accounting guidance within the same time period as private companies, as indicated in Note 2 of its audited consolidated financial statements as of December 31, 2021 and 2020, included in the Proxy Statement/Prospectus.

Recent accounting pronouncements not yet adopted

In November 2021, the FASB issued ASU No.2021-10, Disclosures by Business Entities about Government Assistance. ASU 2021-10 was issued to increase the transparency of government assistance. ASU 2021-10 requires that entities make certain annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The required disclosures include: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The amendments in ASU 2021-10 are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. An entity should apply the amendments in ASU 2021-10 either(1) prospectively to all transactions within the scope of the amendments that are reflected in financial statements at the date of initial application and new transactions that are entered into after the date of initial application or (2) retrospectively to those transactions. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

4.	Revenue from contracts with customers

Disaggregation of revenue

The following table depicts the disaggregation of revenue by type of products or services and timing of transfer of products or services (in thousands):

	Three months ended June 30,
	2022	2021
Type of products or services
QCaaS	$1,176	$961
Professional services	156	158
Other revenue	39	18

Total revenue, net	$1,371	$1,137

Timing of revenue recognition
Revenue recognized over the time	$1,296	$1,099
Revenue recognized at a point in time	75	38

Total revenue, net	$1,371	$1,137

	Six months ended June 30,
	2022	2021
Type of products or services
QCaaS	$2,560	$2,083
Professional services	464	429
Other revenue	59	34

Total revenue, net	$3,083	$2,546

Timing of revenue recognition
Revenue recognized over the time	$2,957	$2,484
Revenue recognized at a point in time	126	62

Total revenue, net	$3,083	$2,546

Other revenue includes printed circuit board sales.

Revenue by geographical markets is presented in Note 11—Geographic areas.

Contract balances

The following table provides information about account receivable, contract assets and liabilities as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30,	December 31,
	2022	2021
Contract assets:
Trade account receivable	$918	$421
Unbilled receivables, which are included in ‘Prepaid expenses and other current assets’	41	17

Total contract assets	959	438

Contract liabilities:
Deferred revenue, current	2,595	2,665
Deferred revenue, noncurrent	20	54
Customer deposit, which are included in ‘Accrued expenses and other current liabilities’	21	21

Total contract liabilities	$2,636	$2,740

Changes in deferred revenue from contracts with customers were as follows (in thousands):

	June 30,	December 31,
	2022	2021
Balance at beginning of period	$2,719	$4,713
Deferral of revenue	2,906	4,092
Recognition of deferred revenue	(3,010)	(6,086)

Balance at end of period	$2,615	$2,719

Remaining performance obligations

A significant number of the Company’s product and service sales are short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC

606-10-50-14 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

As of June 30, 2022, the aggregate amount of remaining performance obligations that were unsatisfied or partially unsatisfied related to customer contracts was $2.6 million. This amount included deferred revenue on the Company’s consolidated balance sheets, of which approximately 99% is expected to be recognized to revenue in the next 12 months.

As of December 31, 2021, the aggregate amount of remaining performance obligations related to customer contracts that are unsatisfied or partially unsatisfied was $2.7 million which included deferred revenue on the Company’s consolidated balance sheets, of which approximately 98% was expected to be recognized to revenue in the next 12 months.

5.	Balance sheet details

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Accrued expenses:
Accrued professional services	$6,026	$1,953
Accrued compensation and related benefits	1,859	1,108
Other accruals	205	318
Other current liabilities:
Other payroll expenses	149	175
Customer deposit	21	21
Current portion of equipment financing	35	39

Total accrued expenses and other current liabilities	$8,295	$3,614

6.	Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Quantum computer systems	$13,425	$13,425
Lab equipment	6,681	6,645
Computer equipment	3,352	3,305
Leasehold improvements	1,075	1,074
Furniture and fixtures	318	316
Construction-in-progress	374	285

Total property and equipment	25,225	25,050
Less: Accumulated depreciation	(22,453)	(21,801)

Property and equipment, net	$2,772	$3,249

Depreciation expense for the three month period ended June 30, 2022 and 2021 was $309,000 and $344,000 respectively. Depreciation expense for the six month period ended June 30, 2022 and 2021 was $705,000 and $747,000 respectively. The Company has not acquired any property and equipment under capital leases.

7.	Loans payable

As of June 30, 2022, loans payable consisted of the refundable government loans and the Venture Loan. At December 31, 2021, loans payable consisted of refundable government loans. The following table shows the component of loans payable (in thousands):

	June 30, 2022	December 31, 2021
Loan payable, beginning of period	$29,844	$13,624
SIF contribution	—	16,786
Venture Loan	20,000	—
Payments	(398)	(399)
Interest on Venture Loan	606	—
Final fee on Venture Loan	583	—
Foreign exchange (gain) loss	(452)	(167)

Loan payable, end of period	$50,183	$29,844

Discount, beginning of period	$(17,391)	$(11,948)
SIF discount on additional contribution	—	(7,167)
Venture Loan discount	(130)	—
Interest expense	1,349	1,728
Foreign exchange (gain) loss	245	(4)

Discount, end of period	$(15,927)	$(17,391)

Total loans payable, end of period	$34,256	$12,453
Short-term portion	21,353	220
Long-term portion	12,903	12,233

Total loans payable	$34,256	$12,453

SIF liability

On November 20, 2020, the Company entered into an agreement with SIF, whereby SIF agreed to make a repayable contribution to the Company of up to C$40.0 million (“the Contribution”). Funds from the loan are to be used for projects involving the adaption of research findings for commercial applications that have the potential for market disruption; development of current product and services through the implementation of new or incremental technology that will enhance the Company’s competitive capability; and development of process improvements which reduce the environmental footprint of current production through the use of new or improved technologies.

The annual repayment of the Contribution is calculated based upon a formula using the Company’s fiscal year revenue multiplied by a repayment rate. The contractual repayment period is 15 years and commences in the first year in which the Company reports annual revenue of $70.0 million (the “Benchmark Year”). In each of those years, an annual repayment amount is due. Each annual repayment must be paid by April 30 of the year following the year for which the annual repayment due will be calculated. If the Benchmark Year is not achieved within 14 years following the fiscal year in which the project is completed, the SIF loan is forgiven. The SIF loan is initially recorded at fair value, and subsequently at amortized cost. As the SIF contribution is interest free, the difference between the carrying value and initial fair value is recorded as government assistance on the consolidated statement of operations and comprehensive loss.

The initial fair value of the SIF loan is determined by using a discounted cash flow analysis for the loan, which requires a number of assumptions. The significant assumptions used in determining the discounted cash flows include estimating the amount and timing of future revenue for the Company and the discount rate. The Company’s estimates of future revenues are derived from several significant assumptions including expected success of LeapTM and partnerships with large scale resellers. In determining the appropriate discount rates, the Company considered the weighted average cost of capital for the Company, risk adjusted based on the development risks of the Company’s product. Management used a discount rate of 26% to discount the SIF loan. Should projected revenue not be achieved as predicted, the adjustment to the fair value of the SIF loan could be material. At June 30, 2022, the carrying value of the loan approximates its fair value.

Repayments of the SIF contributions could also be triggered upon default of the agreement, or termination of the agreement, or upon a change of control that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the transaction.

Venture Loan

On March 3, 2022 the Company entered a Venture Loan and Security Agreement with PSPIB. Under this loan agreement, the Company may borrow up to an aggregate principal amount of $25.0 million in three tranches, subject to certain terms and conditions. The loan is subject to a per annum interest rate as published in the Wall Street Journal or any successor publication as the “prime rate” plus 7.25% provided that the Wall Street Journal prime rate is not less than 3.25% and if found to be less than 3.25%, such rate will be deemed to be 3.25%. The maturity date of the loan is defined as the earliest of December 31, 2022 or the closing of the Business Combination, or the date of acceleration of such loan following an event of default. As of June 30, 2022, the Company received $20.0 million recorded in loan proceeds that were recorded in current loans payable in its condensed consolidated balance sheet, $15.0 million of which was received on March 3, 2022 and $5.0 million of which was received on June 30, 2022. All obligations under the Venture Loan were repaid upon the completion of the Business Combination on August 5, 2022.

8.	Stock-based compensation

Stock option valuation

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

•

Risk-Free Interest Rate. The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

•

Expected Term. The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

•

Expected Volatility. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

•	Expected Dividend Yield. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

•	Fair Value of Underlying Common Stock. Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

There were no options granted during the six months ended June 30, 2022. The assumptions used to estimate the fair value of stock options granted during the six months ended June 30, 2021 are as follows:

	Six months ended June 30,
	2022	2021
Expected dividend yield	—	0%
Expected volatility	—	50%
Expected term (years)	—	6.08
Risk-free interest rate	—	0.83%

Common stock option activity

The following table summarizes the Company’s stock option activity during the periods presented (in thousands except share and per share data):

	Number of options outstanding	Weighted average exercise price ($)	Weighted average remaining contractual term (years)	Aggregate intrinsic value ($)
Balance as of December 31, 2021	16,336,134	0.81	8.55	80,179
Granted	—	—
Exercised	(174,378)	0.81
Forfeited	(840,002)	0.81
Expired	(11,077)	0.81

Balance as of June 30, 2022	15,310,677	0.81	7.96	75,144

Unvested as of June 30, 2022	4,698,271	0.81	7.77	73,479

Exercisable as of June 30, 2022	10,612,406	0.81	7.43	52,098

The aggregate intrinsic value of stock options was calculated as the difference between the exercise price of the stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock.

The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2022 was nil as no stock options were granted. The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2021 was 0.62.

The total fair values of the stock options vested during the six months ended June 30, 2022 and 2021 was $1,703,000 and $535,000 respectively.

Common stock warrants

On April 14, 2022, 617,972 common stock warrants with an exercise price of $1.75 expired. As of June 30, 2022 there are no common stock warrants outstanding.

Preferred stock warrants

The Company did not record any movements during the six months ended June 30, 2022.

As of June 30, 2022, the following United States dollar preferred stock warrants were outstanding and exercisable:

	Number of warrants outstanding	Weighted average exercise price ($)	Expiry Date	Number exercisable
	3,247,637	$1.92	29-Nov-26	1,299,055

Total, June 30, 2022	3,247,637	$1.92		1,299,055

Stock-based compensation

The following table summarizes the stock-based compensation expense classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three months ended June 30,
	2022	2021
Research and development	$117	$58
General and administrative	641	74
Sales and marketing	58	37

Total stock-based compensation	$816	$169

	Six months ended June 30,
	2022	2021
Research and development	$210	$88
General and administrative	1,270	173
Sales and marketing	120	69

Total stock-based compensation	$1,600	$330

9.	Commitment and contingencies

Warrant Transaction Agreements

In November 2020, contemporaneously with a revenue arrangement, the Company entered into a contract, pursuant to which the Company agreed to issue to a customer a warrant to acquire up to 3,247,637 shares of Class A Preferred Share (the “Warrant Preferred Shares”), subject to certain vesting requirements. As the warrant was issued in connection with an existing commercial agreement with a customer, the value of the warrant was determined to be consideration payable to the customer and consequently will be treated as a reduction to revenue recognized under the corresponding revenue arrangement. Approximately 40% of the Warrant Preferred Shares vested and became immediately exercisable on August 13, 2020. The remaining Warrant Preferred Shares will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the commercial agreement with the customer, to the extent certain prepayments are made by the customer. As of

June 30, 2022, these revenue-based milestones have yet to be met. The exercise price for the Warrant Preferred Shares is $1.92 per share and the warrant is exercisable through November 29, 2026.

The fair value of the Warrant Preferred Shares at the date of issuance was determined to be $1.1 million. During the year ended December 31, 2021, no Warrant Preferred Shares were vested or probable of vesting. As of December 31, 2020, Warrant Preferred Shares with a fair value of $451,000 were vested and recorded into cost of revenue.

In April 2020, the Company entered into a contract pursuant to which the Company agreed to issue to a customer a warrant to acquire 617,972 shares of the Company’s common stock (“Warrant Common Share” and collectively with the Warrant Preferred Shares, the “Warrant Shares”), at a fixed price of $1.75 per Warrant Common Share. During the six month period ended June 30, 2022, no Warrant Common Shares were exercised prior to the expiration date.

The Company estimated the fair value of Warrant Shares on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each warrant. The estimated fair value of Class A Preferred Shares and common stock was based on the Class A Preferred Shares and common stock offering price due to its proximity to the grant date of the Warrant Shares. The estimated term is based on the contractual life of the Warrant Shares. The remaining assumptions were developed consistent with the methodologies described further in Note 12—Share Based Compensation.

Lease obligation

In November 2021, the Company amended a building lease to extend the term by ten years and six months through December 31, 2033. The lease amendment constituted a modification as it extended the original lease term and required evaluation of the remeasurement of the lease liability and corresponding right-of-use asset. The reassessment resulted in the Company continuing to classify the lease as an operating lease and remeasurement of the lease liability on the basis of the extended lease term. The total right-of-use asset recorded in association with the lease extension was $6.8 million with a corresponding operating lease liability.

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

As of June 30, 2022 and 2021, the Company has not been subject to any litigation or pending litigation claims.

10.	Earnings per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	For the three month period ended June 30,
	2022	2021
Numerator:

Net loss	$(13,198)	$(4,668)

Denominator:
Weighted-average common shares outstanding, basic and diluted	112,023,503	111,877,937

Net loss per share, basic and diluted	$(0.12)	$(0.04)

	For the six month period ended June 30,
	2022	2021
Numerator:

Net loss	$(24,815)	$(13,496)

Denominator:
Weighted-average common shares outstanding, basic and diluted	111,981,014	111,865,630

Net loss per share, basic and diluted	$(0.22)	$(0.12)

As of June 30, 2022 and 2021, the Company’s potentially dilutive securities were stock options and the Warrant Shares.

Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:

	June 30, 2022	December 31, 2021
Options to purchase common stock	15,311	16,336
Warrants to purchase common stock	—	618
Warrants for Preferred shares	3,248	3,248

11.	Geographic areas

The following table presents a summary of revenue by geography for the three and six month periods ended June 30, 2022 and 2021:

	Three months ended June 30,
	2022	2021
United States	$655	$622
Japan	282	354
Germany	257	65
Other	177	96

Total revenue	$1,371	$1,137

	Six months ended June 30,
	2022	2021
United States	$1,439	$1,325
Japan	709	921
Germany	520	127
Other	415	173

Total revenue	$3,083	$2,546

Other includes EMEA not including Russia or Ukraine, Canada and Australia.

The following table sets forth the long-lived assets, consisting of property and plant, net, and operating lease right-of-use assets, by geographic area as of June 30, 2022 and December 31, 2021 as follows (in thousands):

	June 30, 2022	December 31, 2021
Canada	$10,463	$11,251
United States	427	576

Total long-lived assets	$10,890	$11,827

As of June 30, 2022 and December 31, 2021, substantially all of the Company’s long-lived assets are located in Canada and in the United States.

Significant customers

The Company had significant customers during the three and six month periods ended June 30, 2022 and 2021. A significant customer is defined as one that comprises up to ten percent or more of total revenues in a particular year or ten percent of outstanding accounts receivable balance as of the year end.

	Three months ended June 30,
	2022	2021
Customer A	17%	18%
Customer B	14%	13%
Customer C	11%	11%

	Six months ended June 30,
	2022	2021
Customer A	15%	20%
Customer B	14%	12%
Customer C	10%	10%

As of June 30, 2022 and 2021, there were no significant customers that comprised ten percent or more of outstanding accounts receivable balances.

All revenues derived from major customers above are included in the United States and Germany during the three and six month periods ended June 30, 2022 and the United States and Japan during the three and six month periods ended June 30, 2021.

12.	Subsequent events

The Company has evaluated all events occurring through August 26, 2022, the date on which the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On August 5, 2022, in accordance with the Transaction Agreement, D-Wave acquired 100% of the outstanding equity interests of DPCM and the Company. In line with the Transaction Agreement, the Company became an indirect subsidiary of D-Wave. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby the Company will be treated as the accounting acquirer and DPCM will be treated as the acquired company. In connection with the close of the Business Combination, D-Wave was listed on the New York Stock Exchange under the symbol “QBTS” on August 8, 2022. Costs paid by the Company related to the Business Combination on August 5, 2022 were $11.5 million and will be treated as issuance costs and netted against additional paid-in-capital in the condensed consolidated balance sheet of D-Wave as of September 30, 2022. Cash received by the Company from the Business Combination included the PIPE Investment and DPCM cash on hand totaling $37.6 million, net of related transaction costs.

On August 5, 2022 the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Pursuant to the agreement entered into with the Investor on June 16, 2022, the Company paid the Investor a Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

DPCM Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DPCM Capital, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows of the year ended December 31, 2021 and for the period March 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period March 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 14, 2022

DPCM CAPITAL, INC.

BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets
Cash	$124,720	$1,084,557
Prepaid expenses	176,223	389,413

Total Current Assets	300,943	1,473,970
Cash and marketable securities held in Trust Account	300,183,322	300,058,477

TOTAL ASSETS	$300,484,265	$301,532,447

LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities – Accounts payable and accrued expenses	$2,889,095	$270,054
Deferred underwriting fee payable	10,500,000	10,500,000
Warrant liabilities	10,787,400	38,700,000

Total Liabilities	24,176,495	49,470,054

Commitments and Contingencies (Note 6)(1)
Class A common stock subject to possible redemption 30,000,000 shares at redemption value	300,000,000	300,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding (excluding 30,000,000 shares subject to possible redemption)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,500,000 shares issued and outstanding	750	750
Additional paid-in capital	—	—
Accumulated deficit	(23,692,980)	(47,938,357)

Total Stockholders’ Deficit	(23,692,230)	(47,937,607)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT	$300,484,265	$301,532,447

(1)	See Note 6 for revised disclosure regarding contingent fees in connection with financial advisor engagements.

The accompanying notes are an integral part of the financial statements.

DPCM CAPITAL, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the period March 24, 2020 (inception) through December 31, 2020
Operating and formation costs	$3,781,644	$343,208

Loss from operations	(3,781,644)	(343,208)
Other income (expenses):
Interest earned on marketable securities held in Trust Account	115,883	48,914
Change in fair value of warrant liabilities	27,912,600	(26,740,000)
Transaction cost allocated to warrants	—	(381,556)
Unrealized gain on marketable securities held in Trust Account	8,962	9,563

Other income (expenses), net	28,037,445	(27,063,079)

Income (loss) before income taxes	24,255,801	(27,406,287)
Provision for income taxes	10,424	—

Net income (loss)	$24,245,377	$(27,406,287)

Basic and diluted weighted average shares outstanding, Class A common stock	30,000,000	13,986,486

Basic and diluted net income (loss) per share, Class A common stock	$0.65	$(1.28)

Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000	7,500,000

Basic and diluted net income (loss) per share, Class B common stock	$0.65	$(1.28)

The accompanying notes are an integral part of the financial statements.

DPCM CAPITAL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT)

FOR THE PERIOD MARCH 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 AND THE YEAR ENDED DECEMBER 31, 2021

	Class B Common Stock		Stock Subscription Receivable from Shares	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit)
	Shares	Amount
Balance — March 24, 2020 (inception)	—	$—	—	$—	$—	$—
Issuance of Class B common stock to Sponsor	8,625,000	863	(25,000)	24,137	—	—
Collection of stock subscription receivable from stockholder	—	—	25,000	—	—	25,000
Proceeds in excess of fair value for Private Placement Warrants	—	—	—	2,640,000	—	2,640,000
Forfeiture of Founder Shares	(1,125,000)	(113)	—	113	—	—
Remeasurement of Class A common stock to redemption Value	—	—	—	(2,664,250)	(20,532,070)	(23,196,320)
Net loss	—	—	—	—	(27,406,287)	(27,406,287)

Balance – December 31, 2020	7,500,000	750	—	—	(47,938,357)	(47,937,607)
Net income	—	—	—	—	24,245,377	24,245,377

Balance – December 31, 2021	7,500,000	$750	—	$—	$(23,692,980)	$(23,692,230)

The accompanying notes are an integral part of the financial statements.

DPCM CAPITAL, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,	For the Period March 24, 2020 through December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$24,245,377	$(27,406,287)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(115,883)	(48,914)
Transaction cost allocatable to warrants	—	381,556
Change in fair value of warrant liabilities	(27,912,600)	26,740,000
Unrealized gain on marketable securities held in Trust Account	(8,962)	(9,563)
Changes in operating assets and liabilities:
Prepaid expenses	213,190	(389,413)
Accounts payable and accrued expenses	2,619,041	270,054

Net cash used in operating activities	(959,837)	(462,567)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(300,000,000)

Net cash used in investing activities	—	(300,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	294,000,000
Proceeds from sale of Private Placements Warrants	—	8,000,000
Proceeds from promissory note—related party	—	250,000
Repayment of promissory note—related party	—	(250,000)
Payments of offering costs	—	(477,876)

Net cash provided by financing activities	—	301,547,124

Net Change in Cash	(959,837)	1,084,557
Cash – Beginning of period	1,084,557	—

Cash – End of period	$124,720	$1,084,557

Supplementary cash flow information:
Cash paid for income taxes	$10,424	$—

Non-Cash investing and financing activities:
Accretion for Class A common stock subject to possible redemption	$—	$23,196,320

Deferred underwriting fee payable	$—	$10,500,000

The accompanying notes are an integral part of the financial statements.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DPCM Capital, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 24, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the technology sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account.

The registration statement for the Company’s Initial Public Offering was declared effective on October 20, 2020. On October 23, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock and warrants included in the Units sold, the “Public Shares” and “Public Warrants”, respectively), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”, and collectively with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to CDPM Sponsor Group, LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 4.

Transaction costs amounted to $16,977,876, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees and $477,876 of other offering costs.

Following the closing of the Initial Public Offering on October 23, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period (as defined below) and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until October 23, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive (pursuant to the IPO Letter Agreement and for no further consideration) its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Liquidity and Going Concern

As of December 31, 2021, the Company had $124,720 in its operating bank accounts, and an adjusted working capital deficit of $2,404,830, which excludes $183,322 of interest earned on the Trust Account that is available to pay franchise and income taxes payable.

The Company will need to raise additional capital through loans or additional investments from its initial stockholders, officers or directors or their affiliates. The Company’s initial stockholders, officers or directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation – Going Concern,” management has determined that the expected shortfall in working capital over the period of time between the date these financial statement are issued and its estimated Business Combination date raises substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the business combination or the date the Company is required to liquidate. Based on the above factors, management determined there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The Company’s sponsor, officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities (as described in Note 8). Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021 and 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. Interest income is recognized when earned. The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act. Upon the closing of the Initial Public Offering

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NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

and the private placement, $300 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $16,596,320 were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs related to derivative liability incurred through the balance sheets date and directly related to the Initial Public Offering amounting to $381,556, were charged to operations upon the completion of the Initial Public Offering.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2020, the Class A common stock subject to redemption reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$300,000,000
Less:
Proceeds allocated to Public Warrants	$(6,600,000)
Class A common stock issuance costs	$(16,596,320)
Plus:
Accretion of carrying value to redemption value	$23,196,320

Class A common stock subject to possible redemption	$300,000,000

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Net Income (Loss) per Common Stock

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 18,000,000 shares of Class A common stock in the aggregate. As of December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the periods presented.

The following table reflects the calculation of basic and diluted net income per share of common stock (in dollars, except per share amounts):

	Year Ended December 31,
	Year Ended December 31,		For the period March 24, 2020 through December 31,
	2021		2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common stock
Numerator:
Allocation of net income (loss), as adjusted	$19,396,302	$4,849,075	$(17,839,941)	$(9,566,346)
Denominator:
Basic and diluted weighted average common stock outstanding	30,000,000	7,500,000	13,986,486	7,500,000

Basic and diluted net income (loss) per common stock	$0.65	$0.65	$(1.28)	$(1.28)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 10).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 22, 2020, the Company issued an aggregate of 5,750,000 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000, for which the Company received

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

payment for the Founder Shares on August 21, 2020. On August 18, 2020, the Sponsor transferred an aggregate of 80,000 Founder Shares to the Company’s independent directors for their original purchase price of approximately $0.004 per share. Subsequently, on August 27, 2020, the Sponsor transferred an aggregate of 70,000 Founder Shares to the Company’s special advisors for their original purchase price. These 150,000 Founder Shares were not subject to forfeiture in the event the underwriter’s over-allotment option was not exercised. On October 2, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. On October 2, 2020, the Sponsor transferred 18,750 Founder Shares to one of the Company’s special advisors. On October 20, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares issued and outstanding. All shares and per-share amounts have been retroactively restated to reflect the share transactions.

The Founder Shares included an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On December 7, 2020, the underwriter’s election to exercise its over-allotment option expired unexercised, resulting in the forfeiture of 1,125,000 shares by the Sponsor. Accordingly, there are 7,500,000 Founder Shares issued and outstanding as of December 31, 2021 and 2020.

The initial stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on October 20, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2021 and the period from March 24, 2020 (inception) through December 31, 2020, the Company incurred $120,000 and $20,000 for these services, respectively, of which $140,000 and $20,000 of such fees is included in accounts payable and accrued expenses in the accompanying December 31, 2021 and 2020 balance sheets, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021 and 2020, there were no amounts outstanding under any Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights Agreement

Pursuant to a registration and stockholder rights agreement entered into on October 20, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter is entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the underwriter only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the underwriter in the event that the Company does not complete a Business Combination.

Termination of Jam City Business Combination

On May 19, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with VNNA Merger Sub Corp., a Delaware corporation and the Company’s direct, wholly-owned subsidiary (“VNNA Merger Sub”), Jam City, Inc., a Delaware corporation (“Jam City”), and New Jam City, LLC, a Delaware limited liability company and indirect, wholly-owned subsidiary of Jam City (“New JC LLC”), relating to the contemplated Business Combination between the Company and Jam City (the “Jam City Business Combination”).

On July 23, 2021, the Company entered into a Termination of Business Combination Agreement (the “Termination Agreement”) with VNNA Merger Sub, the Sponsor, Jam City and New JC LLC, pursuant to which the parties agreed to mutually terminate the Business Combination Agreement effective as of July 23, 2021. As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is void and there is no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement, and each of the transaction agreements entered into in connection with the Business Combination Agreement, including, but not limited to, (i) the Sponsor Support Agreement,

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

dated as of May 19, 2021, by and among the Company, the Sponsor, Jam City and New JC LLC, (ii) the Stockholder Support Agreement, dated as of May 19, 2021, by and among the Company and certain stockholders of Jam City, and (iii) the subscription agreements entered into between the Company and certain investors concurrently with the execution of the Business Combination Agreement, dated as of May 19, 2021, were automatically either terminated in accordance with their terms or of no further force and effect. Pursuant to the Termination Agreement, subject to certain exceptions, the Company and Jam City also agreed, on behalf of themselves and their respective related parties, to a release of claims relating to the Jam City Business Combination. The Company intends to continue to pursue a Business Combination.

Financial Advisor Engagements

On September 23, 2021, the Company engaged Citigroup Global Markets Inc. (“Citi”) as its capital markets advisor in connection with the Proposed Transaction. Pursuant to this engagement, the Company agreed to pay to Citi a capital markets advisory fee of $10,000,000 ($1,000,000 of which was payable in the sole discretion of the Company), contingent and payable upon the closing of the Proposed Transaction.

On September 23, 2021, the Company engaged Citi and Morgan Stanley & Co. LLC (“Morgan Stanley”) as co-placement agents in connection with the transactions set forth in the PIPE Subscription Agreements (the “PIPE Financing”). Pursuant to this engagement, the Company agreed to pay to each of Citi and Morgan Stanley a placement fee equal to 2.00% (for a total of 4.00%) of the gross proceeds received by the Company upon consummation of the PIPE Financing (excluding any proceeds from PIPE Investors identified by the Company or D-Wave without the involvement of Citi or Morgan Stanley), contingent and payable upon consummation of the PIPE Financing.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2021 and 2020, there were 30,000,000 shares of Class A common stock issued and outstanding, including 30,000,000 shares of Class A common stock subject to possible redemption which is presented as temporary equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2021 and 2020, there were 7,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued upon conversion of Working Capital Loans).

NOTE 8. WARRANT LIABILITIES

As of December 31, 2021 and 2020, there were 10,000,000 Public Warrants and 8,000,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company will agree that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-dayperiod after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — INCOME TAX

The Company’s net deferred tax assets (liability) at December 31, 2021 and 2020 are as follows:

	December 31,	December 31,
	2021	2020
Deferred tax assets (liability)
Net operating loss carryforward	$25,292	$72,074
Startup/Organizational Expenses	816,763	—
Unrealized gain on marketable securities	(889)	(12,280)

Total deferred tax assets	841,166	59,794
Valuation Allowance	(841,166)	(59,794)

Deferred tax assets (liability), net	$—	$—

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

The income tax provision for the year ended December 31, 2021 and for the period March 24, 2020 through December 31, 2020 consists of the following:

	December 31,	December 31,
	2021	2020
Federal
Current	$10,424	$—
Deferred	(682,641)	(59,794)
State and Local
Current	—	—
Deferred	(98,731)	—
Change in valuation allowance	781,372	59,794

Income tax provision	$10,424	$—

As of December 31, 2021 and 2020, the Company had $106,299 and $343,209 of U.S. federal and state net operating loss carryovers available to offset future taxable income. Federal and state net operating loss can be carried forward indefinitely.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $781,372. For the period from March 24, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $59,794.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2021 and for the period March 24, 2020 through December 31, 2020 is as follows:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.00%	21.0%
State taxes, net of federal tax benefit	2.79%	0.0%
Change in fair value of warrants	(27.38)%	(20.5)%
Transaction costs allocable to warrants	0.00%	(0.3)%
Business combination expense	0.46%	0.0%
True ups	0.04%	0.0%
Valuation allowance	3.13%	(0.2)%

Income tax provision	0.04%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Florida to be a significant state tax jurisdiction.

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2021, assets held in the Trust Account were comprised of $300,182,974 in U.S. Treasury Securities and $348 in cash.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$300,183,322	1	$300,058,477
Liabilities:
Warrant Liability – Public Warrants	1	$5,993,000	3	$21,500,000
Warrant Liability – Private Placement Warrants	2	4,794,400	3	$17,200,000

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

The Warrants were initially valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Warrants as of each relevant date. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

The estimated fair value of the Level 3 Warrants was determined based upon the following significant inputs:

December 31, 2020
Exercise price	$11.50
Stock price	$10.41
Volatility	28.4%
Term	5.00
Risk-free rate	0.39%
Dividend yield	0.00%

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$17,200,000	$21,500,000	$38,700,000
Change in fair value	(12,240,000)	(15,507,000)	(27,912,600)
Transfers to Level 1	—	(5,993,000)	(5,993,000)
Transfers to Level 2	(4,794,400)	—	(4,794,400)

Fair value as of December 31, 2021	$—	$—	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the year ended December 31, 2021 was approximately $6.0 million. The estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement during the year ended December 31, 2021 was approximately $4.8 million.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Transaction Agreement

On February 7, 2022, the Company entered into a transaction agreement (the “Transaction Agreement”) with D-Wave Quantum Inc., a Delaware corporation and the Company’s direct, wholly-owned subsidiary

DPCM CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

(“NewCo”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NewCo (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of NewCo (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company (“D-Wave”), relating to a proposed Business Combination between the Company and D-Wave (the “Proposed Transaction”).

The Transaction Agreement contains customary representations and warranties, covenants and closing conditions, including, but not limited to, approval by the Company’s stockholders of the Transaction Agreement and the Proposed Transaction.

Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, the Company entered into a sponsor support agreement with the Sponsor, NewCo and D-Wave, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Proposed Transaction, (ii) a certain number of NewCo common shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the closing of the Proposed Transaction, (iii) reimburse or otherwise compensate the Company for certain expenses in excess of the Company’s permitted expenses under the Transaction Agreement and (iv) the forfeiture of certain Founder Shares.

Transaction Support Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into transaction support agreements with D-Wave and certain D-Wave shareholders (collectively, the “Supporting Shareholders”), pursuant to which each such Supporting Shareholder agreed to, among other things, support and vote in favor of the Company Arrangement Resolution (as defined in the Transaction Agreement).

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into subscription agreements with NewCo and certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the date of the Closing (the “Closing Date”), and NewCo agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of NewCo common shares (“PIPE Shares”) equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio (as defined in the Transaction Agreement), totaling $40.0 million of PIPE Shares in the aggregate, in each case, on the terms and subject to the conditions set forth therein.

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$77,404	$124,720
Prepaid expenses	70,489	176,223

Total Current Assets	147,893	300,943
Cash and marketable securities held in Trust Account	300,626,900	300,183,322

TOTAL ASSETS	$300,774,793	$300,484,265

LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$5,291,532	$2,889,095
Income taxes payable	19,801	—
Promissory note—related party	420,000	—

Total Current Liabilities	5,731,333	2,889,095
Deferred underwriting fee payable	—	10,500,000
Warrant liabilities	6,300,000	10,787,400

Total Liabilities	12,031,333	24,176,495

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 30,000,000 shares at redemption value at June 30, 2022 and December 31, 2021	300,114,082	300,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding (excluding 30,000,000 shares subject to possible redemption at June 30, 2022 and December 31, 2021)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,500,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	750	750
Additional paid-in capital	10,151,418	—
Accumulated deficit	(21,522,790)	(23,692,980)

Total Stockholders’ Deficit	(11,370,622)	(23,692,230)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$300,774,793	$300,484,265

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating and formation costs	$788,202	$699,331	$2,975,487	$1,481,203

Loss from operations	(788,202)	(699,331)	(2,975,487)	(1,481,203)
Other income (expense):
Interest earned on marketable securities held in Trust Account	378,382	12,697	427,040	71,548
Change in fair value of warrant liabilities	5,769,000	(640,000)	4,487,400	15,480,000
Reduction of deferred underwriting fee	234,500	—	234,500	—
Unrealized gain (loss) on marketable securities held in Trust Account	18,814	(7,324)	16,538	(6,283)

Other income (expense), net	6,400,696	(634,627)	5,165,478	15,545,265
Income (loss) before provision for income taxes	5,612,494	(1,333,958)	2,189,991	14,064,062
Provision for income taxes	(19,801)	—	(19,801)	—

Net income (loss)	$5,592,693	$(1,333,958)	$2,170,190	$14,064,062

Basic and diluted weighted average shares outstanding, Class A common stock	30,000,000	30,000,000	30,000,000	30,000,000

Basic and diluted net (loss) income per share, Class A common stock	$0.15	$(0.04)	$0.06	$0.38

Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000	7,500,000	7,500,000	7,500,000

Basic and diluted net (loss) income per share, Class B common stock	$0.15	$(0.04)	$0.06	$0.38

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	—	$—	7,500,000	$750	$—	$(23,692,980)	$(23,692,230)
Net loss	—	—	—	—	—	(3,422,503)	(3,422,503)

Balance – March 31, 2022	—	$—	7,500,000	$750	$—	$(27,115,483)	$(27,114,733)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(114,082)	—	(114,082)
Reduction of deferred underwriting fee	—	—	—	—	10,265,500	—	10,265,500
Net income	—	—	—	—	—	5,592,693	5,592,693

Balance – June 30, 2022	—	$—	7,500,000	$750	$10,151,418	$(21,522,790)	$(11,370,622)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2021	—	$—	7,500,000	$750	$—	$(47,938,357)	$(47,937,607)
Net income	—	—	—	—	—	15,398,020	15,398,020

Balance – March 31, 2021	—	$—	7,500,000	$750	$—	$(32,540,337)	$(32,539,587)
Net loss	—	—	—	—	—	(1,333,958)	(1,333,958)

Balance – June 30, 2021	—	$—	7,500,000	$750	$—	$(33,874,295)	$(33,873,545)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$2,170,190	$14,064,062
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(427,040)	(71,548)
Change in fair value of warrant liabilities	(4,487,400)	(15,480,000)
Unrealized (gain) loss on marketable securities held in Trust Account	(16,538)	6,283
Reduction of deferred underwriting fee	(234,500)	—
Changes in operating assets and liabilities:
Prepaid expenses	105,734	48,970
Income taxes payable	19,801	—
Accounts payable and accrued expenses	2,402,437	701,110

Net cash used in operating activities	(467,316)	(731,123)

Cash Flows from Financing Activities:
Proceeds from promissory note—related party	420,000	—

Net cash provided by financing activities	420,000	—

Net Change in Cash	(47,316)	(731,123)
Cash – Beginning of period	124,720	1,084,557

Cash – End of period	$77,404	$353,434

Non-cash investing and financing activities:
Reduction of deferred underwriting fee	(10,265,500)	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DPCM Capital, Inc. (the “Company”) was a blank check company incorporated in Delaware on March 24, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

Although the Company was not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company focused on businesses in the technology sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

All activity through June 30, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination and consummating the Transaction, as defined and described in Note 6.

The registration statement for the Company’s Initial Public Offering was declared effective on October 20, 2020. On October 23, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock and warrants included in the Units sold, the “Public Shares” and “Public Warrants”, respectively), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”, and collectively with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to CDPM Sponsor Group, LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 4.

Transaction costs amounted to $16,977,876, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees and $477,876 of other offering costs.

Following the closing of the Initial Public Offering on October 23, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. On August 5, 2022 (the “Closing Date”), the Company consummated the previously announced Transaction, as described in Note 6.

The Company provided its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination. On

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

August 2, 2022, stockholders holding 29,097,787 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $291,365,553.22 (approximately $10.01 per share) will be removed from the Company’s Trust Account to pay such stockholders. There were no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

Liquidity and Going Concern

As of June 30, 2022, the Company had $77,404 in its operating bank accounts, and an adjusted working capital deficit of $5,070,622, which excludes $301,160 of interest earned on the Trust Account that is available to pay franchise and income taxes payable and $211,658 of franchise taxes paid from the operating account which are reimbursable with the interest earned on the Trust Account.

The Company may need to raise additional capital through loans or additional investments from its initial stockholders, officers or directors or their affiliates. The Company’s initial stockholders, officers or directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. Other than the Sponsor Affiliate Note and the Sponsor Note, in each case as described in Note 5, the Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation—Going Concern”, management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern, which is considered to be one year from the issuance of these financial statements. On August 5, 2022, the Company consummated the Transaction, and the uncertainty of the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 15, 2022. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Cash and marketable Securities Held in Trust Account

At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. Interest income is recognized when earned. The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule2a-7of the Investment Company Act. Upon the closing of the Initial Public Offering and the private placement, $300 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. These liabilities are subject tore-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the consolidated statements

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $16,596,320 were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs related to derivative liability incurred through the consolidated balance sheet date and directly related to the Initial Public Offering amounting to $381,556, were charged to operations upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At June 30, 2022 and December 31, 2021, the Class A common stock subject to redemption reflected in the condensed consolidated balance sheets is reconciled in the following table:

Gross proceeds	$300,000,000
Less:
Proceeds allocated to Public Warrants	$(6,600,000)
Class A common stock issuance costs	$(16,596,320)
Plus:
Accretion of carrying value to redemption value	$23,196,320

Class A common stock subject to possible redemption at December 31, 2021 and March 31, 2022	$300,000,000
Plus:
Remeasurement of carrying value to redemption value	$114,082

Class A common stock subject to possible redemption at June 30, 2022	$300,114,082

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. Our effective tax rate was 0.35% and 0% for the three months ended June 30, 2022 and 2021, respectively, and 0.90% and 0% for the six months ended June 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months and six months ended June 30, 2022 and 2021, due to changes in fair value in warrant liability, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months..

Net Income (Loss) per Common Stock

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 18,000,000 shares of Class A common stock in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the periods presented.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per common stock (in dollars, except per share amounts):

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021		Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common stock
Numerator:
Allocation of net income (loss), as adjusted	$4,474,154	$1,118,539	$(1,067,166)	$(266,792)	$1,736,152	$434,038	$11,251,250	$2,812,812
Denominator:
Basic and diluted weighted average shares outstanding	30,000,000	7,500,000	30,000,000	7,500,000	30,000,000	7,500,000	30,000,000	7,500,000

Basic and diluted net income (loss) per common stock	$0.15	$0.15	$(0.04)	$(0.04)	$0.06	$0.06	$0.38	$0.38

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the accompanying condensed consolidated balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Fair Value Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. There were no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 22, 2020, the Company issued an aggregate of 5,750,000 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000, for which the Company received payment for the Founder Shares on August 21, 2020. On August 18, 2020, the Sponsor transferred an aggregate of 80,000 Founder Shares to the Company’s independent directors for their original purchase price of approximately $0.004 per share. Subsequently, on August 27, 2020, the Sponsor transferred an aggregate of 70,000 Founder Shares to the Company’s special advisors for their original purchase price. These 150,000 Founder Shares were not subject to forfeiture in the event the underwriter’s over-allotment option was not

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

exercised. On October 2, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. On October 2, 2020, the Sponsor transferred 18,750 Founder Shares to one of the Company’s special advisors. On October 20, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares issued and outstanding. All shares and per-share amounts have been retroactively restated to reflect the share transactions.

The Founder Shares included an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On December 7, 2020, the underwriter’s election to exercise its over-allotment option expired unexercised, resulting in the forfeiture of 1,125,000 shares by the Sponsor. Accordingly, there are 7,500,000 Founder Shares issued and outstanding as of June 30, 2022 and December 31, 2021.

The initial stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any30-tradingday period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on October 20, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 in fees for these services, respectively. support. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 in fees for these services, respectively. As of June 30, 2022 and December 31, 2021, there were $200,000 and $140,000 of administrative fees included in accounts payable and accrued expenses in the accompanying balance sheets, respectively.

Related Party Loans

On February 28, 2022, the Sponsor issued an unsecured promissory note of up to $1,000,000 to an affiliate of the Sponsor (the “Sponsor Affiliate Note”), in connection with providing the Company with additional working capital. The Sponsor Affiliate Note is not convertible and bears no interest. The Sponsor Affiliate Note is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022, the Sponsor had borrowed a total of $200,000 under the Sponsor Affiliate Note, which amount was delivered to the Company for its working capital needs.

On April 13, 2022, the Company issued an unsecured promissory note of up to $1,000,000 to the Sponsor (the “Sponsor Note”), of which $220,000 was funded by the Sponsor upon execution of the Sponsor Note, in

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

connection with providing the Company with additional working capital. The Sponsor Note is not convertible and bears no interest. The Sponsor Note is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022 the Company had borrowed a total of $220,000 under the Sponsor Note.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights Agreement

Pursuant to a registration and stockholder rights agreement entered into on October 20, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee was placed in the Trust Account and was to be released to the underwriter only upon the completion of a Business Combination and (ii) the deferred fee would have been waived by the underwriter in the event that the Company did not complete a Business Combination.

On June 15, 2022, UBS agreed to waive its entitlement to the deferred underwriting commission of $10,500,000 to which it became entitled upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company recognized $234,500 of income and $10,265,500 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee in the accompanying condensed financial statements. As of June 30, 2022 and December 31, 2021, the deferred underwriting fee payable is $0 and $10,500,000, respectively.

Transaction Agreement

On February 7, 2022, the Company entered into a transaction agreement (as amended, the “Transaction Agreement”) with D-Wave Quantum Inc., a Delaware corporation and the Company’s direct, wholly-owned subsidiary (“NewCo”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NewCo (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of NewCo (“CallCo”),- D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company(“D-Wave”),relating to a proposed Business Combination between the Company and D-Wave(the “Transaction”).

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

In connection with the Transaction, NewCo filed a registration statement on Form S-4 (File No. 333-263573) with the SEC on March 15, 2022 (the “NewCo Form S-4”) that included a preliminary prospectus with respect to NewCo’s securities to be issued in connection with the Transaction and a preliminary proxy statement with respect to the meeting of the Company’s stockholders to vote on the Transaction (the “Special Meeting”). On July 13, 2022, the NewCo Form S-4 was declared effective by the SEC and the Company subsequently filed the definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”) with the SEC. On August 5, 2022, the Company, NewCo, Merger Sub, CallCo, ExchangeCo, and D-Wave consummated the Transaction, following the approval of the Company’s stockholders at the Special Meeting held on August 2, 2022.

Pursuant to the Transaction Agreement, among other things, (a) on the date of the closing of the Transaction (the “Closing”, and such date, the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company after the Merger, as a result of which the Company has become a direct, wholly owned subsidiary of NewCo, with the Company’s stockholders receiving shares of NewCo common stock, par value $0.01 per share (“NewCo Common Shares”), in the Merger; and (b) immediately following the Merger, by means of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), (i) CallCo acquired a portion of the issued and outstanding share capital of D-Wave (“D-Wave Shares”) from certain holders in exchange for NewCo Common Shares (the “NewCo Share Exchange”), (ii) CallCo contributed such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock (“ExchangeCo Common Shares”), (iii) following the NewCo Share Exchange, ExchangeCo acquired the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for the exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave became a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares has certain rights as specified in the Exchangeable Share Term Sheet (as defined in the Transaction Agreement), including the right to exchange Exchangeable Shares for NewCo Common Shares.

The Transaction was structured to provide the public stockholders that did not redeem their Public Shares with a pro rata right to a pool of up to an additional 5,000,000 NewCo Common Shares. None of the holders of the Founder Shares received the benefit of such additional shares. Upon the Closing, the public stockholders that did not elect to redeem their Public Shares in connection with the Transaction received 1.4541326 NewCo Common Shares for each Public Share (the “Exchange Ratio”). Additionally, upon the Closing, all of the Company’s outstanding warrants were converted into the right to receive warrants of NewCo (“NewCo Warrants”). Each such NewCo Warrant is exercisable for 1.4541326 NewCo Common Shares, at any time commencing 30 days after the Closing.

The terms of the Transaction Agreement and other related ancillary agreements, including those briefly described below, are summarized in more detail in the Definitive Proxy Statement/Prospectus.

Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, NewCo and D-Wave, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) a certain number of NewCo common shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the closing of the Transaction, (iii) reimburse or otherwise compensate the Company for certain expenses in excess of the Company’s permitted expenses under the Transaction Agreement and (iv) the forfeiture of certain Founder Shares.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On June 16, 2022, the Sponsor, the Company, NewCo and D-Wave entered into the Amended and Restated Sponsor Support Agreement (the “A&R SSA”). Pursuant to the A&R SSA, the parties thereto agreed to amend and restate the Sponsor Support Agreement dated as of February 7, 2022 (the “Original SSA”) to, among other things, (i) vote in favor of the Transaction Agreement and the Transaction, (ii) reimburse or otherwise compensate the Company for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to D-Wave or any of its subsidiaries or any holder of D-Wave shares, D-Wave options or D-Wave warrants pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by the parties in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including any Company Expenses in excess of the sum of $6,750,000 and (iii) the forfeiture of 4,484,425 shares of the Company class B common stock.

Transaction Support Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into transaction support agreements with D-Wave and certain D-Wave shareholders (collectively, the “Supporting Shareholders”), pursuant to which each such Supporting Shareholder agreed to, among other things, support and vote in favor of the Company Arrangement Resolution (as defined in the Transaction Agreement).

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into subscription agreements with NewCo and certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the date of the closing of the Transaction (the “Closing Date”), and NewCo agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of NewCo common shares (“PIPE Shares”) equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio (as defined in the Transaction Agreement), totaling $40.0 million of PIPE Shares in the aggregate, such that the PIPE Investors purchased 5,816,528 PIPE Shares in the aggregate.

Financial Advisor Engagements

On September 23, 2021, the Company engaged Citigroup Global Markets Inc. (“Citi”) as its capital markets advisor in connection with the Transaction. Pursuant to this engagement, the Company agreed to pay to Citi a capital markets advisory fee of $10,000,000 ($1,000,000 of which was payable in the sole discretion of the Company), contingent and payable upon the closing of the Transaction.

On September 23, 2021, the Company engaged Citi and Morgan Stanley & Co. LLC (“Morgan Stanley”) as co-placement agents in connection with the transactions set forth in the PIPE Subscription Agreements (the “PIPE Financing”). Pursuant to this engagement, the Company agreed to pay to each of Citi and Morgan Stanley a placement fee equal to 2.00% (for a total of 4.00%) of the gross proceeds received by the Company upon consummation of the PIPE Financing (excluding any proceeds from PIPE Investors identified by the Company or D-Wave without the involvement of Citi or Morgan Stanley), contingent and payable upon consummation of the PIPE Financing.

On February 7, 2022, the Company engaged UBS Securities LLC (“UBS”) as its nonexclusive capital markets adviser. UBS was not entitled to any fee pursuant to this engagement.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On May 13, 2022, (a) Citi resigned from its role as capital markets advisor to DPCM and waived any fees to which it was entitled pursuant to its engagement, including its capital markets advisory fee of $10,000,000 ($1,000,000 of which was payable in the sole discretion of the Company), and (b) each of Citi and Morgan Stanley resigned from their roles as co-placement agents in connection with the PIPE Financing and waived any fees to which they were entitled pursuant to their respective engagements, which would have been equal to 2.00% (for a total of 4.00%) of the gross proceeds received by the Company or NewCo upon consummation of the PIPE Financing (excluding any proceeds from PIPE Investors identified by Company or D-Wave without the involvement of Citi or Morgan Stanley); however no PIPE Investors that eventually participated in the PIPE Financing were sourced by Citi or Morgan Stanley.

On May 20, 2022, UBS resigned from its role as capital markets advisor to DPCM (for which engagement it was not entitled to any fee).

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 30,000,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption which is presented as temporary equity.

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 7,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued upon conversion of Working Capital Loans).

NOTE 8. WARRANT LIABILITIES

As of June 30, 2022 and December 31, 2021, there were 10,000,000 Public Warrants and 8,000,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company will agree that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within a30-tradingday period ending three business days before the Company sends the notice of redemption

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the30-dayperiod after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that arere-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2022, assets held in the Trust Account were comprised of $300,623,778 in U.S. Treasury Securities and $3,122 in cash.

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022	Level	December 31, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$300,626,900	1	$300,183,322
Liabilities:
Warrant Liabilities – Public Warrants	1	$3,500,000	1	$5,993,000
Warrant Liabilities – Private Placement Warrants	2	2,800,000	2	$4,794,400

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Warrants were initially valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Warrants as of each relevant date. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On August 2, 2022, Stockholders holding 29,097,787 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $291,365,553.22 (approximately $10.01 per share) was removed from the Company’s Trust Account to pay such stockholders.

On August 5, 2022, the Company completed the Transaction, as described in Note 6.